As filed with the Securities and Exchange Commission on September 3, 2003
                                                     Registration No. 333-106801
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           __________________________



                               AMENDMENT NO. 2 TO
                                    FORM S-4



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           __________________________

                             INTERLINE BRANDS, INC.
             (Exact name of Registrant as specified in its charter)

             New Jersey                             5074                        22-2232386
  (State or other jurisdiction of       (Primary Standard Industrial         (IRS Employer
   incorporation or organization)       Classification Code Number)        Identification No.)

                           __________________________

                                801 W. BAY STREET
                           JACKSONVILLE, FLORIDA 32204
                                 (904) 421-1400
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                               WILLIAM E. SANFORD
                                801 W. BAY STREET
                           JACKSONVILLE, FLORIDA 32204
                                 (904) 421-1400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           __________________________

                                   Copies to:
                              JOHN C. KENNEDY, ESQ.
                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000
                           __________________________

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                           __________________________

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                           __________________________

                                                 CALCULATION OF REGISTRATION FEE
==================================================================================================================================
       TITLE OF EACH CLASS          AMOUNT TO BE        PROPOSED MAXIMUM            PROPOSED MAXIMUM              AMOUNT OF
  OF SECURITIES TO BE REGISTERED     REGISTERED     OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE (1)  REGISTRATION FEE (2)
----------------------------------------------------------------------------------------------------------------------------------
11 1/2% Senior Subordinated Notes     $200,000,000              100%                    $200,000,000                $16,180
Due 2011 (3)
----------------------------------------------------------------------------------------------------------------------------------
Guarantees of 11 1/2% Senior                N/A                  N/A                          N/A                     N/A (4)
Subordinated Notes Due 2011
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.

(2) The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933, and has been previously paid.

(3) In addition to registering the notes and guarantees for the exchange offer, we are also registering the notes and guarantees for resale by J.P. Morgan Securities Inc., an affiliate of ours, for market-making purposes.

(4) No additional consideration is being received for the guarantees, and, therefore no additional fee is required.
                           __________________________


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                  TABLE OF ADDITIONAL REGISTRANTS

                                   STATE OR OTHER         PRIMARY STANDARD              IRS
                                  JURISDICTION OF            INDUSTRIAL              EMPLOYER
                                   INCORPORATION           CLASSIFICATION         IDENTIFICATION
          NAME                    OR ORGANIZATION            CODE NUMBER              NUMBER
-----------------------------     ---------------         ----------------        --------------
Wilmar Financial, Inc.                Delaware                  5074                52-2056437
Wilmar Holdings, Inc.                 Delaware                  5074                52-2056435
Glenwood Acquisition LLC              Delaware                  5074                    N/A


      The address of each of the additional registrants is 801 W. Bay Street, Jacksonville, Florida 32204, (904) 421-1400.

                                EXPLANATORY NOTE

      This Registration Statement covers the registration of an aggregate principal amount of $200,000,000 of 11 1/2% Senior Subordinated Notes due 2011 of Interline Brands, Inc. ("Interline") guaranteed by certain of our current and future domestic subsidiaries (the "exchange notes") that may be exchanged for equal principal amounts of Interline's outstanding 11 1/2% Senior Subordinated Notes due 2011 guaranteed by certain of our current and future domestic subsidiaries (the "initial notes"). This Registration Statement also covers the registration of the exchange notes for resale by J.P. Morgan Securities Inc. in market-making transactions. The complete prospectus relating to the exchange offer (the "exchange offer prospectus") follows immediately after this Explanatory Note. Following the exchange offer prospectus are pages relating solely to such market-making transactions (the "market-making prospectus"), including alternate front and back cover pages, an alternate "Risk Factors - There may be no active trading market for the notes" section, an alternative "Use of Proceeds" section and an alternate section "Plan of Distribution" section. In addition, the market-making prospectus will include references merely to "notes" instead of to "initial notes" and "exchange notes" and will not include the following captions or the information set forth under such captions in the exchange offer prospectus: "Summary - The Exchange Offer," "The Exchange Offer" and "Material United States Tax Consequences of the Exchange Offer." All other sections of the exchange offer prospectus will be included in the market-making prospectus.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 2003


PROSPECTUS
                             INTERLINE BRANDS, INC.

                         Exchange Offer for $200,000,000
                   11 1/2% Senior Subordinated Notes due 2011

THE NOTES AND THE GUARANTEES

o We are offering to exchange $200,000,000 of our outstanding 11 1/2% Senior Subordinated Notes due 2011, which were issued on May 23, 2003 and which we refer to as the initial notes, for a like aggregate amount of our registered 11 1/2% Senior Subordinated Notes due 2011, which we refer to as the exchange notes. The exchange notes will be issued under an indenture dated as of May 23, 2003.

o The exchange notes will mature on May 15, 2011. We will pay interest on the exchange notes on May 15 and November 15, beginning on November 15, 2003.

o The exchange notes are fully and unconditionally guaranteed on a senior subordinated unsecured basis by our domestic subsidiaries: Wilmar Holdings, Inc., Wilmar Financial, Inc. and Glenwood Acquisition LLC.


o The exchange notes will be our unsecured senior subordinated obligations. They will be subordinated to our existing and future senior indebtedness, including debt under our new credit facility, and effectively subordinated to any secured debt and to any indebtedness of our subsidiaries that are not guarantors. As of June 27, 2003, our total indebtedness was $348.1 million (of which approximately $4.8 million was outstanding in the form of letters of credit), our shareholders' deficiency was $249.5 million, we had approximately $144.8 million of senior indebtedness outstanding and approximately $45.4 million in additional revolving loan availability under our new $65.0 million revolving loan facility. We currently have no subordinated debt outstanding, other than the initial notes.



TERMS OF THE EXCHANGE OFFER

o It will expire at 5:00 p.m., New York City time, on 2003, unless we extend it. The expiration date of the exchange offer will be at least 20 business days after the commencement of the exchange offer.

o If all the conditions to this exchange offer are satisfied, we will exchange all of our outstanding initial notes, which are validly tendered and not withdrawn, for exchange notes.

o You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

o The exchange notes that we will issue you in exchange for your initial notes will be substantially identical to your initial notes except that, unlike your initial notes, the exchange notes will have no transfer restrictions or registration rights.

o The exchange notes that we will issue you in exchange for your initial notes are new securities with no established market for trading.

      BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, PLEASE REFER TO THE SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" COMMENCING ON PAGE 13.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           ---------------------------------------------------------
                     The date of this prospectus is , 2003.
           ---------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


Prospectus Summary.............................................................1
Risk Factors..................................................................13
Forward-Looking Statements....................................................22
Presentation of Financial Information.........................................22
Industry and Market Data......................................................23
Trademarks....................................................................23
Use of Proceeds...............................................................24
Capitalization................................................................25
Selected Historical Consolidated Financial Data...............................26
Management's Discussion and Analysis of Financial Condition and
  Results of Operations.......................................................29
Business......................................................................42
Management....................................................................58
Principal Shareholders........................................................66
Certain Relationships and Related Transactions................................68
Description of Other Indebtedness.............................................71
The Exchange Offer............................................................74
Description of the Notes......................................................83
Material U.S. Federal Income Tax Considerations..............................129
Plan of Distribution.........................................................134
Legal Matters................................................................134
Independent Auditors.........................................................134
Where You Can Find More Information..........................................135
Index to Financial Statements................................................F-1

                               PROSPECTUS SUMMARY

      THE FOLLOWING SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE NOTES. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION AND THE CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT INDICATES OR REQUIRES OTHERWISE, THE TERMS "INTERLINE," "WE," "OUR" AND "COMPANY" REFER TO INTERLINE BRANDS, INC., THE ISSUER OF THE NOTES, AND ITS SUBSIDIARIES. THE TERM "INITIAL NOTES" REFERS TO THE 11 1/2% SENIOR SUBORDINATED NOTES DUE 2011 THAT WERE ISSUED ON MAY 23, 2003 IN A PRIVATE OFFERING. THE TERM "EXCHANGE NOTES" REFERS TO THE 11 1/2% SENIOR SUBORDINATED NOTES DUE 2011 OFFERED WITH THIS PROSPECTUS. THE TERM "NOTES" REFERS TO THE INITIAL NOTES AND THE EXCHANGE NOTES, COLLECTIVELY. THE TERM "REFINANCING TRANSACTIONS" REFERS TO OUR OFFERING OF INITIAL NOTES, THE ENTERING INTO OF OUR NEW CREDIT FACILITY, THE REPAYMENT OF ALL AMOUNTS OUTSTANDING UNDER OUR FORMER CREDIT FACILITY, THE REDEMPTION OF ALL OF OUR 16% SENIOR SUBORDINATED NOTES DUE SEPTEMBER 29, 2008, AND THE PAYMENT OF CERTAIN FEES AND EXPENSES RELATED TO THE OFFERING AND THE NEW CREDIT FACILITY, ALL OF WHICH WERE COMPLETED ON MAY 29, 2003.

                                   OUR COMPANY


      We are a leading direct marketer and specialty distributor of maintenance, repair and operations, or MRO, products according to recent industry publications. We sell over 42,000 plumbing, electrical, hardware, security hardware, heating, ventilation and air conditioning and other MRO products to over 150,000 active customer accounts. Our highly diverse customer base includes multi-family housing, educational, lodging and health care facilities, professional contractors and other distributors. Our customers range in size from individual contractors and independent hardware stores to large institutional real estate owners. No single customer accounted for more than 5% of our sales during fiscal 2002. Our net sales grew at a compound annual rate of 34.9% from fiscal 1998 to fiscal 2002. For fiscal 2002, we generated net sales of $637.5 million. For the six months ended June 27, 2003, our net sales were $314.6 million.

      We market and sell our products primarily through six distinct and targeted brands, each of which is nationally recognized in the markets we serve for providing premium products at competitive prices with reliable same-day/next-day delivery. The product and service offerings of each of our brands are tailored to the unique needs of the customer groups it serves. We reach our markets using a variety of sales channels. We provide same-day/next-day delivery of our products through our network of 58 regional distribution centers located throughout the United States and Canada, a state-of-the-art national distribution center and our dedicated fleet of approximately 180 trucks.

      Our integrated information technology and common operating platform support all of our major business functions, allowing us to market and sell our products at varying price points across our brands depending on the customer's service requirements. While we market our products under a variety of brand names, all of our brands draw from the same inventory within common distribution centers (a process we refer to as "same bin picking") and share associated employee and transportation costs. In addition, we have centralized sales, marketing, purchasing and catalog production operations that support all brands. Our shared inventory system and centralized back-office operations enable us to generate significant operating and financial efficiencies.


INDUSTRY AND MARKET OVERVIEW

      The MRO distribution industry is approximately $300 billion in size and encompasses the supply of a wide range of MRO products, including hand-tools, janitorial supplies and safety equipment. The MRO distribution industry is highly fragmented and is comprised primarily of small, local and regional companies.

      Within the MRO distribution industry, we focus on serving customers in three principal end markets: facilities maintenance, professional contractors and other distributors. We estimate that the markets we serve are approximately $80 billion in size in the aggregate.

OUR STRENGTHS

      The following competitive strengths have contributed to our growth in market share within our target markets and have enabled us to improve our operating profitability:


      o UNIQUE BRAND MARKETING STRATEGY. We have developed different portfolios of products and services for each of our six major brands, which focus on specific customer end markets and provide multiple service and delivery options at varying price levels allowing us to obtain higher margins than many traditional distributors.

      o NATIONAL PRESENCE WITH LOCAL MARKET CAPABILITY. Our network of one national and 58 regional distribution centers combined with the efficiency of our information systems enable us to provide reliable, next-day delivery service to over 98% of the U.S. population and same-day delivery service to an increasing number of U.S. markets.

      o COMMON INFORMATION AND OPERATING PLATFORM. Our sophisticated information and operating platform supports all major business functions across our brands and allows us to manage customer relationships and to administer and efficiently distribute thousands of products.

      o LEADING DOMESTIC AND PROPRIETARY PRODUCT LINES. We offer over 42,000 MRO products, including well-recognized product lines and a number of high quality, private label product lines, which we market to customers across all of our brands.

      o DIVERSIFIED SOURCES OF SALES. We generate sales from a diversified mix of products and customers, selling over 42,000 MRO products to over 150,000 active customer accounts.

      o STRONG CASH FLOW GENERATION. Our record of profitable operating results and our scaleable common operating platform, which allows us to increase sales without significant incremental capital expenditures, have been key factors in the generation of strong historical cash flow.

      o STRONG, EXPERIENCED MANAGEMENT TEAM. We have assembled an experienced, successful senior management team, whose members have held executive positions in some of the nation's leading distribution companies.


BUSINESS STRATEGY

      Our goal is to increase both our revenues and profitability by maximizing our operational and financial performance. We plan to continue to improve our performance in these areas by executing the following strategies:


      o EXPAND PROVEN SALES AND MARKETING INITIATIVES. We seek to obtain a larger share of our current customers' purchases and to further penetrate the markets we serve by expanding upon a number of already successful marketing strategies, such as by expanding our national accounts program, our field sales representatives force and our use of telesales and targeted direct mail efforts.

      o CONTINUE TO MAINTAIN OUR LOCAL PRESENCE. We will continue our efforts to maintain a local presence for our customers by, for example, selectively opening more pick-up centers in geographic areas where there are high concentrations of professional contractors.

      o CONTINUE TO MANAGE OUR COST STRUCTURE. We plan to continue to focus on managing our cost structure to increase profitability, improve our cash conversion cycle and increase our return on invested capital.

      o EXPAND OUR PRIVATE LABEL PROGRAM. We plan to increase the number of private label products we offer to our customers, which we believe will further market penetration by allowing us to offer lower-priced products than our competitors.

      o PURSUE STRATEGIC ACQUISITIONS. We will continue to pursue a disciplined acquisition strategy to add new customers in currently served markets and to pursue acquisitions of certain established brands in new markets in an effort to leverage our operating infrastructure.


                           OUR PRINCIPAL SHAREHOLDERS

      Parthenon Capital, an affiliate of one of our principal shareholders, is a Boston-based private equity firm specializing in buyouts, growth equity investments and recapitalizations of public and private companies. Parthenon Capital was founded in 1988 and manages approximately $1.1 billion of private equity capital. Ernest K. Jacquet, Drew T. Sawyer and Gideon Argov of Parthenon Capital serve on our board of directors.

      J.P. Morgan Partners, LLC, or J.P. Morgan Partners, the investment advisor to J.P. Morgan Partners (23A SBIC), LLC, one of our principal shareholders, is a global partnership with over $25 billion under management. It is a leading provider of private equity and has closed over 1,000 individual transactions since its inception in 1984. J.P. Morgan Partners has more than 150 investment professionals in eight offices throughout the world. J.P. Morgan Partners' primary limited partner is J.P. Morgan Chase & Co. (NYSE: JPM), one of the largest financial institutions in the United States. Christopher C. Behrens and Stephen V. McKenna of J.P. Morgan Partners serve on our board of directors.

      Sterling Investment Partners, L.P., one of our principal shareholders, is a Connecticut-based private equity firm established to provide growth capital for middle-market companies valued at $50 million to $300 million. Sterling's fund exceeds $235 million of committed capital. Charles W. Santoro of Sterling Investment Partners serves on our board of directors.

                          SUMMARY OF THE EXCHANGE OFFER

      We are offering to exchange $200,000,000 aggregate principal amount of our exchange notes for a like aggregate principal amount of our initial notes. In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn.

Exchange Offer..........................    We will exchange our exchange notes
                                            for a like aggregate principal
                                            amount at maturity of our initial
                                            notes.

Expiration Date.........................    This exchange offer will expire at
                                            5:00 p.m., New York City time, on
                                                             , 2003, unless we
                                            decide to extend it. The expiration
                                            date of this exchange offer will be
                                            at least 20 business days after the
                                            commencement of the exchange offer.

Conditions to the
   Exchange Offer.......................    We will complete this exchange offer
                                            only if:

                                            o  there is no change in the laws
                                               and regulations that would impair
                                               our ability to proceed with this
                                               exchange offer,

                                            o  there is no change in the current
                                               interpretation of the staff of
                                               the SEC that permits resales of
                                               the exchange notes,

                                            o  there is no stop order issued by
                                               the SEC that would suspend the
                                               effectiveness of the registration
                                               statement, which includes this
                                               prospectus or the qualification
                                               of the exchange notes under the
                                               Trust Indenture Act of 1939,

                                            o  there is no litigation or
                                               threatened litigation which would
                                               impair our ability to proceed
                                               with this exchange offer, and

                                            o  we obtain all the governmental
                                               approvals we deem necessary to
                                               complete this exchange offer.

                                            Please refer to the section in this
                                            prospectus entitled "The Exchange
                                            Offer - Conditions to the Exchange
                                            Offer."

Procedures for Tendering
   Initial Notes........................    To participate in this exchange
                                            offer, you must complete, sign and
                                            date the letter of transmittal or
                                            its facsimile and transmit it,
                                            together with your initial notes to
                                            be exchanged and all other documents
                                            required by the letter of
                                            transmittal, to The Bank of New
                                            York, as exchange agent, at its
                                            address indicated under "The
                                            Exchange Offer - Exchange Agent." In
                                            the alternative, you can tender your
                                            initial notes by book-entry delivery
                                            following the procedures described
                                            in this prospectus. For more
                                            information on tendering your notes,
                                            please refer to the section in this
                                            prospectus entitled "The Exchange
                                            Offer - Procedures for Tendering
                                            Initial Notes."

Special Procedures for Beneficial
    Owners..............................    If you are a beneficial owner of
                                            initial notes that are registered in
                                            the name of a broker, dealer,
                                            commercial bank, trust company or
                                            other nominee and you wish to tender
                                            your initial notes in the exchange
                                            offer,
                                            you should contact the registered
                                            holder promptly and instruct
                                            thatperson to tender on your behalf.

Guaranteed Delivery Procedures..........    If you wish to tender your initial
                                            notes and you cannot get the
                                            required documents to the exchange
                                            agent on time, you may tender your
                                            notes by using the guaranteed
                                            delivery procedures described under
                                            the section of this prospectus
                                            entitled "The Exchange Offer -
                                            Procedures for Tendering Initial
                                            Notes - Guaranteed Delivery
                                            Procedure."


Withdrawal Rights.......................    You may withdraw the tender of your
                                            initial notes at any time before
                                            5:00 p.m. New York City time, on the
                                            expiration date of the exchange
                                            offer. To withdraw, you must send a
                                            written or facsimile transmission
                                            notice of withdrawal to the exchange
                                            agent at its address indicated under
                                            "The Exchange Offer - Exchange
                                            Agent" before 5:00 p.m., New York
                                            City time, on the expiration date of
                                            the exchange offer.

Acceptance of Initial Notes and
     Delivery of Exchange Notes.........    If all the conditions to the
                                            completion of this exchange offer
                                            are satisfied, we will accept any
                                            and all initial notes that are
                                            properly tendered in this exchange
                                            offer on or before 5:00 p.m., New
                                            York City time, on the expiration
                                            date. We will return any initial
                                            note that we do not accept for
                                            exchange to you without expense
                                            promptly after the expiration date.
                                            We will deliver the exchange notes
                                            to you promptly after the expiration
                                            date. Please refer to the section in
                                            this prospectus entitled "The
                                            Exchange Offer - Acceptance of
                                            Initial Notes for Exchange; Delivery
                                            of Exchange Notes."

Federal Income Tax Considerations
     Relating to the Exchange Offer.....    Exchanging your initial notes for
                                            exchange notes will not be a taxable
                                            event to you for United States
                                            federal income tax purposes. Please
                                            refer to the section of this
                                            prospectus entitled "Material U.S.
                                            Federal Income Tax Considerations."


Exchange Agent..........................    The Bank of New York is serving as
                                            exchange agent in the exchange
                                            offer.

Fees and Expenses.......................    We will pay all expenses related to
                                            this exchange offer. Please refer to
                                            the section of this prospectus
                                            entitled "The Exchange Offer - Fees
                                            and Expenses."

Use of Proceeds.........................    We will not receive any proceeds
                                            from the issuance of the exchange
                                            notes. We are making this exchange
                                            offer solely to satisfy certain of
                                            our obligations under our
                                            registration rights agreement
                                            entered into in connection with the
                                            offering of the initial notes.

Consequences to Holders Who Do Not
     Participate in the Exchange Offer..    If you do not participate in this
                                            exchange offer:

                                            o  except as set forth in the next
                                               paragraph, you will not
                                               necessarily be able to require us
                                               to register your initial notes
                                               under the Securities Act,

                                            o  you will not be able to resell,
                                               offer to resell or otherwise
                                               transfer your initial notes
                                               unless they are registered under
                                               the Securities Act or
                                               unless you resell, offer to
                                               resell or otherwise transfer them
                                               under an exemption from the
                                               registration requirements of, or
                                               in a transaction not subject to,
                                               the Securities Act, and

                                            o  the trading market for your
                                               initial notes will become more
                                               limited to the extent other
                                               holders of initial notes
                                               participate in the exchange
                                               offer.

                                            You will not be able to require us
                                            to register your initial notes under
                                            the Securities Act unless:

                                            o  the initial purchasers of the
                                               notes request us to register
                                               initial notes that are not
                                               eligible to be exchanged for
                                               exchange notes in the exchange
                                               offer; or

                                            o  you are not eligible to
                                               participate in the exchange offer
                                               or do not receive freely tradable
                                               exchange notes in the exchange
                                               offer.

                                            In these cases, the registration
                                            rights agreement requires us to file
                                            a registration statement for a
                                            continuous offering in accordance
                                            with Rule 415 under the Securities
                                            Act for the benefit of the holders
                                            of the initial notes described in
                                            this paragraph. We do not currently
                                            anticipate that we will register
                                            under the Securities Act any notes
                                            that remain outstanding after
                                            completion of the exchange offer.

                                            Please refer to the section of this
                                            prospectus entitled "Risk Factors -
                                            Your failure to participate in the
                                            exchange offer will have adverse
                                            consequences."

Resales.................................    It may be possible for you to resell
                                            the notes issued in the exchange
                                            offer without compliance with the
                                            registration and prospectus delivery
                                            provisions of the Securities Act,
                                            subject to the conditions described
                                            under "--Obligations of
                                            Broker-Dealers" below.

                                            To tender your initial notes in this
                                            exchange offer and resell the
                                            exchange notes without compliance
                                            with the registration and prospectus
                                            delivery requirements of the
                                            Securities Act, you must make the
                                            following representations:

                                            o  you are authorized to tender the
                                               initial notes and to acquire
                                               exchange notes, and that we will
                                               acquire good and unencumbered
                                               title thereto,

                                            o  the exchange notes acquired by
                                               you are being acquired in the
                                               ordinary course of business,

                                            o  you have no arrangement or
                                               understanding with any person to
                                               participate in a distribution of
                                               the exchange notes and are not
                                               participating in, and do not
                                               intend to participate in, the
                                               distribution of such exchange
                                               notes,

                                            o  you are not an "affiliate," as
                                               defined in Rule 405 under the
                                               Securities Act, of ours, or you
                                               will comply with the registration
                                               and prospectus delivery
                                               requirements of the Securities
                                               Act to the extent applicable,

                                            o  if you are not a broker-dealer,
                                               you are not engaging in, and do
                                               not intend to engage in, a
                                               distribution of exchange notes,
                                               and

                                            o  if you are a broker-dealer,
                                               initial notes to be exchanged
                                               were acquired by you as a result
                                               of market-making or other trading
                                               activities and you will deliver a
                                               prospectus in connection with any
                                               resale, offer to resell or other
                                               transfer of such exchange notes.

                                            Please refer to the sections of this
                                            prospectus entitled "The Exchange
                                            Offer--Procedure for Tendering
                                            Initial Notes--Proper Execution and
                                            Delivery of Letters of Transmittal,"
                                            "Risk Factors--Risks Relating to the
                                            Exchange Offer--Some persons who
                                            participate in the exchange offer
                                            must deliver a prospectus in
                                            connection with resales of the
                                            exchange notes" and "Plan of
                                            Distribution."

Obligations of Broker-Dealers...........    If you are a broker-dealer (1) that
                                            receives exchange notes, you must
                                            acknowledge that you will deliver a
                                            prospectus in connection with any
                                            resales of the exchange notes, (2)
                                            who acquired the initial notes as a
                                            result of market making or other
                                            trading activities, you may use the
                                            exchange offer prospectus as
                                            supplemented or amended, in
                                            connection with resales of the
                                            exchange notes, or (3) who acquired
                                            the initial notes directly from the
                                            issuers in the initial offering and
                                            not as a result of market making and
                                            trading activities, you must, in the
                                            absence of an exemption, comply with
                                            the registration and prospectus
                                            delivery requirements of the
                                            Securities Act in connection with
                                            resales of the exchange notes.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

Issuer..................................    Interline Brands, Inc.

Exchange Notes..........................    $200 million aggregate principal
                                            amount of 11 1/2% Senior
                                            Subordinated Notes due 2011. The
                                            form and terms of the exchange notes
                                            are the same as the form and terms
                                            of the initial notes, except that
                                            the issuance of the exchange notes
                                            is registered under the Securities
                                            Act, the exchange notes will not
                                            bear legends restricting their
                                            transfer and the exchange notes will
                                            not be entitled to registration
                                            rights under our registration rights
                                            agreement. The exchange notes will
                                            evidence the same debt as the
                                            initial notes, and both the initial
                                            notes and the exchange notes will be
                                            governed by the same indenture.

Maturity Date...........................    May 15, 2011.

Interest Payment Dates..................    May 15 and November 15, commencing
                                            on November 15, 2003.


Ranking.................................    The notes will be our unsecured
                                            senior subordinated obligations.
                                            They will be subordinated in right
                                            of payment to our existing and
                                            future senior indebtedness. As of
                                            June 27, 2003, we (excluding our
                                            subsidiaries) had approximately
                                            $144.8 million of senior
                                            indebtedness outstanding (all of
                                            which represented borrowings under
                                            our credit facility, including
                                            approximately $4.8 million
                                            outstanding in the form of letters
                                            of credit) and approximately $45.4
                                            million in additional revolving loan
                                            availability under our new $65.0
                                            million revolving loan facility. All
                                            borrowings under our credit facility
                                            will be senior in right of payment
                                            to the notes.

                                            In addition to indebtedness under
                                            our credit facility, we are
                                            permitted to incur additional senior
                                            indebtedness under the indenture
                                            governing the notes, including $7.5
                                            million of purchase money
                                            indebtedness or capital lease
                                            obligations, $15.0 million of
                                            general indebtedness and an
                                            unlimited amount of indebtedness if
                                            we satisfy certain financial ratios.

Guaranties..............................    The payment of the principal,
                                            premium and interest on the notes
                                            will be fully and unconditionally
                                            guaranteed on a senior subordinated
                                            basis by our existing and future
                                            domestic subsidiaries. The
                                            guaranties by these subsidiary
                                            guarantors will be senior in right
                                            of payment to any of their existing
                                            and future subordinated
                                            indebtedness, equal in right of
                                            payment with any of their existing
                                            and future senior subordinated
                                            indebtedness and subordinated in
                                            right of payment to any of their
                                            existing and future senior
                                            indebtedness. As of June 27, 2003,
                                            the subsidiary guarantors had
                                            approximately $144.8 million of
                                            senior indebtedness outstanding, all
                                            of which represented guarantees of
                                            indebtedness under our new credit
                                            facility (including outstanding
                                            letters of credit). See "Description
                                            of the Notes - Guaranties." Our
                                            subsidiary guarantors are permitted
                                            to incur additional senior
                                            indebtedness under the indenture
                                            governing the notes, including
                                            guaranties of indebtedness under our
                                            credit facility and guaranties of
                                            other indebtedness permitted to be
                                            incurred by us.

                                            We also have subsidiaries which are
                                            not subsidiary guarantors, which had
                                            total liabilities of approximately
                                            $0.7 million, including trade
                                            payables, as of June 27, 2003, which
                                            would effectively rank senior to the
                                            notes. In addition, under the
                                            indenture, our foreign subsidiaries,
                                            which may not be guarantors of the
                                            notes, may incur up to $15.0 million
                                            of indebtedness.


Optional Redemption.....................    Prior to May 15, 2006, we can choose
                                            to redeem up to 35% of the original
                                            principal amount of the notes, and
                                            any additional notes issued under
                                            the same indenture governing the
                                            notes, at a redemption price of
                                            111.50% of the principal amount
                                            thereof, plus accrued and unpaid
                                            interest to the date of redemption,
                                            with money we raise in specified
                                            equity offerings, as long as:

                                            o  at least 65% of the original
                                               aggregate principal amount of the
                                               notes, and any additional notes,
                                               remains outstanding after each
                                               redemption; and

                                            o  each redemption occurs within 60
                                               days after the date of the
                                               related equity offering; and

                                               In addition, on and after May 15,
                                               2007, we can choose to redeem
                                               some or all of the notes at the
                                               redemption prices listed in
                                               "Description of the Notes -
                                               Optional Redemption."


Change of Control.......................    Upon the occurrence of specified
                                            change of control events, we will be
                                            required to make an offer to
                                            repurchase all of the notes. The
                                            purchase price will be 101% of the
                                            outstanding principal amount of the
                                            notes, plus accrued and unpaid
                                            interest to the date of repurchase.
                                            See "Description of the Notes -
                                            Change of Control." Our ability to
                                            complete the change of control
                                            repurchase may be limited by the
                                            terms of our new credit facility or
                                            our other indebtedness and we may
                                            not have sufficient funds to
                                            purchase all the notes and to repay
                                            the amounts outstanding under our
                                            new credit facility.

Certain Covenants.......................    The indenture governing the notes
                                            contains covenants that limit our
                                            ability and certain of our
                                            restricted subsidiaries' ability to:

                                            o  incur additional indebtedness,

                                            o  pay dividends on our capital
                                               stock or redeem, repurchase or
                                               retire our capital stock or
                                               subordinated indebtedness,

                                            o  make certain investments,

                                            o  create restrictions on the
                                               payment of dividends or other
                                               amounts to

                                               us from our restricted
                                               subsidiaries,

                                            o  engage in certain transactions
                                               with affiliates,

                                            o  sell assets, including capital
                                               stock of our subsidiaries and

                                            o  consolidate, merge or transfer
                                               assets

                                            o  consolidate, merge or transfer
                                               assets.

                                            These covenants are subject to
                                            important qualifications and
                                            exceptions, which are described
                                            under "Description of the Notes -
                                            Certain Covenants."

Use of Proceeds.........................    We will not receive any proceeds
                                            from the issuance of the exchange
                                            notes in exchange for the
                                            outstanding initial notes. We are
                                            making this exchange solely to
                                            satisfy our obligations under the
                                            registration rights agreement
                                            entered into in connection with the
                                            offering of the initial notes.

Absence of a Public Market for the
   Exchange Notes.......................    The exchange notes are new
                                            securities with no established
                                            market for them. We cannot assure
                                            you that a market for these exchange
                                            notes will develop or that this
                                            market will be liquid. Please refer
                                            to the section of this prospectus
                                            entitled "Risk Factors - Risks
                                            Relating to the Exchange Offer -
                                            There may be no active or liquid
                                            market for the exchange notes."

Form of the Exchange Notes..............    The exchange notes will be
                                            represented by one or more permanent
                                            global securities in registered form
                                            deposited on behalf of The
                                            Depository Trust Company with The
                                            Bank of New York as custodian. You
                                            will not receive exchange notes in
                                            certificated form unless one of the
                                            events described in the section of
                                            this prospectus entitled
                                            "Description of Notes - Book Entry;
                                            Delivery and Form - Exchange of Book
                                            Entry Notes for Certificated Notes"
                                            occurs. Instead, beneficial
                                            interests in the exchange notes will
                                            be shown on, and transfers of these
                                            exchange notes will be effected only
                                            through, records maintained in
                                            book-entry form by The Depository
                                            Trust Company with respect to its
                                            participants.


                                  RISK FACTORS

      Investment in the exchange notes involves substantial risks. See "Risk Factors" immediately following this summary for a discussion of certain risks relating to an investment in the notes.

                              INFORMATION ABOUT US

      We are a corporation formed under New Jersey law in 1978. Our executive offices are located at 801 W. Bay Street, Jacksonville, Florida, 32204 and our telephone number is (904) 421-1400.

                       SUMMARY CONSOLIDATED FINANCIAL DATA


      The table below provides a summary of our historical consolidated financial data for fiscal 2000, 2001 and 2002 and for the six months ended June 28, 2002 and June 27, 2003. The historical financial data for fiscal 2000, 2001 and 2002 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The historical financial data for the six months ended June 28, 2002 and June 27, 2003 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of our management, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of this data. The results for any interim period are not necessarily indicative of the results that may be expected for a full year.


      The information presented below should be read in conjunction with "Use of Proceeds," "Capitalization," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements included elsewhere in this prospectus.


                                                     FISCAL YEAR ENDED                      SIX MONTHS ENDED
                                      ---------------------------------------------     ------------------------
                                      DECEMBER 29,    DECEMBER 28,     DECEMBER 27,      JUNE 28,       JUNE 27,
                                          2000            2001             2002            2002          2003
                                      ------------    ------------     ------------     ---------      ---------
                                                                 (DOLLARS IN THOUSANDS)
OPERATING DATA:
     Net sales...................     $   382,108    $   609,356      $   637,530     $   320,277    $  314,550
     Gross profit................         151,325        225,203          236,318         118,322       119,617
     Selling, general and                 109,758        157,801          164,328          82,788        82,979
        administrative expenses..
     Depreciation and                       8,689         16,526           11,282           5,802         5,622
        amortization.............
     Special costs and expenses
        (1)......................          12,861          3,061            4,893           1,214           378
                                      ------------    ------------     ------------     ---------      ---------
     Operating income............     $    20,017     $   47,815       $   55,815      $   28,518     $  30,638
                                      ============    ============     ============     =========      =========

OTHER FINANCIAL DATA:
     Adjusted EBITDA (2).........     $    28,706     $   64,341       $   67,097      $   34,320     $  36,252
     Capital expenditures........     $     5,572     $    8,214       $    4,944      $    2,507     $   2,559
        % of net sales...........             1.5%           1.4%             0.8%            0.8%          0.8%
     Ratio of earnings to fixed
        charges (3)..............                            1.0x             1.2x            1.3x




                                                     AS OF JUNE 27, 2003
                                                -------------------------------
                                                      (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
     Cash and cash equivalents..............           $     12,994
     Total assets...........................           $    554,105
     Total debt (4).........................           $    343,275


----------

(1) Special costs and expenses consist of costs associated with acquisition and recapitalization activities, including integration and assimilation expenses, severance payments and transaction fees and expenses.

(2) Adjusted EBITDA represents net income plus interest expense, change in fair value of interest rate swaps, cumulative change in accounting principle, loss on extinguishment, provision for income taxes and depreciation and amortization. Adjusted EBITDA differs from earnings before interest, taxes, depreciation and amortization ("EBITDA") and may not be comparable to EBITDA or Adjusted EBITDA as reported by other companies. The computation of Adjusted EBITDA is as follows:

                                                     FISCAL YEAR ENDED                        SIX MONTHS ENDED
                                         -------------------------------------------     -------------------------
                                         DECEMBER 29,    DECEMBER 28,   DECEMBER 27,      JUNE 28,       JUNE 27,
                                             2000            2001           2002            2002           2003
                                         ------------    ------------   ------------     ---------       ---------
                                                                 (DOLLARS IN THOUSANDS)
Net income (loss).................       $  (9,473)      $  (4,879)     $   7,146       $   4,943      $  (1,930)
Interest expense (income), net....          19,063          40,368         38,778          19,244         19,748
Change in fair value of interest
   rate swaps.....................             (61)          6,510          5,672           1,413         (1,083)
Cumulative effect of change in
   accounting principle...........              --           3,221             --              --             --
Loss on extinguishment of debt....          12,095              --             --              --         14,893
Provision (benefit) for income taxes        (1,607)          2,595          4,219           2,918           (998)
Other expense.....................                                                                             8
Depreciation and amortization.....           8,689          16,526         11,282           5,802          5,622
                                         ------------    ------------   ------------     ---------       ---------
Adjusted EBITDA...................       $  28,706       $  64,341      $  67,097       $  34,320      $  36,252
                                         ============    ============   ============     =========       =========

          Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors because it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, to determine appropriate levels of operating and capital investments and as one of the target elements in our compensation incentive programs. Adjusted EBITDA excludes certain items, including change in fair value of interest rate swaps and loss on extinguishment of debt, that relate to financing transactions and which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance. However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles, or GAAP, and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.

(3) For the purposes of calculating the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations, plus fixed charges. Fixed charges consist of interest expense, plus discounts and capitalized expenses related to indebtedness, and our estimate of the interest within rental expense. Earnings for fiscal 2000 were inadequate to cover fixed charges by $11.1 million. Earnings for the six months ended June 27, 2003 were inadequate to cover fixed charges by $2.9 million.

(4) Total debt represents the amount of our short-term debt and long-term debt.

                                  RISK FACTORS

      INVESTMENT IN THE NOTES INVOLVES SUBSTANTIAL RISKS. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE INVESTING IN THE EXCHANGE NOTES. CERTAIN STATEMENTS IN "RISK FACTORS" ARE FORWARD-LOOKING STATEMENTS. SEE "FORWARD-LOOKING STATEMENTS" ABOVE.

RISKS RELATING TO OUR INDEBTEDNESS

OUR SUBSTANTIAL INDEBTEDNESS MAY LIMIT OUR CASH FLOW AVAILABLE TO INVEST IN THE ONGOING NEEDS OF OUR BUSINESS, WHICH COULD PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.


      We have substantial debt service obligations. As of June 27, 2003, our total indebtedness was $348.1 million (of which approximately $4.8 million was outstanding in the form of letters of credit) and our shareholders' deficiency was $249.5 million. Of our outstanding indebtedness, approximately $144.8 million was senior in right of payment to the notes and the subsidiary guaranties. As of June 27, 2003, we could also incur approximately $45.4 million in additional revolving loans under our new $65.0 million revolving loan facility, all of which would be senior in right of payment to the notes and the subsidiary guaranties.


      Our substantial indebtedness could have important consequences, including:

      o our debt could limit our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and other general corporate purposes,

      o a significant portion of our cash flow from operations must be dedicated to the payment of principal and interest on our debt, which will reduce the funds available to us for our operations,

      o some of our debt is, and will continue to be, at variable rates of interest, which may result in higher interest expense in the event of increases in interest rates,

      o our debt could limit our flexibility in planning for, or reacting to, changes in our business,

      o our debt may potentially place us at a competitive disadvantage to the extent we are more highly leveraged than some of our competitors and

      o our debt may make us more vulnerable to a further downturn in the economy or our business.


DESPITE OUR LEVEL OF INDEBTEDNESS, WE WILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT, WHICH COULD FURTHER EXACERBATE THE RISK THAT WE MAY BE UNABLE TO FULFILL OUR OBLIGATIONS UNDER THE NOTES.


      We may be able to incur significant additional indebtedness in the future. Although the indenture governing the notes and the credit agreement governing our new credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Specifically, the indenture permits us to incur all the indebtedness provided for in our new revolving loan facility. Furthermore, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness, as defined in the applicable agreement. To the extent new debt is added to our current debt levels, the substantial leverage risks described above would increase. See "Description of the Notes" and "Description of Other Indebtedness."

THE TERMS OF OUR NEW CREDIT FACILITY AND THE INDENTURE GOVERNING THE NOTES MAY RESTRICT OUR CURRENT AND FUTURE OPERATIONS, PARTICULARLY OUR ABILITY TO RESPOND TO CHANGES IN OUR BUSINESS OR TO TAKE CERTAIN ACTIONS.

      Our new credit facility and the indenture governing the notes contain, and any future indebtedness of ours would likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

      o     incur additional debt,

      o     pay dividends and make other restricted payments,

      o     create liens,

      o     make investments,

      o     engage in sales of assets and subsidiary stock,

      o     enter into sale and leaseback transactions,

      o     enter into transactions with affiliates,

      o transfer all or substantially all of our assets or enter into merger or consolidation transactions and

      o     make capital expenditures.


      The new credit facility also requires us to maintain certain financial ratios, which become more restrictive over time. A failure by us to comply with the covenants or financial ratios contained in the new credit facility could result in an event of default under the facility which could harm our financial condition significantly. In the event of any default under our new credit facility, the lenders under our new credit facility are not required to lend any additional amounts to us and could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable, require us to apply all of our available cash to repay these borrowings or prevent us from making debt service payments on the notes, any of which could result in an event of default under the notes. If the indebtedness under our new credit facility were to be accelerated, the lenders under our new credit facility could institute foreclosure proceedings against our assets. In such circumstances, the proceeds of the assets could be insufficient to repay such indebtedness in full, and we could be forced into bankruptcy or liquidation. Under these circumstances, we may be unable to continue as a going concern. See "Description of the Notes" and "Description of Other Indebtedness."


WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO MEET OUR DEBT SERVICE OBLIGATIONS, INCLUDING PAYMENTS ON THE NOTES.

      Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive, regulatory, legislative and business factors, many of which are beyond our control. Our indebtedness under the credit facility bears interest at a variable rate. Although we have entered into interest rate swap arrangements and are currently fully hedged against fluctuations in interest rates under our credit facility, we may in the future elect to modify our hedging position to let a portion of the indebtedness under our credit facility float based upon variable rates. As a result, our debt service obligations may increase as a result of interest rate increases.

      Historically, we have funded our debt service obligations and other capital requirements through internally generated cash flow and funds borrowed under our former credit facility. We expect our cash flow from operations and the loan availability under our new credit facility to be our primary source of funds in the future. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. Refinancing may not be possible, we may not be able to sell our assets, or, if sold, the timing of the sales and the amount of proceeds realized from those sales may not be acceptable, and additional financing may not be available on acceptable terms, if at all. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations in respect of the notes.

RISKS RELATING TO OUR BUSINESS

DISRUPTION IN OUR INFORMATION TECHNOLOGY SYSTEM COULD RESULT IN DELAYS IN RECEIVING AND FILLING CUSTOMER ORDERS AND COULD ADVERSELY AFFECT OUR REVENUES AND PROFITABILITY.

      Our operations are dependent upon our integrated information technology system that encompasses all of our major business functions. We rely upon our information technology system to manage and replenish inventory, to fill and ship customer orders on a timely basis and to coordinate our sales and marketing activities across all of our brands. Any significant disruption of our information technology system for any significant time period could result in delays in receiving supplies or filling customer orders and, accordingly, could adversely affect our revenues and profitability.

DISRUPTION IN OUR NATIONAL DISTRIBUTION CENTER COULD CAUSE DAMAGE TO OUR INVENTORY AND RESULT IN LONGER LEAD TIMES AND COSTS OF OUR PRODUCT DISTRIBUTION WHICH COULD ADVERSELY AFFECT OUR REVENUES AND PROFITABILITY.

      We currently maintain a national distribution center located in Nashville, Tennessee, which is essential to the efficient operation of our national distribution network. Any serious disruption to this distribution center due to fire, earthquake, act of terrorism or any other cause could damage a significant portion of our inventory and could materially impair our ability to distribute our products to customers. In addition, we could incur significantly higher costs and longer lead times associated with distributing our products to our customers during the time that it takes for us to reopen or replace the center. As a result, any such disruption could adversely affect our revenues and profitability.


WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND IF WE ARE UNABLE TO COMPETE SUCCESSFULLY WE COULD LOSE CUSTOMERS AND OUR SALES MAY DECLINE.

      The MRO product distribution industry is a large, fragmented industry that is highly competitive. We face significant competition from national and regional distributors which market their products through the use of direct sales forces as well as direct mail and catalogs. In addition, we face competition from traditional channels of distribution such as retail outlets, small dealerships and large warehouse stores, and from buying groups formed by smaller distributors, Internet-based procurement service companies, auction businesses and trade exchanges. We expect that new competitors may develop over time as Internet-based enterprises become more established and reliable and refine their service capabilities. Moreover, the MRO product distribution industry is undergoing changes driven by industry consolidation and increased customer demands. Traditional MRO product distributors are consolidating operations and acquiring or merging with other MRO product distributors to achieve economies of scale and increase efficiency. This consolidation trend could cause the industry to become more competitive and make it more difficult for us to maintain our operating margins. Furthermore, our competitors may offer a greater variety of products than we offer or have greater financial and marketing resources than we do, which may provide them with a competitive advantage over us.

      Competition in our industry is primarily based upon product line breadth, product availability, service capabilities and price. To the extent that existing or future competitors seek to gain or retain market share by reducing price or by increasing support service offerings, we may be required to lower our prices or to make additional expenditures for support services, thereby adversely affecting our financial results. In addition, it is possible that competitive pressures resulting from industry consolidation could adversely affect our rate of growth and profit margins.

SLOWDOWNS IN GENERAL ECONOMIC ACTIVITY AND OTHER UNFORESEEN EVENTS MAY DETRIMENTALLY IMPACT OUR CUSTOMERS AND THEREBY HAVE AN ADVERSE EFFECT ON OUR SALES AND PROFITABILITY.

      The MRO product distribution industry is affected by changes in economic conditions outside our control, including national, regional and local slowdowns in general economic activity and job markets, which can result in increased vacancies in the residential rental housing market. Specifically, a slowdown in economic activity which results in less apartment unit refurbishment and renovation can have an adverse affect on the demand for our products and may result in credit losses. Economic slowdowns, adverse economic conditions or cyclical trends in our customer markets could have a material adverse affect on our results of operations and financial condition. In addition, unforeseen events, such as terrorist attacks or armed hostilities, could negatively affect our industry or the industries in which our customers operate, and significantly harm our sales and profitability.

LOSS OF KEY SUPPLIERS, LACK OF PRODUCT AVAILABILITY OR LOSS OF DELIVERY SOURCES COULD DECREASE OUR SALES AND EARNINGS, WHICH COULD PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

      Our ability to offer a wide variety of products to our customers is dependent upon our ability to obtain adequate product supply from manufacturers or other suppliers. While in many instances we have agreements, including supply chain agreements, with our suppliers, these agreements are generally terminable by either party on limited notice. The loss of, or a substantial decrease in the availability of, products from certain of our suppliers, or the loss of key supplier agreements, could decrease sales and earnings. In addition, supply interruptions could arise from shortages of raw materials, labor disputes or weather conditions affecting products or shipments, transportation disruptions or other factors beyond our control. Furthermore, since we acquire a portion of our supply from foreign manufacturers, our ability to obtain supply is subject to the risks inherent in dealing with foreign suppliers, such as potential adverse changes in laws and regulatory practices, including trade barriers and tariffs, and the general economic and political conditions in these foreign markets.

      Our ability to both maintain our existing customer base and to attract new customers is dependent in many cases upon our ability to deliver products and fulfill orders in a timely and cost-effective manner. To ensure timely delivery of our products to our customers, we frequently rely on third parties, including couriers such as UPS and other national shippers as well as various local and regional trucking contractors. Any sustained inability of these third parties to deliver our products to our customers could result in the loss of customers or require us to seek alternative delivery sources, if they are available, which may result in significantly increased costs and delivery delays.

THE LOSS OF SIGNIFICANT CUSTOMERS COULD ADVERSELY AFFECT OUR SALES AND PROFITABILITY.


      We have over 150,000 active customers, of which the 10 largest customers generated approximately $52.9 million, or 8.3%, of our sales in fiscal 2002 and $28.0 million, or 8.9%, of our sales for the six months ended June 2003. Our largest customer, AIMCO, a major real estate investment trust, accounted for approximately 4.4% of our sales for fiscal 2002. The loss of one or more of our most significant customers or a deterioration in our relations with any of them could adversely affect our sales and profitability.

WE MAY NOT BE ABLE TO IDENTIFY OR COMPLETE TRANSACTIONS WITH ATTRACTIVE ACQUISITION CANDIDATES TO FACILITATE OUR GROWTH STRATEGY, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO COMPETE, AND OUR REVENUES AND PROFITABILITY.

      An important element of our growth strategy is to continue to seek additional acquisitions of businesses in order to add new customers within our existing markets and to acquire brands in new markets. We may not be able to identify attractive acquisition candidates or complete the acquisition of any identified candidates. Furthermore, we believe that our industry is currently in a process of consolidation, and that competition for acquisition candidates could escalate, thereby limiting the number of acquisition candidates or increasing the overall costs of making acquisitions. Difficulties we may face in identifying or completing acquisitions could limit our ability to compete and grow in terms of revenue.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPLETE THE INTEGRATION OF FUTURE ACQUISITIONS OR MANAGE OTHER CONSEQUENCES OF OUR ACQUISITIONS, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO REMAIN COMPETITIVE AND, ULTIMATELY, OUR REVENUES AND PROFITABILITY.

      Acquisitions involve significant risks and uncertainties, including difficulties integrating acquired personnel and other corporate cultures into our business, the potential loss of key employees, customers or suppliers, the assumption of liabilities and exposure to unforeseen liabilities of acquired companies, the difficulties in achieving target synergies and the diversion of management attention and resources from existing operations. We may not be able to fully integrate the operations of future acquired businesses with our own in an efficient and cost-effective manner or without significant disruption to our existing operations. We may also be required to incur additional debt in order to consummate acquisitions in the future, which debt may be substantial and may limit our flexibility in using our cash flow from operations. Our failure to effectively integrate future acquired businesses or to manage other consequences of our acquisitions, including increased indebtedness, could adversely affect our ability to remain competitive and, ultimately, our revenues and profitability.

IF WE ARE UNABLE TO RETAIN SENIOR EXECUTIVES AND ATTRACT AND RETAIN OTHER QUALIFIED EMPLOYEES OUR GROWTH MIGHT BE HINDERED, WHICH COULD ADVERSELY AFFECT REVENUES AND PROFITABILITY.

      Our success depends in part on our ability to attract, hire, train and retain qualified managerial, sales and marketing personnel. Competition for these types of personnel in our industry is high. We may be unsuccessful in attracting and retaining the personnel we require to conduct and expand our operations successfully and, in such an event, our ability to remain competitive could be significantly impaired. Our success also depends to a significant extent on the continued service of our senior management team. The loss of any member of our senior management team could impair our ability to execute our business plan and growth strategy and could therefore adversely affect our ability to remain competitive, and, ultimately, our earnings results.

WE MAY NOT BE ABLE TO PROTECT OUR TRADEMARKS AND OTHER PROPRIETARY RIGHTS, WHICH COULD RESULT IN THE LOSS OF VALUABLE ASSETS AND ADVERSELY AFFECT OUR ABILITY TO COMPETE.


      We believe that our trademarks and other proprietary rights are important to our success and our competitive position. Accordingly, we devote resources to the establishment and protection of our trademarks and proprietary rights, including with respect to our brand names and our private product labels. However, the actions taken by us may be inadequate to prevent imitation of our brands and concepts by others or to prevent others from claiming violations of their trademarks and proprietary rights by us. In addition, others may assert rights in our trademarks and other proprietary rights. Our exclusive rights to our trademarks are subject to the common law rights of any other person who began using the trademark (or a confusingly similar mark) prior to the date of federal registration. Future actions by third parties may diminish the strength of our trademarks or restrict our ability to use our trademarks and, accordingly, adversely affect our competitive position.

WE COULD FACE POTENTIAL PRODUCT QUALITY AND PRODUCT LIABILITY CLAIMS RELATING TO THE MRO PRODUCTS WE DISTRIBUTE, WHICH MAY IMPAIR OUR PROFITABILITY AND NEGATIVELY IMPACT OUR CUSTOMER CONFIDENCE.

      We rely on manufacturers and other suppliers to provide us with the products we sell and distribute. As we do not have direct control over the quality of the products manufactured or supplied by such third party suppliers, we are exposed to risks relating to the quality of the products we distribute. It is possible that inventory from a manufacturer or supplier could be sold to our customers and later be alleged to have quality problems or to have caused personal injury, subjecting us to potential claims from customers or third parties. The risk of claims may be greater with respect to our private label products, as these products are customarily manufactured by third party suppliers outside the United States. While we currently maintain insurance coverage to address these types of liabilities, we may not be able to obtain such insurance on acceptable terms in the future, if at all, and any such insurance may not provide adequate coverage against potential claims. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for significant time periods, regardless of the ultimate outcome. An unsuccessful product liability defense could adversely affect profitability. In addition, even if we are successful in defending any claim relating to the products we distribute, claims of this nature could negatively impact customer confidence in our products and our company.

WE ARE CONTROLLED BY AFFILIATES OF PARTHENON CAPITAL, J.P. MORGAN PARTNERS AND STERLING INVESTMENT PARTNERS, WHOSE ECONOMIC INTERESTS IN OUR BUSINESS AS A SHAREHOLDER MAY BE DIFFERENT THAN YOURS AS A NOTEHOLDER.

      Approximately 79.5% of the issued and outstanding shares of our common stock is beneficially owned by Parthenon Capital, J.P. Morgan Partners (23A
SBIC), LLC and Sterling Investment Partners and their respective affiliates. In addition, these shareholders are party to a shareholders' agreement with us pursuant to which they have the right to elect six individuals to our nine-member board of directors. Accordingly, these parties can directly and indirectly exercise significant influence over our affairs, including controlling decisions made by our board of directors, such as the approval of acquisitions and other extraordinary business transactions, appointing members of our management and controlling actions requiring the approval of our shareholders, including the adoption of amendments to our certificate of incorporation and the approval of mergers or sales of substantially all of our assets. The interests of these parties in exercising control over our business may conflict with your interests as a holder of the notes. For example, shareholders may favor policies that provide for greater profitability and growth over those policies that provide for greater security by, among other things, pursuing acquisitions. Shareholders also could favor making restricted payments permitted under the indenture governing the notes.


YOU MAY BE UNABLE TO EXERCISE EFFECTIVE REMEDIES AGAINST ARTHUR ANDERSEN LLP, BARNETT'S FORMER INDEPENDENT PUBLIC ACCOUNTANT, IN ANY LEGAL ACTION.

      This prospectus contains audited consolidated financial statements of Barnett, Inc., a company which we acquired in September 2000. These financial statements were audited by Arthur Andersen LLP, Barnett's former independent auditor. Arthur Andersen LLP has not reissued its audit report with respect to the consolidated financial statements of Barnett included in this prospectus. Furthermore, Arthur Andersen LLP has not consented to the inclusion of its audit report in this prospectus and will not consent to the inclusion of its audit report in any registration statement we may file with respect to the notes following the completion of this offering or in any other filings we may make with the SEC following this offering. As a result, you may not have an effective remedy against Arthur Andersen LLP in connection with a material misstatement or omission in the consolidated financial statements of Barnett that are included in this prospectus or that are included in any registration statement with respect to the notes following this offering, including under Section 11 of the Securities Act. In addition, even if you were able to assert such a claim, as a result of Arthur Andersen LLP ceasing operations, there will likely be insufficient assets to satisfy claims made by investors or by us that might arise under federal securities laws or otherwise. In addition, in connection with any future capital markets transaction in which we are required to include financial statements that were audited by Arthur Andersen LLP, as a result of the foregoing, investors may elect not to participate in any such offering or, in the alternative, may require us to obtain a new audit with respect to previously audited financial statements. Consequently, financing costs may increase or we may miss attractive capital market opportunities.

RISKS RELATED TO THE NOTES

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS JUNIOR TO ALL OF OUR AND OUR SUBSIDIARY GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHERMORE, THE CLAIMS OF CREDITORS OF OUR NON-GUARANTOR SUBSIDIARIES WILL HAVE PRIORITY WITH RESPECT TO THE ASSETS AND EARNINGS OF THOSE SUBSIDIARIES OVER YOUR CLAIMS.


      The notes and the subsidiary guarantees are subordinated to the prior payment in full of our and the subsidiary guarantors' current and future senior debt. As of June 27, 2003, we and our subsidiary guarantors had approximately $144.8 million of senior indebtedness outstanding (of which approximately $4.8 million was outstanding in the form of letters of credit), and approximately $45.4 million in additional revolving loan availability under our new $65.0 million revolving loan facility, which would rank senior to the note guarantees. The indenture relating to the notes permits us and our subsidiary guarantors to incur additional senior debt under specified circumstances. Because the notes are unsecured and because of the subordination provision of the notes, in the event of the bankruptcy, liquidation or dissolution of us or any subsidiary guarantor, our assets and the assets of the subsidiary guarantors would be available to pay obligations under the notes only after all payments had been made on our and the subsidiary guarantors' senior debt, including the new credit facility. Sufficient assets may not remain after all these payments have been made to make any payments on the notes, including payments of interest when due. Also, because of these subordination provisions, you may recover less ratably than our other creditors in a bankruptcy, liquidation or dissolution. In addition, all payments on the notes and the guarantees will be prohibited in the event of a payment default on senior debt, including borrowings under our new credit facility, and may be prohibited for up to 180 days in the event of non-payment defaults on certain of our senior debt, including the new credit facility. See "Description of the Notes - Ranking."

THE NOTES ARE NOT SECURED BY OUR ASSETS NOR THOSE OF OUR SUBSIDIARY GUARANTORS, AND THE LENDERS UNDER OUR NEW CREDIT FACILITY WILL BE ENTITLED TO REMEDIES AVAILABLE TO A SECURED LENDER, WHICH GIVES THEM PRIORITY OVER YOU TO COLLECT AMOUNTS DUE TO THEM.

      In addition to being subordinated to all our existing and future senior debt, the notes and the subsidiary guarantees will not be secured by any of our assets. Our obligations under our new credit facility are secured by, among other things, substantially all the personal property assets and owned real properties of each of our existing and subsequently acquired or organized material domestic subsidiaries (and, to the extent no adverse tax consequences will result, foreign subsidiaries). If we become insolvent or are liquidated, or if there is a default under the new credit facility, the lenders under the new credit facility are entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the new credit facility). Upon the occurrence of any default under the new credit facility (and even without accelerating the indebtedness under the new credit facility), the lenders may be able to prohibit the payment of the notes and subsidiary guarantees either by limiting our ability to access our cash flow or under the subordination provisions contained in the indenture governing the notes. See "Description of Other Indebtedness" and "Description of the Notes."


THE SUBSIDIARY GUARANTEES MAY NOT BE ENFORCEABLE, WHICH MAY LIMIT YOUR ABILITY TO RECOVER PAYMENT ON THE NOTES.

      Certain of our existing and future domestic restricted subsidiaries guarantee our obligations under the notes. If any subsidiary guarantor becomes a debtor in a case under the United States Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law a court may void or otherwise decline to enforce the subsidiary's guarantee. A court might do so if it found that when the subsidiary entered into its guarantee or, in some states, when payments became due under the guarantee, the subsidiary received less than reasonably equivalent value or fair consideration and either:

      o     was or was rendered insolvent,

      o     was left with inadequate capital to conduct its business or

      o believed or reasonably should have believed that it would incur debts beyond its ability to pay.

      The court might also void a guarantee, without regard to the above factors, if the court found that the subsidiary entered into its guarantee with actual intent to hinder, delay or defraud its creditors.

      A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

      The test for determining solvency in these circumstances will depend on the law of the jurisdiction that is being applied. In general, a court would consider the subsidiary insolvent either if the sum of its existing debts exceed the fair value of all property, or if its assets' present fair value is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

      Each subsidiary guarantee contains a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

WE MAY BE UNABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.


      If we experience a change of control, we are required to offer to purchase the notes in cash at a price equal to 101% of the principal amount of the notes plus accrued interest to the date of purchase. A change of control would also constitute an event of default under our new credit facility, providing the lenders under our new credit facility with the right to accelerate our borrowings under the facility and to prevent payments in respect of the notes until outstanding borrowings under the new credit facility were repaid in full. In the event of a change of control, we may not have sufficient funds to purchase all the notes and to repay the amounts outstanding under our new credit facility. See "Description of Notes -- Change of Control."

IT MAY BE DIFFICULT FOR THE HOLDERS OF NOTES TO ASCERTAIN THAT A CHANGE OF CONTROL HAS OCCURRED, LEADING TO UNCERTAINTY AS TO WHETHER A HOLDER OF NOTES MAY REQUIRE US TO REPURCHASE THE NOTES.

      The definition of change of control includes a disposition of all or substantially all of our assets. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of our assets. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of notes may require us to make an offer to repurchase the notes. See "Description of Notes -- Change of Control."

WE MAY ENTER INTO CERTAIN TRANSACTIONS THAT WOULD NOT CONSTITUTE A CHANGE OF CONTROL BUT THAT RESULT IN AN INCREASE OF OUR INDEBTEDNESS.

      Subject to limitations under our indenture, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture governing the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings in a way that adversely affects the holders of the notes. See "Description of Notes -- Change of Control."

THERE MAY BE NO ACTIVE TRADING MARKET FOR THE NOTES, WHICH MAY RESTRICT YOUR ABILITY TO SELL THE NOTES AT A PARTICULAR PRICE.

      The notes will constitute a new issue of securities for which there is no established trading market. We do not intend to list the notes on any national securities exchange or to seek the admission of the notes for quotation through the National Association of Securities Dealers Automated Quotation System. Although the initial purchasers have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer and the pendency of any shelf registration statement. Although the notes will be eligible for trading in The PORTALsm Market, an active market in the notes may not develop and holders of the notes may be unable to sell their notes at any particular price.


RISKS RELATED TO THE EXCHANGE OFFER

THE ISSUANCE OF THE EXCHANGE NOTES MAY ADVERSELY AFFECT THE MARKET FOR THE INITIAL NOTES.

         To the extent the initial notes are tendered and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected. Because we anticipate that most holders of the initial notes will elect to exchange their initial notes for exchange notes due to the absence of restrictions on the resale of exchange notes under the Securities Act, we anticipate that the liquidity of the market for any initial notes remaining after the completion of this exchange offer may be substantially limited. Please refer to the section in this prospectus entitled "The Exchange Offer--Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences."

SOME PERSONS WHO PARTICIPATE IN THE EXCHANGE OFFER MUST DELIVER A PROSPECTUS IN CONNECTION WITH RESALES OF THE EXCHANGE NOTES.


      Based on interpretations of the staff of the Commission contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1998), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Sherman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

                           FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements that are subject to risks and uncertainties. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as "may," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include:

         o        material facilities and systems disruptions and shutdowns,

         o        dependence on key employees,

         o        failure to locate and acquire acquisition candidates,

         o        our level of debt,

         o        interest rate fluctuations,

         o        future cash flows,

         o the highly competitive nature of the maintenance, repair and operations distribution industry,

         o        general market conditions,

         o        changes in consumer preferences,

         o        adverse publicity and litigation,

         o        labor and benefit costs and

         o        the other factors described under "Risk Factors."

      You should keep in mind that any forward-looking statement made by us in this prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or elsewhere might not occur. Notwithstanding the foregoing, all information contained in this prospectus is materially accurate as of the date of this prospectus.

                      PRESENTATION OF FINANCIAL INFORMATION

      Our fiscal year is comprised of a 52 or 53 week fiscal year which ends on the last Friday in the month of December. Each 52 week fiscal year is divided into four periods of 13 weeks. Each 53 week fiscal year is divided into four periods of 13, 13, 13 and 14 weeks. Fiscal 2002 refers to the 52 weeks ended December 27, 2002, fiscal 2001 refers to the 52 weeks ended December 28, 2001, fiscal 2000 refers to the 52 weeks ended December 29, 2000, fiscal 1999 refers to the 53 weeks ended December 31, 1999 and fiscal 1998 refers to the 52 weeks ended

December 25, 1998. The three months ended March 28, 2003 refers to the 13 weeks ended March 28, 2003 and the three months ended March 29, 2002 refers to the 13 weeks ended March 29, 2002. The six months ended June 28, 2002 refers to the 26 weeks ended June 28, 2002 and the six months ended June 27, 2003 refers to the 26 weeks ended June 27, 2003.

                            INDUSTRY AND MARKET DATA

      Industry and market data used throughout this prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications. Industry surveys, studies and publications generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these surveys, studies and publications is reliable, we have not independently verified such data. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

                                   TRADEMARKS

      We have proprietary rights to a number of trademarks important to our business, including Wilmar(R), Sexauer(R), Maintenance USA(R), Barnett(R), U.S. Lock and HardwareExpress(R).

                                 USE OF PROCEEDS

      We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange solely to satisfy our obligations under the registration rights agreements entered into in connection with the offering of the initial notes. In consideration for issuing the exchange notes, we will receive initial notes in like aggregate principal amount.

      The gross proceeds from the offering of initial notes were $200.0 million. Following the consummation of the offering of initial notes, we entered into a new credit facility. See "Description of Other Indebtedness."

      At the closing of our new credit facility on May 29, 2003, we used the proceeds from the offering and borrowings under the new credit facility to repay all of our outstanding indebtedness under our former credit facility, redeem all of our 16% senior subordinated notes due September 29, 2008, pay accrued interest and pay redemption premiums and transaction fees and other expenses related to the Refinancing Transactions.

      The following table presents a summary of the sources and uses of funds relating to the Refinancing Transactions:



-----------------------------------------------------------------------------------------------------------------------
           SOURCES OF FUNDS:               (IN MILLIONS)                 USES OF FUNDS:                 (IN MILLIONS)
           -----------------               -------------                 --------------                 -------------
New credit facility:                                        Former credit facility:
   Revolving loan (1)..............                  --        Revolving loan (3)...............               $12.5
   Term loan (2)...................               140.0        Term loan A (3)..................                65.0
                                                               Term loan B (3)..................               146.3
11 1/2% senior subordinated notes                           16% senior subordinated notes (4).....              97.0
   due 2011, referred to as the
   initial notes in this prospectus..             200.0     Payment of accrued interest (4).......               2.3
                                                            Redemption premiums (4)...............               3.9
                                                            Transaction fees and expenses (5).....              12.0
                                                 ------                                                       ------
                                                            Working Capital (6) ..................               1.0
                                                 ------                                                       ------
      Total Sources................
          Total sources............              $340.0           Total uses....................              $340.0
                                                 ======                                                       ======

----------
(1) Under our new credit facility, we have a $65.0 million revolving loan facility, with availability reduced by the amount of outstanding letters of credit. As of June 27, 2003, we had $4.8 million of letters of credit issued under our new credit facility. As of the closing of our new credit facility, we had no borrowings under our revolving loan facility. See "Description of Other Indebtedness."


(2) The term loan under our new credit facility matures in six years and six months, with quarterly installment repayments equal to 5.0% of the principal amount during each of the first and second years, 7.5% of the principal amount during the third year, 10.0% of the principal amount during the fourth and fifth years, 15.0% of the principal amount in the sixth year, with the balance payable in the final year of the loan. See "Description of Other Indebtedness."


(3) The term loans and revolving loan under our former credit facility bore interest at floating rates. As of May 29, 2003, the interest rate in effect for our former term loan A was LIBOR plus 3.75%, the interest rate in effect for our former term loan B was LIBOR plus 4.0% and the interest rate in effect for our former revolving loan was LIBOR plus 3.75%. The term loans had quarterly installment payments. Our former term loan A would have matured on September 29, 2005, our former term loan B would have matured on December 29, 2007 and our former revolving loan would have matured on September 29, 2005.

(4) The redemption price for the 16% senior subordinated notes was 104% of principal amount, plus accrued and unpaid interest to the date of redemption.

(5) Reflects estimated transaction fees and expenses included the initial purchasers' discount.

(6) The excess funds from the Refinancing Transactions represent working capital.

                                 CAPITALIZATION


      The table below sets forth our actual capitalization as of June 27, 2003. See "Use of Proceeds," "Selected Historical Consolidated Financial Data" and "Description of Other Indebtedness." The table below should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus.

                                                                                AS OF JUNE 27, 2003
                                                                            ---------------------------
                                                                               (DOLLARS IN THOUSANDS)
DEBT:
   New credit facility:
      Revolving loan (1)...................................................         $      --
      Term loan............................................................           140,000
   111/2% senior subordinated notes due 2011...............................           200,000
                                                                                   -----------
      Total debt...........................................................           340,000
                                                                                   -----------

SENIOR PREFERRED STOCK ($0.01 par value, 27,000,000 shares authorized;
   23,619,888 shares issued and outstanding); at liquidation value.........           354.727
                                                                                   -----------

SHAREHOLDERS' DEFICIENCY:
   Common stock (no par value, 7,500,000 shares authorized;
        5,385,189 shares issued and outstanding)...........................             1,994
   Shareholder loans.......................................................            (1,492)
   Accumulated other comprehensive income..................................               5330
   Accumulated deficit (2).................................................          (249,532)
                                                                                   -----------
      Total shareholders' deficiency.......................................          (248,500)
                                                                                   -----------
         Total capitalization..............................................         $ 446,227
                                                                                   ===========

----------
(1) As part of the Refinancing Transactions, we entered into a new credit facility that provides for a $65.0 million revolving loan facility with availability reduced by the amount of outstanding letters of credit. As of June 27, 2003, we had approximately $4.8 million of letters of credit issued under our new credit facility. See "Description of Other Indebtedness."

(2) Accumulated deficit reflects the loss that was recognized upon consummation of the Refinancing Transactions in connection with the write-off of unamortized discount of $4.4 million, deferred debt issuance costs of $6.6 million and a redemption premium of $3.9 million.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


      The table below presents our selected historical consolidated financial data for fiscal 1998, 1999, 2000, 2001 and 2002 and for the six months ended June 28, 2002 and June 27, 2003. The selected historical consolidated financial data for fiscal 1998 and 1999 have been derived from our audited consolidated financial statements not included in this prospectus. The selected historical consolidated financial data for fiscal 2000, 2001 and 2002 have been derived from audited financial statements included elsewhere in this prospectus. The selected historical condensed consolidated financial data for the six months ended June 28, 2002 and June 27, 2003 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of our management, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of this data. The results for any interim period are not necessarily indicative of the results that may be expected for a full year.


      The information presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and the consolidated financial statements included elsewhere in this prospectus.



                                                             FISCAL YEAR ENDED                                  SIX MONTHS ENDED
                                 -----------------------------------------------------------------------    ----------------------
                                 DECEMBER 25,   DECEMBER 31,   DECEMBER 29,  DECEMBER 28,   DECEMBER 27,     JUNE 28,     JUNE 27,
                                     1998          1999          2000            2001           2002           2002         2003
                                 ------------   ------------   ------------  ------------   ------------    ---------    ---------
                                                                      (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales ....................   $ 192,605     $ 225,937       $ 382,108     $ 609,356       $ 637,530     $ 320,277     $ 314,550
Cost of sales ................     136,488       141,448         230,783       384,153         401,212       201,955       194,933
Gross profit .................      56,117        84,489         151,325       225,203         236,318       118,322       119,617
Selling, general and
   administrative
   expenses ..................      35,498        60,867         109,758       157,801         164,328        82,788        82,979
Depreciation and
   amortization ..............       1,972         2,456           8,689        16,526          11,282         5,802         5,622
Special costs and
   expenses (1) ..............          --            --          12,861         3,061           4,893         1,214           378
                                 ------------   ------------   ------------  ------------   ------------    ---------    ---------
Operating income .............      18,647        21,166          20,017        47,815          55,815        28,518        30,638
Interest expense
   (income), net .............      (1,511)         (753)         19,002        40,004          38,625        19,244        19,748
Change in fair value
   of interest rate
   swaps .....................          --            --              --         6,874           5,825         1,413        (1,083)
Loss on extinguishment
   of debt ...................          --            --          12,095            --              --            --        14,893
                                 ------------   ------------   ------------  ------------   ------------    ---------    ---------
Other expense ................                                                                                                   8
                                 ------------   ------------   ------------  ------------   ------------    ---------    ---------
Income before income
   taxes .....................      20,158        21,919         (11,080)          937          11,365         7,861        (2,928)
Provision (benefit)
   for income taxes ..........       7,693         8,545          (1,607)        2,595           4,219         2,918          (998)
                                 ------------   ------------   ------------  ------------   ------------    ---------    ---------
Income (loss) before
   accounting change .........      12,465        13,374          (9,473)       (1,658)          7,146         4,943        (1,930)
Cumulative effect on
   change in
   accounting principle ......          --            --              --         3,221              --            --            --
                                 ------------   ------------   ------------  ------------   ------------    ---------    ---------
Net income (loss) ............   $  12,465     $  13,374       $  (9,473)    $  (4,879)      $   7,146      $  4,943     $   1,930
                                 ============   ============   ============  ============   ============    =========    =========
CASH FLOW AND OTHER
   DATA:
Net cash provided by
   (used in):
   Operating
        activities ...........   $   6,779     $  23,115       $ (12,628)    $  15,697       $  10,415      $  2,989     $  12,555
   Investing
        activities ...........       7,151       (94,997)       (217,872)       (8,242)         (4,944)       (2,507)       (6,346)
   Financing
        activities ...........         260        46,648         231,039        (9,852)         (3,285)       (2,750)          539
Adjusted EBITDA (2)...........      20,619        23,622          28,706        64,341          67,097        34,320        36,252
Capital expenditures .........       1,560         1,924           5,572         8,214           4,944         2,507         2,559

                                                             FISCAL YEAR ENDED                                 SIX MONTHS ENDED
                                 -----------------------------------------------------------------------    ----------------------
                                 DECEMBER 25,   DECEMBER 31,   DECEMBER 29,  DECEMBER 28,   DECEMBER 27,    JUNE 28,      JUNE 27,
                                     1998          1999          2000            2001           2002           2002         2003
                                 ------------   ------------   ------------  ------------   ------------    ---------    ---------
                                                                      (DOLLARS IN THOUSANDS)
Ratio of earnings to
   fixed charges (3) .........                     16.1x           14.9x          1.0x            1.2x          1.3x
BALANCE SHEET DATA
   (AS OF END OF
   PERIOD):
Cash and cash
   equivalents ...............   $  30,612     $   5,445       $   5,909     $   3,327       $   5,557     $   1,235     $  12,994
Total assets .................     121,696       201,259         526,080       546,308         551,718       548,569       554,105
Total debt (4) ...............       1,208        60,000         331,793       326,070         326,024       324,898       343,275


----------
(1) Special costs and expenses consist of costs associated with acquisition and recapitalization activities, including integration and assimilation expenses, severance payments and transaction fees and expenses.

(2) Adjusted EBITDA represents net income plus interest expense, change in fair value of interest rate swaps, cumulative change in accounting principle, loss on extinguishment, provision for income taxes and depreciation and amortization. Adjusted EBITDA differs from earnings before interest, taxes, depreciation and amortization ("EBITDA") and may not be comparable to EBITDA or Adjusted EBITDA as reported by other companies. The computation of Adjusted EBITDA is as follows:

                                                             FISCAL YEAR ENDED                                  SIX MONTHS ENDED
                                -----------------------------------------------------------------------    -----------------------
                                DECEMBER 25,   DECEMBER 31,   DECEMBER 29,  DECEMBER 28,   DECEMBER 27,     JUNE 28,     JUNE 27,
                                    1998           1999          2000           2001           2002           2002         2003
                                ------------   ------------   ------------  ------------   ------------    ---------    ----------
                                                                      (DOLLARS IN THOUSANDS)
Net income (loss) ...........     $ 12,465      $ 13,374        $ (9,473)     $ (4,879)       $  7,146     $  4,943      $ (1,930)
Interest expense
   (income), net ............       (1,511)         (753)         19,063        40,368          38,778       19,244        19,748
Change in fair value
   of interest rate
   swaps ....................           --            --             (61)        6,510           5,672        1,413        (1,083)
Cumulative effect of
   change in
   accounting
   principle ................           --            --              --         3,221              --           --            --
Loss on
   extinguishment of
   debt .....................           --            --          12,095            --              --           --        14,893
Provision (benefit)
   for income taxes .........        7,693         8,545          (1,607)        2,595           4,219        2,918          (998)
Other expense ...............
Depreciation and
   amortization .............        1,972         2,456           8,689        16,526          11,282        5,802         5,622
                                  --------      --------        --------      --------        --------     --------      --------
Adjusted EBITDA .............     $ 20,619      $ 23,622        $ 28,706      $ 64,341        $ 67,097     $ 34,320      $ 36,252
                                  ========      ========        ========      ========        ========     ========      ========

      Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors because it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, to determine appropriate levels of operating and capital investments and as one of the target elements in our compensation incentive programs. Adjusted EBITDA excludes certain items, including change in fair value of interest rate swaps and loss on extinguishment of debt, that relate to financing transactions and which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance. However, Adjusted EBITDA is not a measure of financial performance under GAAP and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.


(3) For the purposes of calculating the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations, plus fixed charges. Fixed charges consist of interest expense, plus discounts and capitalized expenses related to indebtedness, and our estimate of the interest within rental expense. Earnings for fiscal 2000 were inadequate to cover fixed charges by $11.1 million.


(4) Total debt represents the amount of our short-term debt and long-term debt.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         YOU SHOULD READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH "SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA" AND OUR CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. SOME OF THE STATEMENTS IN THE FOLLOWING DISCUSSION ARE FORWARD-LOOKING STATEMENTS. SEE "FORWARD-LOOKING STATEMENTS."

OVERVIEW


      We are a leading direct marketer and specialty distributor of MRO products. We sell over 42,000 plumbing, electrical, hardware, security hardware, HVAC and other MRO products to over 150,000 active customer accounts. Our highly diverse customer base includes multi-family housing, educational, lodging and health care facilities, professional contractors and other distributors. Our customers range in size from individual contractors and independent hardware stores to large institutional real estate owners. No single customer accounted for more than 5% of our sales during fiscal 2002.


      The MRO distribution industry is approximately $300 billion in size, and encompasses the supply of a wide range of MRO products, including hand-tools, janitorial supplies and safety equipment. The MRO distribution industry is also highly fragmented and comprised primarily of small, local and regional companies. Within the MRO distribution industry, we focus on serving customers in three principal end markets: facilities maintenance, professional contractors and other distributors. We estimate that the markets we serve within the overall MRO distribution market are approximately $80 billion in size in the aggregate. Our customers are primarily engaged in the repair, maintenance, remodeling and refurbishment of properties and facilities, as opposed to new construction projects or the maintenance of heavy industrial facilities and machinery, and therefore have historically been less impacted by negative cyclical business trends affecting the new construction and heavy industrial markets.


      We market and sell our products primarily through six distinct and targeted brands. The product and service offerings of each brand are tailored to the unique needs of the customer groups it serves. We reach our markets using a variety of sales channels, including a direct sales force of over 400 field sales representatives, over 280 telesales representatives, a direct mail program of over five million pieces annually, six brand-specific e-commerce websites and a national accounts sales program.


CRITICAL ACCOUNTING POLICIES

      In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make certain estimates, judgments and assumptions. These estimates, judgments and assumptions affect the reported amounts of assets and liabilities, including the disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. On an ongoing basis, management evaluates these estimates and assumptions. Management bases its estimates and assumptions on historical experience and on various other factors that are believed to be reasonable at the time the estimates and assumptions are made. Actual results may differ from these estimates and assumptions under different circumstances or conditions. The significant accounting policies that management and the audit committee of our board of directors believe are the most critical in order to fully understand and evaluate our financial position and results of operations include the following policies.

ESTIMATING ALLOWANCES FOR DOUBTFUL ACCOUNTS

      We maintain allowances for doubtful accounts for estimated losses resulting from the inability to collect outstanding amounts from customers. The allowances include specific amounts for those accounts that are likely to be uncollectible, such as accounts of customers in bankruptcy and general allowances for those accounts that management currently believes to be collectible but later become uncollectible. Estimates are used to determine the allowances for bad debts and are based on historical collection experience, current economic trends, credit-worthiness of customers and changes in customer payment terms. Adjustments to credit limits are made based upon payment history and our customers' current credit-worthiness. If the financial condition of our customers were to deteriorate, additional allowances may be needed which will increase selling, general and administrative expenses and decrease accounts receivable.

ESTIMATING ALLOWANCES FOR EXCESS AND OBSOLETE INVENTORY

      Inventories are valued at the lower of cost or market. Prior to 2002, we determined inventory cost using the first-in, first-out and average cost methods. Effective December 29, 2001, we changed accounting methods to use average cost for all inventory. The effect of this change was not material. We maintain allowances for excess and obsolete inventory and for the difference by which the cost of the inventory exceeds the estimated market value. Changes to these allowances are reflected in cost of sales in the period the revision is made. In order to determine the allowances, management reviews inventory quantities on hand, slow movement reports and sales history reports. Management estimates the required reserve based on estimated demand for products and market conditions. If actual market conditions are less favorable than those estimated by management and if there is a decrease in demand for certain products, additional allowances may be required which will increase cost of sales and decrease the value of inventories.

IMPAIRMENT OF GOODWILL, INTANGIBLES AND OTHER LONG-LIVED ASSETS

      On January 1, 2002, we adopted SFAS 142 "Goodwill and Other Intangible Assets," which states that goodwill should not be amortized but should be tested for impairment at a reporting unit level, and a charge should be taken to the extent of any impairment. Prior to the adoption of SFAS 142, goodwill was amortized annually over estimated useful lives ranging from 30 to 40 years.

      During 2002, we completed the first step of the transitional goodwill impairment tests, which resulted in a finding of no impairment. We are required to perform goodwill impairment tests at least annually, and we have elected to perform our annual goodwill impairment test as of the last day of each fiscal year. Based upon the recent timing and satisfactory results of our initial impairment analysis and due to the absence of significant changes in our financial condition and events or circumstances that would indicate a deterioration in the value of the entity, management determined that a detailed determination of fair value at the end of fiscal 2002 is not necessary. See Note 2 to our audited consolidated financial statements included elsewhere in this prospectus for further discussion of the impact of SFAS 142 on our financial position and results of operations.

      Management assesses the recoverability of our goodwill, identifiable intangibles and other long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The following factors, if present, may trigger an impairment review: (1) significant underperformance relative to expected historical or projected future operating results; (2) significant negative industry or economic trends; (3) a significant increase in competition; and (4) a significant increase in interest rates on debt. If the recoverability of these assets is unlikely because of the existence of one or more of the above-mentioned factors, an impairment analysis is performed using a projected discounted cash flow method. Management must make assumptions regarding estimated future cash flows and other factors to determine the fair value of these respective assets. If these estimates or related assumptions change in the future, we may be required to record an impairment charge. Impairment charges would be included in corporate general and administrative expenses in our statements of operations, and would result in reduced carrying amounts of the related assets in our balance sheets.

LEGAL CONTINGENCIES

      From time to time, in the course of our business, we become involved in legal proceedings. In accordance with SFAS 5 "Accounting for Contingencies," if it is probable that, as a result of a pending legal claim, an asset had been impaired or a liability had been incurred at the date of the financial statements and the amount of the loss is estimable, an accrual for the costs to resolve the claim is recorded in accrued expenses in our balance sheets. Professional fees related to legal claims are included in general and administrative expenses in our statements of operations. Management, with the assistance of outside counsel, determines whether it is probable that a liability from a legal claim has been incurred and estimates the amount of loss. The analysis is based upon potential results, assuming a combination of litigation and settlement strategies. As discussed in
Note 10 to our audited consolidated financial statements included elsewhere in this prospectus, management does not believe that currently pending proceedings will have a material adverse effect on our consolidated financial position. It is possible, however, that future results of operations for any particular period could be materially affected by changes in our assumptions related to these proceedings.

DERIVATIVE FINANCIAL INSTRUMENTS


      We periodically enter into derivative financial instruments, including interest rate exchange agreements, or swaps, to manage exposure to fluctuations in interest rates on our debt. Under our current swap agreements, we pay a fixed rate on the notional amount to a bank and the bank pays us a variable rate on the notional amount equal to a base LIBOR rate. Our existing interest rate swaps do not qualify for hedge accounting under SFAS 133 "Accounting for Derivative Statements and Hedging Activities," and are recorded at fair value in our balance sheet with changes in the fair value reflected in non-operating expense. As of December 27, 2002, the fair value of the interest rate swaps was $18.1 million, which is a liability to us. We recorded a transition adjustment of approximately $5.4 million upon the adoption of SFAS 133 and an additional charge of approximately $6.9 million in 2001 and approximately $5.8 million in fiscal 2002 as a result of the change in market value of the interest rate swaps. The fair market value of these instruments is determined by quotes obtained from the related counter parties. The valuation of these derivative instruments is a significant estimate that is largely affected by changes in interest rates and market volatility. If interest rates significantly increase or decrease or interest rate volatility increases or decreases, the value of these instruments will significantly change, resulting in an impact on our earnings.


CORPORATE HISTORY

      Wilmar Industries, Inc. (as we were formerly known) was formed in 1978. In January 1996, Wilmar successfully completed an initial public offering of its common stock. In May 2000, an investor group led by our current principal shareholders, affiliates of Parthenon Capital, Chase Capital Partners (now known as J.P. Morgan Partners, LLC), The Chase Manhattan Bank (now known as JPMorgan Chase Bank), as trustee for a GM pension fund, and Sterling Investment Partners, L.P., and certain other investors, including members of management, acquired Wilmar in a buy-out of the public shareholders of Wilmar pursuant to a going-private merger and recapitalization transaction for aggregate cash consideration of approximately $300.8 million. In this prospectus, we refer to this transaction as the "Going-Private Transaction." The Going-Private Transaction was funded through Wilmar's entry into our former credit facility, the issuance of our 15% senior subordinated notes (later amended) and the issuance and sale of common stock and preferred stock to our current principal shareholders and certain members of our management. We did not recognize a basis adjustment as a result of the Going-Private Transaction. For a more complete description of the Going-Private Transaction, see "Certain Relationships and Related Transactions - Going-Private Transaction." In June 2001, Wilmar Industries, Inc. was renamed Interline Brands, Inc.

ACQUISITION HISTORY

      In September 2000, we completed the acquisition of Barnett, Inc. for an aggregate purchase price of approximately $220.8 million in cash. In this prospectus, we refer to our acquisition of Barnett as the "Barnett Acquisition." Goodwill recorded in connection with the Barnett Acquisition totaled approximately $89.3 million. Other intangible assets recorded in connection with the Barnett Acquisition totaled approximately $53.1 million. We funded this acquisition by refinancing and increasing our borrowings under our former credit facility, by issuing additional senior subordinated debt and by issuing and selling additional common stock and preferred stock to some of our existing shareholders. During 2001, we finalized our purchase price for Barnett, and as a result recorded an approximate $12.3 million increase in goodwill. This increase in goodwill resulted from additional costs related to the closure of duplicative Barnett facilities, severance related to these closures and the relocation and integration of Barnett employees and administrative functions.

      During 1999, we completed three acquisitions (Ace Maintenance Mart USA, Inc., the Mini Blind Company, Inc. and the Sexauer Group) for an aggregate purchase price of $93.1 million, including costs of acquisition. Goodwill recorded in connection with these acquisitions totaled approximately $63.8 million. Other intangible assets recorded in connection with these acquisitions totaled approximately $18.3 million.

      All of our acquisitions have been accounted for using the purchase method of accounting for business combinations. Since this method of accounting requires operating results of acquired entities to be included in results of operations after an acquisition has closed, our results of operations following each acquisition may not be comparable with our prior results.

RESULTS OF OPERATIONS

      The following table sets forth each of the line items of our statement of operations in dollar amounts and as a percentage of net sales for the periods indicated.


                                       FISCAL YEAR ENDED                                    SIX MONTHS ENDED
                       ------------------------------------------------------    -------------------------------------
                       DECEMBER 29,      DECEMBER 28,       DECEMBER 27,            JUNE 28,             JUNE 27,
                           2000              2001              2002                   2002                2003
                         $       %         $        %         $         %         $          %        $         %
                     -----------------  ----------------  -------------------    -----------------   -----------------
                                                         (DOLLARS IN THOUSANDS)
Net sales.........   $ 382,108  100.0%   $609,356  100.0%  $ 637,530    100.0%   $320,277    100.0%  $314,550   100.0%

Cost of sales.....     230,783   60.4     384,153   63.0     401,212     62.9     201,955      63.1   194,933    62.0
                     ----------          --------          ---------             --------            -------
Gross profit......     151,325   39.6     225,203   37.0     236,318     37.1     118,322      36.9   119,617    38.0
Selling, general and
  administrative
   expenses.......     109,758   28.7     157,801   25.9     164,328     25.8      82,788      25.8    82,979    26.4
Depreciation and
  amortization....       8,689    2.3      16,526    2.7      11,282      1.8       5,802       1.8     5,622     1.8
Special costs and
  expenses........      12,861    3.4       3,061    0.5       4,893      0.8       1,214       0.4       378     0.1
                     ----------          --------          ---------             --------            -------
Operating income..      20,017    5.2      47,815    7.8      55,815      8.8      28,518       8.9    30,638     9.7
Interest expense,
  net.............      19,002    5.0      40,004    6.6      38,625      6.1      19,244       6.0    19,748     6.3
Change in fair value
  of interest rate
  swaps...........         --      --       6,874    1.1       5,825      0.9       1,413       0.4    (1,083)   (0.3)
Other expense ....         --      --          --     --          --       --          --        --         8     0.0
Loss on
  extinguishment
  of debt.........      12,095    3.2         --      --          --      --           --        --    14,893     4.7
                     ----------          --------          ---------             --------            -------
Income (loss) before
  income taxes....     (11,080)  (2.9)        937    0.2      11,365      1.8       7,861       2.5    (2,928)   (0.9)
Provision (benefit)
  for income taxes      (1,607)  (0.4)      2,595    0.4       4,219      0.7       2,918       0.9       998)   (0.3)
                     ----------          --------          ---------             --------            -------
Income (loss) before
  accounting change     (9,473)  (2.5)     (1,658)  (0.3)      7,146      1.1       4,943       1.5    (1,930)   (0.6)
Cumulative effect on
  change in
  accounting
  principle.......          --     --       3,221    0.5          --       --          --        --        --      --
                     ----------          --------          ---------             --------            -------
Net income (loss).   $  (9,473)  (2.5)   $(4,879)   (0.8)  $   7,146      1.1    $  4,943       1.5 ($  1,930)   (0.6)
                     ==========          ========          =========             ========            =======

      The following discussion refers to the term daily sales. Daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.


SIX MONTHS ENDED JUNE 27, 2003 COMPARED TO SIX MONTHS ENDED JUNE 28, 2002

      OVERVIEW. During the six months ended June 27, 2003, we opened a new distribution center in New York City to serve one of the largest multi-family housing markets in the United States with same day/next day service. While revenues in the major markets we serve showed signs of weaker economic activity and vacancies in the multi-family housing market remained at their highest levels in over 12 years, we saw improvement in our gross margins, operating income, and cash flow from operations compared to the same period in the prior year.

      NET SALES. Our net sales decreased by $5.7 million, or 1.8%, to $314.6 million in the six months ended June 2003 from $320.3 million in the comparable period for the prior year. Daily sales were $2.5 million and $2.6 million in the six months ended June 2003 and 2002, respectively. In the second quarter of 2003, our net sales decreased by $3.5 million, or 2.1%, to $159.7 million from $163.1 million in the comparable period for the prior year. Daily sales were $2.5 million in the second quarter of 2003 and for the comparable prior year period. Our net sales decrease was primarily due to continued softness in the multi-family housing and professional contractor markets, severe weather conditions in certain parts of the United States during the first quarter of 2003, including the Northeast, which lowered customer demand for our products and negatively impacted our distribution capabilities and uncertainties regarding the conflict in Iraq.

      GROSS PROFIT. Gross profit increased by $1.3 million, or 1.1%, to $119.6 million in the six months ended June 2003 from $118.3 million in the comparable period for the prior year. In the second quarter of 2003, our gross profit increased by $0.2 million, or 0.4%, to $60.5 million from $60.2 million in the comparable period for the prior year. The increases in gross margin to 38.0% for the six months ended June 2003 from 36.9% for the six months ended June 2002 and to 37.9% during the second quarter of 2003 from 36.9% in the comparable period for the prior year, were primarily due to continued success in our merchandising and supplier programs, expanding our import sourcing and private label programs, eliminating lower margin products from our catalog and lower distribution costs at our NDC.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses, or SG&A expenses, increased by $0.2 million, or 0.2%, to $83.0 million in the six months ended June 2003 from $82.8 million in the comparable period for the prior year. In the second quarter of 2003, our SG&A expenses increased by $0.3 million, or 0.8%, to $41.4 million from $41.1 million in the comparable period for the prior year. Our SG&A expense increase was largely a result of higher health care costs.

      DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense decreased by $0.2 million, or 3.1%, to $5.6 million in the six months ended June 2003 from $5.8 million in the comparable period for the prior year. In the second quarter of 2003, our depreciation and amortization expense decreased by $0.2 million, or 5.6%, to $2.7 million from $2.9 million in the comparable period for the prior year.

      SPECIAL COSTS AND EXPENSES. Special costs and expenses were $0.4 million during the six months ended June 2003 and $0.2 million in the second quarter of 2003, and related primarily to the opening of our New York distribution center and the consolidation of our Boston, Massachusetts distribution centers. In the comparable periods for the prior year, special costs and expenses were $1.2 million and $0.8 million, respectively. Special costs and expenses in 2002 consisted of costs incurred in connection with our acquisition of Barnett and related integration activities. Special costs and expenses included expenses related to the cost to terminate leases for real property, write off inventory associated with our planned vendor consolidation efforts, relocate executive and administrative functions, pay employee severance, integrate management information systems, physically relocate inventory and related consulting costs.

      OPERATING INCOME. As a result of the foregoing, operating income increased by $2.1 million, or 7.4%, to $30.6 million in the six months ended June 2003 from $28.5 million in the comparable period for the prior year. In the second quarter of 2003, operating income increased by $0.7 million, or 4.5%, to $16.1 million from $15.4 million in the comparable period for the prior year.

      INTEREST EXPENSE. Interest expense increased by $0.5 million in the six months ended June 2003 to $19.7 million from $19.2 million in the comparable period for the prior year. In the second quarter of 2003, interest expense increased by $0.6 million to $10.1 million from $9.5 million in the comparable period for the prior year. The increase in interest expense resulted primarily from higher average debt balances associated with the Refinancing Transactions.

      CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS. We recorded an increase in fair value of our interest rate swaps resulting in a gain of $1.1 million in the six months ended June 2003 compared to a decrease in fair value resulting in a loss of $1.4 million in the comparable period for the prior year. In the second quarter of 2003, we recorded an increase in fair value of interest rate swaps resulting in a gain of $0.4 million compared to a decrease in fair value resulting in a loss of $3.0 million in the comparable period for the prior year. These changes in fair value resulting in non-cash gains and losses were attributable to changes in interest rates and market volatility. As of June 27, 2003 the fair value of interest rate swaps was recorded as a long-term liability in the amount of $17.0 million. We intend to hold these interest rate swaps until their respective maturities.

      LOSS ON EXTINGUISHMENT OF DEBT. In connection with our Refinancing Transactions, we recorded an expense of $14.9 million in the three month and six month periods ended June 2003 for the early extinguishment of debt. This expense results from the write-off of the unamortized loan fees and discount relating to our former credit facility and the redemption premium incurred upon redemption of our 16% senior subordinated notes due September 29, 2008, as part of the Refinancing Transactions.

      PROVISION FOR INCOME TAXES. The benefit from income taxes was $1.0 million in the six months ended June 2003 compared to an expense of $2.9 million in the comparable period for the prior year. In the second quarter of 2003, the benefit from income taxes was $3.1 million compared to an expense of $1.1 million in the comparable period for the prior year. The effective tax rate for the six months ended June 2003 was 34% compared to 37% in the comparable period for the prior year.


FISCAL YEAR ENDED DECEMBER 27, 2002 COMPARED TO FISCAL YEAR ENDED
DECEMBER 28, 2001

      OVERVIEW. During fiscal 2002, we implemented a number of growth and integration initiatives, which helped to increase net sales, despite a slowing U.S. economy. Our sales growth initiatives included the addition of new telesales representatives and an increase in our national accounts sales staff. We launched a national mini blind sales program aimed at the multi-family housing market, which included the introduction of custom mini blind cutting operations in our St. Louis, Missouri and Florence, South Carolina distribution centers. We also opened two Barnett service centers in the Chicago area to provide convenient pick-up options for our customers in this important market. By the end of fiscal 2002, we had substantially completed our Barnett integration efforts by consolidating Barnett's distribution centers in Dallas, Boston, Denver and Houston with our existing distribution centers and adding Barnett's product offerings through all of our combined distribution centers. We also relocated our import operations from Houston to our national distribution center in Nashville, Tennessee. Our results of operations for fiscal 2002 and fiscal 2001 included a comparable full year impact of Barnett.

      NET SALES. Our net sales grew by $28.1 million, or 4.6%, to $637.5 million in fiscal 2002 from $609.4 million in fiscal 2001. Daily sales were $2.5 million and $2.4 million in fiscal 2002 and 2001, respectively. Net sales grew significantly in our professional contractor market, which is primarily served by our Barnett brand, with particularly strong performance in the electrical, HVAC and plumbing contractor end markets due to improved response rates to our direct mail and other marketing efforts. Our facilities maintenance market, served principally by our Wilmar and Sexauer brands, showed modest growth in corporate sales, but these results were offset by weakness in the apartment and hospitality end markets, as high vacancy rates during this period impacted customer-spending habits.

      GROSS PROFIT. Gross profit increased by $11.1 million, or 4.9%, to $236.3 million in fiscal 2002 from $225.2 million in fiscal 2001. As a percentage of net sales, gross profit was 37.1% in fiscal 2002 compared to 37.0% in fiscal 2001. This increase in gross profit margin was chiefly due to our ongoing vendor consolidation efforts, which has allowed us to increase our purchasing power and consequently negotiate better prices and terms for the products we buy. Our higher gross profit margin also resulted in part from a favorable shift in product mix, as sales of lower cost private label products were proportionally higher for the period.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses increased by $6.5 million, or 4.1%, to $164.3 million in fiscal 2002 from $157.8 million in fiscal 2001. As a percentage of net sales, these expenses represented 25.8% in fiscal 2002 compared to 25.9% in fiscal 2001. The increase in our SG&A expenses was a result of relative increases in distribution center expenses and commissions related to our higher net sales, as well as higher costs associated with numerous growth strategies initiated during fiscal 2002. We also incurred additional expenses during the period as we consolidated six of our distribution centers, converted 16 distribution centers to our same-bin picking common inventory format and began adding products for our facilities maintenance customers to our NDC. These increases were partially offset by real estate, labor and management cost savings we achieved through the consolidation of our distribution centers.

      DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense decreased $5.2 million to $11.3 million in fiscal 2002 from $16.5 million in fiscal 2001. This decrease was primarily attributable to the adoption of SFAS 142 effective January 1, 2002, as we no longer amortize goodwill under this accounting standard.

      SPECIAL COSTS AND EXPENSES. Special costs and expenses were $4.9 million during fiscal 2002 compared to $3.1 million in fiscal 2001. Special costs and expenses in both of these periods consisted of non-recurring costs incurred in connection with our acquisition of Barnett. These costs included the termination of leases for real property, write off of inventory associated with our planned vendor consolidation efforts, relocation of executive and administrative functions, payment of employee severance, integration of management information systems, physical relocation of inventory and related consulting costs.

      OPERATING INCOME. As a result of the foregoing, operating income increased by $8.0 million, or 16.7%, to $55.8 million in fiscal 2002 from $47.8 million in fiscal 2001.

      INTEREST EXPENSE. Interest expense decreased by $1.6 million in fiscal 2002 to $38.8 million from $40.4 million in fiscal 2001. The decrease in interest expense resulted from an overall lower variable interest rate environment.

      CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS. We recorded a charge of $5.8 million and $6.9 million in fiscal 2002 and 2001, respectively. This non-cash charge is a result of the change in fair value of the interest rate swaps attributable to lower interest rates and changes in market volatility.

      PROVISION FOR INCOME TAXES. The provision for income taxes was $4.2 million and $2.6 million in fiscal 2002 and 2001, respectively. The effective tax rate for fiscal 2002 was 38%. The provision for income taxes for 2001 differs from the expected amount primarily due to nondeductible goodwill amortization and merger and recapitalization costs.

FISCAL YEAR ENDED DECEMBER 28, 2001 COMPARED TO FISCAL YEAR ENDED
DECEMBER 29, 2000

      OVERVIEW. Our results of operations for fiscal 2001 included the full year impact of Barnett, which we acquired in September 2000. However, our results of operations for fiscal 2000 only included Barnett's operating results for the fourth quarter of that fiscal year. Accordingly, net sales in fiscal 2001 increased by 59.5% as compared to fiscal 2000. Other initiatives in fiscal 2001 which impacted our results included the expansion of our national accounts sales programs, continued progress with the integration of Barnett and integration of Sexauer, which we acquired in 1999, expansion of our NDC facility and a significant increase in the inventory volume distributed through that facility, implementation of a new direct marketing database system and consolidation of all of our finance, accounting, human resource, catalog production and marketing departments for all of our brands.

      NET SALES. Net sales increased by $227.2 million, or 59.5%, to $609.4 million in fiscal 2001 from $382.1 million in fiscal 2000. Daily sales were $2.4 million and $1.5 million in fiscal 2001 and 2000, respectively.

This increase in net sales and daily sales resulted largely from the full year impact in fiscal 2001 of the Barnett Acquisition, which contributed approximately $216.6 million in incremental net sales for that period. The remaining $10.6 million of growth in net sales in fiscal 2001 was due in part to increases in sales from our national accounts sales programs, the success of new products introduced during the year and higher response rates to our improved direct mail and other marketing initiatives.

      GROSS MARGIN. Gross margin increased by $73.9 million, or 48.8%, to $225.2 million in fiscal 2001 from $151.3 million in fiscal 2000. As a percentage of net sales, gross margin was 37.0% in fiscal 2001 compared to 39.6% in fiscal 2000. This decrease in gross profit margin was due to a change in product mix that resulted from the Barnett Acquisition. Sales to the professional contractor customers served by Barnett traditionally resulted in a lower gross margin than sales to facilities maintenance customers, due primarily to differences in product mix and end markets. Our lower gross margin in fiscal 2001 was partially offset by higher margin sales to our facilities maintenance customers as a result of improved purchasing power in certain product categories.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses increased by $48.0 million, or 43.8%, to $157.8 million in fiscal 2001 from $109.8 million in fiscal 2000. This increase resulted primarily from the full year impact of the Barnett Acquisition, which added $44.2 million in expenses over the fiscal 2000 level. As a percentage of net sales, these expenses represented 25.9% for fiscal 2001, compared to 28.7% for fiscal 2000. Since the professional contractor brands acquired in the Barnett Acquisition market primarily through direct mail and telesales, their operating expenses as a percentage of sales have historically been lower than those of Wilmar's facilities maintenance brands, which rely on a more costly field sales organization. Additionally, SG&A expenses increased in fiscal 2001 as a result of the expansion of the NDC, the increase in inventory volume distributed through the NDC and the launch of an advanced new direct marketing database to support our marketing programs.

      DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense of $16.5 million in 2001 was $7.8 million higher than $8.7 million for fiscal year 2000. This increase is primarily attributable to the Barnett Acquisition in September 2000.

      SPECIAL COSTS AND EXPENSES. Special costs and expenses were $3.1 million during fiscal 2001 compared to $12.9 million in fiscal 2000. Special costs and expenses in fiscal 2001 were related to integration activities that took place in connection with the Barnett Acquisition, including numerous departmental and systems integration projects, relocation and consolidation of distribution centers and management or severance expenses for employees. Special costs and expenses in fiscal 2000 consisted mainly of fees related to our Going-Private Transaction and the subsequent refinancing of our debt which occurred when we acquired Barnett, as well as special bonuses granted to certain management employees in connection with the Barnett Acquisition.

      OPERATING INCOME. As a result of the foregoing, operating income increased by $27.8 million, or 138.9%, to $47.8 million in fiscal 2001 compared to $20.0 million in fiscal 2000.

      INTEREST EXPENSE. Interest expense totaled $40.4 million in fiscal 2001 and represented an increase of $21.3 million, or 111.8%, as compared to the prior year period. This increase in interest expense was attributable to the increase in debt used to finance the Barrett Acquisition.

      CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS. We adopted SFAS 133 on January 1, 2001. As a result, we recorded an accumulated transition adjustment of approximately $5.4 million as a reduction to earnings relating to derivative instruments that do not qualify for hedge accounting under SFAS 133. We recorded an additional charge of $6.8 million in 2001 as a result of the change in the fair value of the interest rate swaps associated with lower interest rates and market volatility.

      PROVISION FOR INCOME TAXES. The provision for income taxes was $2.6 million and the benefit from income taxes was $1.6 million, for fiscal 2001 and fiscal 2000, respectively. The effective tax rate was 277.0% and 15.0% for fiscal 2001 and fiscal 2000, respectively. These effective tax rates differ from the expected tax rates primarily due to nondeductible goodwill amortization and merger and recapitalization costs.

LIQUIDITY AND CAPITAL RESOURCES


      As of June 27, 2003, we had $45.4 million of availability under our new $65.0 million revolving credit facility. Historically, our capital requirements have been for debt service obligations, acquisitions, the expansion and maintenance of our distribution network, upgrades of our proprietary information systems software and working capital requirements. We expect this to continue in the foreseeable future. Historically, we have funded these requirements through internally generated cash flow and funds borrowed under our former credit facility. We expect our cash flow from operations and the loan availability under our new credit facility to be our primary source of funds in the future. Letters of credit, which are issued under the revolving loan facility under our new credit facility, will be used to support payment obligations incurred for our general corporate purposes. As of June 27, 2003, we had $4.8 million of letters of credit issued under the new credit facility. Interest on the notes is payable semiannually, with the first payment due November 15, 2003. With respect to borrowings under our new credit facility, we have the option to borrow at an adjusted LIBOR or an alternative base rate. Interest on the new credit facility is payable quarterly beginning June 30, 2003, and with respect to any LIBOR borrowings, on the last day of the interest period applicable to the term of the borrowing.


      Net cash provided by operating activities was $12.6 million in the six months ended June 2003 compared to net cash provided by operating activities of $3.0 million in the comparable period for the prior year. Net cash provided by operating activities in the six months ended June 2003 was higher than the prior year period as a result of improved working capital trends. Net cash provided by operating activities was $10.4 million and $15.7 million in fiscal 2002 and fiscal 2001, respectively, compared to net cash used in operating activities of $12.6 million for fiscal 2000. Net cash provided by operating activities in fiscal 2002 was lower than the prior year period primarily as a result of approximately $4.0 million higher income tax liability associated with higher taxable income in fiscal 2002 than in fiscal 2001. Net cash provided by operating activities in fiscal 2001 was $28.3 million higher than in fiscal 2000, primarily because fiscal 2001 included the full year impact of the Barnett Acquisition, with net income including a $12.1 million loss on debt extinguishment.

      Net cash used in investing activities was $6.3 million in the six months ended June 2003 compared to $2.5 million in the comparable period for the prior year. Net cash used in investing activities in the six months ended June 2003 was attributable to capital expenditures made in the ordinary course of business and the purchase of other investment assets. Net cash used in investing activities was $4.9 million and $8.2 million in fiscal 2002 and fiscal 2001, respectively, compared to $217.9 million in fiscal 2000. Cash used in investing activities in fiscal 2002 and fiscal 2001 was primarily attributable to capital expenditures made in the ordinary course of business and capital expenditures associated with merger related activities. In September 2000, we acquired Barnett for $212.3 million net of cash acquired.

      Net cash provided by financing activities totaled $0.5 million in the six months ended June 2003 compared to net cash used in financing activities of $2.8 million in the comparable period for the prior year. Net cash provided by financing activities in the six months ended June 2003 was attributable to our refinancing transactions. In the comparable period for the prior year, net cash used in financing activities was related to the repayment of long-term debt, partially offset by an increase in borrowings under our former revolving credit facility. Net cash used in financing activities totaled $3.3 million and $9.9 million in fiscal 2002 and 2001, respectively. Net cash provided by financing activities was $231.0 million in fiscal 2000. In fiscal 2002, net cash used in financing activities primarily related to the repayment of long-term debt. In fiscal 2001, our net cash used in financing activities consisted of a net repayment of $8.8 million of short and long-term borrowings and a payment of $1.1 million of debt financing costs related to the Barnett Acquisition. In fiscal 2000, net cash provided by financing activities related to our Going-Private Transactions, the Barnett Acquisition and the net repayment of short and long-term borrowings, in the amounts of $19.4 million, $224.9 million and $13.3 million, respectively.

      The $200.0 million aggregate principal amount of the initial notes was issued as part of the Refinancing Transactions. See "Description of the Notes" for further discussion of the terms of the notes. On May 29, 2003, we entered into a new $205.0 million senior secured credit facility which consists of a $140.0 million term loan facility and a $65.0 million revolving loan facility. See "Description of Other Indebtedness" for further description of the terms of the new credit facility. The net proceeds from the initial offering and the refinancing of our former credit facility with the new credit facility were used to: (1) repay all outstanding indebtedness under our former credit facility, (2) redeem all of the 16% senior subordinated notes, (3) pay accrued interest and related redemption premiums on our former debt and (4) pay transaction fees and expenses related to the Refinancing Transactions. As of June 27, 2003, our total indebtedness was $348.1 million (of which $4.8 million was outstanding in the form of letters of credit), and our senior indebtedness was $144.8 million.

      Capital expenditures were $2.6 million and $2.5 million in the six months ended June 2003 and the comparable period for the prior year, respectively. Capital expenditures were $5.6 million, $8.2 million and $4.9 million for fiscal 2000, 2001 and 2002, respectively. We have historically had relatively low capital investment requirements, with capital expenditures as a percentage of sales ranging from 0.8% to 1.5% during the period fiscal 2000 to 2002. Capital expenditures as a percentage of sales for the six months ended June 2003 and the six months ended June 2002 were 0.8%.

      In fiscal years 2000 and 2001, our acquisition expenditures were $212.3 million and $1.8 million, respectively. In fiscal 2000, we acquired Barnett. This acquisition was financed through a combination of bank debt and equity investments.

      Our principal working capital need is for inventory and trade accounts receivable, which have generally increased with the growth in our business. Our principal sources of cash to fund our working capital needs are cash generated from operating activities and borrowings under our revolving credit facility.


      We believe that cash flow from operations and available borrowing capacity under our new credit facility will be adequate to finance our ongoing operational cash flow needs and debt service obligations for the next twelve months.

SEASONALITY

      We experience some seasonal fluctuations as sales of our products typically increase in the second and third fiscal quarters of the year due to increased turnover and related maintenance and repairs in the multi-family residential housing sector during these periods. In addition, November, December and January sales tend to be lower across all our brands because customers defer purchases at year-end as their budget limits are met and because of the winter holiday season between Thanksgiving Day and New Year's Day.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

DERIVATIVE FINANCIAL INSTRUMENTS

      Periodically, we enter into derivative financial instruments, including interest rate exchange agreements, to manage our exposure to fluctuations in interest rates on our debt. Under our existing swap agreements, we pay a fixed rate on the notional amount to a bank and the bank pays to us a variable rate on the notional amount equal to a base LIBOR rate. Our derivative activities, all of which are for purposes other than trading, are initiated within the guidelines of corporate risk-management policies.

      Below is a summary of our interest rate swaps as of December 27, 2002:

                                          CONTRACT/NOTIONAL                   WEIGHTED AVERAGE   WEIGHTED AVERAGE
                                                AMOUNT          FAIR VALUE      PAYING RATES     RECEIVING RATES
                                          -----------------    ------------   ----------------   ----------------
                                                    (IN THOUSANDS)
      Interest rate swap agreements.....     $  151,000          $(18,067)          6.56%              1.78%

      For fiscal 2002, we have recognized a loss of $5.8 million from the interest rate swaps. This decrease in the value of the interest swaps is a direct result of a decrease in interest rates and changes in market volatility.

      Periodically, we perform an analysis to determine the effect on interest expense of instantaneous and sustained parallel shifts in interest rates of plus or minus 100 basis points over a period of twelve months. As of December 27, 2002, this analysis reflected that a 100 basis point change in interest rates would have resulted in a change in the fair value of the interest rate swaps of approximately $4.1 million. While this simulation is a useful measure of our sensitivity to changing rates, it is not a forecast of the future results and is based on many assumptions that, if changed, could cause a different outcome. In addition, a change in U.S. Treasury rates in the designated amounts accompanied by a change in the shape of the Treasury yield curve would cause significantly different changes to net interest income than indicated above.

      We intend to fully evaluate the costs and benefits of any changes in our interest rate risk position as a result of the Refinancing Transactions. Based on such evaluation, we may modify our existing swaps, or enter into new swaps, to manage our interest rate exposure.

RECENT ACCOUNTING PRONOUNCEMENTS

      In June 2001, the Financial Accounting Standards Board, or FASB, issued SFAS 141 "Business Combinations," SFAS 142 "Goodwill and Other Intangible Assets" and SFAS 143 "Accounting for Asset Retirement Obligations." SFAS 141 addresses financial accounting and reporting from business combinations. Except for combinations between two or more mutual enterprises or combinations involving not-for-profit organizations, use of the pooling-of-interests method of accounting is prohibited for business combinations initiated after June 30, 2001. The provisions of SFAS 141 also apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001. As no business combinations were completed by us in fiscal 2001, the adoption of SFAS 141 had no impact on our financial position or results of operations.

      SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. SFAS 142 also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.

      We adopted SFAS 142 effective January 1, 2002 and identified no impairment as a result of our evaluation of goodwill. Effective January 1, 2002, we no longer amortize goodwill. Goodwill will be tested for impairment at least annually, or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

      The pro forma effect of not amortizing goodwill under SFAS 142 had SFAS 142 been adopted the first day of fiscal 2000 is as follows:

                                                       2000             2001
                                                    ---------        ---------
                                                      (DOLLARS IN THOUSANDS)

       Net loss, as reported...................     $  (9,473)       $  (4,879)
       Add back goodwill amortization..........         3,156            5,165
                                                    ---------        ---------
       Adjusted net (loss) income..............     $  (6,317)       $     286
                                                    =========        =========

      SFAS 143 "Accounting for Asset Retirement Obligations" addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of leases. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The adoption of SFAS 143 did not have a material impact on our financial position or results of operations.

      In August 2001, the FASB issued SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supersedes SFAS 121 "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and the accounting and reporting provisions of APB Opinion 30, "Reporting Results of

Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. SFAS 144 also amends, ARB 51 "Consolidated Financial Statements" to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS 144 is effective for financial statements issued for fiscal yearsbeginning after December 15, 2001. The adoption of SFAS 144 did not have a material impact on our financial position or results of operations.

      In April 2002, the FASB issued SFAS 145 "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS 145 rescinds SFAS 4 "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of SFAS 4, SFAS 64 "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements". SFAS 145 also rescinds SFAS 44 "Accounting for Intangible Assets of Motor Carriers". SFAS 145 amends SFAS 13 "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. We early adopted SFAS 145 in 2002 and reclassified a loss on extinguishment of debt recorded in fiscal 2000 from an extraordinary item to non-operating expense as a result of adopting SFAS 145.

      In June 2002, FASB issued SFAS 146 "Accounting for Costs Associated with Exit or Disposal Activities". SFAS 146 nullifies Emerging Issues Task Force
(EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Under Issue 94-3, a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of SFAS 146 did not have an effect on our financial statements.

      In November 2002, the FASB issued Financial Accounting Standards Board Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"), which requires the guarantor to recognize a liability for the fair value of the obligation at the inception of the guarantee. We adopted the disclosure provisions of FIN 45 on December 27, 2002 and the recognition provision on December 28, 2002. The adoption of FIN 45 did not have a material impact on our financial position or results of operations.

      In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities" which, clarified the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is applicable immediately for variable interest entities created after January 31, 2003. The provisions of FIN 46 are applicable for variable interest entities created prior to January 31, 2003 no later than July 1, 2003. The adoption of FIN 46 did not have a material impact on our financial position or results of operations.


      In April 2003, the FASB issued SFAS No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 149"). SFAS 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In addition, the statement clarifies when a contract is a derivative and when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 is generally effective prospectively for contracts entered into or modified, and hedging relationships designated, after June 30, 2003. We adopted the statement effective June 28, 2003 and it did not have a material impact on our consolidated financial position, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity, and imposes certain additional disclosure requirements. The provisions of SFAS 150 are generally effective for financial instruments entered into or modified after May 31, 2003. Additionally, we must apply the provisions of SFAS 150 to all financial instruments on July 1, 2003. We adopted the statement effective June 28, 2003 and do not expect adoption to have a material impact on our consolidated financial position, results of operations or cash flows.

                                    BUSINESS

OUR COMPANY


      We are a leading direct marketer and specialty distributor of maintenance, repair and operations, or MRO, products according to a recent ranking of the top catalog companies selling industrial/MRO supplies in the U.S. published by Catalog Age Magazine and Industrial Distribution Magazine's ranking of the top 100 distributors in 2002. We sell over 42,000 plumbing, electrical, hardware, security hardware, heating, ventilation and air conditioning and other MRO products to over 150,000 active customer accounts. Our highly diverse customer base includes multi-family housing, educational, lodging and health care facilities, professional contractors and other distributors. Our customers range in size from individual contractors and independent hardware stores to large institutional real estate owners, and include such names as Apartment Investment and Management Company, or AIMCO, and McCoy's Building Supply Centers. No single customer accounted for more than 5% of our sales during fiscal 2002. Our net sales grew at a compound annual rate of 34.9% from fiscal 1998 to fiscal 2002. For fiscal 2002, we generated net sales of $637.5 million. During the six months ended June 27, 2003, our net sales were $314.6 million.


      We market and sell our products primarily through six distinct and targeted brands, each of which is nationally recognized in the markets we serve for providing premium products at competitive prices with reliable same-day/next-day delivery. The product and service offerings of each of our brands are tailored to the unique needs of the customer groups it serves. We reach our markets using a variety of sales channels, including a sales force of over 400 field representatives, over 280 telesales representatives, a direct mail program of approximately eight million pieces annually, six brand-specific websites and a national accounts sales program. We provide same-day/next-day delivery of our products through our network of 58 regional distribution centers encompassing approximately 2.0 million square feet located throughout the United States and Canada, a state-of-the-art national distribution center, or NDC, in Nashville, Tennessee and our dedicated fleet of approximately 180 trucks.


      Our integrated information technology and common operating platform support all of our major business functions, allowing us to market and sell our products at varying price points across our brands, depending on the customer's service requirements. While we market our products under a variety of brand names, all of our brands draw from the same inventory within common distribution centers (a process we refer to as "same-bin picking") and share associated employee and transportation costs. In addition, we have centralized sales, marketing, purchasing and catalog production operations that support all brands. Our shared inventory system and centralized back-office operations enable us to generate significant operating and financial efficiencies. We believe that our integrated information technology and common operating platform also benefit our customers by allowing us to offer highly competitive prices and broad product selection, while maintaining the unique customer appeal of each of our targeted brands.

INDUSTRY AND MARKET OVERVIEW

      The MRO distribution industry is approximately $300 billion in size and encompasses the supply of a wide range of MRO products, including hand-tools, janitorial supplies and safety equipment. Customers served by the MRO distribution industry include heavy industrial manufacturers that use MRO supplies for repair and overhaul of production facilities and machinery; institutions such as apartment building complexes, schools, hotels and health care facilities that use MRO supplies largely for maintenance, repair and refurbishment of their facilities; and professional contractors. The MRO distribution industry is highly fragmented and is comprised primarily of small, local and regional companies. According to Industrial Distribution magazine, sales of the ten largest MRO distributors in 2001 totaled $30 billion, or approximately 10% of the total market. Between 1991 and 2001, the wholesale distribution industry grew at an annual rate of approximately 5.6%.

      Within the MRO distribution industry, we focus on serving customers in three principal end markets: facilities maintenance, professional contractors and other distributors. We estimate that the markets we serve are approximately $80 billion in size in the aggregate. Our customers are primarily engaged in the repair, maintenance, remodeling and refurbishment of properties and facilities, as opposed to new construction projects or the maintenance of heavy industrial facilities and machinery, and therefore have historically been less impacted by negative cyclical business trends affecting the new construction and heavy industrial markets. Our facilities maintenance customers are individuals and entities responsible for the maintenance and repair of various commercial properties, including apartment buildings, schools, hotels and health care facilities. Our professional contractor customers buy our products to provide plumbing, electrical, heating, ventilation and air conditioning, or HVAC, and mechanical services to their residential, commercial and industrial contracting customers. Our distributor customers consist of small specialty distributors and hardware stores that purchase our products for resale to their own customers.

FACILITIES MAINTENANCE CUSTOMERS

      Facilities maintenance customers include multi-family housing, education, lodging and health care facilities. These customers buy our products to maintain, repair and remodel their facilities, and often need products with minimal delay. We believe that larger facilities maintenance customers favor national MRO product suppliers due to their ability to provide a broad product selection, competitive pricing and reliable ordering and delivery services. There are four major groups of customers in the facilities maintenance end market:

o MULTI-FAMILY HOUSING. Multi-family housing customers consist of multi-unit housing establishments, primarily apartment buildings. We estimate that there are approximately 17 million apartment units in the United States, with an average per unit age of approximately 34 years. In 1998, expenditures on MRO products for additions, alterations, replacements, repairs and maintenance of these facilities was approximately $10 billion. In 2001, the number of completed new apartment projects declined by 6.8% from the 2000 period. This slowdown in new apartment construction combined with the aging apartment stock is expected to increase the demand for MRO products. In addition, customers in the multi-family housing market are in the midst of a consolidation trend. During 2001, the 50 largest apartment owners in the United States increased their holdings to 17.1% of total apartment units, compared to 11.4% in 1994. Since we target our marketing efforts towards the largest apartment owners, we believe that we are in a position to benefit from this trend.

o EDUCATION. The education end market consists of elementary schools, secondary schools, colleges and universities, with over 100,000 such facilities located in the United States in the 1999-2000 school year. Public elementary and secondary schools make up the majority of U.S. education facilities. In 1999, public elementary and secondary schools spent over $5 billion for MRO products to maintain facilities, which represents a compound annual growth rate of 7.4% in their MRO spending since 1991. According to the most recent Economic Census (conducted in 1997), public colleges and universities spent over $3 billion annually for maintenance and operation of facilities, which includes expenditures for MRO products.

o LODGING. Lodging customers consist of hotels, motels and other short-term lodging facilities. There were approximately 53,000 lodging facilities with approximately four million rooms in the United States in 2000. In 2001, lodging proprietors spent approximately $4 billion on improvements. Between 1987 and 2001, the number of lodging rooms in the United States increased at a compound annual rate of 2.5%. However, new construction of lodging facilities is expected to decrease in the near term as declining demand for hotel rooms has made financing for new projects difficult to obtain. We expect this trend to give rise to an increase in spending on MRO products in order to maintain, repair and refurbish existing units.

o HEALTH CARE. The health care end market consists of acute care, rehabilitation and psychiatric health care facilities that are public, not-for-profit or for-profit institutions. There are approximately 54,000 such health care facilities in the United States, and in 2001 these facilities spent approximately $15 billion on MRO products. Since the U.S. Congress adopted a prospective payment system in 1983, cost containment pressures have forced managed care organizations to focus on improving cost structures. This is a significant trend, as the majority of U.S. citizens with health insurance belong to a managed care organization. We believe that this emphasis on operating efficiency favors larger MRO distributors due to their ability to offer a broad range of competitively priced products and comprehensive distribution solutions.


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

PROFESSIONAL CONTRACTOR CUSTOMERS

      Our professional contractor customers consist of contractors primarily in the plumbing, HVAC, electrical and locksmith industries. These contractors purchase MRO products for specific job assignments and/or to resell the products to end-customers. We believe that professional contractor customers prefer to purchase products from distributors that offer private label products, which they can resell at a higher margin than brand name products. Additionally, we believe that contractors prefer using comprehensive catalogs with pricing and technical information such as those that we offer. There are three major groups of customers in the professional contractor end market:

      o PLUMBING AND HVAC. Contractors in the plumbing and HVAC industry provide installation, repair and maintenance services to residential and commercial properties. According to the most recent Economic Census, there are approximately 85,000 plumbing and HVAC contractor companies in the United States. The majority of these companies are small operations, with approximately 78.1% having fewer than 10 employees. In 2001, these contractors served markets with end-user MRO product consumption of approximately $12 billion.

      o ELECTRICAL. Electrical contractors install, repair and maintain electrical, video, voice and other related systems in residential and commercial properties. It is estimated that there were approximately 70,000 electrical contractor companies in the United States in 2001, most of which are small private operations serving a local or regional market. In 2001, electrical contractors spent approximately $34 billion on materials and supplies, which included MRO products. These material and supply purchases grew at a compound annual rate of approximately 9.6% between 1997 and 2001. We believe this growth was driven in part by a trend toward building modernization and increased maintenance budgets.

      o LOCKSMITH. Locksmith contractors install and maintain locks, deadbolts and other security hardware and devices to safeguard commercial and residential properties. We estimate that there are more than 19,000 locksmith contractors in the United States serving a $1 billion door lock market. Industry sources estimate that the budget for maintenance and repair of security products increased from 14.0% of the total commercial security budget in 2000 to 20.0% in 2001. Furthermore, spending on security products and systems was estimated to have risen by 7.0% from 2001 to 2002 due to increasing insurance costs and heightened safety concerns following the terrorist events of September 11, 2001.

DISTRIBUTOR CUSTOMERS

      Our distributor customers consist of wholesalers and retailers that purchase our products for resale to their customers. There are three major customer groups in this end market:

      o HARDWARE STORES. Hardware stores sell items such as electrical, plumbing, building and hardware products to retail customers, which include contractors and homeowners. The selected products we distribute to hardware stores are typically pre-packaged for retail display. The hardware stores then resell our product to their end customers. It is estimated that the approximately 20,000 hardware stores in the United States spent approximately $25 billion on hardware products for resale in 2001. These expenditures were estimated to have grown by more than 5.5% from 2001 to 2002.

      o PHCP DISTRIBUTORS. Plumbing, heating, cooling and piping, or PHCP, distributors sell plumbing, HVAC and refrigeration products to contractors for use in residential, commercial and industrial properties. PHCP distributors buy the majority of the products they distribute from manufacturers. They also buy specialty items and difficult-to-obtain products from other distributors, for resale. In 1999, there were approximately 4,000 PHCP distributors in North America.

      o LIQUEFIED PETROLEUM GAS DISTRIBUTORS. Liquefied petroleum gas distributors sell liquefied petroleum gas to a variety of customers, including industrial, residential and commercial customers. Liquefied petroleum gas distributors customarily purchase MRO products for maintenance and repair of valves and other equipment, and for occasional resale to their customers. According to the most recent Economic Census, there are approximately 400 liquefied petroleum gas distributors in the United States.

      OUR STRENGTHS

      The following competitive strengths have contributed to our growth in market share within our target markets and have enabled us to improve our operating profitability:

      o UNIQUE BRAND MARKETING STRATEGY. We have developed different portfolios of products and services for each of our six major brands. Our nationally recognized brands focus on specific customer end markets and provide multiple service and delivery options at varying price levels, allowing us to obtain higher margins than many traditional distributors which are limited by a single brand approach to serving their customers. Our information system compiles customer purchasing data that enables us to tailor product and service offerings and to develop proprietary products based on our customers' changing needs. Our deep customer knowledge and broad capabilities also allow us to craft custom solutions for national accounts and other multi-location customers seeking to reduce their supply-chain costs.


      o NATIONAL PRESENCE WITH LOCAL MARKET CAPABILITY. We have a network of 58 regional distribution centers and a national distribution center strategically located to serve the largest metropolitan areas throughout the United States and Canada. The geographic scope of our distribution network and the efficiency of our information systems enable us to provide reliable, next-day delivery service to over 98% of the U.S. population and same-day delivery service to an increasing number of U.S. markets. We believe same-day delivery distinguishes our service offerings from those of our national competitors and reinforces our reputation for superior customer service. We also offer customers the convenience of pick-up locations in many markets, which are typically a source of significant incremental sales to existing customers. We believe that our focus on rapid delivery and convenient pick-up locations enables our customers to reduce on-hand inventory and streamline their supply-ordering processes.


      o COMMON INFORMATION AND OPERATING PLATFORM. We operate a sophisticated information and operating platform that supports all major business functions across our brands, allowing us to manage customer relationships and to administer and efficiently distribute thousands of products. All of our brands draw from the same inventory space within common distribution centers and share associated employee, sales, marketing and transportation costs. This common information and operating platform has enabled us to achieve significant operating and financial efficiencies, and has provided us with the flexibility to expand the scale and scope of our offerings, both organically and through acquisitions, without substantial incremental investment.

      o LEADING DOMESTIC AND PROPRIETARY PRODUCT LINES. We offer over 42,000 MRO products, including such well-recognized product lines as Delta, Moen, Kwick-Set, General Electric and Sylvania. We also offer a number of high quality, private label product lines that we market to customers across all of our brands. We believe that offering high quality, low-priced private label product lines, such as our Premier faucet line, has been a significant factor in attracting and retaining many of our customers.


      o DIVERSIFIED SOURCES OF SALES. We generate sales from a diversified mix of products and customers, selling over 42,000 MRO products to over 150,000 active customer accounts. No single customer accounted for more than 5% of our sales in fiscal 2002. In addition, over 300 of our customers have one-year preferred supplier agreements with us, representing more than $116 million of our sales in fiscal 2002.

      o STRONG CASH FLOW GENERATION. Our record of profitable operating results has been a key factor in the generation of strong historical cash flow. Additionally, our scaleable common operating platform has allowed us to increase sales volume without significant incremental capital expenditures. During the period from fiscal 1998 to the end of fiscal 2002, our annual capital expenditures have averaged approximately 1.1% of sales. Capital expenditures in the six months ended June 2003 and the six months ended June 2002 were approximately 0.8% of sales.



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

      o STRONG, EXPERIENCED MANAGEMENT TEAM. We have assembled an experienced, successful senior management team, whose members have held executive positions in some of the nation's leading distribution companies. The members of our senior management team average over 19 years of industry experience. Michael J. Grebe, our Chief Executive Officer, and William E. Sanford, our Chief Financial Officer, have over 18 and 19 years of MRO marketing and distribution experience, respectively.

BUSINESS STRATEGY

      Our goal is to increase both our revenues and profitability by maximizing our operational and financial performance. We plan to continue to improve our performance in these areas by executing the following strategies:

      o EXPAND PROVEN SALES AND MARKETING INITIATIVES. We seek to obtain a larger share of our current customers' purchases and to further penetrate the markets we serve by expanding upon a number of already successful marketing strategies. For example, we intend to expand our national accounts program, in which we target senior management at companies with multiple locations in order to acquire long-term customers that make large volume purchases. We intend to leverage the success we have had with this program in the multi-family housing market by initiating similar programs in the education, lodging and health care facilities markets. We also plan to increase the number of our field sales representatives to further enhance our position in the professional contractor market. Finally, we intend to expand our use of telesales and targeted direct mail efforts across all of our markets, as these marketing methods have proven to be low-cost tools which have gained wide acceptance by our customers.

      o CONTINUE TO MAINTAIN OUR LOCAL PRESENCE. While we believe our national reach is one of our key competitive strengths, we also believe a large factor in our future success will be our continued efforts to maintain a local presence for our customers. For example, many professional contractors prefer to pick up products between jobs due to the inherent convenience of obtaining materials on short notice. We have had success in addressing these contractors' needs by opening service counters in existing warehouses that allow for quick product pick-up with no advance notice. We plan to continue to open select pick-up centers, both in existing distribution centers and in free-standing locations, in geographic areas where there are high concentrations of professional contractors. We believe that by maintaining an established local presence, we will be able to enhance customer satisfaction and compete more effectively with both national and local competitors.

      o CONTINUE TO MANAGE OUR COST STRUCTURE. Our common information and operating platform enables us to recognize the benefit of significant operating efficiencies, such as inventory management and shared support services, across our brands. We plan to continue to focus on managing our cost structure to increase profitability, improve our cash conversion cycle and increase our return on invested capital. For example, we plan to manage our sales channels more efficiently by migrating our lower-margin customers that do not require a high degree of service to our lower-cost sales channels. In addition, we will continue to monitor all critical operating procedures and implement best practices throughout our operations in order to lower transaction costs and improve operating margins. We also intend to reduce working capital requirements by maximizing the potential of our same-bin picking capabilities and delivering product to our customers at improved service levels with lower incremental investments in inventory.

      o EXPAND OUR PRIVATE LABEL PROGRAM. We plan to increase the number of private label products that we offer to our customers. We believe that expanding our private label program will help us further penetrate our markets by allowing us to offer lower-priced products than those offered by our competitors. Since our private label products are significantly less expensive for us to purchase, we are able to improve our profit margin through the sale of these products, despite the fact that we sell them at a discount to our non-private label offerings. Additionally, we have found that we develop strong relationships with our private label product customers, as they generally return to us for future service and replacement parts on previously purchased products.


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

      o PURSUE STRATEGIC ACQUISITIONS. Acquisitions have historically been a significant part of our growth strategy. We have had repeated success in quickly assimilating acquisitions onto our common information and operating platform, with an emphasis on maximizing customer retention and increasing profitability. We will continue to pursue a disciplined acquisition strategy in order to add new customers within markets we currently serve. We also intend to pursue acquisitions of certain established brands in new markets in an effort to leverage our operating infrastructure.

OUR BACKGROUND

      Wilmar Industries, Inc. (as we were formerly known), was formed in 1978, and initially focused on marketing and distributing MRO products to multi-family housing facilities. In January 1996, we successfully completed an initial public offering. During 1999, we completed three acquisitions (Ace Maintenance Mart USA, Inc., the Mini Blind Company, Inc. and the Sexauer Group), for an aggregate purchase price of approximately $93.1 million.

      In May 2000, an investor group led by our current principal shareholders, affiliates of Parthenon Capital, Chase Capital Partners (now known as J.P. Morgan Partners, LLC), The Chase Manhattan Bank (now known as JPMorgan Chase
Bank) as trustee for First Plaza Group Trust (a GM Pension Fund), and Sterling Investment Partners, L.P., and certain other investors, including members of management, acquired Wilmar in a buy-out of the public shareholders of Wilmar pursuant to the Going-Private Transaction for aggregate cash consideration of approximately $300.8 million.

      In September 2000, we completed our acquisition of Barnett for an aggregate cash purchase price of approximately $220.8 million. In June 2001, we were renamed Interline Brands, Inc.

OUR PRINCIPAL SHAREHOLDERS

      Parthenon Capital, an affiliate of one of our principal shareholders, is a Boston-based private equity firm specializing in buyouts, growth equity investments and recapitalizations of public and private companies. Parthenon Capital was founded in 1988 and manages approximately $1.1 billion of private equity capital. Ernest K. Jacquet, Drew T. Sawyer and Gideon Argov of Parthenon Capital serve on our board of directors.

      J.P. Morgan Partners, the investment advisor to J.P. Morgan Partners (23A
SBIC), LLC, one of our principal shareholders, is a global partnership with approximately $29.0 billion in total capital under management. J.P. Morgan Partners is a leading provider of private equity and has closed over 1,800 individual transactions since its inception in 1984. J.P. Morgan Partners has more than 150 investment professionals in nine offices throughout the world. J.P. Morgan Partners is an affiliate of J.P. Morgan Chase & Co., one of the largest financial institutions in the world. Christopher C. Behrens and Stephen
V. McKenna of J.P. Morgan Partners serve on our board of directors.

      Sterling Investment Partners, L.P., one of our principal shareholders, is a Connecticut-based private equity firm established to provide growth capital for middle-market companies valued at $50 million to $300 million. Sterling's fund exceeds $235 million of committed capital. Charles W. Santoro of Sterling Investment Partners serves on our board of directors.

OUR PRODUCTS

      We distribute over 42,000 standard and specialty MRO products in a number of product categories, including plumbing, electrical, hardware, security hardware, appliances and parts, HVAC, janitorial chemicals and sanitary supplies, window and floor coverings and paint and paint accessories. We offer a broad range of brand name and private label products.

PRODUCT CATEGORIES

      The approximate percentages of our net sales for the twelve months ended December 27, 2002 by product category were as follows:

                                                                     PERCENTAGE
PRODUCT CATEGORY                                                    OF NET SALES
----------------                                                    ------------
Plumbing.........................................................         48%
Electrical.......................................................         12
Hardware.........................................................          7
Security Hardware................................................          6
Appliances and Parts.............................................          6
HVAC.............................................................          8
Other............................................................         13
                                                                        ------
Total............................................................        100%
                                                                        ------

      The following is a discussion of our principal product categories:

      PLUMBING PRODUCTS. We sell a broad range of plumbing products, from individual faucet parts to complete bathroom renovation kits. We sell a number of brand name products of leading plumbing supply manufacturers, including Delta, Moen and Price Pfister. We also sell a number of private label plumbing products under various proprietary trademarks, including Premier faucets and water heaters, DuraPro supply lines and ProPlus retail plumbing accessories.

      ELECTRICAL PRODUCTS. Our comprehensive selection of electrical products ranges from items such as ceiling fans to light fixtures and light bulbs. We offer a number of brand name products of leading electrical supply manufacturers, including Philips, Westinghouse, Honeywell and General Electric, as well as a number of private label electrical products, such as Powerworks switches and Lumina lightbulbs.

      HARDWARE PRODUCTS. We sell a variety of hardware products, from power tools to mini blinds. Our brand name products include DAP sealants and caulks, Rustoleum paints and Milwaukee power tools. Our private label hardware products include Legend door and window hardware and Anvil Mark fasteners.

      SECURITY HARDWARE PRODUCTS. We sell a broad range of security hardware products, from individual lock-sets to computerized master-key systems. We sell a number of brand name products of leading security hardware manufacturers, including Kwikset and Schlage. We also sell a number of private label security hardware products, such as U.S. Lock hardware, Legend locks and Rx master keyways.

      APPLIANCES AND PARTS. Our comprehensive range of appliances and parts includes washer/dryer components, garbage disposers, refrigerators and range hoods. We sell a number of brand name products of leading appliance manufacturers, including General Electric and Whirlpool. We also sell a number of high-quality generic replacement parts.

      HVAC PRODUCTS. We offer a variety of HVAC products, including condenser units, thermostats, fans and motors. Some of these are brand name products of manufacturers such as York and Janitrol and some are our own private label products, such as Centurion air conditioners.

PRIVATE LABEL PRODUCTS

      Our size and reputation have enabled us to develop and market various lines of private label products, which we believe offer our customers high quality, low-cost alternatives to the brand name products we sell. Our private label products are manufactured to our specifications by third party manufacturers, primarily in China and Southeast Asia, using our proprietary branding and packaging design. Our sales force, catalogs and monthly promotional flyers emphasize the comparative value of our private label products. Since our private label products are significantly less expensive for us to purchase from suppliers, we are able to improve our profit margin with the sale of these products, despite the fact that we sell them to our customers at a discount to our non-private label product offerings. In addition, we have found that we develop strong relationships with our private label customers and generate increased repeat business, as private label customers generally return to us for future service and replacement parts on previously purchased products.

NEW PRODUCT OFFERINGS

      We constantly monitor and evaluate our product offerings both to assess the sales performance of our existing products and to discontinue products which fail to meet specified sales criteria. We also create new product offerings in response to customer requirements by adjusting our product portfolio within existing product lines as well as by establishing new product line categories. Through these efforts, we are able to address our customers' changing product needs and thereby retain and attract customers. Further, by introducing new product lines, we provide our customers with additional opportunities for cost savings and a one-stop shopping outlet with broad product offerings. For example, we have successfully introduced products such as water heaters, floor coverings and custom cut mini blinds. We are currently evaluating the creation of product lines for new markets such as water filtration and irrigation, both of which have similar customer profiles to the contractor markets that we already serve. We believe that introducing new products in existing product lines and creating new product lines are both strategies which enable us to increase penetration of existing customer accounts, as well as attract new customers to our brands.

OUR BRANDS

      We market and sell products to our customers primarily through six distinct and targeted brands: Wilmar(R), Sexauer(R), Maintenance USA(R), Barnett(R), U.S. Lock(R) and HardwareExpress(R). Each of our brands is focused on serving a particular customer group. Wilmar, Sexauer and Maintenance USA generally serve facilities maintenance customers, while Barnett, U.S. Lock and HardwareExpress generally serve professional contractors and other distributors. Our brands are distinguished not only by the type of products offered, but also by the levels of service provided to customers. We have brands that market our full catalog of products, such as Maintenance USA, as well as brands that specialize in a particular group of products, such as U.S. Lock. We have brands that market complementary services to our customers, including inventory management and technical assistance, and brands that offer products without support services. We believe that our mix of brands allows us to effectively compete for a broad range of customers across our industry, regardless of their product requirements, preferred sales channels or service needs.

FACILITIES MAINTENANCE BRANDS

      We serve our facilities maintenance customers through our Wilmar, Sexauer and Maintenance USA brands. These brands generated approximately $363 million in net sales across 99,000 active customer accounts in fiscal 2002. Facilities maintenance customers buy our products for maintenance, repair and remodeling, and often need to obtain products with minimal delay. In many cases, our facilities maintenance customers also look to us for support services such as inventory maintenance, management of procurement contracts and technical advice and assistance.

      WILMAR. Our Wilmar brand specializes in sales of maintenance products to the multi-family housing market and has over 43,000 active customers. Through its Wilmar Master Catalog, Wilmar is able to act as a one-stop shopping resource for multi-family housing maintenance managers by offering one of the industry's most extensive selections of standard and specialty plumbing, hardware, electrical, janitorial and related products. Wilmar provides free, same-day/next-day delivery in local markets served by our distribution centers, and ships by parcel delivery services to other areas. Wilmar products are sold primarily through field sales representatives, as well as through direct mail and telesales. We have also successfully launched a national accounts program at Wilmar by adding national account managers who market to high level officers at real estate investment trusts, or REITS, and other property management companies. Through this program, we assist large multi-location customers in reducing total supply chain costs.

      SEXAUER. Our Sexauer brand markets and sells specialty plumbing and facility maintenance products to institutional customers, including commercial real estate, education, lodging, health care and other facilities maintenance customers. Sexauer currently has over 39,000 active customers. We believe that the 1,300 page catalog of Sexauer products is well known in the industry as a comprehensive source of specialty plumbing and facility maintenance products. In addition to a broad product portfolio, Sexauer offers customers an extensive selection of service and procurement solutions, drawing upon our product and supply management expertise. Accordingly, Sexauer customers are able to take advantage of services ranging from technical assistance provided by on-site support personnel to complete outsourcing of facility-wide MRO purchasing. As with our Wilmar brand, we are focusing on national account sales to larger multi-location customers.

      MAINTENANCE USA. Through our Maintenance USA brand, we offer our entire portfolio of MRO products to facilities, including multi-family housing, lodging and institutional customers. Since Maintenance USA sells our products exclusively through a catalog, which is supported by direct mail and telesales, it represents a low cost supply alternative to smaller property managers and more cost-conscious customers requiring minimal support services. Maintenance USA currently has over 17,000 active customers.

PROFESSIONAL CONTRACTOR AND OTHER DISTRIBUTOR BRANDS

      We serve our professional contractor and other distributor customers through our Barnett, U.S. Lock and HardwareExpress brands. These brands generated approximately $275 million in net sales across 43,000 active customer accounts in fiscal 2002. Professional contractors generally purchase our products for specific job assignments and/or to resell the product to end-customers. Our distributor customers, which consist of local and specialty distributors, hardware stores and other retail outlets, purchase our products to resell to their customers.

      BARNETT. Our Barnett brand markets and sells a broad range of MRO products to professional contractors, including plumbing, electrical, mechanical and HVAC contractors, typically for repair and remodeling applications. The Barnett brand also sells its products to other distributors, which are generally smaller and carry fewer products than Barnett. Barnett currently has over 27,000 active customers. Sales are made primarily through catalogs, telesales and direct mail. In addition, Barnett has regional sales managers in select markets throughout the United States. Customers can also receive technical support and assistance in selecting products by calling our customer service centers. In addition to next-day delivery, Barnett also offers customers the convenience of a network of local pick-up counters.

      HARDWAREEXPRESS. Our HardwareExpress brand markets and sells our full range of products primarily to retail hardware stores. HardwareExpress currently has over 10,000 active customers. While HardwareExpress customers may order our products for general inventory purposes, we specialize in working with independent stores to sell our private label brand products through custom designed retail display sets. We believe that our retail hardware store customers prefer our private label products because they are priced more competitively than non-private label products. In addition, our retail display program enables our hardware customers to present an entire line of products in a professional and organized manner. HardwareExpress sells its products through a catalog, supplemented by direct mail and telesales personnel, and its specialty display sales of private label products are coordinated by two field sales representatives.

      U.S. LOCK. Our U.S. Lock brand sells security hardware products to professional locksmiths. U.S. Lock currently has over 7,000 active customers. Our primary marketing vehicle for U.S. Lock products is our U.S. Lock dealer program, in which professional locksmiths receive incentives such as rebates and favored pricing on proprietary items in return for paying an annual membership, guaranteeing annual purchase volume, displaying our U.S. Lock logo in their stores, wearing shirts with our logo and assisting in other promotional activities. Sales are made primarily through catalog, telesales and direct mail.

SALES AND MARKETING

      We market and sell our products nationally and internationally through a variety of channels. The majority of our sales to facilities maintenance customers are made through field sales representatives, and the majority of our sales to professional contractors and other distributors are made through catalog and promotional mailings, supported by a telesales operation and limited field sales resources in major metropolitan markets. We also serve our facilities maintenance and professional contractor customers with six brand-specific websites, though the majority of customer orders are received through the other channels discussed above. For a more detailed description of our approach to e-commerce, see " - Management Information System."

      Our marketing strategy involves targeting our marketing channels and efforts to specific customer groups. As a result of our long-standing relationships with our customers, we have been able to assemble a database of customer purchasing information, such as end market purchasing trends, product and pricing preferences and support service requirements. In addition, we are able to track information such as customer retention and reactivation as well as new account acquisition costs. We are also able to track the success of a particular marketing effort once it is implemented by analyzing the purchases of the customers targeted by that effort. Our information system, which is shared across all of our brands, allows us to use this data to develop more effective sales and marketing channels. For example, our understanding of the preferences of our large, multi-family housing customers led to our development of a national accounts program, through which field sales representatives focus on developing contacts with national accounts. We initially established a database of customer information to track our professional contractor and other distributor markets, and we are now taking similar steps with respect to our facilities maintenance customers. We will continue to leverage our customer knowledge and shared brand information system to develop successful sales and marketing strategies.

CATALOGS AND DIRECT MAIL

      Our catalogs and direct mail promotional flyers are key marketing tools that allow us to communicate our product offerings to both existing and potential customers. We have six different catalogs, which typically exceed 1,000 pages in length, each containing a portfolio of products that is tailored to the customer category it serves. For our existing customers, we mail these catalogs on an annual or semi-annual basis. We supplement these catalog mailings by sending our customers monthly promotional flyers. Most of our branded catalogs have been distributed for over three decades, and we believe that these catalog titles have achieved a high degree of recognition among our customers.

      In targeting potential customers, we typically make our initial contact through promotional flyers, rather than by sending a complete catalog. We obtain mailing lists of prospective customers from outside marketing information services and other sources. We are able to gauge the effectiveness of our promotional flyer mailings through the use of proprietary database analysis methods, as well as through our telesales operations. Once customers begin to place orders with us, we will send an initial catalog and include the customer on our periodic mailing list for updated catalogs and promotional materials. We believe that this approach is a cost-effective way for us to contact large numbers of potential customers and to determine which customers should be targeted for continuous marketing.

      Our in-house art department produces the design and layout for our catalogs and promotional mailings using a sophisticated catalog content database and software system. Our catalogs are indexed and illustrated to provide simplified pricing information and to highlight new product offerings. Our promotional mailings introduce new product offerings, sale-promotion items and other periodic offerings. Illustrations, photographs and copy can be shared among brand catalogs and mailings or customized for a specific brand, allowing for fast and efficient production of multi-branded media. In addition, we frequently build custom catalogs designed specifically for the needs of some of our larger customers.

FIELD SALES REPRESENTATIVES

      Our direct sales force markets and sells to all levels of the customer's organization, including senior property management executives, local and regional property managers and on-site maintenance managers. Our direct sales force marketing efforts are designed to establish and solidify customer relationships through frequent contact, while emphasizing our broad product selection, reliable same-day/next-day delivery, high level of customer service and competitive pricing.

      We maintain one of the largest direct sales forces in our industry, with over 400 field sales representatives covering markets throughout the United States and Central America. We have found that we obtain a greater percentage of our customers' overall spending on MRO products in markets serviced by local sales representatives, particularly in regions where these representatives are supported by a nearby distribution center that enables free same-day/next-day delivery of our entire product line.

      Our field sales representatives are expected not only to generate orders, but also to act as problem solving customer service representatives. Our field sales representatives are trained and qualified to assist customers in shop organization, special orders, part identification and complaint resolution. We compensate our field sales representatives based on a combination of salary and commission. Increasingly, we are using these representatives to target senior management at multi-location companies in order to acquire long-term customers that make large volume purchases. We will continue to seek additional opportunities where we can leverage the strength of our field sales force to generate additional sales from our customers.

TELESALES

      Our telesales operation has been designed to make ordering our products as convenient and efficient as possible. We divide our telesales staff into outbound and inbound groups. Our outbound telesales representatives are responsible for maintaining relationships with existing customers and prospecting for new customers. These representatives are assigned individual accounts in specified territories and have frequent contact with existing and prospective customers in order to make telesales presentations, notify customers of current promotions and encourage additional purchases. Our inbound telesales representatives are trained to quickly process orders from existing customers, provide technical support and expedite and process new customer applications, as well as handle all other customer service requests. We offer our customers nationwide toll-free telephone numbers and brand-specific telesales representatives who are familiar with a particular brand's markets, products and customers. Our call centers are staffed by over 280 telesales, customer service and technical support personnel, who utilize our proprietary, on-line order processing system. This sophisticated software provides the telesales staff with detailed customer profiles and information about products, pricing, promotions and competition.

OPERATIONS AND LOGISTICS

DISTRIBUTION NETWORK


      We have a network of 58 regional distribution centers strategically located to serve the largest metropolitan areas throughout the United States and Canada, and a state-of-the-art national distribution center in Nashville, Tennessee. We also maintain a dedicated fleet of approximately 180 trucks to assist in local delivery of products. The geographic scope of our distribution network and the efficiency of our information system enable us to provide reliable, next-day delivery service to over 98% of the U.S. population and same-day delivery service to an increasing number of U.S. markets.


      Our regional distribution centers are central to our operations and range in size from approximately 6,000 square feet to 106,000 square feet. Our regional distribution centers are typically maintained under operating leases in commercial or industrial centers, and primarily consist of warehouse and shipping facilities. We have also had success with opening pick-up counters in existing warehouses and in free-standing locations, which allow the customer to obtain products from a fixed location without ordering in advance. This service has been especially popular with our professional contractor customers, as we have found that many of them prefer to pick up products between jobs. We plan to continue to open select pick-up centers in geographic locations where there are high concentrations of professional contractors.

INBOUND LOGISTICS


      Historically, our distribution centers were decentralized, with most of our vendors shipping directly to individual regional distribution centers. In July 2000, we opened our NDC in Nashville, Tennessee, which we later expanded to 317,000 square feet. Our NDC receives over 80% of all vendor shipments and efficiently re-distributes products to our regional distribution centers. Some over-sized or seasonal products are directly shipped to regional distribution centers by the vendors. Our use of the NDC has significantly reduced regional distribution center replenishment lead times and on-hand inventory, while simultaneously improving our customer fill rates.


      Since most of our suppliers now ship their products solely to the NDC, as opposed to each of our regional distribution centers, we have provided these suppliers with an opportunity to reduce their shipping costs. As a result, we have been able to negotiate discounts and rebates with many of our suppliers. These rebates and discounts have historically offset our operating costs for the NDC. In addition, the existence of additional storage space at the NDC has allowed us to purchase certain products cheaply in bulk from foreign suppliers.

OUTBOUND LOGISTICS

      Upon receiving new orders, our telesales personnel can determine immediately whether a particular product is available at the distribution center closest to the customer and, if not, the representative determines the closest distribution center with availability. Once an order is entered into the computer system by a telesales representative, items within the order are automatically arranged by warehouse location to facilitate ease of picking within the distribution center. For customers located within the local delivery radius of a distribution center (typically 50 miles), our own trucks or third-party carriers will deliver the products directly to the customer either on the same day or the next day. For customers located outside the local delivery radius of a distribution center, we deliver products via UPS or another parcel delivery company or, in the case of large orders, by common carriers that handle such orders. We arrange for pick-up of returns at no charge to the customer in the local delivery radius. For customers outside the local delivery radius, we provide parcel service pick-up of the returns at no charge and also provide a full refund if the return is the result of our error.

SUPPLIERS


      We enjoy long-standing relationships with many of our suppliers, which include leading companies such as General Electric, American Water Heater, Mueller, KWIKSET and Janitrol. No single supplier accounted for more than 5% of our inventory purchases in fiscal 2002. In addition, in most cases, we have a number of competitive sources of supply for any particular product that we sell. Due to our high volume of purchases and use of foreign suppliers, we are able to obtain purchase terms we believe to be more favorable than those available to most local suppliers of MRO products. Approximately 85% of our purchases in fiscal 2002 were from domestic suppliers and approximately 15% were from foreign suppliers, primarily located in Asia. Fluctuations in the rate of tariffs levied on products we import from international suppliers could have a corresponding impact on the prices we charge, and consequently on our revenues and profitability.


      The following chart details our top ten suppliers by the dollar amount of product we purchased from each supplier:

                                                   FISCAL 2001     FISCAL 2002
                                                   -----------     -----------
        SUPPLIER                                    (DOLLARS IN THOUSANDS)
        --------

        General Electric......................       $ 14,800        $ 19,000
        American Water Heater.................         11,000          16,200
        Delta Faucet..........................          6,400          11,000
        Mueller...............................         10,600          10,000
        KWIKSET...............................          8,300          10,000
        In-Sink-Erator........................          6,700           7,700
        Janitrol..............................          6,000           7,500
        Fluidmaster...........................          5,400           6,700
        Sloan.................................          4,800           6,300
        Moen..................................          4,000           5,300
                                                     --------        --------
              Total...........................       $ 78,000        $ 99,700
                                                     ========        ========

      Our purchasing process is driven by an inventory management system that forecasts demand based on trailing customer ordering patterns. This system monitors our inventory and alerts our purchasing managers of items approaching low stocking levels. We balance ordering and carrying costs in an effort to minimize total inventory costs. Forecasting is automated and is based on either trailing twelve months of demand, as specified by the purchasing manager, or seasonally adjusted projected demand. Our system assists in determining which items fit seasonal demand patterns. Demand forecasts are adjusted by trend factors that reflect changes in expected warehouse sales or general business trends. Automated procedures recommend safety stock levels based on frequency of item sales. When an item reaches re-order point, our system can automatically generate a replenishment purchase, the purchasing manager can initiate an automatic purchase order or the purchasing manager can manually build a purchase order. System reports prompt the purchasing manager to resolve out-of-stock risk situations repeatedly until the situation is resolved, either through the placement of an order or by discontinuing the product.

MANAGEMENT INFORMATION SYSTEM

      We operate a sophisticated customer service and inventory management system that allows us to manage customer relationships and to administer and distribute thousands of products for our various brands. Our system uses a single platform that encompasses all major business functions for each of our brands and enables us to receive and process orders, manage inventory, verify credit and payment history, generate customer invoices, receive payments and manage our proprietary mail order customer lists. We have consistently invested in our information technology, as we believe that the efficiency and flexibility of our information system are critical to the success of our business.

      Our information system has been instrumental in our efforts to streamline our inventory management processes. Our information system tracks each item of our inventory and its location within our distribution network. By monitoring inventory levels, we are able to quickly reorder products or shift inventory through our distribution network in order to ensure product availability. Our system also allows us to monitor sales of products, enabling us to eliminate products that do not perform to our sales targets. Furthermore, our information system allows us to maintain shared inventory across all of our brands, thereby reducing on-hand inventory requirements and generating operating efficiencies. Our information system has also allowed us to create a more efficient order fulfillment process. All of our local distribution centers are linked to our information system, which provides them with real-time access to inventory availability, order tracking and customer creditworthiness. When we receive customer orders we input them into the system, which verifies the credit and payment history of the customer, identifies the item of inventory to fill the order, debits the inventory account accordingly, generates shipping instructions for the item and produces an invoice which is sent to the customer for billing. After shipping the order we continue to utilize our system to manage our billing and collection functions. Finally, our information system has allowed us to coordinate our marketing efforts across our brands. Our system allows us to track customer spending and purchasing habits, generate customer-specific marketing materials and mailing lists, coordinate the timing of promotions and gauge the effectiveness of marketing campaigns. Furthermore, we have internalized our catalog production capabilities such that we are able to design our catalogs and other promotional mailings using our own software and database of product information.

      We constantly seek new ways to generate additional efficiencies, such as by utilizing e-commerce. With our six brand-specific websites, our customers can browse our catalogs and send electronic purchase orders over the Internet directly to our order entry system. Our customers can integrate this system into their own purchase order systems, thereby making their supply chain operate more seamlessly. In addition, we offer our customers the option of receiving invoices electronically. For customers that place frequent orders and have the ability to receive electronic invoices, this program can dramatically reduce ordering costs by eliminating invoice handling and automating the matching and payment process. We believe that by offering services like electronic purchasing and invoicing, which remove transaction costs from the supply chain, we encourage our customers to use us as their single source of MRO supplies.

COMPETITION

      The MRO product distribution industry is a large, fragmented industry that is highly competitive. Competition in our industry is primarily based upon product line breadth, product availability, service capabilities and price. We face significant competition from national and regional distributors, such as Century Maintenance Supply, Inc., Maintenance Warehouse/America Corp., an affiliate of The Home Depot, Inc., Chad Supply, Inc. and W. W. Grainger, Inc., which market their products through the use of direct sales forces as well as direct mail and catalogs. In addition, we face competition from traditional channels of distribution such as retail outlets, small dealerships and large warehouse stores, including Home Depot and Lowe's. We also compete with buying groups formed by smaller distributors, Internet-based procurement service companies, auction businesses and trade exchanges.

      We expect that competition in our industry will increase in the future. The MRO product distribution industry is consolidating, as traditional MRO product distributors attempt to achieve economies of scale and increase efficiency. Furthermore, MRO product customers are continuing to seek low cost alternatives to replace traditional methods of purchasing and sources of supply. We believe that the current trend is for customers to reduce the number of suppliers and rely on lower cost alternatives such as direct mail and/or integrated supply arrangements, which will contribute to competition in our industry. Finally, we expect that new competitors will develop over time as Internet-based enterprises become more established and reliable and refine their service capabilities.

ENVIRONMENTAL MATTERS

      We are subject to certain federal, state and local environmental laws and regulations, including those governing the management and disposal of, and exposure to, hazardous materials and the cleanup of contaminated sites. While we could incur costs as a result of liabilities under, or violations of, such environmental laws and regulations or arising out of the presence of hazardous materials in the environment, including the discovery of any such materials resulting from historical operations at our sites, we do not believe that we are subject to any such costs that are material. Furthermore, we believe that we are in compliance in all material respects with all environmental laws and regulations applicable to our facilities and operations.

PROPERTIES

      Our corporate headquarters is located in Jacksonville, Florida.

      We operate the following distribution centers and pick-up facilities:


      DISTRIBUTION CENTER        SQUARE FOOTAGE             DISTRIBUTION CENTER         SQUARE FOOTAGE
      -------------------        --------------             -------------------         --------------
Birmingham, AL................        30,618         Farmington Hills, MI..........            70,000
Tempe, AZ.....................        33,307         St. Louis, MO.................            34,975
Cerritos, CA..................        39,455         Charlotte, NC.................            45,600
Hayward, CA...................        26,144         Mt. Laurel, NJ................            70,000
Ontario, CA...................        46,200         Pinebrook, NJ.................            26,500
Sacramento, CA................        41,791         North Las Vegas, NV...........            36,000
San Diego, CA.................        25,705         Brentwood, NY*................            42,000
Edmonton, CN..................         7,557         Bronx, NY.....................            18,600
Oakville, CN..................        17,069         Bronx, NY.....................            76,000
Aurora, CO....................        69,500         Depew, NY.....................            21,728
Hollywood, FL.................        53,600         Cincinnati, OH................            33,711
Jacksonville, FL..............         8,400         Columbus, OH..................            36,264
Jacksonville, FL..............        47,370         Oklahoma City, OK.............            15,340
Miami, FL.....................        17,920         Bristol, PA...................            55,000
Orlando, FL...................        30,000         Leetsdale, PA.................            37,000
Tampa, FL.....................        40,000         Pittsburgh, PA................            26,662
Doraville, GA.................        52,320         Hato Tejas, PR................            23,657
Carol Stream, IL..............        42,106         Florence, SC..................            34,000
Crestwood, IL.................         6,000         La Vergne, TN (NDC)...........           317,085
Wheeling, IL..................         5,783         Memphis, TN...................            17,580
Fishers, IN...................        44,840         Nashville, TN.................            24,900
Lenexa, KS....................        22,000         Dallas, TX....................            15,697
Jeffersontown, KY.............         8,700         El Paso, TX...................            42,837
Louisville, KY................        38,040         Fort Worth, TX................            20,000
Louisville, KY*...............        60,000         Grand Prairie, TX.............           106,245
Harahan, LA...................        32,600         Houston, TX...................            64,000
Worcester, MA.................        40,072         San Antonio, TX...............            19,200
Baltimore, MD.................        32,800         Richmond, VA..................            20,861
Savage, MD....................        28,511         Seattle, WA...................            38,218
                                                     Butler, WI....................            27,800

----------
*    Owned properties


TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

      We have registered and nonregistered trade names and trademarks covering the principal brand names and product lines under which our products are marketed, including Wilmar(R), Sexauer(R), Maintenance USA(R), Barnett(R), U.S. Lock(R) and HardwareExpress(R). We believe that our trademarks and other proprietary rights are important to our success and our competitive position. Accordingly, our policy is to pursue and maintain registration of our trade names and trademarks whenever possible and to oppose vigorously any infringement or dilution of our trade names and trademarks.

LITIGATION

      We are not a party to and do not have any property that is the subject of any legal proceedings pending or, to our knowledge, threatened, other than ordinary routine litigation incidental to our business and proceedings which are not material or as to which we believe we have adequate insurance.

EMPLOYEES


      As of June 27, 2003, we had approximately 2,160 employees, of whom approximately 105 were unionized. Currently we have two labor agreements in place: one for our Mt. Laurel, New Jersey distribution center and one for our Savage, Maryland distribution center. The Mt. Laurel, New Jersey agreement was entered into in May 2001 and renewed through November 8, 2005. The total number of employees within this bargaining unit is approximately 70. The Savage, Maryland agreement was entered into in May 2002 and expires in February 2005. The total number of employees within this bargaining unit is 35. We have not experienced any work stoppages resulting from management or union disagreements and believe that our employee relations are good.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information regarding our directors and executive officers:


NAME                                  AGE                                   POSITION
----                                  ---                                   --------
Michael J. Grebe...............       46    President, Chief Executive Officer, Chief Operating Officer and Director
William E. Sanford.............       43    Executive Vice President, Chief Financial Officer and Secretary
William R. Pray................       56    Senior Vice President, Chief Merchandising Officer and Director
Fred M. Bravo..................       46    Vice President, Field Sales
Pamela L. Maxwell..............       38    Vice President, Marketing
Thomas J. Tossavainen..........       34    Vice President of Finance and Treasurer
William S. Green...............       44    Chairman and Director
Ernest K. Jacquet..............       56    Director
Drew T. Sawyer.................       36    Director
Christopher C. Behrens.........       42    Director
Stephen V. McKenna.............       34    Director
Charles W. Santoro.............       44    Director
Gideon Argov...................       46    Director


      Michael J. Grebe has served as a director of our company since May 2000, our Chief Operating Officer since November 1998, our President since October 1999 and our Chief Executive Officer since January 2002. Prior to joining us, Mr. Grebe served as a Group Vice President of Airgas, Inc., or Airgas, a distributor of industrial gases, from 1997 to 1998. Mr. Grebe joined Airgas following its acquisition of IPCO Safety, Inc., a national alternate channel marketer of industrial safety supplies, of which he served as President from 1991 to 1996.

      William E. Sanford has served as our Executive Vice President since January 2002 and as our Chief Financial Officer and Secretary since April 1999. Previously he served as our Senior Vice President from April 1999 to January 2002. Prior to joining us, Mr. Sanford served as Vice President, Corporate Development of MSC Industrial Direct Co., Inc., a distributor of industrial supplies, from January 1998 to March 1999. Prior to 1998, Mr. Sanford held various positions at Airgas, serving as Executive Vice President, Vice President
- Sales & Marketing from 1993 to 1999 and as President of its Pacific Northwest subsidiary from 1988 to 1993.

      William R. Pray has served as a director of our company since October 2001, and has served as our Senior Vice President and Chief Merchandising Officer since March 2002. Prior to joining us, Mr. Pray served as President and Chief Operating Officer of Waxman Industries, Inc., the former parent of Barnett, from June 1995 to April 1996, resigning from these positions upon the consummation of the initial public offering of Barnett. From February 1991 to February 1993, Mr. Pray served as Senior Vice President - President of Waxman Industries Inc.'s U.S. operations, after serving as President of its Mail Order/Telesales Group since 1989.

      Fred M. Bravo has served as our Vice President, Field Sales since October 2001. Mr. Bravo previously served as our National Sales Manager, Director of Sales and Vice President, Sales. Prior to joining us, Mr. Bravo served as Vice President of Sales of HMA Enterprises, Inc., a Texas- based MRO parts wholesaler, from 1987 to 1996. Mr. Bravo served as Vice President, Sales for Cherokee Holdings, Inc., a Houston based MRO wholesaler from 1985 to 1987.

      Pamela L. Maxwell has served as our Vice President of Marketing since January 2001. Prior to joining us, Ms. Maxwell served as President of Airgas Rutland Tool & Supply Co., Inc., a subsidiary of Airgas and a direct marketing distributor of metalworking products and MRO supplies, from November 1998 to December 2000. During her 17-year career at Airgas, Ms. Maxwell held a variety of positions ranging from customer support and sales management in the gas distribution division to marketing management in the direct industrial division.

      Thomas J. Tossavainen has served as our Vice President and Treasurer since August 2001. Prior to joining us, Mr. Tossavainen served as the Director of Strategic Projects - Treasury at Airgas from August 2000 to August 2001. Mr. Tossavainen joined Airgas in 1996, where he served as the Vice President of Finance and Controller of Airgas Safety, Inc., a subsidiary of Airgas. Mr. Tossavainen also served as the assistant controller of Robertson-Ceco Corp. from March 1995 to August 1996 and as an auditor in the financial services group at KPMG Peat Marwick LLP from July 1991 through March 1995.

      William S. Green has served as Chairman of our Board of Directors and a director of our company since 1986. Mr. Green founded our predecessor company, Wilmar Industries, Inc., with his father, Martin Green, in 1977. From 1986 to October 1999, Mr. Green also served as our President, and from 1986 to December 2001 as our Chief Executive Officer.

      Ernest K. Jacquet has served as a director of our company since March 1995. Mr. Jacquet is currently a Co-Chief Executive Officer of Parthenon Capital, one of our principal shareholders. Prior to founding Parthenon Capital, Mr. Jacquet was a general partner of Summit Partners from April 1990 through May 1998. Mr. Jacquet also serves as a director of CIDCO Incorporated, which designs, develops and markets subscriber telephone equipment.

      Drew T. Sawyer has served as a director of our company since May 2000. Mr. Sawyer is currently a Managing Director of Parthenon Capital, LLC. He was a founding member at Parthenon Capital as a Principal from 1998 to 2000. Prior to joining Parthenon Capital, Mr. Sawyer was a Principal at Parthenon Group from 1997 to 1998. Mr. Sawyer serves on the boards of directors of Franco Apparel Group, Inc., Official Starter, LLC and Restaurant Technologies Inc.

      Christopher C. Behrens has served as a director of our company since December 1999. Mr. Behrens is currently a Partner of J.P. Morgan Partners, LLC, the investment advisor of one of our principal shareholders, and was a Partner of its predecessor, Chase Capital Partners. Prior to being a Partner, he was a Principal of Chase Capital Partners from 1992 to 1999. Mr. Behrens serves on the boards of directors of Berry Plastics Corporation, Chromalox, Inc., Brand Services, Inc., Carrizo Oil & Gas Inc., Erickson Air Crane and Portola Packaging Inc., as well as a number of private companies.

      Stephen V. McKenna has served as a director of our company since September 2000. Mr. McKenna is currently a Principal of J.P. Morgan Partners, LLC and was a Principal of its predecessor, Chase Capital Partners. Prior to joining Chase Capital Partners in 2000, Mr. McKenna worked in the Investment Banking Group of Morgan Stanley & Co., Incorporated from 1999 to 2000 and in the Mergers & Acquisitions Group of J.P. Morgan & Co. Incorporated from 1996 to 1999. Mr. McKenna serves on the board of directors of National Waterworks, Inc. as well as a number of private companies.

      Charles W. Santoro has served as a director of our company since May 2000. Mr. Santoro is a co-founder and Managing Partner of Sterling Investment Partners, L.P., one of our principal shareholders. Before founding Sterling Investment Partners in December 1999, Mr. Santoro was Vice Chairman, Investment Banking Division of Paine Webber Group Inc. from 1995 to May 2000, where he oversaw the Financial Sponsor Group and the Industrial Group. Prior to joining PaineWebber in 1995, Mr. Santoro was a Managing Director of Smith Barney Inc. in charge of the firm's Multi-Industry Group and New Business Development Group. Prior to that, Mr. Santoro was responsible for Smith Barney's cross-border investment banking activities in New York and London, where he sat on that firm's International Board of Directors. From May 1984 to April 1991, Mr. Santoro served as Operations Officer of the European Mergers & Acquisitions Department at Morgan Stanley & Co., Incorporated. Mr. Santoro also serves on the board of directors of Washington Inventory Services, Inc.

      Gideon Argov has served as a director of our company since August 2001. Mr. Argov is currently a Special Limited Partner of Parthenon Capital. His responsibilities include working with several of Parthenon Capital's portfolio companies on strategy formulation and implementation, as well as finding and originating new investments.

Prior to joining Parthenon Capital, Mr. Argov served as Chairman of Kollmorgen Corporation from 1995 to 2000, and as its Chief Executive Officer and President, and became its Chairman in 1995. Mr. Argov serves on the boards of directors of TransTechnology Corporation and Amazys Holding AG and is a member of the Corporation at Draper Laboratories.

COMMITTEES

      Our board of directors currently has two standing committees: the audit committee and the compensation committee. The audit committee has the authority to recommend the appointment of our independent auditors and review the results and scope of audits, internal accounting controls and tax and other accounting-related matters. The audit committee consists of Messrs. McKenna and Sawyer. The compensation committee has the authority to approve salaries and bonuses and other compensation matters for our officers. In addition, the compensation committee has the authority to approve employee health and benefit plans. The compensation committee consists of Messrs. Argov, Santoro and Behrens.

EXECUTIVE COMPENSATION

      The following table sets forth information relating to the compensation awarded to, earned by or paid to our President, Chief Executive Officer and Chief Operating Officer, Michael J. Grebe, and each of our four other most highly compensated executive officers whose individual compensation exceeded $100,000 during fiscal 2002 for services rendered to us, to whom we collectively refer as our "named executive officers."

                                                                          ANNUAL COMPENSATION
                                                       --------------------------------------------------------
                                                                                                   OTHER ANNUAL
NAME AND PRINCIPAL POSITION                            YEAR         SALARY          BONUS          COMPENSATION
---------------------------                            ----         ------          -----          ------------
Michael J. Grebe...............................        2002       $  342,807       $ 144,000       $  60,000 (1)
   President, Chief Executive Officer and Chief
   Operating Officer
William E. Sanford.............................        2002       $  308,923       $ 141,000       $  58,000 (1)
   Chief Financial Officer
William R. Pray                                        2002       $  472,320       $ 150,000       $  18,887
   Executive Vice President
Pamela L. Maxwell..............................        2002       $  150,096       $  49,000       $   4,500
   Vice President, Marketing
Fred M. Bravo..................................        2002       $  139,615       $  30,800       $  20,600
   Vice President, Field Sales

----------
(1) Other annual compensation, including a relocation fee of $50,000 and a monthly car allowance of $1,000.

OPTIONS GRANTS DURING FISCAL 2002

      There were no option grants to any of our named executive officers in fiscal 2002.

AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND YEAR-END OPTION VALUES

      None of our named executive officers exercised any of their options during fiscal 2002. The following table sets forth exercisable and unexercisable stock options held by each of our named executive officers as of December 27, 2002, at which time none of these stock options were in the money.

                                               NUMBER OF SECURITIES
                                       UNDERLYING UNEXERCISED OPTIONS AS OF
                                                DECEMBER 27, 2002
                                    ------------------------------------------
NAME                                     EXERCISABLE         UNEXERCISABLE
----                                     -----------         -------------
Michael J. Grebe................             29,820                44,730
William E. Sanford..............             20,502                30,753
William R. Pray.................                 --                    --
Pamela L. Maxwell...............                 --                    --
Fred M. Bravo...................                 --                    --


2000 STOCK AWARD PLAN

      Under our 2000 Stock Award Plan, or the Stock Award Plan, our compensation committee may award a total of 525,000 shares of our common stock in the form of incentive stock options (which may be awarded to key employees only), nonqualified stock options, stock appreciation rights, or SARs, and restricted stock awards, all of which may be awarded to our directors, officers, key employees and consultants. Shares subject to any unexercised options granted under the Stock Award Plan, which have expired or terminated, become available for issuance again under the Stock Award Plan. During any one-year period during the term of the Stock Award Plan, no participant may be granted options which in the aggregate exceed 225,000 shares of common stock authorized for issuance pursuant to the Stock Award Plan. The exercise price per share for an incentive stock option may not be less than 100% of the fair market value of a share of our common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of our stock may not be less than 110% of the fair market value of a share of our common stock on the grant date, and may not be exercisable after the expiration of five years from the date of grant. SARs may be granted either in tandem with another award or freestanding and unrelated to another award. A SAR entitles the participant to receive an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the SAR over the SAR's grant price. Our compensation committee will determine in its sole discretion whether a SAR is settled in cash, shares or a combination of cash and shares. Our compensation committee has full discretion to administer and interpret the Stock Award Plan, to adopt such rules, regulations and procedures as it deems necessary or advisable, and to determine the persons eligible to receive awards, the time or times at which the awards may be exercised, and whether and under what circumstances an award may be exercised.

EMPLOYMENT AGREEMENTS

      We have entered into employment agreements with Messrs. Grebe, Sanford and Pray.

      MICHAEL J. GREBE. The term of Mr. Grebe's agreement is from May 16, 2000 to December 31, 2003, subject to automatic one-year extensions unless we or Mr. Grebe give at least 60 days' prior written notice of non-extension. The agreement provides that we will pay Mr. Grebe a base salary of $240,000, subject to an annual cost of living increase of at least 5%. He is eligible to receive an annual cash bonus based upon the achievement of an annual EBITDA target established by our board of directors, with a target bonus potentially equal to 100% of his base salary.

      The agreement may be terminated by us for "cause." Upon termination of Mr. Grebe's employment for cause, we will pay his accrued and unpaid base salary and benefits (as defined in his employment agreement) through the date of termination. If Mr. Grebe's employment terminates due to disability or death, he or his estate will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his base salary for a period of two years from the date of termination and (iii) a pro rata bonus for the calendar year in which termination occurs. If his employment is terminated by us without "cause," or by Mr. Grebe for either "good reason" or for any reason in the 30-day period commencing on the first anniversary of a "change in control," he will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his base salary for a period of two years from the date of termination and (iii) a pro rata bonus. If Mr. Grebe terminates his employment during the 30-day period commencing on the first anniversary of a change in control, he may elect to receive, in lieu of the continuation of his base salary for a period of two years from the date of termination, a single lump sum payment equal to 90% of the value of this continued base salary, payable within 30 days of the termination of his employment. The termination of Mr. Grebe's employment at the end of the initial term or any successive one-year renewal period on account of us giving notice to Mr. Grebe of our desire not to extend the term of his employment is treated as a termination without cause. Mr. Grebe is required to provide us 30 days' advance written notice in the event he terminates his employment other than for good reason.

      All severance payments are conditioned upon and subject to Mr. Grebe's execution of a general waiver and release. Mr. Grebe is subject to a non-compete agreement during his employment and for the period ending on the later of the expiration of one year following the termination of his employment and the last date on which he is entitled to receive a salary continuation payment. Mr. Grebe is subject to a confidentiality agreement during and after his employment with us.

      As a condition of his employment, Mr. Grebe agreed to buy 115,038 shares of common stock and 56,165 shares of our preferred stock, for an aggregate purchase price of $599,996, paid by delivery of a promissory note to us on May 16, 2000. The promissory note is payable on the earlier of (i) 90 days following a termination of Mr. Grebe's employment by reason of death, disability, by Mr. Grebe for "good reason," or by us without "cause," (ii) immediately upon the termination of Mr. Grebe's employment for any other reason, (iii) upon the sale of the securities purchased in connection with the promissory note or (iv) May 16, 2005. The promissory note, which is secured by the securities purchased with the proceeds of such note, bears interest at a rate equal to the rate payable by us under our former credit facility, as adjusted quarterly, and not to exceed 8%. The note can be prepaid at any time without penalty, and remains outstanding to date.

      Pursuant to our Shareholders' Agreement, with respect to any shares of our common or preferred stock held by Mr. Grebe, upon termination of his employment with us, certain call or put options may be exercised. We may repurchase (or call) all the shares of common or preferred stock then held by Mr. Grebe within 30 days of his termination. If Mr. Grebe's employment is terminated for "cause," or if he terminates his employment without "good reason," he will receive a call price amount equal to the lesser of the original per share price paid by Mr. Grebe, or the then fair market value of the shares. If Mr. Grebe terminates his employment with us for "good reason," then the call price amount will be equal to the greater of the original per share price paid by him, or the then fair market value of the shares. If Mr. Grebe's employment with us is terminated for any other reason, the call price amount will be equal to the then fair market value of the shares. In addition, if Mr. Grebe's employment is terminated by us without "cause" or as a result of his death or disability, and we do not exercise our call option within 30 days of his termination, Mr. Grebe (or his estate) may require us to purchase all the shares of common or preferred stock then held by him at their then fair market value. Finally, if Mr. Grebe voluntarily terminates his employment with us for "good reason," and we do not exercise our call option within 30 days of his termination, he may require us to purchase all shares of common or preferred stock then held by him at the greater of the original per share price paid by Mr. Grebe, or such shares' then fair market value.

      Mr. Grebe's employment agreement provides that we shall, subject to our obligations and the covenants set forth in the terms of our outstanding indebtedness, including any credit facility, make loans available to him in an amount not to exceed an additional $599,996 upon his election pursuant to our Shareholders' Agreement to exercise certain preemptive rights with respect to new issuances of securities by us. See "Certain Relationships and Related Transactions - Amended and Restated Shareholders' Agreement" for a discussion of the terms of our Shareholders' Agreement.

      In addition, on May 16, 2000, we granted Mr. Grebe options to purchase 74,550 shares of our common stock under our Stock Award Plan. The options had exercise prices of $1.67 per share for 24,852 shares, $5 per share for 24,849 shares and $20.33 per share for 24,849 shares. The options become exercisable as to 20% of the underlying shares on each of May 16, 2001, May 16, 2002, May 16, 2003, May 16, 2004 and May 16, 2005. The options become fully exercisable upon a "change in control."

      WILLIAM E. SANFORD. The term of Mr. Sanford's agreement is from May 16, 2000 to December 31, 2003, subject to automatic one-year extensions, unless we or Mr. Sanford give at least 60 days' prior written notice of non-extension. The agreement provides that we will pay Mr. Sanford a base salary of $235,000, subject to an annual cost of living increase of at least 5%. He is eligible to receive an annual cash bonus based upon the achievement of an annual EBITDA target established by our board of directors, with a target bonus potential equal to 100% of his base salary.

      The agreement may be terminated by us for "cause." Upon termination of Mr. Sanford's employment for cause, we will pay his accrued and unpaid base salary and benefits (as defined in his employment agreement) through the date of termination. If Mr. Sanford's employment terminates due to disability or death, he or his estate will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his base salary for a period of two years from the date of termination and (iii) a pro rata bonus for the calendar year in which termination occurs. If his employment is terminated by us without "cause," or by Mr. Sanford either for "good reason" or for any reason in the 30-day period commencing on the first anniversary of a "change in control," he will be entitled to receive (i) any accrued and unpaid base salary and benefits,
(ii) continuation of his base salary for a period of two years from the date of termination and (iii) a pro rata bonus. If Mr. Sanford terminates his employment during the 30-day period commencing on the first anniversary of a change in control, he may elect to receive, in lieu of continuation of his base salary for a period of two years from the date of termination, a single lump sum payment equal to 90% of the value of this continued base salary, payable within 30 days of the termination of his employment. The termination of his employment at the end of the initial term or any successive one-year renewal period on account of us giving notice to Mr. Sanford of our desire not to extend the term of his employment is treated as a termination without cause. Mr. Sanford must provide us 30 days' advance written notice in the event he terminates his employment other than for good reason.

      All severance payments are conditioned upon and subject to Mr. Sanford's execution of a general waiver and release. Mr. Sanford is subject to a non-compete agreement during his employment and, for the period ending on the later of the expiration of one year following the termination of his employment and the last date on which he is entitled to receive a salary continuation payment. Mr. Sanford is subject to a confidentiality agreement during and after his employment with us.

      As a condition of his employment, Mr. Sanford agreed to buy 81,204 shares of common stock and 57,293 shares of our preferred stock, for an aggregate purchase price of $599,998, paid by delivery of a promissory note to us on May 16, 2000. The promissory note is payable on the earlier of (i) 90 days following a termination of Mr. Sanford's employment by reason of death, disability, by Mr. Sanford for "good reason," or by us without "cause," (ii) immediately upon the termination of Mr. Sanford's employment for any other reason, (iii) upon the sale of the securities purchased in connection with the promissory note or (iv) May 16, 2005. The promissory note, which is secured by the securities purchased with the proceeds of such note, bears interest at a rate equal to the rate payable by us under our former credit facility, as adjusted quarterly, and not to exceed 8%. The note can be prepaid at any time without penalty, and remains outstanding to date.

      Pursuant to our Shareholders' Agreement, with respect to any shares of our common or preferred stock held by Mr. Sanford, upon termination of his employment with us, certain call or put options may be exercised. We may repurchase (or call) all the shares of common or preferred stock then held by Mr. Sanford within 30 days of his termination. If Mr. Sanford's employment is terminated for "cause," or if he terminates his employment with us without "good reason," he will receive a call price amount equal to the lesser of the original per share price paid by Mr. Sanford, or the then fair market value of the shares. If Mr. Sanford terminates his employment with us for "good reason," then the call price amount will be equal to the greater of the original per share price paid by him, or the then fair market value of the shares. If Mr. Sanford's employment with us is terminated for any other reason, the call price amount will be equal to the then fair market value of the shares. In addition, if Mr. Sanford's employment is terminated by us without "cause" or as a result of his death or disability, and we do not exercise our call option within 30 days of his termination, Mr. Sanford (or his estate) may require us to purchase all the shares of common or preferred stock then held by him at their then fair market value. Finally, if Mr. Sanford voluntarily terminates his employment with us for "good reason," and we do not exercise our call option within 30 days of his termination, he may require us to purchase all shares of common or preferred stock then held by him at the greater of the original per share price paid by Mr. Sanford, or such shares' then fair market value. These call and put options will terminate when any of the following events first occur: (i) the consummation of a public offering of our stock, or (ii) the consummation of any sale of a majority of our stock, a merger, consolidation or reorganization, or a sale of all or substantially all of our assets, which results in a change of control.

      Mr. Sanford's employment agreement also provides that we shall, subject to our obligations and the covenants set forth in the terms of our outstanding indebtedness, including any credit facility, make loans available to him in an amount not to exceed an additional $599,996, upon his election pursuant to our Shareholders' Agreement to exercise certain pre-emptive rights over new issuances of securities by us. See "Certain Relationships and Related Transactions - Amended and Restated Shareholders' Agreement" for a discussion of the terms of our Shareholders' Agreement.

      In addition, on May 16, 2000, we granted Mr. Sanford options to purchase 51,255 shares of our common stock under our Stock Award Plan. The options had exercise prices of $1.67 per share for 17,085 shares, $5 per share for 17,085 shares and $20.33 per share for 17,085 shares. The options become exercisable as to 20% of the underlying shares on each of May 16, 2001, May 16, 2002, May 16, 2003, May 16, 2004 and May 16, 2005. The options become fully exercisable upon a change in control.

      WILLIAM R. PRAY. The term of Mr. Pray's agreement is for five years from September 29, 2000, subject to automatic one-year extensions, unless we or Mr. Pray give at least 13 months' prior written notice of non-extension. The agreement provides that we will pay Mr. Pray a base salary of $450,000, subject to an annual cost of living increase of at least 4%. He is eligible to receive an annual cash bonus of up to $300,000 per year, 50% of which is based upon earning targets established by our board of directors and 50% of which is based upon the discretion of our board of directors.

      If the agreement is terminated by us for "cause" or by Mr. Pray for other than "good reason," he will be paid any accrued and unpaid base salary and benefits through the date of termination. If Mr. Pray's employment terminates due to his death, his estate will receive his unpaid base salary through the month in which his death occurred. If his employment terminates due to his disability, we will pay Mr. Pray any unpaid base salary through the later of (i) the month in which the termination occurred or (ii) the date upon which he commences receiving payments of disability benefits under the disability benefit programs maintained us and a pro rata bonus. In addition, we will continue to provide to him, for a year following his termination due to disability, certain benefits under his employment agreement. If his employment is terminated by us without "cause," or by Mr. Pray for "good reason," he will receive (i) his base salary, for a period equal to the greater of the remainder of the term of his employment or one year and (ii) the product of the average of the bonus compensation paid to him with respect to the three years preceding the year in which he terminates his employment for a good reason, whether or not such years are part of the term of his employment under the employment agreement, multiplied by the greater of the number of years remaining in the term of the employment agreement, and one year, all reduced to present value. In addition, if the receipt of the lump sum pursuant to the foregoing sentence would cause him to pay federal income tax for the year of receipt at a higher marginal rate than he would have paid for such year had his employment not been terminated, or the original marginal rate, he will receive an additional amount such that the amount retained by him after the payment of federal income taxes on such lump sum will be the same as if this lump sum had been taxed at the original marginal rate.

      Mr. Pray is subject to a non-compete agreement during his employment and for a period ending 24 months following the date of his termination. He is subject to a confidentiality agreement during and after his employment with us.

      We have also entered into a deferred compensation agreement with Mr. Pray, which provides for deferred compensation in an amount equal to $1,707,708, vesting over a two-year period ending on September 1, 2002 and payable upon a termination of employment.

      Mr. Pray executed and delivered a promissory note in favor of us on September 29, 2001 in the amount of $1,707,708, which is secured by the securities purchased in connection with such note. The note becomes due and payable on the earlier of a termination of employment for any reason, or September 29, 2010, and bears interest at a rate compounded semi-annually equal to the Applicable Federal Rate of Interest under the Internal Revenue Code as of the date the note was issued. The note may be prepaid at any time without penalty. On September 27, 2002, this note was satisfied through a reduction in the deferred compensation liability.

      On September 29, 2000, Mr. Pray was granted a restricted stock award consisting of 102,168 shares of our common stock, which became nonforfeitable on September 29, 2001, except if we terminate Mr. Pray's employment for "cause." Upon termination of Mr. Pray's employment by us for any reason other than "cause," or by Mr. Pray for "good reason," we have the right but not the obligation to call all or a portion of the shares of restricted stock for their then fair market value (the Call Option) by giving Mr. Pray 30 days' written notice of our intent to exercise the Call Option. Any shares of restricted stock not purchased upon exercise of the call option may be called by us at a later date. We will purchase that number of shares of the restricted stock subject to the Call Option within 20 days of the date on which their fair market value is established. If Mr. Pray's employment with us is terminated (i) by us for any reason other than for "cause" or (ii) by Mr. Pray for "good reason," Mr. Pray will sell and we will purchase all of his restricted stock at its then fair market value (the Required Purchase) within 30 days of his termination date. We may pay the purchase price in connection with our exercise of the Call Option or with the Required Purchase in cash, or if full or partial payment of the purchase price is prohibited by any of our equity or debt financing instruments, we may either (1) delay full or partial payment until the prohibitions lapse, provided interest accrues on the purchase price at the then prevailing prime interest rate as announced by Fleet National Bank, up to 8% per annum (the Deferred Interest Rate) or (2) pay any unpaid purchase price in the form of a promissory note bearing interest at the Deferred Interest Rate. The Call Option and Required Purchase will terminate when any of the following events first occur: (i) the consummation of a public offering of our stock or (ii) the consummation of any sale of a majority of our stock, a merger, consolidation or reorganization, or a sale of all or substantially all of our assets, which results in a change of control.

      PAMELA L. MAXWELL. On January 31, 2003, we granted Ms. Maxwell options to purchase 1,208 shares of our common stock and a restricted stock award consisting of 9,024 shares of our common stock, both under the Stock Award Plan. The options have an exercise price of $0.50 per share. The options are exercisable as to 40% of the underlying shares as of the date of grant, and 20% of the remaining shares underlying the option will become exercisable on each of January 1, 2004, January 1, 2005 and January 1, 2006. The options become fully exercisable upon a change in control. The restricted stock award is 40% vested as of the grant date with 20% of the remaining shares of restricted stock vesting on each of January 1, 2004, January 1, 2005 and January 1, 2006. Prior to a public offering of our stock, if Ms. Maxwell's employment with us terminates for any reason, we have the right, but not the obligation, to purchase any or all vested shares of restricted stock, and/or any shares acquired upon the exercise of options, then held by Ms. Maxwell at their then fair market value. If, however, Ms. Maxwell's employment with us is terminated for "cause," the call price of the stock will be $0.01 per share.

      FRED M. BRAVO. On January 31, 2003, we granted Mr. Bravo options to purchase 1,208 shares of our common stock and a restricted stock award consisting of 9,024 shares of our common stock, both under the Stock Award Plan. The options have an exercise price of $0.50 per share. The options are exercisable as to 40% of the underlying shares as of the date of grant, and 20% of the remaining shares underlying the option will become exercisable on each of January 1, 2004, January 1, 2005 and January 1, 2006. The options become fully exercisable upon a change in control. The restricted stock award is 40% vested as of the grant date with 20% of the remaining shares of restricted stock vesting on each of January 1, 2004, January 1, 2005 and January 1, 2006. Prior to a public offering of our stock, if Mr. Bravo's employment with us terminates for any reason, we have the right, but not the obligation, to purchase any or all vested shares of restricted stock then held by Mr. Bravo, and/or any shares acquired upon the exercise of options, at their then fair market value. If, however, Mr. Bravo's employment with us is terminated for "cause," the call price of the stock will be $0.01 per share.

                             PRINCIPAL SHAREHOLDERS


      The following table sets forth the number and percentage of our outstanding shares of common and preferred stock beneficially owned by (1) certain executive officers and each of our directors individually, (2) all executive officers and directors as a group and (3) certain principal shareholders who are known to us to be the beneficial owner of more than five percent of our common stock as of August 1, 2003:


                                                                                                BENEFICIAL OWNERSHIP OF
                                              COMMON STOCK              PREFERRED STOCK(2)           COMMON STOCK
                                        ------------------------    ------------------------  -------------------------
NAME AND ADDRESS(1)                       SHARES      PERCENTAGE     SHARES     PERCENTAGE      SHARES     PERCENTAGE
-------------------                     -----------  ------------   ----------- ------------  -----------  ------------
J.P. Morgan Partners (23A SBIC),
   LLC(3).........................       1,156,101         21.5%    5,420,474        22.9%    1,156,101        21.5%
Parthenon Investors, L.P.(4)(5)...       1,058,859         19.7     4,910,622        20.8     1,058,859        19.7
JPMorgan Chase Bank, as Trustee
   for First Plaza Group Trust(6).         781,014         14.5     3,721,805        15.8       781,014        14.5
Sterling Investment Partners,
   L.P.(7)........................         277,668          5.2     1,290,225         5.5       277,668         5.2
William S. Green..................         270,570          5.0       290,981         1.2       270,570         5.0
Michael J. Grebe(8)...............         159,768          3.0        56,165           *       159,768         3.0
William E. Sanford(9).............         111,954          2.1        57,293           *       111,954         2.1
William R. Pray...................         131,829          2.4       169,487           *       131,829         2.4
Pamela L. Maxwell(10).............           4,092          *               -           -         4,092         *
Fred Bravo(10)....................           4,092          *               -           -         4,092         *
Ernest K. Jacquet(4)(5)...........       2,841,963         52.8     6,118,646        25.9     2,841,963        52.8
John C. Rutherford(4)(5)..........       2,841,963         52.8     6,118,646        25.9     2,841,963        52.8
Drew T. Sawyer(3)(11).............               -            -             -         -               -         -
Christopher C. Behrens(3).........               -            -             -         -               -         -
Stephen V. McKenna(3).............               -            -             -         -               -         -
Charles W. Santoro(7).............         277,668          5.2     1,290,225         5.5       277,668         5.2
Gideon Argov(4)(12)...............               -            -             -           -            -
All executive officers and
   directors as a group
   (11 persons)...................       3,802,936         69.5%    7,982,797        33.8%    3,802,936        69.5%

----------
*    Indicates less than 1% ownership.

(1)  Unless otherwise noted, the business address is Interline Brands, Inc., 801
     W. Bay Street, Jacksonville, Florida 32204.

(2) Our senior preferred stock is non-convertible and non-voting, accrues cumulative dividends at an annual rate of 14% and has preferential rights over all other classes of stock in the event of a liquidation and with respect to certain distributions.

(3)  J.P. Morgan Partners is the investment advisor to J.P. Morgan Partners (23A
     SBIC), LLC. Their business address is 1221 Avenue of the Americas, 39th Floor, New York, New York 10020.

(4) The business address is c/o Parthenon Capital, 200 State Street, Boston, Massachusetts 02109.

(5) Mr. Jacquet and Mr. Rutherford each have beneficial ownership of (i) 1,058,859 shares of common stock and 4,910,622 shares of preferred stock held by Parthenon Investors, L.P. through their indirect control of PCap Partners II LLC, the general partner of Parthenon Investors, L.P., (ii) 44,420 shares of common stock and 212,451 shares of preferred stock held by PCIP Investors, a general partnership of which they have control as general partners, (iii) 5,351 shares of common stock and 30,436 shares of preferred stock held by J&R Founders Fund, a general partnership of which they have control as general partners and (iv) 169,652 shares of common stock and 965,117 shares of preferred stock held by Parthenon Investors II, L.P., through their indirect control of Parthenon Investment Advisors, LLC, the general partner of Parthenon Investors II, L.P. Under certain circumstances, Parthenon Investors, L.P. has shared voting power over an aggregate of 1,563,681 shares of common stock held by William S. Green, Michael J. Grebe, William E. Sanford, William R. Pray, Andrea M. Luiga, JMH Partners Corp., BancBoston Capital Inc., Svoboda QP, L.P., Private Equity Portfolio Fund II, Mellon Ventures II, L.P., Svoboda, L.P., National City Equity Partners and Great Lakes Capital Investments II, LLC pursuant to the Amended and Restated Shareholders' Agreement, dated as of September 29, 2000, by and among our company and the parties thereto. See "Certain Relationships and Related Transactions - Amended and Restated Shareholders' Agreement."

(6) The trust is a pension trust formed pursuant to the laws of the State of New York for the benefit of certain employee benefit plans of General Motors Corporation, or GM, its subsidiaries and unrelated employers. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation, or GMIMCo, a wholly-owned subsidiary of GM. GMIMCo is registered as an investment adviser under the Investment Advisers Act of 1940. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM, its subsidiaries and unrelated employers, and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as investment manager with respect to these shares and in that capacity it has the sole power to direct the trustee as to the voting and disposition of these shares. Because of the trustee's limited role, beneficial ownership of the shares by the trustee is disclaimed. The address of GMIMCo is 767 Fifth Avenue, New York, New York 10153.

(7) The business address is 276 Post Road West, Westport, Connecticut 06880. Mr. Santoro is a managing member of Sterling Investment Partners Management, LLC, the general partner of Sterling Investment Partners, L.P., and disclaims beneficial ownership other than his membership interest.

(8) Includes 44,730 shares of common stock issuable pursuant to stock options exercisable within 60 days of August 1, 2003.

(9) Includes 30,753 shares of common stock issuable pursuant to stock options exercisable within 60 days of August 1, 2003.

(10) Includes 483 shares of common stock issuable pursuant to stock options exercisable within 60 days of August 1, 2003.

(11) Mr. Sawyer is a partner of PCIP Investors and a member of PCap Partners II, LLC, the general partner of Parthenon Investors II, L.P., but has no beneficial ownership of our shares as a result.

(12) Mr. Argov is a partner of PCIP Investors and a member of PCap Partners II, LLC, the general partner of Parthenon Investors II, L.P., but has no beneficial ownership of our shares as a result.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GOING-PRIVATE TRANSACTION

      In May 2000, an investor group led by our current principal shareholders, affiliates of Parthenon Capital, Chase Capital Partners (now known as J.P. Morgan Partners, LLC), The Chase Manhattan Bank (now known as JPMorgan Chase
Bank), as trustee for a GM Pension Fund, and Sterling Investment Partners, L.P., and certain other investors, including members of management, acquired Wilmar Industries, Inc. (as we were formerly known) in a buy-out of the public shareholders of Wilmar pursuant to the Going-Private Transaction for aggregate cash consideration of approximately $300.8 million. The Going-Private Transaction was funded by (i) the issuance and sale of common stock and preferred stock to some of our current shareholders for cash consideration of $40.0 million from affiliates of Parthenon Capital, $40.0 million from an affiliate of J.P. Morgan Partners, $25.0 million from the GM Pension Fund, $10.0 million from Sterling Investment Partners and a remaining $15.0 million from other investors, including members of our management, for an aggregate amount of $130.0 million, (ii) the establishment of our former credit facility and borrowings under that facility and (iii) the issuance of our 15% senior subordinated notes (later amended) to two lending institutions.

BARNETT ACQUISITION

      In September 2000, we completed the Barnett Acquisition for an aggregate cash purchase price of approximately $220.8 million. In connection with the Barnett Acquisition, we amended our former credit facility to increase the aggregate principal amount of our maximum borrowings available under the credit facility to $300.0 million. The Barnett Acquisition was funded by (i) borrowings under our former credit facility, (ii) the amendment of our then outstanding 15% senior subordinated notes to increase the aggregate principal amount thereof to $90.0 million and to increase the coupon on the notes to 16% and (iii) the issuance and sale of additional common stock and preferred stock for cash consideration of approximately $21.7 million from affiliates of Parthenon Capital, approximately $14.6 million from an affiliate of J.P. Morgan Partners, approximately $12.5 million from the GM Pension Fund, approximately $3.0 million from Sterling Investment Partners, approximately $1.8 million from William R. Pray and approximately $45.1 million from other investors for an aggregate amount of approximately $98.6 million. Concurrently with the Barnett Acquisition, we amended the existing employment agreement of our Chairman, director and former Chief Executive Officer, William S. Green, by replacing his $3.0 million retention bonus with a one-time cash bonus in the amount of $1.4 million, which was paid upon the closing of the Barnett Acquisition, and awarding him 163,759 shares of our preferred stock.

AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

      Pursuant to an Amended and Restated Shareholders' Agreement, dated as of September 29, 2000, certain of our principal shareholders, including affiliates of Parthenon Capital, J.P. Morgan Partners, LLC, JPMorgan Chase Bank, as trustee for First Plaza Group Trust (a GM Pension Fund), and Sterling Investment Partners, and certain members of our management, including Messrs. Grebe, Green, Sanford and Pray, have rights to nominate members of our board of directors and/or observer rights with respect to meetings of our board of directors, are subject to certain transfer restrictions and have certain first offer, tag-along, drag-along, preemptive and registration rights with respect to their shares of our common stock and preferred stock. Under the provisions of the Shareholders' Agreement, all of the shareholder parties agree to elect as members of our nine-member board of directors:

      o up to three individuals designated by affiliates of Parthenon Capital, depending on the number of shares of our common stock held in the aggregate by affiliates of Parthenon Capital and a few of our smaller shareholders, collectively referred to as the Parthenon Investors,

      o up to two individuals designated by an affiliate of J.P. Morgan Partners, depending on the number of shares of our common stock held by such affiliate of J.P. Morgan Partners,

      o up to one individual designated by an affiliate of Sterling Investment Partners, depending on the number of shares of our common stock held by such affiliate of Sterling Investment Partners,

      o Mr. Grebe, for so long as he serves as one of our executive officers.

      Pursuant to these provisions, Messrs. Jacquet, Sawyer and Argov are Parthenon Capital designees on our board, Messrs. Behrens and McKenna are J.P. Morgan Partners designees on our board and Mr. Santoro is the Sterling Investment Partners designee on our board. In addition, a number of our other smaller shareholders have observer rights with respect to meetings of our board.

      Pursuant to our Shareholders' Agreement, under certain circumstances, Parthenon Investors, L.P., one of our principal shareholders and an affiliate of Parthenon Capital, has the right to direct the voting of and a proxy to vote all shares of our common stock and preferred stock held by a number of our other shareholders, including the following shareholders and members of our management: Messrs. Grebe, Green, Sanford and Pray. The shareholders party to the agreement also agree that board approval of certain extraordinary corporate transactions and other transactions outside the ordinary course of business require the prior consent of the holders of at least 60% of our outstanding shares of common stock. Finally, we and Messrs. Grebe, Sanford and Pray have certain put and call options over our shares of common and preferred stock held by such individuals in the event of the termination of their employment with us under certain circumstances. For more information regarding the put and call options, see "Management - Employment Agreements."

MANAGEMENT LOANS

      In connection with the Going-Private Transaction and the Barnett Acquisition, we received shareholder promissory notes from each of Messrs. Grebe, Sanford and Pray. With respect to the promissory notes executed and delivered to us by Messrs. Grebe and Sanford on May 16, 2002, the aggregate principal amount of these loans was $1,119,994, the proceeds of which were used to purchase, in the aggregate, 196,242 shares of common stock and 113,458 shares of preferred stock. To date, the notes remain outstanding. For information regarding the interest rate and repayment terms of these notes see our discussion of Messrs. Grebe and Sanford under "Management - Employment Agreements."

      Mr. Pray issued a promissory note in our favor on September 29, 2000 in the principal amount of $1,707,708. He used the cash loaned by us to purchase 29,661 shares of common stock and 169,487 shares of preferred stock. On September 27, 2002 this note was satisfied through a reduction in our deferred compensation liability to Mr. Pray. See our discussion of Mr. Pray under "Management - Employment Agreements."

      On July 15, 2002, each of Mr. Grebe and Mr. Sanford issued a promissory note in our favor in the principal amount of $150,000, each of which remains outstanding to date. The cash loaned by us was used by Mr. Grebe and Mr. Sanford to assist in their relocation. Each note becomes due and payable on July 15, 2005 and bears interest annually at the greater of the LIBOR rate or 5%. Each note may be prepaid at any time without penalty.

PARTHENON CAPITAL MANAGEMENT AGREEMENT

      In May 2000, we entered into an advisory agreement with Parthenon Capital under which Parthenon Capital provides various advisory services to us in exchange for an annual advisory fee of $250,000. We have also agreed to reimburse Parthenon Capital for its out-of-pocket expenses in connection with these services in an aggregate amount of up to $25,000 per year. The management agreement, as amended, terminates in September 2005.

      In addition, in connection with the Barnett Acquisition, we engaged Parthenon Capital as our financial advisor and paid Parthenon Capital an advisory fee of $3 million, together with related out-of-pocket expenses.

LEASES WITH WILLIAM S. GREEN

      We entered into a lease agreement and a lease rider agreement with Mr. Green on March 1, 1994 and March 7, 1995, respectively, under the terms of which we lease approximately 12,500 square feet of office space at 303 Harper Road, Moorestown, New Jersey from Mr. Green. The lease terminates on February 28, 2004. The annual rent from April 1, 1994 to March 31, 1995 was $168,358 and the annual rent for the period from April 1, 1995 to February 28, 2004 is $137,500.

      In addition, on April 29, 1996, we entered into a lease agreement with 804 Eastgate Associates, L.L.C., a New Jersey limited liability company, in which Mr. Green had a 51% ownership interest. Under the agreement, we lease approximately 70,000 square feet of warehouse space in Mt. Laurel, New Jersey from 804 Eastgate Associates, L.L.C. The lease terminates on May 31, 2006. The annual rent for the period from September 1, 1996 to December 31, 1996 was $222,000 and the minimum annual rent for the period from January 1, 1997 to May 31, 2001 was $288,624. The minimum annual rent for the period from June 2001 to May 31, 2006 will be increased each year according to a formula in the lease agreement based on the consumer price index. Mr. Green sold his ownership interest in 804 Eastgate Associates, L.L.C. in September 2002.

J.P. MORGAN SECURITIES INC.

      An affiliate of J.P. Morgan Securities Inc. beneficially owns approximately 21.5% of our outstanding shares of common stock. J.P. Morgan Securities Inc., acted as one of the initial purchasers of the initial notes. This affiliate of J.P. Morgan Securities Inc., J.P. Morgan Partners (23A SBIC), LLC, has the right pursuant to our Shareholders' Agreement to designate two of our directors, and has designated Christopher C. Behrens and Stephen V. McKenna, respectively, of J.P. Morgan Partners, to hold these positions. In addition, J.P. Morgan Securities Inc. acts as a joint lead arranger and joint bookrunner under our new credit facility and JPMorgan Chase Bank, an affiliate of J.P. Morgan Securities Inc., is a lender and agent under our new credit facility and receives customary fees and commissions relating thereto.

                        DESCRIPTION OF OTHER INDEBTEDNESS

NEW CREDIT FACILITY

      The offering of the initial notes on May 23, 2003 was part of a refinancing of certain of our former indebtedness, including the indebtedness under our former credit facility. In connection with this refinancing, we entered into a new credit facility on May 29, 2003. Credit Suisse First Boston acted as administrative agent under our new credit facility, and J.P. Morgan Chase Bank acted as syndication agent for the new credit facility. The following sets forth a description of some of the terms of the new credit facility.

STRUCTURE

      The new credit facility provides for aggregate commitments of $205.0 million, consisting of:

      o a revolving loan facility of $65.0 million, of which a portion will be available in the form of letters of credit, and

      o     a term loan facility of $140.0 million.

SECURITY AND GUARANTEES

      The indebtedness under our new credit facility is guaranteed by our domestic subsidiaries. The new credit facility and the guarantees of our subsidiaries are secured by a first-priority security interest in substantially all our assets and the assets of the guarantors, including a pledge of all of the capital stock of our domestic subsidiaries and 65% of the capital stock of our foreign subsidiaries.

AVAILABILITY AND USE OF PROCEEDS

      We used the net proceeds from the initial offering and the initial borrowings under the new credit facility to:

      o repay all outstanding indebtedness under our former bank credit facility,

      o redeem all of our 16% senior subordinated notes due September 29, 2008,

      o pay fees, premiums and accrued interest related to the repayment and redemption discussed above and

      o pay transaction fees and expenses related to the offering of the initial notes and the new credit facility.


      The undrawn portion of the revolving loan facility is available to us for general corporate purposes as revolving credit loans, with a portion of such facility available for use for acquisitions. As of August 27, 2003, we had no borrowings outstanding under our new $65.0 million revolving loan facility and $140.0 million outstanding under our new term loan facility.


INTEREST AND EXPENSES

      Borrowings under the term loan facility and revolving loan facility bear interest, at our option, at either adjusted LIBOR or at the alternate base rate plus a spread. Outstanding letters of credit under the revolving loan facility are subject to a per annum fee equal to the applicable spread over adjusted LIBOR for revolving loans.

      In connection with the new credit facility, we were required to pay administrative fees, commitment fees, letter of credit issuance and administration fees and certain expenses, and to provide certain indemnities, all of which we believe are customary for financings of this type.

MATURITY AND AMORTIZATION

      The term loan facility and revolving loan facility have a maturity of six years and six months. Amounts under the term loan facility become due and payable in quarterly installments equal to 5.0% of the principal amount during each of the first and second years, 7.5% of the principal amount during the third year, 10.0% of the principal amount during the fourth and fifth years, 15.0% of the principal amount in the sixth year, with the balance payable in the final year of the loan.

PREPAYMENTS

      We are permitted to make voluntary prepayments on outstanding borrowings and reduce the commitments under the new credit facility in whole or in part, at our option, and are required to prepay loans under the term loan facility in certain circumstances that are customary for financings of this kind.

COVENANTS

      The new credit facility contains affirmative, negative and financial covenants customary for such financings. The new credit facility include covenants, subject to certain exceptions to be agreed, relating to limitations on:

      o     dividends on, and redemptions and repurchases of, capital stock,

      o entering into agreements with certain restrictions affecting our ability to repay borrowings under the new credit facility,

      o     liens and sale and leaseback transactions,

      o     loans and investments,

      o     debt and hedging arrangements,

      o     changes in business conducted,

      o     amendment of debt and other material agreements,

      o     mergers, acquisitions and asset sales,

      o     transactions with affiliates and

      o     capital expenditures.


      The new credit facility also prohibits us from prepaying, redeeming and repurchasing certain debt, including the notes. In addition, the new credit facility contains the following financial covenants that require us to maintain certain financial ratios as of the last day of each fiscal quarter from and after June 30, 2003:

      o minimum ratio of consolidated EBITDA to consolidated cash interest expense (each as defined in the new credit facility) of not less than 1.60 to 1.00 on June 30, 2003 and increasing to not less than
            2.50 to 1.00 on September 30, 2007, and thereafter as provided in our new credit facility,

      o maximum ratio of consolidated total indebtedness to consolidated EBITDA of not more than 5.25 to 1.00 on June 30, 2003 and decreasing to not more than 3.50 to 1.00 on March 31, 2007, and thereafter as provided in our new credit facility.

EVENTS OF DEFAULT

      The new credit facility contains events of default customary for such financings, including, but not limited to:

      o     nonpayment of principal, interest, fees or other amounts when due,

      o     violation of covenants,

      o failure of any representation or warranty to be true in all material respects when made or deemed made,

      o     cross default and cross acceleration,

      o     certain ERISA events,

      o     change of control,

      o     insolvency,

      o     bankruptcy events,

      o     material judgments, and

      o actual or asserted invalidity of the guarantees or security documents.

Some of these events of default allow for grace periods and materiality concepts.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

      We are offering to exchange our exchange notes for a like aggregate principal amount of our initial notes.

      The exchange notes that we propose to issue in this exchange offer will be substantially identical to our initial notes except that, unlike our initial notes, the exchange notes will have no transfer restrictions or registration rights. You should read the description of the exchange notes in the section in this prospectus entitled "Description of the Notes."

      We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

      This exchange offer will expire at 5:00 p.m., New York City time, on _______, 2003, unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Exchange Act.


      We expressly reserve the right to delay acceptance of any initial notes, extend or terminate this exchange offer and not accept any initial notes that we have not previously accepted if any of the conditions described below under " -- Conditions to the Exchange Offer" have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the initial notes by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.


      We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

PROCEDURES FOR TENDERING INITIAL NOTES

PROPER EXECUTION AND DELIVERY OF LETTERS OF TRANSMITTAL

      To tender your initial notes in this exchange offer, you must use ONE OF THE THREE alternative procedures described below:

         (1) REGULAR DELIVERY PROCEDURE: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

         (2) BOOK-ENTRY DELIVERY PROCEDURE: Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under " - Book-Entry Delivery Procedure" below, on or before 5:00 p.m., New York City time, on the expiration date.

         (3) GUARANTEED DELIVERY PROCEDURE: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under " - Guaranteed Delivery Procedure" below.

      The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

      Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

      If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

         (1) a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

         (2) a commercial bank or trust company having an office or correspondent in the United States, or

         (3) an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, UNLESS the initial notes are tendered:

                  (1) by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant's account at The Depository Trust Company, or

                  (2) for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.

If the letter of transmittal or any bond powers are signed by:

         (1) the recordholder(s) of the initial notes tendered: the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

         (2) a participant in The Depository Trust Company: the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

         (3) a person other than the registered holder of any initial notes: these initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

         (4) trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

To tender your initial notes in this exchange offer, you must make the following representations:

         (1) you are authorized to tender, sell, assign and transfer the initial notes tendered and to acquire exchange notes issuable upon the exchange of such tendered initial notes, and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us,

         (2) any exchange notes acquired by you pursuant to the exchange offer are being acquired in the ordinary course of business, whether or not you are the holder,

         (3) you or any other person who receives exchange notes, whether or not such person is the holder of the exchange notes, has an arrangement or understanding with any person to participate in a distribution of such exchange notes within the meaning of the Securities Act and is not participating in, and does not intend to participate in, the distribution of such exchange notes within the meaning of the Securities Act,

         (4) you or such other person who receives exchange notes, whether or not such person is the holder of the exchange notes, is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours, or if you or such other person is an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

         (5) if you are not a broker-dealer, you represent that you are not engaging in, and do not intend to engage in, a distribution of exchange notes, and

         (6) if you are a broker-dealer that will receive exchange notes for your own account in exchange for initial notes, you represent that the initial notes to be exchanged for the exchange notes were acquired by you as a result of market-making or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

      You must also warrant that the acceptance of any tendered initial notes by the issuers and the issuance of exchange notes in exchange therefor shall constitute performance in full by the issuers of its obligations under the registration rights agreement relating to the initial notes.

      To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer


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Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

BOOK-ENTRY DELIVERY PROCEDURE

      Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry deliveries of initial notes by causing The Depository Trust Company to transfer these initial notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

      A delivery of initial notes through a book-entry transfer into the exchange agent's account at The Depository Trust Company will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under " - Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURE

      If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

         (1) you tender through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act,

         (2) on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

         (3) the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are


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

                  received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

ACCEPTANCE OF INITIAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

      Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

      We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

      All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

      We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived promptly following the expiration date.


      If all the conditions to the exchange offer are satisfied or waived prior to the expiration of the offer, we will accept all initial notes properly tendered and will issue the exchange notes promptly after the expiration of the offer. Please refer to the section of this prospectus entitled " -- Conditions to the Exchange Offer" below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.


      We will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, in each case, in form satisfactory to us and the exchange agent.

      If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, promptly after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

      By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as


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

they may deem proper at any meeting of note holders or otherwise. The initial notes will be validly tendered only if we are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

WITHDRAWAL OF TENDERS

      Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.


      For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under " -- Exchange Agent" and before acceptance of your tendered notes for exchange by us.


      Any notice of withdrawal must:

         (1) specify the name of the person having tendered the initial notes to be withdrawn,

         (2) identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes,

         (3) be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender,

         (4) specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn, and

         (5) if applicable because the initial notes have been tendered through the book-entry procedure, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

      We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

      The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, promptly withdrawal, rejection of tender or expiration or termination of this exchange offer.

      You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under " - Procedures for Tendering Initial Notes" above at any time on or before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

We will complete this exchange offer only if:

         (1) there is no change in the laws and regulations which would reasonably be expected to impair our ability to proceed with this exchange offer,

         (2) there is no change in the current interpretation of the staff of the Commission which permits resales of the exchange notes,


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

         (3) there is no stop order issued by the Commission or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our exchange notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose,

         (4) there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer, and

         (5) we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.


      These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, prior to the expiration of this exchange offer, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. Notwithstanding the foregoing, all conditions to the exchange offer, except for regulatory approvals, must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.


      If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

         (1) refuse to accept and return to their holders any initial notes that have been tendered,

         (2) extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders, or

         (3) waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled " - Expiration Date; Extensions; Amendments; Termination."

ACCOUNTING TREATMENT

      We will record the exchange notes at the same carrying value as the initial notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

EXCHANGE AGENT

      We have appointed The Bank of New York as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:


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

                  By mail or hand/overnight delivery:

                  The Bank of New York
                  Corporate Trust Operations
                  Reorganization Unit
                  101 Barclay Street
                  Floor 7 East
                  New York, NY  10286

                  Facsimile Transmission:

                  The Bank of New York
                  Corporate Trust Reorganization Unit
                  (212) 298-1915

                  Confirm by Telephone:  (212) 815-2742

                  Attention:  Enrique Lopez

FEES AND EXPENSES

      We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

      We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

      We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

         (1) certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered,

         (2) tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or

         (3) a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

      If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

      The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not


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

properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will not necessarily be able to obligate us to register the initial notes under the Securities Act.

      In addition, except as set forth in this paragraph, you will not be able to obligate us to register the initial notes under the Securities Act. You will not be able to require us to register your initial notes under the Securities Act unless:

         (1) the initial purchasers request us to register initial notes that are not eligible to be exchanged for exchange notes in the exchange offer; or

         (2) you are not eligible to participate in the exchange offer or do not receive freely tradable exchange notes in the exchange offer,

in which case the registration rights agreement requires us to file a registration statement for a continuous offer in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this sentence. We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.

DELIVERY OF PROSPECTUS

      Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."


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


                            DESCRIPTION OF THE NOTES

      Interline Brands issued the initial notes under an Indenture (the "INDENTURE"), dated as of May 23, 2003 among itself, Wilmar Holdings, Inc., Wilmar Financial, Inc. and Glenwood Acquisition, LLC, as guarantors, and The Bank of New York, as Trustee. The terms of the initial notes and the exchange notes (collectively, the "NOTES") include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

      Certain terms used in this description are defined under the subheading "
- Certain Definitions". In this description, the word "COMPANY" refers only to Interline Brands and not to any of its subsidiaries.


      The following description is only a summary of the material provisions and material covenants of the Indenture and the Registration Rights Agreement. We urge you to read the Indenture and the Registration Rights Agreement because they, not this description, define your rights as holders of the Notes. Copies of those agreements were filed as exhibits to the Registration Statement of which this prospectus forms a part. You may request copies of these agreements at our address set forth under the heading "Where You Can Find More Information".


BRIEF DESCRIPTION OF THE NOTES

      The Notes:

      o     are unsecured senior subordinated obligations of the Company;

      o are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

      o are senior in right of payment to any future Subordinated Obligations of the Company; and

      o are guaranteed by each Subsidiary Guarantor on a senior subordinated basis.

PRINCIPAL, MATURITY AND INTEREST

      The Company issued the initial notes in an aggregate principal amount of $200.0 million. The Company will issue the exchange notes in denominations of $1,000 and any integral multiple of $1,000. The Notes will mature on May 15, 2011. Subject to our compliance with the covenant described under the subheading " - Certain Covenants - Limitation on Indebtedness", we are entitled to, without the consent of the holders, issue more Notes under the Indenture on the same terms and conditions as the Notes being offered hereby, except for the issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the "ADDITIONAL NOTES"). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Notes", references to the Notes include any Additional Notes actually issued.

      Interest on the Notes will accrue at the rate of 11 1/2% per annum and will be payable semiannually in arrears on May 15 and November 15, commencing on November 15, 2003. We will make each interest payment to the holders of record of the Notes on the immediately preceding May 1 and November 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

      Interest on the Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

OPTIONAL REDEMPTION

      Except as set forth below, the Notes will not be subject to redemption prior to May 15, 2007.


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

      On and after May 15, 2007, we will be entitled at our option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

                                                                 REDEMPTION
PERIOD                                                             PRICE
------                                                             -----

2007.....................................................             105.750%
2008.....................................................             102.875%
2009 and thereafter......................................             100.000%

      Prior to May 15, 2006, we may at our option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 111.50%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided that

         (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

         (2) each such redemption occurs within 60 days after the date of consummation of the related Equity Offering.

SELECTION AND NOTICE OF REDEMPTION

      If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a PRO RATA basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

      We will redeem Notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

      If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

      We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. In addition, under certain circumstances, we may be required to offer to purchase Notes as described under the captions " - Change of Control" and " - Certain Covenants - Limitation on Sales of Assets and Subsidiary Stock". We may at any time and from time to time purchase Notes in the open market or otherwise.

GUARANTIES

      The Subsidiary Guarantors have jointly and severally guaranteed, on a senior subordinated basis, our obligations under the Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty are limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors - Risks Related to the Offering - The subsidiary guarantees may not be enforceable".

      Currently, the Subsidiary Guarantors are all of the Company's domestic Subsidiaries, which Subsidiary Guarantors also guarantee the Company's obligations under the Credit Agreement. The Company's Foreign Subsidiaries will not guarantee the Company's obligations under the Credit Agreement or the Notes. In addition, no Receivables Subsidiary will guarantee the Company's obligations with respect to the Notes.

      Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's PRO RATA portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

      If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors - Risks Related to the Offering - The subsidiary guarantees may not be enforceable".

      Pursuant to the Indenture, a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under " - Certain Covenants - Merger and Consolidation"; PROVIDED, HOWEVER, that if such other Person is not the Company or another Subsidiary Guarantor, such Subsidiary Guarantor's obligations under its Subsidiary Guaranty, as the case may be, must be expressly assumed by such other Person, subject to the following paragraph.

      The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

         (1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor in its entirety;

         (2) upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

         (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

         (4) in connection with any sale or other disposition (including by way of merger or consolidation) of Capital Stock of a Subsidiary Guarantor to a Person in accordance with the Indenture that results in the Subsidiary Guarantor no longer being a Restricted Subsidiary; PROVIDED, HOWEVER, that, after giving effect to such sale, such former Subsidiary Guarantor shall have no Guaranties outstanding of any Indebtedness of the Company or any Restricted Subsidiary; or

         (5) at such time as such Subsidiary Guarantor no longer has any other Indebtedness outstanding;

in the case of clauses (1), (2) and (4) above, other than to the Company or a Subsidiary of the Company and as permitted by the Indenture and, in the case of clauses (1), (2) and (4), if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under " - Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition.

RANKING

SENIOR INDEBTEDNESS VERSUS NOTES

      The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Subsidiary Guaranty will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor, as the case may be, including the obligations of the Company and such Subsidiary Guarantor under the Credit Agreement.


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      As of June 27, 2003:

         (1) the Company's senior indebtedness was approximately $144.8 million (of which approximately $4.8 million was outstanding in the form of letters of credit), all of which constituted secured indebtedness; and

         (2) the senior indebtedness of the Subsidiary Guarantors was approximately $144.8 million, all of which constituted secured indebtedness. All of the senior indebtedness of the Subsidiary Guarantors consists of their respective guaranties of senior indebtedness of the Company (including outstanding letters of credit) under the Credit Agreement.


      Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be senior indebtedness. See " - Certain Covenants - Limitation on Indebtedness".

LIABILITIES OF SUBSIDIARIES VERSUS NOTES

      A portion of our operations are conducted through our subsidiaries. Our three existing domestic subsidiaries, Wilmar Holdings, Inc., Wilmar Financial, Inc. and Glenwood Acquisition, LLC are guaranteeing the Notes, while our two existing foreign subsidiaries, Barnett of the Caribbean, Inc. and Sexauer Ltd., are not guaranteeing the Notes. Future domestic Restricted Subsidiaries that have Indebtedness are required to guarantee the Notes. Claims of creditors of any non-guarantor subsidiaries, including trade creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the Notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor subsidiaries.


      As of June 27, 2003, the total liabilities of our subsidiaries, other than the Subsidiary Guarantors, were approximately $0.7 million, including trade payables. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See " - Certain Covenants - Limitation on Indebtedness".


OTHER SENIOR SUBORDINATED INDEBTEDNESS VERSUS NOTES

      Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guaranty will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively.

      We and the Subsidiary Guarantors have agreed in the Indenture that we and they will not Incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to our Senior Indebtedness or the Senior Indebtedness of such Subsidiary Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of the Company or the Subsidiary Guarantors, as applicable, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company or the Subsidiary Guarantors, as applicable. The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured and (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.


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PAYMENT OF NOTES

      We are not permitted to pay principal of, premium, if any, or interest on the Notes or make any deposit pursuant to the provisions described under " - Defeasance" or " - Satisfaction and Discharge" below and may not purchase, redeem (other than as required under " - Special Mandatory Redemption") or otherwise retire any Notes (collectively, "PAY THE NOTES") if either of the following occurs (a "PAYMENT DEFAULT"):

         (1) any Obligation on any Designated Senior Indebtedness of the Company is not paid in full in cash when due; or

         (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the Notes if we and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

      During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Trustee (with a copy to us) of written notice (a "BLOCKAGE NOTICE") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

         (1) by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

         (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

         (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

      Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, we are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period, except that if any Blockage Notice is delivered to the Trustee by or on behalf of holders of Designated Senior Indebtedness of the Company (other than holders of the Bank Indebtedness), a Representative of holders of the Bank Indebtedness may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

      Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

         (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment;


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

         (2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of Notes may receive certain Capital Stock and subordinated debt obligations that are subordinated to all securities issued in respect of claims of such Senior Indebtedness; and

         (3) if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

      The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Company to pay interest or principal with respect to the Notes when due by their terms. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness of the Company or the Representative of such Designated Senior Indebtedness of the acceleration. If any Bank Indebtedness of the Company is outstanding, neither the Company nor any Subsidiary Guarantor may pay the Notes until five Business Days after the Representative of all such Bank Indebtedness receives notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

      A Subsidiary Guarantor's obligations under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Company's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty.

      By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the holders of the Notes, and creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

      The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under " - Defeasance" or " - Satisfaction and Discharge".

BOOK-ENTRY, DELIVERY AND FORM

      We will initially issue the Exchange Notes in the form of one or more global notes (the "GLOBAL NOTES"). The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the Global Notes directly through DTC or indirectly through organizations which have accounts with DTC.

DEPOSITORY PROCEDURES


      The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of the respective settlement systems and are subject to changes by them. We urge investors to contact the system or their participants directly to discuss these matters relating to their operations and procedures.


      DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "PARTICIPANTS") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its

Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "INDIRECT PARTICIPANTS"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised us that, pursuant to procedures established by it:

         (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

         (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

      Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      EXCEPT AS DESCRIBED BELOW, OWNERS OF AN INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OF "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

      Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

         (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

         (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

      DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the


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payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Subject to the transfer restrictions set forth under "Transfer Restrictions", transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

      Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

      DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

      Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

      A Global Note is exchangeable for Certificated Notes if:

         (1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and DTC fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

         (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

         (3) there has occurred and is continuing an Event of Default with respect to the Notes.


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      In addition, beneficial interests in a Global Note may be exchanged for
Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Transfer Restrictions", unless that legend is not required under applicable law.

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

         Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Transfer Restrictions".

SAME DAY SETTLEMENT AND PAYMENT

         The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

         Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

CHANGE OF CONTROL

      Upon the occurrence of any of the following events (each a "CHANGE OF CONTROL"), each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

         (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (x) prior to the first public offering of common stock of the Company or any holding company of the Company, more than 50% of the total voting power of the Voting Stock of the Company and (y) after the first public offering of common stock of the Company or any holding company of the Company, more than 35% of the total voting power of the Voting Stock of the Company; PROVIDED, HOWEVER, that with respect to this clause (y), the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly,


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                  in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

         (2) individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

         (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

         (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (i) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders; PROVIDED, HOWEVER, that the Permitted Holders will be deemed to control such Person if the Permitted Holders "beneficially own" 35% or more of the total voting power of the Voting Stock of such Person and no other "person" "beneficially owns", directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of the Company than the Permitted Holders or has the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (all as determined in accordance with clause (1) above); or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

      Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "CHANGE OF CONTROL OFFER") stating:

         (1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

         (2) the circumstances and relevant facts regarding such Change of Control;

         (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and


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         (4)      the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

      We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      For purposes of the "Change of Control" definition, (i) a Person shall not be deemed to have beneficial ownership of securities that it has the right to acquire pursuant to a stock purchase agreement, merger agreement or other similar agreement until such time as such Person's right to acquire such securities pursuant to such agreement is no longer subject to conditions that are beyond the control of such Person and (ii) in determining the beneficial ownership of securities, any holding company for the Company shall be disregarded to the extent that (x) such holding company owns 100% of the Capital Stock of the Company and (y) such holding company has no significant assets other than the Capital Stock of the Company.

      We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

      The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under " - Certain Covenants - Limitation on Indebtedness". Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

      The Credit Agreement prohibits us from purchasing any Notes and will also provide that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event that at the time of such Change of Control the terms of any Senior Indebtedness of the Company (including the Credit Agreement) restrict or prohibit the purchase of Notes following such Change of Control, then prior to the mailing of the notice to Holders but in any event within 30 days following any Change of Control, we undertake to (1) repay in full all such Senior Indebtedness or (2) obtain the requisite consents under the agreements governing such Senior Indebtedness to permit the repurchase of the Notes. If we do not repay such Senior Indebtedness or obtain such consents, we will remain prohibited from purchasing Notes. In such case, our failure to comply with the foregoing undertaking, after appropriate notice and lapse of time would result in an Event of Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of Notes.

      Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be


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limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

      The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

      The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

CERTAIN COVENANTS

      The Indenture contains covenants including, among others, the following:

LIMITATION ON INDEBTEDNESS

      (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence after giving effect thereto on a PRO FORMA basis, no Default has occurred and is continuing and the Consolidated Leverage Ratio is less than (x) 4.5 to 1.0 if such Indebtedness is Incurred on or prior to June 24, 2004, (y) 4.25 to 1.0 if such Indebtedness is Incurred after June 24, 2004 and on or prior to July 1, 2005 and (z) 4.0 to 1.0 if such Indebtedness is Incurred after July 1, 2005.

      (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

         (1) Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to any Revolving Credit Facility; PROVIDED, HOWEVER, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (x) $65.0 million and (y) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries;

         (2) Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to any Term Loan Facility; PROVIDED, HOWEVER, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed $140.0 million less the sum of all principal payments made with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under " - Limitation on Sales of Assets and Subsidiary Stock";

         (3) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly


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                  subordinated to the prior payment in full in cash of all
                  obligations with respect to the Notes and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

         (4)      the Notes and the Exchange Notes (other than any Additional
                  Notes);

         (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (4) of this covenant);

         (6) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); PROVIDED, HOWEVER, that on the date of such acquisition after giving effect thereto on a PRO FORMA basis, no Default has occurred and is continuing and the Consolidated Leverage Ratio is (i) equal to or less than such ratio immediately prior to such acquisition and (ii) less than (x)
                  5.0 to 1.0 if such Indebtedness is Incurred on or prior to June 24, 2004, (y) 4.75 to 1.0 if such Indebtedness is Incurred after June 24, 2004 and on or prior to July 1, 2005 and (z) 4.5 to 1.0 if such Indebtedness is Incurred after July 1, 2005;

         (7) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4), (5) or
                  (6) or this clause (7);

         (8) Hedging Obligations entered into in the ordinary course of business to hedge interest rate and currency risk of the Company and the Restricted Subsidiaries and not for the purpose of speculation;

         (9) obligations in respect of one or more standby letters of credit, performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

         (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of its Incurrence;

         (11) the Guarantee or co-issuance by any Subsidiary Guarantor of any Indebtedness otherwise permitted to be Incurred pursuant to the Indenture;

         (12) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (12) and outstanding on the date of such Incurrence, does not exceed $7.5 million;

         (13) Indebtedness of a Receivables Subsidiary Incurred pursuant to a Qualified Receivables Transaction;

         (14) Indebtedness Incurred by Foreign Subsidiaries which, when taken together with all other Indebtedness Incurred pursuant to this clause (14) and outstanding on the date of such Incurrence, does not exceed $15.0 million; and

         (15) Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Subsidiary


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                  Guarantors Incurred pursuant to this clause (15) and
                  outstanding on the date of such Incurrence, does not exceed $15.0 million.

      (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

      (d) For purposes of determining compliance with this covenant:

         (1) any Indebtedness remaining outstanding under the Credit Agreement after the application of the net proceeds from the sale of the Notes will be treated as Incurred on the Issue Date under clauses (1) and (2) of paragraph (b) above;

         (2) any Indebtedness remaining outstanding under the New Credit Facility after the consummation of the Bank Refinancing will be treated as Incurred on the date of consummation of the Bank Refinancing under clauses (1) and (2) of paragraph (b) above;

         (3) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

         (4) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

         (5) following the date of its Incurrence, any Indebtedness originally classified as Incurred pursuant to one of the clauses in paragraph (b) above (other than pursuant to clause
                  (1) or (2) of paragraph (b) above) may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to paragraph (a) or another clause in paragraph (b) above, as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant to such new paragraph or clause at the time of such reclassification.

      (e) Notwithstanding paragraphs (a) and (b) above, neither the Company nor any Subsidiary Guarantor will Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in right of payment in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company or such Subsidiary Guarantor, as applicable, or (2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith such Person makes effective provision to secure the Notes or the relevant Subsidiary Guaranty, as applicable, equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes or the relevant Subsidiary Guaranty, as applicable) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

LIMITATION ON RESTRICTED PAYMENTS

      (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

         (1) a Default shall have occurred and be continuing (or would result therefrom);

         (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness (other than Subordinated Obligations) pursuant to paragraph (a) of the covenant described under " - Limitation on Indebtedness"; or


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

         (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                  (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which internal financial statements are then available prior to the date of such

                           Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); PLUS

                  (B) the sum of (x) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than (i) an issuance or sale to a Subsidiary of the Company,
                           (ii) an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees with respect to amounts funded or Guaranteed by the Company or any of its Subsidiaries and (iii) an issuance or sale to an employee if such employee has received any loan or advance made pursuant to clause (6) under the definition of "Permitted Investment", except, with respect to clause (iii), to the extent such loan or advance is repaid by such employee in cash other than with the proceeds from a Permitted Investment), (y) 100% of the Fair Market Value of property or assets (other than cash, Indebtedness and Capital Stock, except that Capital Stock of a Person that is or becomes a Restricted Subsidiary shall be valued in accordance with the Company's interest in the Fair Market Value of such Person's property and assets, exclusive of goodwill or any similar intangible asset) that is received by the Company subsequent to the Issue Date in exchange for Capital Stock (other than Disqualified Stock) of the Company (other than any such property or assets received from a Subsidiary of the Company) or as a capital contribution from its shareholders and (z) 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; PLUS

                  (C) the amount by which Indebtedness of the Company or a Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or a Restricted Subsidiary upon such conversion or exchange); PROVIDED, HOWEVER, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); PLUS

                  (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investments and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments)


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

                           previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

         (b) The preceding provisions will not prohibit:

         (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees with respect to amounts funded or Guaranteed by the Company or any of its Subsidiaries) or a substantially concurrent cash capital contribution received by the Company from its shareholders; PROVIDED, HOWEVER, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

         (2) any purchase, repurchase, redemption, defeasance, satisfaction, discharge or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of such Person which is permitted to be Incurred pursuant to the covenant described under " - Limitation on Indebtedness"; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance, satisfaction, discharge or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

         (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

         (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment, severance, compensation or shareholder agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; PROVIDED, HOWEVER, that (x) the aggregate amount of such repurchases and other acquisitions shall not exceed $7.0 million or (y) the aggregate amount of such repurchases and other acquisitions in any fiscal year shall not exceed $2.5 million; PROVIDED FURTHER, HOWEVER, that the aggregate amount of Restricted Payments permitted (but not made) pursuant to this clause (b)(4) in any one fiscal year may be carried forward to any succeeding fiscal year; PROVIDED FURTHER, HOWEVER, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

         (5) payments of dividends on Disqualified Stock issued pursuant to the covenant described under " - Limitation on Indebtedness"; PROVIDED, HOWEVER, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

         (6) Restricted Payments made with Net Available Cash from Asset Dispositions remaining after application thereof as required by the covenant described under " - Limitation on Sales of Assets and Subsidiary Stock"; PROVIDED, HOWEVER, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;


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

         (7) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; PROVIDED, HOWEVER, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

         (8) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (3) of paragraph (b) of the covenant described under " - Limitation on Indebtedness"; PROVIDED, HOWEVER, that no Default has occurred and is continuing or would otherwise result therefrom; PROVIDED FURTHER, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

         (9) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (9), does not exceed $10.0 million; PROVIDED, HOWEVER, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such payments shall be excluded in the calculation of the amount of Restricted Payments.

LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

      The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

         (1)      with respect to clauses (a), (b) and (c),

                  (i) any encumbrance or restriction pursuant to an agreement (including the Credit Agreement) in effect at or entered into on the Issue Date;

                  (ii) any encumbrance or restriction pursuant to the New Credit Facility as in effect on the date of consummation of the Bank Refinancing;

                  (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement existing on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                  (iv) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i), (ii) or (iii) of clause (1) of this covenant or this clause (iv) or contained in any amendment to an agreement referred to in clause (i),
                           (ii) or (iii) of clause (1) of this covenant or this clause (iv) (in each case other than in connection with the Bank Refinancing); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                  (v) any encumbrance or restriction consisting of any restriction on the sale or other disposition of assets or property securing Indebtedness solely as a result of a Lien on such asset;


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

                  (vi) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (vii) any encumbrance or restriction pursuant to applicable law, regulation or order;

                  (viii) any encumbrance or restriction pursuant to the terms of Indebtedness Incurred under clause (14) of paragraph (b) of the covenant described under " - Limitation on Indebtedness";

                  (ix) any encumbrance or restriction in any agreement that is not more restrictive than the restrictions under the terms of the New Credit Facility as in effect on the date of consummation of the Bank Refinancing; and

                  (x) any encumbrance or restriction pursuant to the terms of any agreement entered into in connection with any Qualified Receivables Transaction, PROVIDED that such encumbrance or restriction applies only to a Receivables Subsidiary;

         (2) with respect to clause (c) only,

                  (A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages; and

                  (C) provisions with respect to the disposition or distribution of assets or property in joint venture agreements entered into in the ordinary course of business.

LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

         (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

         (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition;

         (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

         (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

         (A) FIRST, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Preferred Stock or Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;


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         (B)      SECOND, to the extent of the balance of such Net Available
                  Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

         (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture; and

         (D) FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and
                  (C), for any purpose not prohibited by the terms of the Indenture;

PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

      Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce Senior Indebtedness.

      For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

         (1) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

         (2) securities received by the Company or any Restricted Subsidiary from the transferee that are converted within 90 days of receipt by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

      (b)In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to clause (a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a PRO RATA basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this covenant if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.


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      (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

LIMITATION ON AFFILIATE TRANSACTIONS

      (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "AFFILIATE TRANSACTION") unless:

         (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

         (2) if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company; and

         (3) if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

         (b) The provisions of the preceding paragraph (a) will not prohibit:

         (1) any Investment (other than a Permitted Investment (except for Permitted Investments described in clause (3) of the definition thereof)) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under " - Limitation on Restricted Payments";

         (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or severance arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

         (3) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

         (4) the payment of reasonable compensation or employee benefits to, and the provision of an indemnity for the benefit of, directors, officers or employees of the Company or its Restricted Subsidiaries in the ordinary course of business;

         (5) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

         (6) any commercial banking, commercial lending, investment banking, brokerage, securities trading, market-making, money management, financial advisory or other similar transaction, including the payment of customary fees with respect thereto, with an Affiliate of J.P. Morgan Partners, LLC


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

                  that is approved by a majority of the directors of the Company disinterested with respect to such transaction;

         (7) any transaction with General Motors Investment Management Corporation or any of its Affiliates that is approved by a majority of the directors of the Company disinterested with respect to such transaction; PROVIDED, HOWEVER, that the Permitted Holders (other than General Motors Investment Management Corporation) beneficially own (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) in the aggregate a greater percentage of the total voting power of the Voting Stock of the Company than is beneficially owned (as defined in clause (1) of the covenant described under " - Change of Control") by General Motors Investment Management Corporation and its Affiliates and General Motors Investment Management Corporation and its Affiliates do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for purposes of this proviso, General Motors Investment Management Corporation and its Affiliates shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity of the Company, if General Motors Investment Management Corporation or any of its Affiliates is the beneficial owner (as defined in clause (1) of the covenant described under " - Change of Control"), directly or indirectly, of over 50% of the voting power of the Voting Stock of such parent entity);

         (8) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

         (9) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

         (10) any agreement that provides registration rights to the shareholders of the Company;

         (11) any merger, consolidation or reorganization of the Company with an Affiliate solely for the purpose and with the sole effect of reorganizing the stock ownership interest in the Company to facilitate the initial public offering of securities of the Company;

         (12) any transaction with a Receivables Subsidiary pursuant to a Qualified Receivables Transaction; and

         (13) any agreement as in effect on the Issue Date and described in the Prospectus or any renewals extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby.

LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

      The Company

         (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and

         (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless

         (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or


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

         (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under the covenant described under " - Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition.

Notwithstanding the foregoing, the issuance or sale of shares of Capital Stock of any Restricted Subsidiary of the Company will not violate the provisions of this covenant if such shares are issued or sold in connection with (x) the initial formation or capitalization of such Restricted Subsidiary (provided no assets (other than cash or Temporary Cash Investments) of the Company or any Restricted Subsidiary are transferred to such Restricted Subsidiary) or (y) a single transaction or a series of substantially contemporaneous transactions whereby such Restricted Subsidiary becomes a Restricted Subsidiary of the Company by reason of the acquisition of securities or assets from another Person.

MERGER AND CONSOLIDATION

      The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

         (1) the resulting, surviving or transferee Person (the " SUCCESSOR COMPANY") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

         (2) immediately after giving PRO FORMA effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

         (3) immediately after giving PRO FORMA effect to such transaction, either (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness (other than Subordinated Obligations) pursuant to paragraph (a) of the covenant described under " - Limitation on Indebtedness" or (B) the Consolidated Leverage Ratio for the Successor Company would be
                  (i) equal to or less than such ratio for the Company immediately prior to such transaction and (ii) equal to or less than (x) 4.75 to 1.0 if such transaction is consummated on or prior to June 24, 2004, (y) 4.5 to 1.0 if such transaction is consummated after June 24, 2004 and on or prior to July 1, 2005 and (z) 4.25 to 1.0 if such transaction is consummated after July 1, 2005; and

         (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

PROVIDED, HOWEVER, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or any Restricted Subsidiary or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction or forming a holding company for the Company.

      For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

      The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

         (1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or a Subsidiary of the Company) or otherwise ceases to be a Subsidiary Guarantor as a result of such transaction or series of transactions, whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under " - Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

         (2) immediately after giving effect to such transaction or transactions on a PRO FORMA basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

         (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

Notwithstanding the foregoing, any Subsidiary Guarantor may consolidate with or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Company or another Subsidiary Guarantor.

FUTURE GUARANTORS

      The Company will cause each domestic Restricted Subsidiary (other than a Receivables Subsidiary) that Incurs any Indebtedness to, and each Foreign Subsidiary that enters into a Guarantee of any Senior Indebtedness (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to, in each case at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

SEC REPORTS

      Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filings) and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections. Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement by filing with the SEC the Exchange Offer Registration Statement or Shelf Registration Statement, to the extent that any such Registration Statement contains substantially the same information as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the

Exchange Act, and by providing the Trustee and Noteholders with such Registration Statement (and any amendments thereto) promptly following the filing thereof.

      In addition, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

DEFAULTS

      Each of the following is an Event of Default:

         (1) a default in the payment of interest on the Notes when due, continued for 30 days;

         (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

         (3) the failure by the Company to comply with its obligations under " - Certain Covenants - Merger and Consolidation" above;

         (4) the failure by the Company or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase Notes validly tendered) or under "
                  - Certain Covenants" under " - Limitation on Indebtedness", "
                  - Limitation on Restricted Payments", " - Limitation on Restrictions on Distributions from Restricted Subsidiaries", "
                  - Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes validly tendered), " - Limitation on Affiliate Transactions", " - Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries", " - Future Guarantors" or " - SEC Reports";

         (5) the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Indenture;

         (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $12.5 million (the "CROSS ACCELERATION PROVISION");

         (7) certain events of bankruptcy, insolvency or reorganization of the Company, a Subsidiary Guarantor or any Significant Subsidiary (the "BANKRUPTCY PROVISIONS");

         (8) any judgment or decree for the payment of money in excess of $12.5 million is entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the "JUDGMENT DEFAULT PROVISION"); or

         (9) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) and such default continues for 10 days or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

      If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

      Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

         (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

         (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

         (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

         (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

         (5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

      If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

      Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

         (1) reduce the amount of Notes whose holders must consent to an amendment;

         (2) reduce the rate of or extend the time for payment of interest on any Note;

         (3) reduce the principal of or extend the Stated Maturity of any Note;

         (4) change the provisions applicable to the redemption of any Note as described under " - Optional Redemption" above (other than the notice provisions with respect to any such redemption) or under " - Special Mandatory Redemption" above;

         (5) make any Note payable in money other than that stated in the Note;

         (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

         (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

         (8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

         (9) make any change in, or release other than in accordance with the Indenture, any Subsidiary Guaranty that would adversely affect the Noteholders.

      Notwithstanding the preceding, without the consent of any holder of the Notes, the Company, the Subsidiary Guarantors and Trustee may amend the
Indenture:

         (1)      to cure any ambiguity, omission, defect or inconsistency;

         (2) to provide for the assumption by a successor Person of the obligations of the Company, or any Subsidiary Guarantor under the Indenture;

         (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

         (4) to add Guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

         (5) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

         (6) to make any change that does not adversely affect the rights of any holder of the Notes; or

         (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

      However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company or a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

      The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

      After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

      The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

SATISFACTION AND DISCHARGE


      When (1) we deliver to the Trustee all outstanding Notes for cancellation,
(2) all outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption or (3) all outstanding Notes will become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee and, in the case of clauses (2) and (3), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date, and if in any case we pay all other sums payable hereunder by us, then the Indenture shall, subject to certain exceptions, cease to be of further effect.


DEFEASANCE

      At any time, we may terminate all our obligations under the Notes and the Indenture ("LEGAL DEFEASANCE"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

      In addition, at any time we may terminate our obligations under " - Change of Control" and under the covenants described under " - Certain Covenants" (other than the covenant described under " - Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiary Guarantors and Significant Subsidiaries and the judgment default provision described under " - Defaults" above and the limitations contained in clause (3) of the first paragraph under " - Certain Covenants - Merger and Consolidation" above ("covenant defeasance").

      We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) or (8) under " - Defaults" above or because of the failure of the Company to comply with clause (3) of the first paragraph under "
- Certain Covenants - Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to the its Subsidiary Guaranty.

      In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "DEFEASANCE TRUST") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).


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CONCERNING THE TRUSTEE

      The Bank of New York is to be the Trustee under the Indenture. We have appointed The Bank of New York as Registrar and Paying Agent with regard to the Notes. An affiliate of the Trustee is a lender under our new credit facility.

      The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; PROVIDED, HOWEVER, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

      The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

      No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

GOVERNING LAW

      The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

      "ADDITIONAL ASSETS" means:

         (1) any property, plant or equipment used in a Related Business, in each case including leasehold interests with respect thereto with a term in excess of one year;

         (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

         (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

      "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms


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"controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under " - Certain Covenants - Limitation on Restricted Payments", " - Certain Covenants - Limitation on Affiliate Transactions" and " - Certain Covenants - Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. For purposes of the covenants described under " - Certain Covenants - Limitation on Restricted Payments" and " - Certain Covenants - Limitation on Sales of Assets and Subsidiary Stock", and the definitions of "Asset Disposition", "EBITDA" and "Temporary Cash Investments" only, "Affiliate" shall not include (1) any Affiliate of J.P. Morgan Partners, LLC in its capacity as a commercial bank or commercial lender, investment bank, broker-dealer, securities trader, market-maker, money manager, financial advisor or other similar capacity, in each case acting in the ordinary course of its business, or
(2) General Motors Investment Management Corporation or any of its Affiliates (other than First Plaza Group Trust) acting in the ordinary course of its business. For purposes of this definition, any Notes acquired by (1) an Affiliate of J.P. Morgan Partners, LLC in the ordinary course of such Affiliate's business as a broker-dealer, securities trader, market-maker, money manager, financial advisor or other similar capacity or (2) General Motors Investment Management Corporation or any of its Affiliates (other than First Plaza Group Trust) acting in the ordinary course of its business shall not, in each case, be considered under the terms of the Indenture as Notes held by an "Affiliate" of the Company.

      "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "DISPOSITION"), of:

         (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

         (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

         (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above,

                  (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

                  (B) for purposes of the covenant described under " - Certain Covenants - Limitation on Sales of Assets and Subsidiary Stock" only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by the covenant described under " - Certain Covenants - Limitation on Restricted Payments" and (y) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under " - Certain Covenants - Merger and Consolidation"; and

                  (C) a disposition of assets with a fair market value of less than $1.0 million;

                  (D)      the disposition of cash or Temporary Cash
                           Investments;

                  (E) the disposition of inventory or obsolete or worn out equipment in the ordinary course of business;


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                  (F)      entering into Hedging Obligations;

                  (G) the creation of any Lien permitted under the Indenture (but not the sale or other disposition of the property subject to such Lien); and

                  (H) any transfer or sale of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (H), investments received in exchange for the transfer of accounts receivable and related assets will be deemed to constitute cash if the Receivables Subsidiary or other payor is required to repay such investments as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction.

      "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

         (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of, or redemption or similar payment with respect to, such Indebtedness multiplied by the amount of such payment by

         (2)      the sum of all such payments.

      "BANK INDEBTEDNESS" means all Obligations pursuant to the Credit Agreement (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not post-filing interest is allowed in such proceeding).

      "BOARD OF DIRECTORS" with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

      "BUSINESS DAY" means each day which is not a Legal Holiday.

      "CAPITAL LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "CAPITAL STOCK" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

         (1)      interest expense attributable to Capital Lease Obligations;

         (2)      amortization of debt discount and debt issuance cost;


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         (3)      non-cash interest expense;

         (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

         (5) net payments pursuant to Hedging Obligations in respect of Indebtedness;

         (6) accrued dividends in respect of all Preferred Stock of any Restricted Subsidiary of the Company to the extent held by Persons other than the Company or a Wholly Owned Subsidiary;

         (7) interest incurred in connection with Investments in discontinued operations; and

         (8) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary.

      "CONSOLIDATED LEVERAGE RATIO" as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Subordinated Obligations) as of such date of determination to (y) EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are then available prior to the date of such determination (the "REFERENCE PERIOD"); PROVIDED, HOWEVER, that:

         (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of the Reference Period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, or both, the aggregate amount of such Indebtedness shall be calculated after giving effect on a PRO FORMA basis to such Incurrence of Indebtedness and EBITDA for the Reference Period shall be calculated after giving effect on a PRO FORMA basis to such Incurrence of Indebtedness as if such Indebtedness had been Incurred on the first day of the Reference Period;

         (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the Reference Period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, the aggregate amount of Indebtedness shall be calculated after giving effect on a PRO FORMA basis to such discharge and EBITDA for the Reference Period shall be calculated after giving effect on a PRO FORMA basis to such discharge as if it had occurred on the first day of the Reference Period and as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

         (3) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for the Reference Period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for the Reference Period;

         (4) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, EBITDA for the Reference Period shall be calculated after giving PRO FORMA effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and


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         (5)      if since the beginning of the Reference Period any Person
                  (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving PRO FORMA effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period.

For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the PRO FORMA calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and may include any applicable Pro Forma Adjustments). If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is Incurred under a revolving credit facility and is being given PRO FORMA effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the PRO FORMA calculation, to the extent that such Indebtedness was Incurred for working capital purposes.

      "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

         (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                  (A) subject to the exclusion contained in clause (3) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

                  (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income, but only to the extent the Company or a Restricted Subsidiary funded such net loss with cash;

         (2) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than any restrictions permitted pursuant to clause (viii) of paragraph (1) of the covenant described under " - Limitation on Restrictions on Distributions from Restricted Subsidiaries"), except that:

                  (A) subject to the exclusion contained in clause (3) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

                  (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;


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         (3)      any gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

         (4)      extraordinary gains or losses;

         (5) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

         (6) any non-cash goodwill impairment charges subsequent to the Issue Date resulting from the application of SFAS No. 142;

         (7) any amortization or write-offs of debt issuance or deferred financing costs and premiums and prepayment penalties, in each case, to the extent attributable to the Indebtedness being Refinanced or Incurred in connection with the Refinancing Transactions;

         (8) any interest expense attributable to the Notes during the period from and including the Issue Date to and including the date of consummation of the Bank Refinancing; and

         (9)      the cumulative effect of a change in accounting principles;

in each case, for such period. Notwithstanding the foregoing, for the purposes of the covenant described under " - Certain Covenants - Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

      "CREDIT AGREEMENT" means the Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 29, 2000, by and among the Company, certain of its Subsidiaries, the lenders referred to therein, Fleet National Bank, as Administrative Agent, GMAC Business Credit, LLC, as Documentation Agent, and First Union National Bank, as Syndication Agent, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document or instrument) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

      "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

      "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "DESIGNATED SENIOR INDEBTEDNESS", with respect to a Person means:

         (1)      the Bank Indebtedness; and

         (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in


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                  the instrument evidencing or governing such Senior
                  Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

      "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

         (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

         (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

         (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

         (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under " - Certain Covenants - Limitation on Sales of Assets and Subsidiary Stock" and " - Certain Covenants - Change of Control"; and

         (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

      The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; PROVIDED, HOWEVER, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

      "EBITDA" for any period means the sum of Consolidated Net Income, plus the following (without duplication) to the extent deducted in calculating such Consolidated Net Income:

         (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

         (2) Consolidated Interest Expense (other than any Consolidated Interest Expense attributable to any Subordinated Obligations);

         (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

         (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income (other than accrual of revenue in the ordinary course of business) of the Company and its consolidated Restricted Subsidiaries; and


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         (5)      non-recurring restructuring costs and non-recurring
                  acquisition costs and fees (other than amounts paid to any Affiliate of the Company or any Permitted Holder), including expenses and payments directly attributable to employee reduction or employee relocation (including cash severance payments) and expenses and payments directly attributable to the termination of real estate leases or real estate sales and the relocation of distribution and call center facilities;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

      "EQUITY OFFERING" means any primary sale of Capital Stock (other than Disqualified Stock) of the Company (a) to the public pursuant to an effective registration statement under the Securities Act or (b) in a private placement pursuant to an exemption from the registration requirements of the Securities Act.



      "EXCHANGE NOTES" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

      "EXISTING CREDIT AGREEMENT" means the Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 29, 2000, among the Company, Fleet National Bank, as administrative agent, Fleet Union National Bank, as syndication agent, GMAC Business Credit, LLC, as documentation agent, and the financial institutions and other lenders from time to time party thereto.

      "EXISTING MEZZANINE INDEBTEDNESS" means the Company's 16% Senior Subordinated Notes due September 29, 2008.

      "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors of the Company, whose determination will be conclusive and evidenced by a resolution of the Board of Directors of the Company.

      "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

         (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

         (2) statements and pronouncements of the Financial Accounting Standards Board;

         (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

         (4) except as otherwise provided by the terms of the Indenture, the rules and regulations of the SEC governing the inclusion of financial statements (including PRO FORMA financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including


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                  opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

      "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

         (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

         (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "GUARANTY AGREEMENT" means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indenture.

      "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

      "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

      "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with " - Certain Covenants - Limitation on Indebtedness":

         (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

         (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms (or the accretion or accumulation of such dividends on Capital Stock); and

         (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

      "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

         (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

         (2)      all Capital Lease Obligations of such Person;


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         (3)      all obligations of such Person issued or assumed as the
                  deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

         (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

         (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person (but excluding, in each case, accrued dividends);

         (6)      all obligations of the type referred to in clauses (1) through
                  (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

         (7)      all obligations of the type referred to in clauses (1) through
                  (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

         (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person; PROVIDED, HOWEVER, that for purposes of calculating the Consolidated Leverage Ratio, the aggregate amount of Indebtedness outstanding pursuant to any Hedging Obligation shall be zero until such time as such Person has the obligation to make a payment in respect of such Hedging Obligation and such payment is not made within ten Business Days.

Notwithstanding the foregoing, (i) in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; PROVIDED, HOWEVER, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter and (ii) Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing to any governmental entity.

      In the case of Indebtedness of any Person sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

      "INDEPENDENT QUALIFIED PARTY" means an investment banking firm, accounting firm or appraisal firm of national standing; PROVIDED, HOWEVER, that such firm is not an Affiliate of the Company.

      "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

      "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by


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such Person. Except as otherwise provided for herein, the amount of an
Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

      For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under " - Certain Covenants - Limitation on Restricted Payments":

         (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

         (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

      "ISSUE DATE" means the date on which the Notes are originally issued.

      "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

      "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      "NET AVAILABLE CASH" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

         (1) all legal, title and recording tax expenses, underwriting discounts, commissions and other fees and expenses incurred (including, without limitation, fees and expenses of counsel, accountants and investment advisors), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

         (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

         (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

         (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and


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         (5)      any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; PROVIDED, HOWEVER, that upon the termination of such escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

      "NET CASH PROCEEDS", with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      "NEW CREDIT FACILITY" means the credit agreement to be entered into in connection with the Bank Refinancing (which may consist of an amendment or restatement of the Existing Credit Agreement in effect on the Issue Date).

      "OBLIGATIONS" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

      "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

      "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

      "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

      "PERMITTED HOLDERS" means Parthenon Capital, J.P. Morgan Partners, LLC, General Motors Investment Management Corporation, Michael J. Grebe, William E. Sanford, William R. Pray, William S. Green and any Related Party of the foregoing. Except for a Permitted Holder specifically identified by name, in determining whether Voting Stock is owned by a Permitted Holder, only Voting Stock acquired by a Permitted Holder in its described capacity will be treated as "beneficially owned" by such Permitted Holder.

      "PERMITTED INVESTMENT" means an Investment by the Company or any Restricted Subsidiary in:

         (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

         (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

         (3)      cash and Temporary Cash Investments;

         (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

         (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;


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         (6)      loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

         (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

         (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under " - Certain Covenants - Limitation on Sales of Assets and Subsidiary Stock";

         (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

         (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

         (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under " - Certain Covenants - Limitation on Indebtedness";

         (12) Persons to the extent such Investments are in existence on the Issue Date;

         (13) any joint venture engaged in a Related Business, to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) outstanding on the date such Investment is made, do not exceed $7.0 million;

         (14) any Investment by the Company or a Restricted Subsidiary in a Receivables Subsidiary, or any Investment by a Receivables Subsidiary in another Person, in each case in connection with a Qualified Receivables Transaction; PROVIDED, HOWEVER, that such Investment is in the form of a purchase money note, equity or residual interest or limited liability company interest; and

         (15) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (15) outstanding on the date such Investment is made, do not exceed the greater of (x) $25.0 million and (y) 4% of Total Assets.

      "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

      "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

      "PRO FORMA ADJUSTMENTS" means, with respect to any period, the reduction in costs or other adjustments, as applicable, that are


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         (1)      directly attributable to a business or asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and as applied as of the Issue Date; or

         (2) implemented by the Company, any Restricted Subsidiary or the business that was the subject of any such asset acquisition, in each case within one year prior to the date of the business or asset acquisition and that are supportable and quantifiable by the underlying accounting records of the Company, the Restricted Subsidiary or such business;

in each case as if all such reductions in costs or other adjustments had been effected as of the beginning of such period.

      "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

      "RATING AGENCY" means Standard & Poor's, a division of the McGraw Hill Companies, Inc., and Moody's Investors Service, Inc. or if Standard & Poor's, a division of the McGraw Hill Companies, Inc., or Moody's Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for Standard & Poor's, a division of the McGraw Hill Companies, Inc., or Moody's Investors Service, Inc. or both, as the case may be.

      "RECEIVABLES SUBSIDIARY" means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable or related assets (including contract rights) and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is Guaranteed by the Company or any of its Restricted Subsidiaries (but excluding customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any of its Restricted Subsidiaries in any way other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction or (iii) subjects any property of asset (including contract rights) of the Company or any of its Restricted Subsidiaries (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any of its Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than customary fees payable in connection with servicing accounts receivable and (c) with which neither the Company or any of its Restricted Subsidiaries has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

      "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, replace, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.


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      "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any
Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:

         (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

         (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

         (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus (i) accrued interest on the Indebtedness being Refinanced not to exceed the amount of such accrued interest for one fiscal quarter and (ii) fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

         (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

      "REFINANCING TRANSACTIONS" means (i) the offering and sale of the Notes,
(ii) the establishment by the Company of the New Credit Facility, (iii) the Refinancing of all amounts outstanding under the Existing Credit Agreement (including fees and accrued interest with respect thereto) and (iv) the redemption of the Existing Mezzanine Indebtedness (including the payment of accrued interest and redemption premiums and fees with the respect thereto).

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement to be dated May 23, 2003, among the Company, the Subsidiary Guarantors and the Initial Purchasers and any similar agreement entered into in connection with the issuance of Additional Notes.

      "RELATED BUSINESS" means any business (including, without limitation, the maintenance, repair and operations products distribution business) in which the Company or any of its Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date or any business that is a reasonable extension of, or is necessary or desirable to facilitate, any such business engaged in by the Company on the Issue Date.

      "RELATED PARTY" means (1) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Holder, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2) acting solely in such capacity.

      "REPRESENTATIVE" means, any trustee, agent or representative (if any) for an issue of Senior Indebtedness.

      "RESTRICTED PAYMENT" with respect to any Person means:

         (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving


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                  such Person) or similar payment to the direct or indirect
                  holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or through accretion or accumulation of such dividends on such Capital Stock and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than PRO RATA dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

         (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than the Company or a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

         (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

         (4) the making of any Investment (other than a Permitted Investment) in any Person.

      "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

      "REVOLVING CREDIT FACILITY" means the revolving credit facility contained in the Credit Agreement and any other facilities or financing arrangements (including commercial paper facilities, revolving credit loans, term loans, receivables financing, letters of credit or any debt securities or other form of debt, convertible debt or exchangeable debt financing) that Refinances, in whole or in part, any such facility or financing arrangement (including any facility that increases borrowing availability), in each case as amended, supplemented, extended, renewed, restated or otherwise modified.



      "SECURED INDEBTEDNESS" means any Indebtedness of the Company secured by a Lien.



      "SENIOR INDEBTEDNESS" means with respect to any Person:

         (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

         (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate or PARI PASSU in right of payment to the Notes or the Subsidiary Guaranty of such Person, as the case may be; PROVIDED, HOWEVER, that Senior Indebtedness shall not include:

         (1) any obligation of such Person to the Company or any Subsidiary;

         (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

         (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);


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         (4)      any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

         (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture; or

         (6)      any obligations of such Person with respect to any Capital
                  Stock.

      "SENIOR SUBORDINATED INDEBTEDNESS" means, with respect to a Person, the Notes (in the case of the Company), the Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank PARI PASSU with the Notes or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

      "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

      "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

      "SUBORDINATED OBLIGATION" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

      "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

         (1) such Person;

         (2) such Person and one or more Subsidiaries of such Person; or

         (3) one or more Subsidiaries of such Person.

      "SUBSIDIARY GUARANTOR" means Wilmar Holdings, Inc., Wilmar Financial, Inc. and each other Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture.

      "SUBSIDIARY GUARANTY" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

      "TEMPORARY CASH INVESTMENTS" means any of the following:

         (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

         (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar


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                  equivalent rating) or higher by at least one nationally
                  recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

         (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

         (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and
         (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

      "TERM LOAN FACILITY" means the term loan facility contained in the Credit Agreement and any other facilities or financing arrangements (including commercial paper facilities, revolving credit loans, term loans, receivables financing, letters of credit, or any debt securities or other form of debt, convertible debt or exchangeable debt financing) that Refinances in whole or in part any such facility or financing arrangement (including any facility that increases borrowing availability), in each case as amended, supplemented, extended, renewed, restated or otherwise modified.

      "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's consolidated balance sheet for the most recently ended fiscal quarter for which internal financial statements are available.

      "TRUSTEE" means The Bank of New York until a successor replaces it and, thereafter, means the successor.

      "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Issue Date.

      "TRUST OFFICER" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

      "UNRESTRICTED SUBSIDIARY" means:

         (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

         (2)      any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under " - Certain Covenants - Limitation on Restricted Payments".


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

      The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness (other than Subordinated Obligations) under paragraph
(a) of the covenant described under " - Certain Covenants - Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

      "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

      "VOTING STOCK" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

      "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.



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                 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

      The following is a discussion of the material United States federal income tax consequences of the consummation of the exchange offer and ownership and disposition of the exchange notes by holders who acquire the exchange notes in the exchange offer. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, and interpretations of the foregoing, all as of the date hereof, and changes to any of which subsequent to the date hereof may affect the tax consequences described herein, possibly with retroactive effect.


      The following discusses only notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, tax-exempt entities, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or foreign currencies and persons holding notes in connection with a hedging transaction, "straddle," conversion transaction or other integrated transaction. This discussion also does not address the tax consequences to certain persons who have a functional currency other than the United States dollar or to certain persons who have ceased to be United States citizens or to be taxed as resident aliens. Furthermore, except as otherwise indicated, it does not include any description of any alternative minimum tax consequences, or estate and gift tax consequences, or the tax laws of any state, local or foreign government that may be applicable to the notes. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF UNITED STATES FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

      As used herein, the term "U.S. Holder" means a beneficial owner of a note that is, for United States federal income tax purposes:

o        a citizen or resident of the United States;

o a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

o an estate, the income of which is subject to United States federal income taxation regardless of its source; or

o a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust.

      If a partnership, or other entity taxable as a partnership for United States federal income tax purposes, holds notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Prospective purchasers that are partnerships or who would hold the notes through a partnership or similar pass-through entity should consult their tax advisors regarding the United States federal income tax consequences of holding notes.

EXCHANGE OFFER


      The exchange of an initial note for an exchange note pursuant to the exchange offer will not constitute a taxable exchange for United States federal income tax purposes. Consequently, a holder will not recognize any gain or loss upon the receipt of an exchange note. A holder's holding period for an exchange note will include the holding period for the initial note exchanged and therefore the initial basis in an exchange note will be the same as the adjusted basis in the initial note at the time of the exchange. Further, any market discount or bond premium (discussed below) will carry over to the exchange notes.



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

U.S. HOLDERS

PAYMENT OF INTEREST

      Interest paid on an exchange note generally will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for U.S. Federal income tax purposes. In certain circumstances (see "Description of the Notes - Change of Control" and " - Certain Covenants - Limitation on Sales of Assets and Subsidiary Stock"), we may be obligated to pay a holder additional amounts in excess of stated interest or principal on the notes. According to Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income to be currently recognized by a holder if there is only a remote chance as of the date the initial notes were issued that any of the circumstances that would give rise to the payment of such additional amounts (considered individually and in the aggregate) will occur. Because we believed that the likelihood that we would be obligated to make any such payments was remote, we do not intend to treat the potential payment of any such payments as part of the yield to maturity of any notes. In the event a contingency occurs, it would affect the amount and timing of the income that a holder must recognize. If we pay additional amounts on the notes or a premium pursuant to the change of control provisions, a holder will be required to recognize such amounts as income. Our determination that these contingencies are remote is binding on a holder unless such holder discloses a contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the Internal Revenue Service (the "IRS"), and if the IRS were to challenge this determination, a holder might be required to accrue income on the notes in excess of stated interest and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies.

MARKET DISCOUNT AND BOND PREMIUM


         If a U.S. Holder purchased an initial note prior to the exchange offer for an amount that is less than its principal amount, then, subject to a statutory de minimis rule, the difference generally will be treated as market discount. If a U.S. Holder exchanges an initial note, with respect to which there is market discount, for an exchange note pursuant to the exchange offer, the market discount applicable to the initial note will carry over to the exchange note so received. In that case, any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, including dispositions which are nonrecognition transactions under certain provisions of the Code, the exchange note will be included in gross income and characterized as ordinary income to the extent of the market discount that (1) has not previously been included in income and (2) is treated as having accrued on the exchange note prior to the payment or disposition. Market discount generally accrues on a straight-line basis over the remaining term of the exchange note. Upon an irrevocable election, however, market discount will accrue on a constant yield basis. A U.S. Holder might be required to defer all or a portion of the interest expense on indebtedness incurred or continued to purchase or carry an exchange note. A U.S. Holder may elect to include market discount in gross income currently as it accrues. If such an election is made, the preceding rules relating to the recognition of market discount and deferral of interest expense will not apply. An election made to include market discount in gross income as it accrues will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS.

         If a U.S. Holder purchased an initial note prior to this exchange offer for an amount that is in excess of all amounts payable on the initial note after the purchase date, other than payments of qualified stated interest, the excess will be treated as bond premium. If a U.S. Holder exchanges an initial note, with respect to which there is a bond premium, for an exchange note pursuant to the exchange offer, the bond premium applicable to the initial note will carry over to the exchange note so received. In general, a U.S. Holder may elect to amortize bond premium over the remaining term of the exchange note on a constant yield method. The amount of bond premium allocable to any accrual period is offset against the qualified stated interest allocable to the accrual period. If, following the offset determination described in the immediately preceding sentence, there is an excess allocable bond premium remaining, that excess may, in some circumstances, be deducted. An election to amortize bond premium applies to all taxable debt instruments held at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.



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

SALE, EXCHANGE OR DISPOSITION OF THE NOTES

      Upon the sale, exchange or other disposition of a note, a U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received (not including any amount attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary income) and such holder's adjusted tax basis in the note. A U.S. Holder's tax basis in a note generally will be its cost, increased by any accrued market discount included in gross income and reduced by any amortized bond premium on the exchange note. Gain or loss recognized on the sale, exchange, retirement or other taxable disposition of a note will be long-term capital gain or loss if the holder held the note for more than one year. The deductibility of capital losses is subject to limitations.

BACKUP WITHHOLDING

      A backup withholding tax at the rate specified in the Code and information reporting requirements apply in the case of certain U.S. Holders (not including corporations and other exempt recipients) to certain payments of principal of, and interest on, a note, and of proceeds on the sale of a note before maturity. Backup withholding applies if a holder fails to provide a correct taxpayer identification number, fails to report interest income in full or fails to certify that the holder is exempt from withholding. An individual's taxpayer identification number is generally the individual's Social Security number. Any amount withheld from payment to a holder under the backup withholding rules will be allowed as a credit against the holder's federal income tax liability and may entitle the holder to a refund, provided the required information is furnished to the IRS.

NON-U.S. HOLDERS

      As used herein, the term "Non-U.S. Holder" means a beneficial owner of a note that is, for United States federal income tax purposes, not a U.S. Holder.

      The rules governing United States federal income taxation of Non-U.S. Holders are complex. Non-U.S. Holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the notes, including any reporting requirements.

PAYMENT OF INTEREST

      Subject to the discussion below concerning backup withholding, payments of interest on the exchange notes by us or our paying agent to any Non-U.S. Holder will not be subject to U.S. federal income withholding tax, provided that:

o such holder (1) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock,
         (2) is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership and (3) is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

o the certification requirement, as described below, has been fulfilled with respect to the beneficial owner.

      The certification requirement referred to above will be fulfilled if either (A) the Non-U.S. Holder provides to us or our paying agent an IRS Form W-8BEN (or successor form), signed under penalties of perjury, that includes such holder's name and address and certifies as to its non-U.S. status or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the note on behalf of the beneficial owner and provides a statement to us or our paying agent signed under penalties of perjury in which the organization, bank or financial institution certifies that an IRS Form W-8BEN (or successor form) has been received by it from the Non-U.S. Holder or from another financial institution acting on behalf of the Non-U.S. Holder and furnishes us or our paying agent with a copy. Other methods might be available to satisfy the certification requirements described above, depending upon the circumstances applicable to the Non-U.S. Holder.

      The gross amount of payments of interest that do not qualify for the exception from withholding described above (the "portfolio interest exemption") will be subject to U.S. withholding tax at a rate of 30% unless (i) the Non-U.S. Holder provides us with a properly-executed IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable tax treaty or (ii) such interest is effectively connected with the conduct of a U.S. trade or business by such Non-U.S. Holder and a properly-executed IRS Form W-8ECI (or successor form) is provided to us or our paying agent.

      If a Non-U.S. Holder is engaged in a trade or business in the United States and if interest on the exchange note or gain realized on the disposition of the exchange note is effectively connected with such trade or business, then the Non-U.S. Holder generally will be subject to regular United States federal income tax on such interest or gain on a net basis in the same manner as if it were a U.S. Holder, unless an applicable tax treaty provides otherwise. If the Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax at a rate of 30%, unless reduced or eliminated by an applicable tax treaty. Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the Non-U.S. Holder satisfies the certification requirements described above.

      As more fully described under "Description of the Notes - Change of Control" and " - Certain Covenants - Limitation on Sales of Assets and Subsidiary Stock," upon the occurrence of certain enumerated events we may be required to make additional payments to holders of the exchange notes. Such payments may be treated as interest, subject to the rules described above, or as other income subject to United States federal withholding tax. Non-U.S. holders should consult their tax advisors as to the tax considerations relating to debt instruments that provide for one or more contingent payments, in particular as to the availability of the portfolio interest exemption, and the ability of Non-U.S. Holders to claim the benefits of income tax treaty exemptions from United States withholding tax on interest, in respect of such additional payments.

SALE, EXCHANGE OR DISPOSITION OF THE NOTES

      Subject to the discussion below concerning backup withholding, a Non-U.S. Holder of an exchange note will not be subject to United States federal income tax on gain realized on the sale, exchange or other taxable disposition of such note, unless:

o such holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met;

o such gain is effectively connected with the conduct of a United States trade or business by such Non-U.S. Holder; or

o such gain represents accrued but unpaid interest not previously included in income, in which case the rules for interest would apply.

FEDERAL ESTATE TAX

      An exchange note held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to United States federal estate tax, provided the interest on the exchange note is exempt from withholding of United States federal income tax under the "portfolio interest exemption" described above (without regard to the certification requirement) and income on such note was not United States trade or business income. If you are an individual, you should consult with your tax advisor regarding the possible application of the United States federal estate tax to your particular circumstances, including the effect of any applicable treaty.

BACKUP WITHHOLDING AND INFORMATION REPORTING

      Unless certain exceptions apply, we must report annually to the IRS and to each Non-U.S. Holder any interest paid or accrued to the Non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

      Under current United States federal income tax law, backup withholding tax will not apply to payments of interest by us or our paying agent on a note if the certifications described above under "Payment of Interest" are received, provided that we or our paying agent, as the case may be, do not have actual knowledge or reason to know that the payee is a U.S. person.

      Payments on the sale, exchange or other disposition of an exchange note made to or through a foreign office of a foreign broker generally will not be subject to backup withholding or information reporting. However, if such broker is for United States federal income tax purposes a U.S. person, a controlled foreign corporation, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge or reason to know that the payee is a U.S. person. Payments to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person or otherwise establishes an exemption.

      Backup withholding is not an additional tax: any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. Non-U.S. Holders of notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available.

      THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-UNITED STATES TAX LAWS AND ANY RECENT OR PROPOSED CHANGES IN APPLICABLE TAX LAWS.


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                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for initial notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in connection with the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                  LEGAL MATTERS

      Certain legal matters in connection with the notes offered hereby will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

                              INDEPENDENT AUDITORS

      The consolidated financial statements as of December 28, 2001 and December 27, 2002 and for each of the three years in the period ended December 27, 2002 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in this prospectus, which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of SFAS 133, SFAS 145 and SFAS 142, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements of Barnett, Inc. as of June 30, 1999 and June 30, 2000 and for each of the three years in the period ended June 30, 2000 included in this prospectus have been audited by Arthur Andersen LLP, independent accountants, as indicated in their report with respect thereto dated August 18, 2000. Arthur Andersen LLP has not reissued its audit report with respect to the consolidated financial statements of Barnett, Inc. included in this prospectus and has not consented to the inclusion of its audit report in this prospectus. As a result, you may not have an effective remedy against Arthur Andersen LLP in connection with any material misstatement or omission in the consolidated financial statements of Barnett, Inc. that are included in this prospectus. In addition, even if you were able to assert such a claim, as a result of Arthur Andersen LLP ceasing operations, there will likely be insufficient assets to satisfy claims made by investors that might arise under federal securities laws or otherwise.


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                       WHERE YOU CAN FIND MORE INFORMATION


      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-4 to register the exchange notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we file with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of this web site is http://www.sec.gov.


      Anyone who receives a copy of this prospectus may obtain a copy of the indenture without charge by writing to Interline Brands, Inc., 801 W. Bay Street, Jacksonville, Florida 32204, Attn: Chief Financial Officer, (904) 421-1400.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                 PAGE
                                                                                                                 ----
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR INTERLINE BRANDS, INC. AND SUBSIDIARIES:
Condensed Consolidated Balance Sheets as of December 27, 2002 and June 27, 2003.......................            F-2
Condensed Consolidated Statements of Operations for the Three Months and Six Months Ended June 28,
   2002 and June 27, 2003.............................................................................            F-3
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 28, 2002 and June 27,
   2003...............................................................................................            F-4
Notes to Condensed Consolidated Financial Statements..................................................            F-5

AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR INTERLINE BRANDS, INC. AND SUBSIDIARIES:
Independent Auditors' Report..........................................................................           F-16
Consolidated Balance Sheets as of December 28, 2001 and December 27, 2002.............................           F-17
Consolidated Statements of Operations for the Years Ended December 29, 2000, December 28, 2001 and
   December 27, 2002..................................................................................           F-18
Consolidated Statements of Stockholders' Equity (Deficiency) for the Years Ended December 29, 2000,
   December 28, 2001 and December 27, 2002............................................................           F-19
Consolidated Statements of Cash Flows for the Years Ended December 29, 2000, December 28, 2001 and
   December 27, 2002..................................................................................           F-20
Notes to Consolidated Financial Statements............................................................           F-22

AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR INTERLINE BRANDS, INC. AND SUBSIDIARIES:
Independent Auditors' Report..........................................................................           F-13
Consolidated Balance Sheets as of December 28, 2001 and December 27, 2002.............................           F-14
Consolidated Statements of Operations for the Years Ended December 29, 2000, December 28, 2001 and
   December 27, 2002..................................................................................           F-15
Consolidated Statements of Stockholders' Equity (Deficiency) for the Years Ended December 29, 2000,
   December 28, 2001 and December 27, 2002............................................................           F-16
Consolidated Statements of Cash Flows for the Years Ended December 29, 2000, December 28, 2001 and
   December 27, 2002..................................................................................           F-17
Notes to Consolidated Financial Statements............................................................           F-19


AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR BARNETT, INC. AND SUBSIDIARIES:
Report of Independent Certified Public Accountants....................................................           F-46
Consolidated Balance Sheets as of June 30, 2000 and 1999..............................................           F-47
Consolidated Statements of Income for the Years Ended June 30, 2000, 1999 and 1998....................           F-48
Consolidated Statements of Stockholders' Equity for the Years Ended June 30, 2000, 1999 and 1998......           F-49
Consolidated Statements of Cash Flows for the Years Ended June 30, 2000, 1999 and 1998................           F-50
Notes to Consolidated Financial Statements............................................................           F-51

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR BARNETT INC. AND SUBSIDIARIES:
Condensed Consolidated Financial Statements for the Period July 1, 2000 to September 29, 2000
   (unaudited)........................................................................................           F-62

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                       DECEMBER 27, 2002 AND JUNE 27, 2003
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       DECEMBER 27,    JUNE 27,
                                                                           2002          2003
                                                                       ------------   ----------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents .........................................   $   5,557    $  12,994
   Cash - restricted .................................................         329           --
   Accounts receivable - trade (net of allowance for doubtful accounts
        of $5,222 and $5,667) ........................................      83,087       89,516
   Accounts receivable - other .......................................      13,052        8,292
   Inventory .........................................................     124,479      106,572
   Prepaid expenses and other current assets .........................       5,953        8,013
   Deferred income taxes .............................................      10,932       11,695
                                                                         ---------    ---------
      Total current assets ...........................................     243,389      237,082
PROPERTY AND EQUIPMENT, net ..........................................      33,585       31,616
GOODWILL, net ........................................................     195,669      195,669
OTHER INTANGIBLE ASSETS, net .........................................      77,423       81,144
OTHER ASSETS .........................................................       1,652        8,594
                                                                         ---------    ---------
TOTAL ASSETS .........................................................   $ 551,718    $ 554,105
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
   Current portion of long-term debt .................................   $  22,750    $   5,250
   Revolving credit facility .........................................      18,500           --
   Accounts payable ..................................................      53,417       43,675
   Accrued expenses and other current liabilities ....................      13,603       12,826
   Accrued interest payable ..........................................       4,409        4,052
   Accrued merger expenses ...........................................       7,426        6,620
                                                                         ---------    ---------
      Total current liabilities ......................................     120,105       72,423
LONG-TERM LIABILITIES:
   Deferred income taxes .............................................      21,253       20,446
   Interest rate swaps ...............................................      18,067       16,984
   Long-term debt, net of current portion ............................     284,774      338,025
                                                                         ---------    ---------
TOTAL LIABILITIES ....................................................     444,199      447,878
                                                                         ---------    ---------
COMMITMENTS AND CONTINGENCIES
SENIOR PREFERRED STOCK, $0.01 par value, 27,000,000 shares authorized;
   23,619,888 shares issued and outstanding; at liquidation
   value .............................................................     331,202      354,727
                                                                         ---------    ---------
STOCKHOLDERS' EQUITY (DEFICIENCY):
   Common stock, no par value, 7,500,000 shares authorized; 5,385,189
        shares issued and outstanding ................................       1,994        1,994
   Accumulated deficit ...............................................    (224,077)    (249,532)
   Stockholder loans .................................................      (1,440)      (1,492)
   Accumulated other comprehensive (loss) income .....................        (160)         530
                                                                         ---------    ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY) ..............................    (223,683)    (248,500)
                                                                         ---------    ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
   (DEFICIENCY) ......................................................   $ 551,718    $ 554,105
                                                                         =========    =========

     See accompanying notes to condensed consolidated financial statements.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
        THREE MONTHS AND SIX MONTHS ENDED JUNE 28, 2002 AND JUNE 27, 2003
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     THREE MONTHS ENDED         SIX MONTHS ENDED
                                                  ----------------------    ----------------------
                                                   JUNE 28,     JUNE 27,     JUNE 28,     JUNE 27,
                                                     2002         2003         2002         2003
                                                  ---------    ---------    ---------    ---------
NET SALES .....................................   $ 163,143    $ 159,686    $ 320,277    $ 314,550
COST OF SALES .................................     102,909       99,228      201,955      194,933
                                                  ---------    ---------    ---------    ---------
Gross profit ..................................      60,234       60,458      118,322      119,617
OPERATING EXPENSES:
   Selling, general and administrative expenses      41,102       41,433       82,788       82,979
   Depreciation and amortization ..............       2,904        2,740        5,802        5,622
   Special costs and expenses .................         802          167        1,214          378
                                                  ---------    ---------    ---------    ---------
      Total operating expenses ................      44,808       44,340       89,804       88,979
                                                  ---------    ---------    ---------    ---------
OPERATING INCOME ..............................      15,426       16,118       28,518       30,638
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS ...      (3,041)         362       (1,413)       1,083
LOSS ON EXTINGUISHMENT OF DEBT ................          --      (14,893)          --      (14,893)
INTEREST EXPENSE, net .........................      (9,547)     (10,146)     (19,244)     (19,748)
OTHER EXPENSE .................................          --           (8)          --           (8)
                                                  ---------    ---------    ---------    ---------
      Income before income taxes ..............       2,838       (8,567)       7,861       (2,928)
PROVISION FOR INCOME TAXES ....................       1,054       (3,141)       2,918         (998)
                                                  ---------    ---------    ---------    ---------
NET INCOME ....................................       1,784       (5,426)       4,943       (1,930)
PREFERRED STOCK DIVIDENDS .....................     (10,432)     (11,964)     (20,509)     (23,525)
NET (LOSS) APPLICABLE TO COMMON STOCKHOLDERS ..   $  (8,648)   $ (17,390)   $ (15,566)   $ (25,455)
                                                  =========    =========    =========    =========
(LOSS) PER COMMON SHARE - BASIC ...............   $   (1.61)   $   (3.23)   $   (2.89)   $   (4.73)
                                                  =========    =========    =========    =========
(LOSS) PER COMMON SHARE - DILUTED .............   $   (1.61)   $   (3.23)   $   (2.89)   $   (4.73)
                                                  =========    =========    =========    =========

     See accompanying notes to condensed consolidated financial statements.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                SIX MONTHS ENDED JUNE 28, 2002 AND JUNE 27, 2003
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                2002          2003
                                                                              ---------    ---------
OPERATING ACTIVITIES:
   Net income .............................................................   $   4,943    $  (1,930)
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization .......................................       5,802        5,622
      Amortization of debt issuance costs .................................         827        7,434
      Deferred compensation ...............................................         503           --
      Change in fair value of interest rate swaps .........................       1,413       (1,083)
      Loss on disposal of property and equipment ..........................          --            3
      Interest income on stockholder loans ................................         (48)         (52)
      Deferred income taxes ...............................................        (912)      (1,569)
      Senior subordinated notes issued for interest due ...................       1,578        1,674
      Changes in assets and liabilities which provided cash, net effects of acquisition:
         Accounts receivable - trade ......................................     (11,559)      (6,430)
         Accounts receivable - other ......................................       2,218        4,759
         Inventory ........................................................       1,166       17,908
         Prepaid expenses and other current assets ........................         208       (2,060)
         Other assets .....................................................        (162)        (368)
         Accrued interest payable .........................................        (262)        (356)
         Accounts payable .................................................      (3,363)      (9,743)
         Cash - restricted ................................................          --          329
         Accrued expenses and other current liabilities ...................         603         (777)
         Accrued merger expenses ..........................................      (1,216)        (806)
         Income taxes payable .............................................       1,250           --
                                                                              ---------    ---------
           Net cash provided by operating activities ......................       2,989       12,555
                                                                              ---------    ---------
INVESTING ACTIVITIES:
   Purchase of property and equipment .....................................      (2,507)      (2,559)
   Purchase of investment and other assets ................................          --       (3,787)
                                                                              ---------    ---------
           Net cash used in investing activities ..........................      (2,507)      (6,346)
                                                                              ---------    ---------
FINANCING ACTIVITIES:
   Increase (decrease) in revolving credit facility, net ..................       5,500      (18,500)
   Repayment of long-term debt ............................................      (8,250)    (309,198)
   Proceeds from refinancing transactions .................................          --      340,000
   Payment of debt issuance costs .........................................          --      (11,763)
                                                                              ---------    ---------
           Net cash provided by (used in) financing activities ............      (2,750)         539
                                                                              ---------    ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS ..............         176          689
                                                                              ---------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ......................      (2,092)       7,437
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ............................       3,327        5,557
                                                                              ---------    ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD ..................................   $   1,235    $  12,994
                                                                              =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for:
      Interest ............................................................   $  17,277    $  17,523
                                                                              =========    =========
      Income taxes (net of refunds) .......................................   $   2,380    $   1,228
                                                                              =========    =========
SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Dividends on preferred stock ...........................................   $  20,509    $  23,525
                                                                              =========    =========

     See accompanying notes to condensed consolidated financial statements.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
           THREE AND SIX MONTHS ENDED JUNE 28, 2002 AND JUNE 27, 2003
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


1.    BASIS OF PRESENTATION

      The accompanying unaudited interim financial statements of Interline Brands, Inc. ("Interline") reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.


      The Company is in one industry - the distribution of MRO products. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure about Segments of an Enterprise and Related Information", the Company has one operating segment. Our net sales for the six month periods ended June 28, 2002 and June 27, 2003 by product category were as follows (in millions):

        PRODUCT CATEGORY                         2002               2003
        -----------------------                -------            -------
        Plumbing                               $ 156.9            $ 151.0
        Electrical                                38.4               34.6
        Hardware                                  22.4               22.0
        Security Hardware                         25.6               25.2
        Appliances and Parts                      19.2               18.9
        HVAC                                      16.0               18.9
        Other                                     41.8               44.0
                                               -------            -------
        Total                                  $ 320.3            $ 314.6
                                               =======            =======


      Further information regarding the basis of presentation and significant accounting policies is included in the Company's consolidated annual financial statements as presented.

2.    RECENT ACCOUNTING PRONOUNCEMENTS

      In April 2003, the FASB issued SFAS No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 149"). SFAS 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In addition, the statement clarifies when a contract is a derivative and when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 is generally effective prospectively for contracts entered into or modified, and hedging relationships designated, after June 30, 2003. Management adopted the statement effective June 28, 2003 and it did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity, and imposes certain additional disclosure requirements. The provisions of SFAS 150 are generally effective for financial instruments entered into or modified after May 31, 2003. Additionally, the Company must apply the provisions of SFAS 150 to all financial instruments on July 1, 2003. Management adopted the statement effective June 28, 2003 and does not expect adoption to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
           THREE AND SIX MONTHS ENDED JUNE 28, 2002 AND JUNE 27, 2003
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


3.    EARNINGS PER SHARE

      Net income per share for all periods has been computed in accordance with SFAS No. 128, "Earnings per Share". Basic net income per share is computed by dividing net income by the weighted-average number of shares outstanding during the year. Diluted net income per share is computed by dividing net income by the weighted-average number of shares outstanding during the year, assuming dilution.

      The amounts used in calculating net loss per share data are as follows:


                                                          THREE MONTHS ENDED      SIX MONTHS ENDED
                                                        --------------------    --------------------
                                                         JUNE 28,    JUNE 27,    JUNE 28,    JUNE 27,
                                                            2002        2003        2002        2003
                                                        --------    --------    --------    --------
      Net income ....................................   $  1,784    $ (5,426)   $  4,943    $ (1,930)
      Preferred stock dividends .....................    (10,432)    (11,964)    (20,509)    (23,525)
                                                        --------    --------    --------    --------
      Net loss applicable to common shareholders ....   $ (8,648)   $(17,390)   $(15,566)   $(25,455)
                                                        ========    ========    ========    ========
      Weighted average shares outstanding - basic ...      5,385       5,385       5,385       5,385
                                                        ========    ========    ========    ========
      Effect of dilutive stock options ..............         --          --          --          --
                                                        --------    --------    --------    --------
      Weighted average shares outstanding - diluted .      5,385       5,385       5,385       5,385
                                                        ========    ========    ========    ========

      Options to purchase 125,805 and 172,150 shares of common stock which were outstanding during 2002 and 2003, respectively, were not included in the computation of weighted average shares outstanding-diluted because the options exercise price was greater than the average market price of common stock and the effect would be antidilutive.

4.    DEBT

      Long-term debt at December 27, 2002 and June 27, 2003 consists of the following:


                                              DECEMBER 27,       JUNE 27,
                                                  2002             2003
                                              -----------       ---------
      Term Loan A .....................         $  70,000       $      --
      Term Loan B .....................           146,625              --
      Term Loan .......................                --         140,000
      Note payable ....................                --           3,275
      Senior Subordinated Notes - 16% .            90,899              --
      Senior Subordinated Notes - 11.5%                --         200,000
                                                ---------       ---------
                                                  307,524         343,275
      Less current portion ............           (22,750)         (5,250)
                                                ---------       ---------
                                                $ 284,774       $ 338,025
                                                =========       =========


      In May 2003, the Company completed an offering of $200 million of Senior Subordinated Notes and entered into a new $205.0 million senior secured credit facility which consists of a $140.0 million term loan facility and a $65.0 million revolving loan facility, a portion of which is available in the form of letters of credit. The net proceeds from the offering of Senior Subordinated Notes and the refinancing of the former credit facility with the new credit facility were used to: (1) repay all outstanding indebtedness under our former credit facility, (2) redeem all of the 16% senior subordinated notes, (3) pay accrued interest and related redemption premiums on our former debt and (4) pay transaction fees and expenses related to the Refinancing Transactions.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
           THREE AND SIX MONTHS ENDED JUNE 28, 2002 AND JUNE 27, 2003
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


      The $200 million principal amount 11.5% Senior Subordinated Notes due 2011 pay interest each May 15 and November 15, with the first payment due on November 15, 2003. Prior to May 15, 2006, the Company may redeem up to 35% of the notes using proceeds of certain equity offerings and the Company may redeem a portion or all of the notes after May 15, 2007, subject to redemption premiums unless redeemed after May 15, 2009.

      Borrowings under the term loan facility and revolving loan facility bear interest, at the Company's option, at either LIBOR plus a spread or at the alternate base rate plus a spread. Interest rates in effect on borrowings under the term loan facility at June 27, 2003 ranged from 5.74% for LIBOR based borrowings and 7.75% for prime based borrowings. Outstanding letters of credit under the revolving loan facility are subject to a per annum fee equal to the applicable spread over the adjusted LIBOR for revolving loans. The term loan facility matures on November 30, 2009 and the revolving loan facility matures on May 31, 2008.

      As of June 27, 2003, the Company had $4.8 million of letters of credit issued and $45.4 million available under the revolving loan facility. There were no borrowings under the revolving loan facility at June 27, 2003. The new credit facility is secured by substantially all of the assets of the Company.

      Debt issuance costs capitalized in connection with the Refinancing Transactions were approximately $11.8 million. An expense of approximately $14.9 million for the early extinguishment of debt resulted from the write-off of the unamortized loan fees and loan discount relating to the Company's former credit facility and the redemption premium incurred upon redemption of the 16% Senior Subordinated Notes, as part of the Refinancing Transactions.

      Periodically, the Company enters into derivative financial instruments, including interest rate exchange agreements, to manage its exposure to fluctuations in interest rates on its debt. At December 27, 2002 and June 27, 2003, the Company had interest rate exchange agreements, or swaps, outstanding with a total notional amount of $151.0 million. These agreements, which mature between April and October of 2005, effectively fix the interest rate on the Company's variable rate borrowings under the term loan facility at a weighted average rate of 6.56%. The change in market value of the outstanding interest rate exchange agreements has been recorded as a long-term liability of $17.0 million at June 27, 2003. The Company's derivative activities are for purposes other than trading and as such the Company intends to hold these instruments until their respective maturities.

      The new credit facility contains customary affirmative and negative covenants that limit the Company's ability to incur additional indebtedness, pay dividends on its common stock or redeem, repurchase or retire its common stock or subordinated indebtedness, make certain investments, sell assets, and consolidate, merge or transfer assets, and that require the Company to maintain its debt to cash flow ratio and interest expense coverage ratio. The Company was in compliance with all covenants at June 27, 2003.

      In April 2003, the Company issued a non-recourse note payable in the principal amount of $3.3 million for the purchase of an investment. This note, which is secured only by the investment, bears interest at a rate of 4% per annum, with principal due in full in April 2010.

      The maturities of long-term debt subsequent to June 27, 2003 are as follows:

    2003...........................................       $      1,750
    2004...........................................              7,000
    2005...........................................              7,875
    2006...........................................             11,375
    2007...........................................             14,000
    Thereafter.....................................            301,275
                                                          ------------
                                                          $    343,275
                                                          ============

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
           THREE AND SIX MONTHS ENDED JUNE 28, 2002 AND JUNE 27, 2003
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


5.   STOCK OPTION PLANS

      During 2000, the Company established a Stock Award Plan (the "2000 Plan"), under which the Company may award a total of 525,000 shares of common stock in the form of incentive stock options (which may be awarded to key employees only), nonqualified stock options, stock appreciation rights, or SARs, and restricted stock awards, all of which may be awarded to directors, officers, key employees and consultants. The exercise price per share for an incentive stock option may not be less than 100% of the fair market value of a share of common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of stock may not be less than 110% of the fair market value of a share of common stock on the grant date, and may not be exercisable after the expiration of five years from the date of grant. The Company's compensation committee will determine in its sole discretion whether a SAR is settled in cash, shares or a combination of cash and shares.

      A summary of the status of the Company's stock option plans is as follows:

                                                                                        WEIGHTED
                                                      NUMBER      EXERCISE PRICE    AVERAGE EXERCISE
                                                     OF SHARES       PER SHARE       PRICE PER SHARE
                                                     ---------    --------------    ----------------
     Outstanding at December 29, 2002...........     125,805      $1.67-$20.33           $ 9.00
     2003:
          Granted...............................      46,345             $0.50           $ 0.50
                                                     -------      ------------
     Outstanding at March 28, 2003..............     172,150      $1.67-$20.33           $ 6.71
                                                     =======      ============

      All stock options granted were at prices no less than the fair market value of the common stock at the grant date.

      The Company accounted for the Option Plans in accordance with APB Opinion No. 25, under which no compensation cost has been recognized for stock option awards.

      Compensation cost for options granted in 2003, determined based on the fair value at the grant date consistent with the method prescribed by SFAS 123, would not have a material effect on net income.

6.   SUBSIDIARY GUARANTORS

      The Company completed an offering of $200 million of Senior Subordinated Notes in connection with its Refinancing Transactions. The Company has filed a registration statement with the Securities and Exchange Commission with respect to an exchange offer for the notes or a shelf registration with respect to resale of the notes. The Company's new Senior Subordinated Notes are fully and unconditionally guaranteed, jointly and severally, on a subordinated basis by Wilmar Holdings, Inc., Wilmar Financial, Inc. and Glenwood Acquisition LLC (wholly-owned subsidiaries of Interline). The guarantees by these subsidiary guarantors will be senior to any of their existing and future subordinated obligations, equal in right of payment with any of their existing and future senior subordinated indebtedness and subordinated to any of their existing and future senior indebtedness. Accordingly, condensed consolidating financial statements for Interline Brands, Inc. and the Subsidiary Guarantors are presented below.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
           THREE AND SIX MONTHS ENDED JUNE 28, 2002 AND JUNE 27, 2003
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                CONDENSED CONSOLIDATING BALANCE SHEET (UNAUDITED)
                               AS OF JUNE 27, 2003


                                                        PARENT      SUBSIDIARY
                                                       COMPANY      GUARANTORS     ELIMINATIONS    CONSOLIDATED
                                                       -------      ----------     ------------    ------------
                                                              (IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents ......................   $  12,903      $      91      $      --      $  12,994
      Accounts receivable - trade, net ............      89,516             --             --         89,516
      Accounts receivable - other .................       8,292             --             --          8,292
      Inventory ...................................     106,572             --             --        106,572
      Prepaid expenses and other current assets ...       8,010              3             --          8,013
      Deferred income taxes .......................      11,695             --             --         11,695
      Due from Parent .............................          --         59,641        (59,641)            --
      Investment in subsidiaries ..................      59,730             --        (59,730)            --
                                                      ---------      ---------      ---------      ---------
           Total current assets ...................     296,718         59,735       (119,371)       237,082
PROPERTY AND EQUIPMENT, net .......................      31,616             --             --         31,616
GOODWILL, net .....................................     195,669             --             --        195,669
OTHER INTANGIBLE ASSETS, net ......................      81,144             --             --         81,144
OTHER ASSETS ......................................       5,319          6,542         (3,267)         8,594
                                                      ---------      ---------      ---------      ---------
TOTAL ASSETS ......................................   $ 610,466      $  66,277      $(122,638)     $ 554,105
                                                      =========      =========      =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
   Current portion of long-term debt ..............   $   5,250      $      --      $      --      $   5,250
   Accounts payable ...............................      43,675             --             --         43,675
   Accrued expenses and other current liabilities .      12,821              5             --         12,826
   Accrued interest payable .......................       4,052             --             --          4,052
   Accrued merger expenses ........................       6,620             --             --          6,620
   Due to subsidiaries ............................      59,641             --        (59,641)
                                                      ---------      ---------      ---------      ---------
         Total current liabilities ................     132,059              5        (59,641)        72,423
LONG-TERM LIABILITIES:
   Deferred income taxes ..........................      20,446             --             --         20,446
   Interest rate swaps ............................      16,984             --             --         16,984
   Long-term debt, net of current portion .........     334,750          3,275             --        338,025
                                                      ---------      ---------      ---------      ---------
TOTAL LIABILITIES .................................     504,239          3,280        (59,641)       447,878
                                                      ---------      ---------      ---------      ---------

SENIOR PREFERRED STOCK, $0.01 par value,
   27,000,000 shares authorized; 23,619,888 shares
   issued and outstanding; at liquidation value ...     354,727             --             --        354,727
                                                      ---------      ---------      ---------      ---------
STOCKHOLDERS' EQUITY (DEFICIENCY):
   Common stock ...................................       1,994             --                         1,994
   Additional paid-in-capital .....................          --         43,285        (43,285)
   Accumulated deficit ............................    (249,532)        19,712        (19,712)      (249,532)
   Stockholder loans ..............................      (1,492)            --             --         (1,492)
   Accumulated other comprehensive income .........         530             --             --            530
                                                      ---------      ---------      ---------      ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY) ...........    (248,500)        62,997        (62,997)      (248,500)
                                                      ---------      ---------      ---------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
   (DEFICIENCY) ...................................   $ 610,466      $  66,277      $(122,638)     $ 554,105
                                                      =========      =========      =========      =========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
           THREE AND SIX MONTHS ENDED JUNE 28, 2002 AND JUNE 27, 2003
                        (IN THOUSANDS, EXCEPT SHARE DATA)

           CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (UNAUDITED)
                    FOR THE THREE MONTHS ENDED JUNE 27, 2003


                                                       PARENT     SUBSIDIARY
                                                       COMPANY    GUARANTORS   ELIMINATIONS  CONSOLIDATED
                                                       -------    ----------   ------------  ------------
                                                                      (IN THOUSANDS)
NET SALES .........................................   $ 159,686    $      --    $      --    $ 159,686
COST OF SALES .....................................      99,228           --           --       99,228
                                                      ---------    ---------    ---------    ---------
         Gross profit .............................      60,458           --           --       60,458
OPERATING EXPENSES:
Selling, general and administrative expenses ......      41,418    $      15    $      15       41,433
Depreciation and amortization .....................       2,740           --           --        2,740
Special costs and expenses ........................         167           --           --          167
                                                      ---------    ---------    ---------    ---------
         Total operating expenses .................      44,325           15           --       44,340
OPERATING INCOME (LOSS) ...........................      16,133          (15)          --       16,118
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS .......         362           --           --          362
EARLY EXTINGUISHMENT OF DEBT ......................     (14,893)          --           --      (14,893)
INTEREST EXPENSE, net .............................     (13,768)       3,622           --      (10,146)
OTHER EXPENSE .....................................          (8)          (8)           8           (8)
EQUITY IN EARNINGS OF SUBSIDIARIES ................       2,307           --    $  (2,307)          --
                                                      ---------    ---------    ---------    ---------
         (Loss) Income before income taxes ........      (9,867)       3,599       (2,299)      (8,567)
(BENEFIT) PROVISION FOR INCOME TAXES ..............      (4,441)       1,300           --       (3,141)
                                                      ---------    ---------    ---------    ---------
NET (LOSS) INCOME .................................      (5,426)       2,299       (2,299)      (5,426)
PREFERRED STOCK DIVIDENDS .........................     (11,964)          --           --      (11,964)
                                                      ---------    ---------    ---------    ---------
NET (LOSS) INCOME APPLICABLE TO COMMON STOCKHOLDERS   $ (17,390)   $   2,299    $  (2,299)   $ (17,390)
                                                      =========    =========    =========    =========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
           THREE AND SIX MONTHS ENDED JUNE 28, 2002 AND JUNE 27, 2003
                        (IN THOUSANDS, EXCEPT SHARE DATA)

           CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (UNAUDITED)
                    FOR THE THREE MONTHS ENDED JUNE 28, 2002


                                                        PARENT    SUBSIDIARY
                                                       COMPANY    GUARANTORS   ELIMINATIONS  CONSOLIDATED
                                                       -------    ----------   ------------  ------------
                                                                      (IN THOUSANDS)
NET SALES .........................................   $ 163,143    $      --    $      --      $ 163,143
COST OF SALES .....................................     102,909           --           --        102,909
                                                      ---------    ---------    ---------      ---------
         Gross profit .............................      60,234           --           --         60,234
OPERATING EXPENSES:
Selling, general and administrative expenses ......      41,092    $      10           --         41,102
Depreciation and amortization .....................       2,904           --           --          2,904
Special costs and expenses ........................         802           --           --            802
                                                      ---------    ---------    ---------      ---------
         Total operating expenses .................      44,798           10           --         44,808
OPERATING INCOME (LOSS) ...........................      15,436          (10)          --         15,426
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS .......      (3,041)          --           --         (3,041)
INTEREST EXPENSE, net .............................     (12,440)       2,893           --         (9,547)
EQUITY IN EARNINGS OF SUBSIDIARIES ................       1,883           --    $  (1,883)            --
                                                      ---------   ----------    ---------      ---------
         (Loss) Income before income taxes ........       1,838        2,883       (1,883)         2,838
PROVISION FOR INCOME TAXES ........................          54        1,000                       1,054
NET INCOME ........................................       1,784        1,883       (1,883)         1,784
PREFERRED STOCK DIVIDENDS .........................     (10,432)          --           --        (10,432)
                                                      ---------    ---------    ---------      ---------
NET (LOSS) INCOME APPLICABLE TO COMMON STOCKHOLDERS   $  (8,648)   $   1,883    $  (1,883)     $  (8,648)
                                                      =========    =========    =========      =========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
           THREE AND SIX MONTHS ENDED JUNE 28, 2002 AND JUNE 27, 2003
                        (IN THOUSANDS, EXCEPT SHARE DATA)

           CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 27, 2003

                                                       PARENT     SUBSIDIARY
                                                       COMPANY    GUARANTORS   ELIMINATIONS  CONSOLIDATED
                                                       -------    ----------   ------------  ------------
                                                                      (IN THOUSANDS)
NET SALES .........................................   $ 314,550    $      --    $      --    $ 314,550
COST OF SALES .....................................     194,933           --           --      194,933
         Gross profit .............................     119,617           --           --      119,617
                                                      ---------    ---------    ---------    ---------
OPERATING EXPENSES:
Selling, general and administrative expenses ......      82,956    $      23           --       82,979
Depreciation and amortization .....................       5,622           --           --        5,622
Special costs and expenses ........................         378           --           --          378
                                                      ---------    ---------    ---------    ---------
         Total operating expenses .................      88,956           23           --       88,979
                                                      ---------    ---------    ---------    ---------
OPERATING INCOME (LOSS) ...........................      30,661          (23)          --       30,638
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS .......       1,083           --           --        1,083
EARLY EXTINGUISHMENT OF DEBT ......................     (14,893)          --           --      (14,893)
INTEREST EXPENSE, net .............................     (26,971)       7,223           --      (19,748)
OTHER EXPENSE .....................................          (8)          (8)           8           (8)
EQUITY IN EARNINGS OF SUBSIDIARIES ................       4,700           --       (4,700)          --
                                                      ---------    ---------    ---------    ---------
         (Loss) Income before income taxes ........      (5,428)       7,192       (4,692)      (2,928)
(BENEFIT) PROVISION FOR INCOME TAXES ..............      (3,498)       2,500           --         (998)
                                                      ---------    ---------    ---------    ---------
NET (LOSS) INCOME .................................      (1,930)       4,692       (4,692)      (1,930)
                                                      ---------    ---------    ---------    ---------
PREFERRED STOCK DIVIDENDS .........................     (23,525)          --           --      (23,525)
                                                      ---------    ---------    ---------    ---------
NET (LOSS) INCOME APPLICABLE TO COMMON STOCKHOLDERS   $ (25,455)   $   4,692    $  (4,692)   $ (25,455)
                                                      =========    =========    =========    =========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
           THREE AND SIX MONTHS ENDED JUNE 28, 2002 AND JUNE 27, 2003
                        (IN THOUSANDS, EXCEPT SHARE DATA)

           CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 28, 2002


                                                        PARENT    SUBSIDIARY
                                                       COMPANY    GUARANTORS   ELIMINATIONS  CONSOLIDATED
                                                       -------    ----------   ------------  ------------
                                                                      (IN THOUSANDS)
NET SALES .........................................   $ 320,277   $       --    $      --    $ 320,277
COST OF SALES .....................................     201,955           --           --      201,955
         Gross profit .............................     118,322           --           --      118,322
                                                      ---------   ----------    ---------    ---------
OPERATING EXPENSES:
Selling, general and administrative expenses ......      82,775           13           --       82,788
Depreciation and amortization .....................       5,802           --           --        5,802
Special costs and expenses ........................       1,214           --           --        1,214
                                                      ---------    ---------    ---------    ---------
         Total operating expenses .................      89,791           13           --       89,804
                                                      ---------    ---------    ---------    ---------
OPERATING INCOME (LOSS) ...........................      28,531          (13)          --       28,518
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS .......      (1,413)          --           --       (1,413)
INTEREST EXPENSE, net .............................     (24,866)       5,622           --      (19,244)
EQUITY IN EARNINGS OF SUBSIDIARIES ................       3,709           --       (3,709)
                                                      ---------    ---------    ---------    ---------
         (Loss) Income before income taxes ........       5,961        5,609       (3,709)       7,861
PROVISION FOR INCOME TAXES ........................       1,018        1,900           --        2,918
                                                      ---------    ---------    ---------    ---------
NET INCOME ........................................       4,943        3,709       (3,709)       4,943
PREFERRED STOCK DIVIDENDS .........................     (20,509)          --           --      (20,509)
                                                      ---------    ---------    ---------    ---------
NET (LOSS) INCOME APPLICABLE TO COMMON STOCKHOLDERS   $ (15,566)   $   3,709    $  (3,709)   $ (15,566)
                                                      =========    =========    =========    =========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
           THREE AND SIX MONTHS ENDED JUNE 28, 2002 AND JUNE 27, 2003
                        (IN THOUSANDS, EXCEPT SHARE DATA)

           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 27, 2003


                                                        PARENT    SUBSIDIARY
                                                       COMPANY    GUARANTORS   ELIMINATIONS  CONSOLIDATED
                                                       -------    ----------   ------------  ------------
                                                                      (IN THOUSANDS)
OPERATING ACTIVITIES:
Net (loss) income ...........................         $  (1,930)   $   4,692    $  (4,692)   $  (1,930)
Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
      Equity in earnings of subsidiaries ....            (4,692)          --        4,692            --
      Depreciation and amortization .........             5,622           --           --        5,622
      Amortization of debt issuance costs ...             7,434           --           --        7,434
      Deferred compensation                                  --           --           --           --
      Change in fair value of interest rate
      swaps .................................            (1,083)          --           --       (1,083)
      Loss on disposal of property and
      equipment .............................                 3           --           --            3
      Interest income on shareholder loans ..               (52)          --           --          (52)
      Deferred income taxes .................            (1,569)          --           --       (1,569)
      Senior subordinated notes issued for
      interest due ..........................             1,674           --           --        1,674
   Changes in assets and liabilities which
      provided (used) cash, net effects of
      acquisition:
      Accounts receivable - trade ...........            (6,430)          --           --       (6,430)
      Accounts receivable - other ...........             4,759           --           --        4,759
      Inventory .............................            17,908           --           --       17,908
      Prepaid expenses and other current
         assets .............................            (2,072)          12           --       (2,060)
      Due from Parent .......................                         (4,712)       4,712
      Other assets ..........................              (368)          --           --         (368)
      Accrued interest payable ..............              (356)          --           --         (356)
      Accounts payable ......................            (9,743)          --           --       (9,743)
      Cash - restricted .....................               329           --           --          329
      Accrued expenses and other current
         liabilities ........................              (779)           2           --         (777)
      Accrued merger expenses ...............              (806)          --           --         (806)
      Due to subsidiaries ...................             4,712           --       (4,712)          --
                                                      ---------    ---------    ---------    ---------
         Net cash provided by (used in)
           operating activities .............            12,561           (6)          --       12,555
                                                      ---------    ---------    ---------    ---------
INVESTING ACTIVITIES:
   Purchase of property and equipment .......            (2,559)          --           --       (2,559)
   Purchase of investment ...................               (24)      (3,275)          --       (3,299)
   Acquisition of businesses, net of assets
      acquired ..............................              (488)          --           --         (488)
                                                      ---------    ---------    ---------    ---------
      Net cash used in investing activities .            (3,071)      (3,275)          --       (6,346)
                                                      ---------    ---------    ---------    ---------
FINANCING ACTIVITIES:
   Increase (decrease) in revolving credit
      facility, net .........................           (18,500)          --           --      (18,500)
   Repayment of long-term debt ..............          (309,198)          --           --     (309,198)
   Proceeds from refinancing transactions ...           340,000           --           --      340,000
   Contribution from Parent .................            (3,275)       3,275           --           --
   Payment of debt issuance costs ...........           (11,763)          --           --      (11,763)
                                                      ---------    ---------    ---------    ---------
      Net cash (used in) provided by
         financing activities ...............            (2,736)       3,275           --          539
                                                      ---------    ---------    ---------    ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
   CASH EQUIVALENTS .........................               689           --           --          689
                                                      ---------    ---------    ---------    ---------

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
           THREE AND SIX MONTHS ENDED JUNE 28, 2002 AND JUNE 27, 2003
                        (IN THOUSANDS, EXCEPT SHARE DATA)

           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 28, 2002


                                                        PARENT    SUBSIDIARY
                                                       COMPANY    GUARANTORS   ELIMINATIONS  CONSOLIDATED
                                                       -------    ----------   ------------  ------------
                                                                      (IN THOUSANDS)
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS ..............................             7,443           (6)          --        7,437
CASH AND CASH EQUIVALENTS, BEGINNING OF
   PERIOD ...................................             5,459           98           --        5,557
                                                      ---------    ---------    ---------    ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD ....         $  12,902    $      92    $      --    $  12,994
                                                      =========    =========    =========    =========
OPERATING ACTIVITIES:
Net (loss) income ...........................         $   4,943    $   3,709    $  (3,709)   $   4,943
Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
      Equity in earnings of subsidiaries ....            (3,709)          --        3,709           --
      Depreciation and amortization .........             5,802           --           --        5,802
      Amortization of debt issuance costs ...               827           --           --          827
      Deferred compensation .................               503           --           --          503
      Change in fair value of interest rate
      swaps .................................             1,413           --           --        1,413
      Interest income on shareholder loans ..               (48)          --           --          (48)
      Deferred income taxes .................              (912)          --           --         (912)
      Senior subordinated notes issued for
      interest due ..........................             1,578           --           --        1,578
   Changes in assets and liabilities which
      provided (used) cash, net effects of
      acquisition:
      Accounts receivable - trade ...........           (11,559)          --           --      (11,559)
      Accounts receivable - other ...........             2,218           --           --        2,218
      Inventory .............................             1,166           --           --        1,166
      Prepaid expenses and other current
         assets .............................               201            7           --          208
      Due from Parent .......................                --       (5,622)       5,622           --
      Other assets ..........................              (162)          --           --         (162)
      Accrued interest payable ..............              (262)          --           --         (262)
      Accounts payable ......................            (3,363)          --           --       (3,363)
      Accrued expenses and other current
         liabilities ........................               602            1           --          603
      Accrued merger expenses ...............            (1,216)          --           --       (1,216)
      Income taxes payable ..................             1,250           --           --        1,250
      Due to subsidiaries ...................             5,622           --       (5,622)          --
                                                      ---------    ---------    ---------    ---------
         Net cash provided by (used in)
           operating activities .............             4,894       (1,905)          --        2,989
                                                      ---------    ---------    ---------    ---------
INVESTING ACTIVITIES:
   Purchase of property and equipment .......            (2,507)          --           --       (2,507)
                                                      ---------    ---------    ---------    ---------
      Net cash used in investing activities .            (2,507)          --           --       (2,507)
                                                      ---------    ---------    ---------    ---------
FINANCING ACTIVITIES:
   Increase (decrease) in revolving credit
      facility, net .........................             5,500           --           --        5,500
   Repayment of long-term debt ..............            (8,250)          --           --       (8,250)
                                                      ---------    ---------    ---------    ---------

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
           THREE AND SIX MONTHS ENDED JUNE 28, 2002 AND JUNE 27, 2003
                        (IN THOUSANDS, EXCEPT SHARE DATA)

           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 28, 2002


                                                        PARENT    SUBSIDIARY
                                                       COMPANY    GUARANTORS   ELIMINATIONS  CONSOLIDATED
                                                       -------    ----------   ------------  ------------
                                                                      (IN THOUSANDS)
      Net cash used in financing activities .            (2,750)          --           --       (2,750)
                                                      ---------    ---------    ---------    ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
   CASH EQUIVALENTS .........................               176           --           --          176
                                                      ---------    ---------    ---------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS ..............................              (187)      (1,905)          --       (2,092)
CASH AND CASH EQUIVALENTS, BEGINNING OF
   PERIOD ...................................             3,221          106           --        3,327
                                                      ---------    ---------    ---------    ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD ....         $   3,034    $  (1,799)   $      --    $   1,235
                                                      =========    =========    =========    =========

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Interline Brands, Inc.
Jacksonville, Florida

We have audited the accompanying consolidated balance sheets of Interline Brands, Inc. and its subsidiaries (the "Company") as of December 28, 2001 and December 27, 2002, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the three years in the period ended December 27, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 28, 2001 and December 27, 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 27, 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, in 2001 the Company adopted SFAS 133 to account for derivative instruments and in 2002 the Company early adopted SFAS 145 and reclassified a loss on extinguishment of debt recorded in 2000 from an extraordinary item to non-operating expense. Also, discussed in
Note 2 to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill to conform to SFAS 142.

Deloitte & Touche LLP
Certified Public Accountants
Jacksonville, Florida

March 28, 2003

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                     DECEMBER 28, 2001 AND DECEMBER 27, 2002
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                   2001         2002
                                                                              ---------    ---------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents ..............................................   $   3,327    $   5,557
   Cash - restricted ......................................................         329          329
   Accounts receivable - trade (net of allowance for doubtful accounts of
      $5,142 and $5,322) ..................................................      85,161       83,087
   Accounts receivable - other ............................................       8,759       13,052
   Inventory ..............................................................     117,150      124,479
   Prepaid expenses and other current assets ..............................       3,491        5,953
   Deferred income taxes ..................................................      11,358       10,932
                                                                              ---------    ---------
      Total current assets ................................................     229,575      243,389
PROPERTY AND EQUIPMENT, net ...............................................      38,353       33,585
GOODWILL, net .............................................................     195,669      195,669
OTHER INTANGIBLE ASSETS, net ..............................................      81,065       77,423
OTHER ASSETS ..............................................................       1,646        1,652
                                                                              ---------    ---------
TOTAL ASSETS ..............................................................   $ 546,308    $ 551,718
                                                                              =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
   Current portion of long-term debt ......................................   $  17,750    $  22,750
   Revolving credit facility ..............................................       4,000       18,500
   Accounts payable .......................................................      54,027       53,417
   Accrued expenses and other current liabilities .........................      14,954       13,603
   Accrued interest payable ...............................................       5,596        4,409
   Accrued merger expenses ................................................      10,500        7,426
   Income taxes payable ...................................................       2,020           --
                                                                              ---------    ---------
      Total current liabilities ...........................................     108,847      120,105
LONG-TERM LIABILITIES:
   Deferred income taxes ..................................................      21,259       21,253
   Interest rate swaps ....................................................      12,242       18,067
   Long-term debt, net of current portion .................................     304,320      284,774
                                                                              ---------    ---------
TOTAL LIABILITIES .........................................................     446,668      444,199
                                                                              ---------    ---------
COMMITMENTS AND CONTINGENCIES (Note 11)
SENIOR PREFERRED STOCK, $0.01 par value, 27,000,000 shares authorized;
   23,619,888 shares issued and outstanding; at liquidation value .........     288,732      331,202
                                                                              ---------    ---------

STOCKHOLDERS' EQUITY (DEFICIENCY):
   Common stock, no par value, 7,500,000 shares authorized; 5,385,189
      shares issued and outstanding .......................................       1,994        1,994
   Accumulated deficit ....................................................    (188,753)    (224,077)
   Shareholder loans ......................................................      (2,129)      (1,440)
   Accumulated other comprehensive loss ...................................        (204)        (160)
                                                                              ---------    ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY) ...................................    (189,092)    (223,683)
                                                                              ---------    ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY) ...................   $ 546,308    $ 551,718
                                                                              =========    =========

          See accompanying notes to consolidated financial statements.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   YEARS ENDED DECEMBER 29, 2000, DECEMBER 28,
                           2001 AND DECEMBER 27, 2002
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                          2000         2001         2002
                                                                     ---------    ---------    ---------
NET SALES ........................................................   $ 382,108    $ 609,356    $ 637,530
COST OF SALES ....................................................     230,783      384,153      401,212
                                                                     ---------    ---------    ---------
   Gross profit ..................................................     151,325      225,203      236,318
OPERATING EXPENSES:
   Selling, general and administrative expenses ..................     109,758      157,801      164,328
   Depreciation and amortization .................................       8,689       16,526       11,282
   Special costs and expenses ....................................      12,861        3,061        4,893
                                                                     ---------    ---------    ---------
      Total operating expenses ...................................     131,308      177,388      180,503
                                                                     ---------    ---------    ---------
OPERATING INCOME .................................................      20,017       47,815       55,815
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS ......................          --       (6,874)      (5,825)
INTEREST EXPENSE .................................................     (19,063)     (40,368)     (38,778)
LOSS ON EXTINGUISHMENT OF DEBT ...................................     (12,095)          --           --
INTEREST INCOME ..................................................          61          364          153
                                                                     ---------    ---------    ---------
      (Loss) income before income taxes ..........................     (11,080)         937       11,365
(BENEFIT) PROVISION FOR INCOME TAXES .............................      (1,607)       2,595        4,219
                                                                     ---------    ---------    ---------
(LOSS) INCOME BEFORE CHANGE IN ACCOUNTING PRINCIPLE ..............      (9,473)      (1,658)       7,146
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, net of income
   tax benefit of $2,147 .........................................          --        3,221           --
                                                                     ---------    ---------    ---------
NET (LOSS) INCOME ................................................      (9,473)      (4,879)       7,146
PREFERRED STOCK DIVIDENDS ........................................     (15,509)     (37,024)     (42,470)
                                                                     ---------    ---------    ---------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS .......................   $ (24,982)   $ (41,903)   $ (35,324)
                                                                     =========    =========    =========
LOSS PER COMMON SHARE - BASIC ....................................   $   (1.51)   $   (7.78)   $   (6.56)
                                                                     =========    =========    =========
LOSS PER COMMON SHARE - DILUTED ..................................   $   (1.51)   $   (7.78)   $   (6.56)
                                                                     =========    =========    =========

          See accompanying notes to consolidated financial statements.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                               RETAINED
                                                       COMMON STOCK                            EARNINGS
                                               --------------------------    SHAREHOLDER    (ACCUMULATED
                                                    SHARES         AMOUNT          LOANS        DEFICIT)
                                               -----------    -----------    -----------    -----------
BALANCE, DECEMBER 31, 1999 .................    37,223,478    $   103,726                   $    13,594
   Exercised stock options .................         1,200              2
   Tax benefit from exercised stock options              2              2
   Effect of Going-Private Transaction .....   (33,825,534)      (102,597)   $    (1,200)      (135,392)
   Shares issued relative to Barnett
        acquisition ........................     1,986,045            861         (1,908)           (70)
   Preferred stock dividends ...............                                                    (15,509)
   Interest accrual on shareholder loans ...                                         (65)
   Deferred compensation expense ...........                                         239
   Comprehensive loss:
       Net loss ............................                                                     (9,473)
       Foreign currency translation ........
   Total comprehensive loss ................
                                               -----------    -----------    -----------    -----------
BALANCE, DECEMBER 29, 2000 .................     5,385,189          1,994         (2,934)      (146,850)
   Preferred stock dividends ...............                                                    (37,024)
   Interest accrual on shareholder loans ...                                         (99)
   Deferred compensation expense ...........                                         904
   Comprehensive loss:
      Net loss .............................                                                     (4,879)
      Foreign currency translation .........
   Total comprehensive loss ................
                                               -----------    -----------    -----------    -----------
BALANCE, DECEMBER 28, 2001 .................     5,385,189          1,994         (2,129)      (188,753)
   Preferred stock dividends ...............                                                    (42,470)
   Interest accrual on shareholder loans ...                                         (76)
   Deferred compensation expense ...........                                         765
   Comprehensive income:
      Net income ...........................                                                      7,146
      Foreign currency translation .........
   Total comprehensive income ..............
                                               -----------    -----------    -----------    -----------
BALANCE, DECEMBER 27, 2002 .................     5,385,189    $     1,994    $    (1,440)   $  (224,077)
                                               ===========    ===========    ===========    ===========

                                                 ACCUMULATED                       TOTAL
                                                    OTHER                      STOCKHOLDERS'
                                               COMPREHENSIVE      TREASURY        EQUITY
                                               INCOME (LOSS)       STOCK       (DEFICIENCY)
                                               ------------     -----------     -----------
BALANCE, DECEMBER 31, 1999 .................   $        56      $   (12,803)    $   104,573
   Exercised stock options .................                                              2
   Tax benefit from exercised stock options
   Effect of Going-Private Transaction .....                         12,803        (226,386)
   Shares issued relative to Barnett
        acquisition ........................                                         (1,117)
   Preferred stock dividends ...............                                        (15,509)
   Interest accrual on shareholder loans ...                                            (65)
   Deferred compensation expense ...........                                            239
   Comprehensive loss:
       Net loss ............................
       Foreign currency translation ........           (75)
   Total comprehensive loss ................                                         (9,548)
                                               ------------     -----------     -----------
BALANCE, DECEMBER 29, 2000 .................           (19)                        (147,809)
   Preferred stock dividends ...............                                        (37,024)
   Interest accrual on shareholder loans ...                                            (99)
   Deferred compensation expense ...........                                            904
   Comprehensive loss:
      Net loss .............................
      Foreign currency translation .........          (185)
   Total comprehensive loss ................                                         (5,064)
                                               ------------     -----------     -----------
BALANCE, DECEMBER 28, 2001 .................          (204)                        (189,092)
   Preferred stock dividends ...............                                        (42,470)
   Interest accrual on shareholder loans ...                                            (76)
   Deferred compensation expense ...........                                            765
   Comprehensive income:
      Net income ...........................
      Foreign currency translation .........            44
   Total comprehensive income ..............                                          7,190
                                               ------------     -----------     -----------
BALANCE, DECEMBER 27, 2002 .................   $      (160)     $        --     $  (223,683)
                                               ============     ===========     ===========

          See accompanying notes to consolidated financial statements.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                                 (IN THOUSANDS)

                                                                           2000         2001         2002
                                                                      ---------    ---------    ---------
OPERATING ACTIVITIES:
   Net income (loss) ..............................................   $  (9,473)   $  (4,879)   $   7,146
   Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
      Depreciation and amortization ...............................       8,689       16,526       11,282
      Amortization of debt issuance costs .........................          --        1,705        1,669
      Accretion of discount on senior subordinated notes ..........          --          298          391
      Deferred compensation .......................................         239          904          765
      Change in fair value of interest rate swaps .................          --       12,242        5,825
      Loss (gain) on disposal of property and equipment ...........          --          (48)         438
      Interest income on shareholder loans ........................         (65)         (99)         (76)
      Deferred income taxes .......................................      (3,058)      (3,848)         420
      Senior subordinated notes issued for interest due ...........          --        2,729        2,813
      Changes in assets and liabilities which provided (used) cash, net of effects of acquisition:
        Accounts receivable-trade .................................      (5,014)     (10,167)       2,074
        Accounts receivable-other .................................         458       (3,492)      (4,293)
        Inventory .................................................      (5,178)      (9,931)      (7,329)
        Prepaid expenses and other current assets .................       2,308        5,179       (2,462)
        Other assets ..............................................      (3,205)        (263)          (6)
        Accrued interest payable ..................................       3,444        1,838       (1,187)
        Accounts payable ..........................................        (954)       1,756         (610)
        Cash - restricted .........................................          --           (3)          --
        Deferred compensation .....................................          --         (514)          --
        Accrued expenses and other current liabilities ............       1,113        3,744       (1,351)
        Accrued merger expenses ...................................          --           --       (3,074)
        Income taxes payable ......................................      (1,932)       2,020       (2,020)
                                                                      ---------    ---------    ---------
            Net cash provided by (used in) operating activities ...     (12,628)      15,697       10,415
                                                                      ---------    ---------    ---------
INVESTING ACTIVITIES:
   Purchase of property and equipment .............................      (5,572)      (8,214)      (4,944)
   Proceeds from sale of property and equipment ...................          --        1,803           --
   Acquisition of businesses, net of cash acquired ................    (212,300)      (1,831)          --
                                                                      ---------    ---------    ---------
             Net cash used in investing activities ................    (217,872)      (8,242)      (4,944)
                                                                      =========    =========    =========

          See accompanying notes to consolidated financial statements.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                           (IN THOUSANDS) (CONTINUED)

                                                                                    2000         2001         2002
                                                                               ---------    ---------    ---------
FINANCING ACTIVITIES:
   Increase in revolver and swingline, net .................................   $      --    $   4,000    $  14,500
   Proceeds from (repayment of) long-term borrowing ........................     (13,282)     (12,750)     (17,750)
   Payment of debt financing costs .........................................          --       (1,102)         (35)
   Purchases of stock for treasury .........................................          --           --           --
   Net proceeds from exercise of stock options .............................           4           --           --
   Merger and recapitalization transaction:
      Proceeds of borrowing ................................................     169,000           --           --
      Repayment of pre-merger and recapitalization debt ....................     (53,625)          --           --
      Issuance of preferred stock ..........................................     131,767           --           --
      Repurchase of common stock ...........................................    (227,761)          --           --
   Barnett acquisition and refinancing transactions:
      Proceeds of borrowing ................................................     334,700           --           --
      Repayment of merger and recapitalization debt ........................    (165,000)          --           --
      Repayment of existing debt on business acquired ......................     (33,500)          --           --
      Payment of debt financing costs ......................................     (11,634)          --           --
      Issuance of common and preferred stock ...............................     100,370           --           --
                                                                               ---------    ---------    ---------
        Net cash provided by (used in) financing activities ................     231,039       (9,852)      (3,285)
                                                                               ---------    ---------    ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS ...............         (75)        (185)          44
                                                                               ---------    ---------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .......................         464       (2,582)       2,230
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ...............................       5,445        5,909        3,327
                                                                               ---------    ---------    ---------
CASH AND CASH EQUIVALENTS, END OF YEAR .....................................   $   5,909    $   3,327    $   5,557
                                                                               =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION Cash paid during the period for:
      Interest .............................................................   $  15,422    $  33,413    $  35,105
                                                                               =========    =========    =========
      Income taxes (net of refunds) ........................................   $   5,687    $  (3,425)   $   7,989
                                                                               =========    =========    =========
SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
   Dividends on preferred stock ............................................   $  15,509    $  37,024    $  42,470
                                                                               =========    =========    =========
   Loans to shareholders to repurchase stock ...............................   $   1,200    $      --    $      --
                                                                               =========    =========    =========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)


1.       DESCRIPTION OF THE BUSINESS

         Interline Brands, Inc. and its subsidiaries (the "Company") is a direct marketer and specialty distributor of maintenance, repair and operations, or MRO products. The Company sells plumbing, electrical, hardware, security hardware, heating, ventilation and air conditioning and other MRO products. The Company's highly diverse customer base consists of multi-family housing, educational, lodging and health care facilities, professional contractors and other distributors.

         The Company markets and sells its products primarily through six distinct and targeted brands. The Company utilizes a variety of sales channels, including a direct sales force, telesales representatives, a direct mail program, six brand-specific websites and a national accounts sales program. The Company provides same day/next day delivery of its products through its network of regional distribution centers located throughout the United States and Canada, a national distribution center in Nashville, Tennessee and its dedicated fleet of trucks.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of Interline Brands, Inc. and its subsidiaries. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Intercompany balances and transactions have been eliminated in consolidation.

         FISCAL YEAR. The Company operates on a 52-53 week fiscal year, which ends on the last Friday in December, and the fiscal years ended December 29, 2000, December 28, 2001 and December 27, 2002 were fifty-two week years. References herein to 2002, 2001 and 2000 are for the fiscal years ended December 27, 2002, December 28, 2001 and December 29, 2000, respectively.

         CASH AND CASH EQUIVALENTS. Cash and cash equivalents consist of cash and highly liquid investments with an original maturity of three months or less.


         INVENTORY. Inventory is stated at the lower of cost or market. Prior to 2002, the Company determined inventory cost using the first-in, first-out and average cost methods. Effective December 29, 2001, the Company changed accounting methods to use average cost for all inventory. The effect of this change was not material. The cost of inventory includes the net operating costs of the Company's national distribution center as these costs are considered to be directly associated with the procurement, warehousing and distribution of inventory. The Company provides an adjustment to inventory based on slow-moving and discontinued inventory. This impairment adjustment establishes a new cost basis for such inventory and is not subsequently recovered through income.


         PROPERTY AND EQUIPMENT. Property and equipment is stated at cost, net of accumulated depreciation and amortization. Expenditures for additions, renewals and betterments are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. Upon the retirement or disposal of assets, the cost and accumulated depreciation or amortization is eliminated from the accounts and the resulting gain or loss is credited or charged to operations. Leasehold improvements are amortized, using the straight-line method, over the lesser of the estimated useful lives or the term of the lease. Depreciation is computed using the straight-line method based upon estimated useful lives of the assets as follows:

Buildings.................................................      39-40 years
Machinery and equipment...................................        5-7 years
Office furniture and equipment............................        5-7 years

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)


         COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. The Company capitalizes costs related to internally developed software in accordance with Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Approximately $1.3 million, $1.2 million, and $1.1 million was capitalized in 2000, 2001 and 2002, respectively.

         GOODWILL. Goodwill, which represents the excess of cost over the fair value of net assets acquired, was amortized on a straight-line basis over estimated useful lives ranging from 30 to 40 years. The Company assessed the recoverability and the amortization period of goodwill by determining whether the amounts can be recovered through undiscounted net cash flows of the businesses acquired over the remaining respective amortization period. Accumulated amortization was $4.4 million and $9.7 million at December 28, 2000 and December 29, 2001.

         Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards 142, "Goodwill and Other Intangible Assets," and no longer amortizes goodwill but is required to annually evaluate goodwill for impairment. See Recent Accounting Standards.

         OTHER INTANGIBLE ASSETS. Other intangible assets include trademarks, deferred debt issuance costs, amounts assigned to customer lists and non-compete agreements. Other intangibles are amortized on a straight-line basis over their useful lives, 20 to 40 years for trademarks and customer lists, and 5 to 10 years for non-compete agreements. Deferred debt issuance costs are amortized as a component of interest expense over the term of the related debt.

         IMPAIRMENT OF LONG-LIVED ASSETS. The Company analyzes the carrying value of its recorded intangible assets and other long-lived assets periodically or when facts or circumstances indicate that the carrying value may be impaired. A review includes an assessment of customer retention, cash flow projections and other factors the Company believes are relevant. The discounted future expected net cash flows of each identifiable asset is used to measure impairment losses. The Company has not identified any impairment losses with respect to long-lived assets for any fiscal years presented.

         FOREIGN CURRENCY TRANSLATION. Assets and liabilities of the Company's foreign subsidiary, where the functional currency is the local currency, are translated into United States dollars at the fiscal year end exchange rate. The related translation adjustments are recorded as a component of other comprehensive income. Revenues and expenses are translated using average exchange rates prevailing during the year.

         RISK INSURANCE. The Company has a $250 self-insured retention per occurrence in connection with its workers' compensation policy ("Risk Insurance"). The Company accrues its estimated cost in connection with its portion of its Risk Insurance losses. Claims paid are charged against the reserve. Additionally, the Company maintains a reserve for incurred but not reported claims based on past experience.

         ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

         FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying value of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of the short maturities of these items. The carrying values of notes payable and long-term debt are reasonable estimates of their fair values. Estimated fair values of notes payable and long-term debt are determined by discounting the future cash flows using rates currently available to the Company for similar instruments. Interest rate swaps are carried at fair value, which is determined by quoted market prices.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)



         REVENUE RECOGNITION. The Company recognizes a sale when the product has been delivered and risk of loss has passed to the customer, collection of the resulting receivable is probable, persuasive evidence of an arrangement exists, and the fee is fixed or determinable. Sales are recorded net of estimated discounts, rebates, and returns. The Company provides limited product return and price protection rights to certain customers. The Company accrues related product return reserves and warranty obligations at the time of sale.


         COST OF SALES. Cost of sales includes merchandise costs, freight-in, and operating costs related to the Company's National Distribution Center.

         SHIPPING AND HANDLING COSTS. Shipping and handling costs have been included in selling, general and administrative expenses on the consolidated statements of operations. Such amounts were approximately $19.5 million, $27.1 million and $30.1 million in 2000, 2001 and 2002, respectively.


         ADVERTISING COSTS. Costs of producing and distributing sales catalogs and promotional flyers are capitalized and charged to expense over the life of the related catalog and promotional flyers. The period for amortizing capitalized costs of sales catalogs and promotional flyers is less than one year. Advertising expenses were approximately $1.3 million, $2.1 million and $2.0 million in 2000, 2001 and 2002, respectively.


         STOCK-BASED COMPENSATION. The Company accounts for stock-based compensation using the intrinsic method. Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the quoted market price of the Company's stock when the Company was publicly traded and the estimated fair market value of the stock after the Going Private Transaction, at the date of the grant over the amount an employee must pay to acquire the stock.

         NET INCOME PER SHARE DATA. Net income per share for all periods has been computed in accordance with SFAS No. 128, "Earnings per Share." Basic net income per share is computed by dividing net income by the weighted-average number of shares outstanding during the year. Diluted net income per share is computed by dividing net income by the weighted-average number of shares outstanding during the year, assuming dilution.

         The amounts used in calculating net income (loss) per share data are as follows:

                                                      2000            2001            2002
                                              ------------    ------------    ------------
Net (loss) income .........................   $     (9,473)   $     (4,879)   $      7,146
Preferred stock dividends .................        (15,509)        (37,024)        (42,470)
                                              ------------    ------------    ------------
Net loss applicable to common shareholders    $    (24,982)   $    (41,903)   $    (35,324)
                                              ============    ============    ============
Weighted average shares outstanding - basic     16,559,085       5,385,189       5,385,189
Effect of dilutive stock options ..........             --              --              --
                                              ------------    ------------    ------------
Weighted average shares outstanding -
   diluted ................................     16,559,085       5,385,189       5,385,189
                                                ==========       =========       =========

         Options to purchase 125,805 shares of common stock which were outstanding during 2000, 2001 and 2002 respectively, were not included in the computation of weighted average shares outstanding-diluted because the options exercise price was greater than the average market price of common stock and the effect would be antidilutive.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)



         SEGMENT INFORMATION. The Company is in one industry - the distribution of MRO products. In accordance with SFAS 131, "Disclosure about segments of an Enterprise and Related Information," the Company has one operating segment. Our net sales for the fiscal years 2000, 2001 and 2002 by product category were as follows:

 PRODUCT CATEGORY                      2000          2001         2002
 --------------------------        ---------     ---------      ---------
 Plumbing                          $ 137,559     $ 280,304      $ 306,014
 Electrical                           57,316        73,123         76,504
 Hardware                             38,211        54,842         44,627
 Security Hardware                    26,748        48,748         51,002
 Appliances and Parts                 34,390        36,561         38,252
 HVAC                                 26,748        30,468         38,252
 Other                                61,136        85,310         82,879
                                   ---------     ---------      ---------
 Total                             $ 382,108     $ 609,356      $ 637,530
                                   =========     =========      =========


         The Company's revenues and assets outside the United States are not significant.

         INCOME TAXES. Taxes on income are provided using an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

         DERIVATIVE FINANCIAL INSTRUMENTS. Periodically, the Company enters into derivative financial instruments, including interest rate exchange agreements ("Swaps") to manage its exposure to fluctuations in interest rates on its debt. Under existing Swaps, the Company pays a fixed rate on the notional amount to its banks and the banks pay the Company a variable rate on the notional amount equal to a base LIBOR rate. The Company's derivative activities, all of which are for purposes other than trading, are initiated within the guidelines of corporate risk-management policies. See Note 7 for further description of the Swaps.

         In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133, as amended by SFAS 137 "Accounting for Derivative Instruments and Hedging Activities. Deferral of the Effective Date of FASB Statement 133" and SFAS 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities". SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. The Company adopted SFAS 133, as amended, on January 1, 2001. As a result, it recorded an accumulated transition adjustment of $5,368 as a reduction to earnings relating to derivative instruments that do not qualify for hedge accounting under SFAS 133. The Company recorded an additional charge of $6,874 in 2001 and $5,825 in 2002, as a result of the change in market value of the Swaps.

         RECENT ACCOUNTING STANDARDS. In June 2001, the FASB issued SFAS No. 141, "Business Combination," and SFAS 142, "Goodwill and Other Intangible Assets." SFAS 141 addresses financial accounting and reporting from business combinations and supersedes Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations" and SFAS 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises." Except for combinations between two or more mutual enterprises or combinations involving not-for-profit organizations, use of the pooling-of-interests method is prohibited for business combinations initiated after

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)


June 30, 2001. The provisions of SFAS 141 also apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001. As no business combinations were completed subsequent to June 30, 2001, the adoption of SFAS 141 did not have an impact on the Company's financial position or results of operations.

         SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.

         The Company adopted SFAS 142 effective January 1, 2002 and identified no impairment as a result of its evaluation of goodwill. As a result of the adoption of SFAS 142, the Company no longer amortizes goodwill. Goodwill is tested for impairment at least annually, or whenever events of changes in circumstances indicate that the carrying amount may not be recoverable. The Company has elected to perform its annual goodwill impairment test as of the last day of each fiscal year. Based upon the recent timing and satisfactory results of the Company's initial impairment analysis and due to the absence of significant changes in the Company's financial condition and events or circumstances that would indicate a deterioration in the value of the entity, management determined that a detailed determination of fair value at the end of fiscal 2002 was not necessary.

      The pro forma effect of not amortizing goodwill under SFAS 142 had this Statement been adopted the first day of fiscal year 2000 is as follows:

                                                              2000        2001
                                                         ---------   ---------
Net loss, as reported................................    $  (9,473)  $  (4,879)
Add back goodwill amortization.......................        3,156       5,165
                                                         ---------   ---------
Adjusted net income (loss)...........................     $ (6,317)  $     286
                                                          ========   =========

         SFAS 143, "Accounting for Asset Retirement Obligations" addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of leases. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company adopted SFAS 143 effective December 28, 2002. The adoption of SFAS 143 did not have a material impact on the Company's financial position or results of operations.

         In August 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supersedes SFAS 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and the accounting and reporting provisions of APB Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. This Statement also amends, ARB No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The Company adopted SFAS 144 effective December 29, 2001. The adoption of SFAS 144 did not have a material impact on the Company's financial position or results of operations.

         In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". This Statement rescinds SFAS 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, SFAS 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements". This Statement also rescinds SFAS 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends SFAS 13, "Accounting for Leases", to eliminate an inconsistency between

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)


the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The Company early adopted this Statement in 2002 and reclassified a loss on extinguishment of debt recorded in the year ended December 29, 2000 from an extraordinary item to non-operating expense as a result.

         In June 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities". This Statement nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". Under EITF 94-3, a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of SFAS 146 will not have a material impact on the Company's financial position or results of operations.

         In December 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". This Statement amends SFAS 123, "Accounting for Stock-Based Compensation," and provides alternative methods and transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements in both annual and interim financial statements related to the methods of accounting for stock-based employee compensation and the effect of the method on reported results. The Statement also prohibits the use of the prospective method of transition, as outlined in SFAS 123, if options are to be expensed when charging to the fair value based method in fiscal years beginning after December 15, 2003. The Company adopted the disclosure requirements of SFAS 148 effective December 27, 2002.

         In November 2002, the FASB issued Financial Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"), which requires the guarantor to recognize a liability for the fair value of the obligation at the inception of the guarantee. The Company adopted the disclosure provisions of FIN 45 on December 27, 2002 and the recognition provisions on December 28, 2002.

         In January 2003, the FASB Issued FIN 46, "Consolidation of Variable Interest Entities" which, clarified the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is applicable immediately for variable interest entities created after January 31, 2003. The provisions of FIN 46 are applicable for variable interest entities created prior to January 31, 2003 no later than July 1, 2003. The adoption of FIN 46 will not have a material impact on the Company's financial position or results of operations.

         RECLASSIFICATIONS. Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

3.       OTHER INTANGIBLE ASSETS

         The gross carrying amount and accumulated amortization of the Company's intangible assets other than goodwill as of December 28, 2001 and December 27, 2002, are as follows:

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                     GROSS                            NET
                                                    CARRYING      ACCUMULATED         BOOK
                                                     AMOUNT      AMORTIZATION        VALUE
                                                    ---------    ------------      ---------
DECEMBER 28, 2001
Customer lists..................................    $  41,732      $   2,480       $  39,252
Trademarks......................................       33,821          1,216          32,605
Deferred debt issuance costs....................       10,996          2,067           8,929
Non-compete agreements..........................        1,371          1,092             279
                                                    ---------      ---------       ---------
Total...........................................    $  87,920       $  6,855       $  81,065
                                                    =========       ========       =========

DECEMBER 27, 2002
Customer lists..................................    $  41,732      $   3,641       $  38,091
Trademarks......................................       33,821          2,061          31,760
Deferred debt issuance costs....................       11,169          3,736           7,433
Non-compete agreements..........................        1,371          1,232             139
                                                    ---------      ---------       ---------
Total...........................................    $  88,093      $  10,670       $  77,423
                                                    =========      =========       =========

         The amortization of deferred debt issuance costs, recorded as a component of interest expense, was $0.5 million, $1.7 million and $1.7 million in 2000, 2001 and 2002, respectively. Amortization expense on other intangible assets was $2.0 million, $2.2 million and $2.0 million for 2000, 2001 and 2002, respectively. Expected amortization expense on other intangible assets (excluding deferred debt issuance costs which will vary depending upon debt payments) for each of the five succeeding fiscal years is as follows:

     FOR FISCAL YEAR:
     2003......................................................    $   2,079
     2004......................................................        2,035
     2005......................................................        2,026
     2006......................................................        2,026
     2007......................................................        2,024

4.       SIGNIFICANT TRANSACTIONS

         SPECIAL COSTS AND EXPENSES - Special costs and expenses for 2000, 2001 and 2002, consist of the following:

                                                                       2000      2001      2002
                                                                    -------   -------   -------
Distribution center consolidation, relocation, lease termination,
   severance related costs and other transaction fees ...........   $ 3,501   $ 3,061   $ 4,893
Compensation expense for options vested in the Going-Private
   Transaction ..................................................     6,551        --        --
Special bonus and stock grant in Barnett Acquisition ............     2,809        --        --
                                                                    -------   -------   -------
Total special costs and expenses ................................   $12,861   $ 3,061   $ 4,893
                                                                    =======   =======   =======

         MERGER AND RECAPITALIZATION AGREEMENT - In May 2000, an investor group led by the Company's current principal stockholders acquired the Company pursuant to a going-private merger and recapitalization transaction (the "Going-Private Transaction") for aggregate cash consideration of $300.8 million. At the effective time of the Going-Private Transaction, each outstanding share of Common Stock of the Company was converted into the right to receive $18.25 in cash (except that any shares held in the Company's treasury were canceled). Upon consummation of the Going-Private Transaction, the Company's common stock was no longer traded on the Nasdaq National

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)


Market System, price quotations are not available and registration of the Company's common stock under the Securities and Exchange Act of 1934 was terminated. The Going-Private Transaction was funded in the form of debt (see
Note 7) and proceeds from the sale of preferred stock (see Note 8) and common stock.

         Immediately prior to the effective time of the Going-Private Transaction, each outstanding option to purchase shares of Common Stock (an "option") granted under the Company's Amended and Restated 1995 Stock Option Plan and any similar plan or arrangement providing for the issuance of options (collectively, the "Option Plans"), whether or not then exercisable or vested, became fully exercisable and vested. At the effective time, each option outstanding was canceled and in consideration of such cancellation, the Company paid to such holders of options an amount equal to $18.25 less the exercise price of the option. A compensation expense charge of approximately $6.6 million has been recorded in special costs and expenses on the consolidated statement of operations for the amount of cash paid to the option holders.

         As a result of the Going-Private Transaction, the Company incurred costs of approximately $12.3 million related to the issuance of debt, which was recorded as deferred debt issuance costs (see Note 7 relating to the extinguishment of such debt). In addition, expenses of approximately $3.5 million, which related to transaction fees, expenses and compensation, were incurred and recorded in special costs and expenses in the consolidated statement of operations. The Going-Private Transaction also resulted in the write-off of unamortized debt issuance costs of $12.1 million. The Company did not recognize a basis adjustment as a result of the Going-Private Transaction.

         BARNETT ACQUISITION. In September 2000, the Company completed the acquisition of Barnett, Inc. (the "Barnett Acquisition") for an aggregate purchase price of $220.8 million including costs of acquisition of approximately $7.1 million. The costs of acquisition include a $3.0 million advisory fee paid to a significant stockholder of the Company. Goodwill recorded in connection with the Barnett Acquisition totaled approximately $89.3 million. Other intangible assets recorded in connection with the Barnett Acquisition totaled approximately $53.1 million. The Barnett Acquisition was funded by: (1) the amendment of the Company's senior credit facility and borrowing under the amended facility (see Note 7), (2) the amendment of the Company's outstanding senior subordinated notes to increase the aggregate principal amount thereof and increase the coupon thereon to 16% (see Note 7) and (3) the issuance and sale of additional common stock and preferred stock for $100.4 million (see Note 8). Concurrent with the Barnett Acquisition, the Company also amended an executive's existing employment agreement to replace a $3.0 million retention bonus with a one-time cash bonus in the amount of $1.4 million, which was paid upon the closing of the Barnett Acquisition, and awarded the executive 163,759 shares of preferred stock. Such costs, net of amounts previously accrued, are reflected in special costs and expenses on the consolidated statement of operations. During 2001, the Company finalized its purchase price of Barnett and as a result recorded an increase in goodwill of approximately $12.3 million. These additional costs relate to the closure of duplicate Barnett facilities, severance related to these closures and the relocation and integration of Barnett employees and administrative functions. As of December 28, 2001 and December 27, 2002, $10.5 million and $7.4 million was accrued for such costs.

         The above acquisition was accounted for under the purchase method of accounting, and accordingly, the net assets and results of operations have been included in the accompanying consolidated financial statements since the date of acquisition. The excess of purchase price over the estimated fair values of the net assets acquired was allocated to intangible assets and goodwill.

         The following table presents the unaudited results of operations of the Company for the fiscal year ended December 29, 2000 as if the Barnett Acquisition had been consummated as of the beginning of 2000, and includes certain pro forma adjustments to reflect the amortization of intangible assets and financing charges on long-term debt:

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)


Revenues.......................................................    $   593,704
Net loss.......................................................    $    (7,085)

Net loss per share:
   Basic.......................................................    $     (0.43)
   Diluted.....................................................    $     (0.43)

Weighted average number of shares outstanding:
   Basic.......................................................         16,559
   Diluted.....................................................         16,559

         The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisition occurred at the date described above or the results which may occur in the future.

5.       ACCOUNTS RECEIVABLE

         The Company's trade receivables are exposed to credit risk. The majority of the market served by the Company is comprised of numerous individual accounts, none of which is individually significant. The Company monitors the creditworthiness of its customers on an ongoing basis and provides a reserve for estimated bad debt losses.

                                           BALANCE AT                                                    BALANCE AT
                                          BEGINNING OF     CHARGED TO                        OTHER           END
                                              YEAR          EXPENSE      DEDUCTIONS(1)     CHANGES(2)      OF YEAR
                                          ---------       ---------      ---------        ---------      ---------
Year ended December 29, 2000:
Allowance for doubtful
   accounts..........................     $   2,130       $     534      $  (1,042)       $   3,423      $   5,045
                                          ---------       ---------      ---------        ---------      ---------
Year ended December 28, 2001:
Allowance for doubtful accounts......     $   5,045       $   1,352      $  (1,255)       $      --      $   5,142
                                          ---------       ---------      ---------        ---------      ---------
Year ended December 27, 2002:
Allowance for doubtful accounts......     $   5,142       $   1,937      $  (1,757)       $      --      $   5,322
                                          ---------       ---------      ---------        ---------      ---------

---------------------------

(1)      Accounts receivable written off as uncollectible, net of recoveries

(2) Represents reserves established in connection with acquisition of Barnett, Inc.

6.       PROPERTY AND EQUIPMENT

         Major classifications of property and equipment are as follows:

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                              2001         2002
                                                         ---------    ---------
Land.................................................    $     400    $     400
Building.............................................        9,060        9,060
Machinery and equipment..............................       37,933       40,550
Office furniture and equipment.......................        5,035        4,885
Vehicles.............................................          532          554
Leasehold improvements...............................        6,980        6,860
                                                         ---------    ---------
                                                            59,940       62,309
Less accumulated depreciation and amortization.......      (21,587)     (28,724)
                                                         ---------    ---------
                                                         $  38,353    $  33,585
                                                         =========    =========

         Depreciation and amortization expense was approximately $3.5 million, $9.1 million and $9.3 million for 2000, 2001 and 2002, respectively.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)


7.       DEBT

         Long-term debt consists of the following:

                                                  -----------      -----------
                                                      2001             2002
                                                  -----------      -----------
Term Loan A...................................... $    86,250      $    70,000
Term Loan B......................................     148,125          146,625
Senior Subordinated Notes........................      87,695           90,899
                                                  -----------      -----------
                                                      322,070          307,524
Less current portion.............................     (17,750)         (22,750)
                                                  -----------      -----------
                                                  $   304,320       $  284,774
                                                  ===========      ===========

         DEBT. In May 2000, the Going-Private Transaction was consummated (see
Note 4). In connection with the Going-Private Transaction, the Company borrowed $169.0 million under a new credit facility, of which $53.6 million was used to repay outstanding loans under a previous credit agreement. Approximately $12.0 million of debt issuance costs were capitalized in connection with this transaction. The Company also issued $90.0 million of Senior Subordinated Notes.

      In September 2000, in connection with the Barnett Acquisition, the Company amended its credit facility (the "Bank Facility") and increased its borrowings under the amended credit facility, the proceeds of which were used to acquire Barnett, Inc. (see Note 4) and refinance its previous credit facility. The new facility provides for a five-year revolving credit facility of $35.0 million of borrowings, of which $4.0 million and $18.5 million was outstanding as of December 28, 2001 and December 27, 2002, respectively. The agreement also provides for two term loans. Term Loan A is a five-year term loan of $100.0 million and Term Loan B is a seven-year term loan of $150.0 million.

      The Going-Private Transaction and Barnett Acquisition resulted in the write-off of unamortized debt issuance costs of $12.1 million in 2000.

      The Term Loans bear interest at a marginal rate ranging from prime +2.5% to 2.75% or LIBOR +3.75% to 4.0% (rates in effect at December 27, 2002 ranged from 6.75% to 7.00% for prime and 5.17% to 5.42% for LIBOR). Marginal rates can decrease on a periodic basis dependent upon the achievement of certain financial ratios. Debt issuance costs capitalized in connection with the Bank Facility were approximately $9.9 million in 2000. The Company paid amendment related fees in 2001 related to the Bank Facility of approximately $1.0 million which have been capitalized as debt issuance costs. The credit facility matures on September 29, 2005. As of December 27, 2002, the Company had $5.9 million of letters of credit issued and $10.6 million available under the revolving credit facility. The credit facility is secured by substantially all of the assets of the Company.

      The Company has to pay a commitment fee of 0.5% per annum on the average daily amount, during each fiscal quarter, on the unborrowed portion of the credit commitment.

      In connection with the Barnett Acquisition, the Company amended its existing Senior Subordinated Notes to increase the aggregate principal amount thereof to $90.0 million and increase the coupon thereon to 16%. The Company's 16% Senior Subordinated Notes are due on September 29, 2008. The Notes were recorded at a discounted value of $84.7 million with an imputed rate of 17.3%. The discount is being accreted to interest expense over the term of the related debt using the effective interest method. The accretion of discount on the Senior Subordinated Notes was $298 and $391 in 2001 and 2002, respectively. The unamortized discount on Senior Subordinated Notes was $4.6 million at December 27, 2002. Interest is payable quarterly and principal is due on maturity. An estimated mandatory redemption of approximately $14.8 million is payable on October 10, 2005. With

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)


respect to payments of interest during the first five years, the Company may, at its option, pay up to 18.75% of the total interest payment due by issuing to the note holders additional notes equal to the amount of interest unpaid. Senior Subordinated Notes were increased approximately $2.7 million and $2.8 million in 2001 and 2002, respectively, for the payment of interest. No interest was added to the principal of the note in 2000.

      The Company enters into interest rate transactions to diversify its risk associated with interest rate fluctuations against its variable debt discussed above and to comply with certain covenants under the Bank Facility. Under these transactions, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed notional principal amount against the variable debt. The total notional amount of these transactions was $151.0 million at December 28, 2001 and December 27, 2002. These agreements, which mature between April and October of 2005, effectively fix the interest at a weighted average rate of 6.56%.

      The Bank Facility contains customary affirmative and negative covenants, including but not limited to certain covenants requiring the Company to maintain its debt to cash flow ratio and fixed charge ratio in addition to meeting a minimum net worth test. The Company was in compliance with all covenants at December 27, 2002.

      The maturities of long-term debt subsequent to December 27, 2002 are as follows:

2003...........................................................    $   22,750
2004...........................................................        27,750
2005...........................................................        56,285
2006...........................................................        71,250
2007...........................................................        53,438
Thereafter.....................................................        76,051
                                                                   ----------
                                                                   $  307,524
                                                                   ==========

8.   SENIOR PREFERRED STOCK

      The Company has the authority to issue 27,000,000 shares of senior preferred stock ("Senior Preferred"), par value $.01 per share. Senior Preferred is stated at its liquidation value of $10.00 per share plus accrued dividends. As part of the Going-Private Transaction (see Note 4), 13,306,696 shares of preferred stock were issued. As part of the Barnett Acquisition (see Note 4), 10,313,192 shares of preferred stock were issued. The Senior Preferred ranks senior to all other classes of stock of the Company with respect to dividends, distributions, redemptions and distributions of assets upon liquidation, wind-up and dissolution of the Company. Holders of the Senior Preferred are entitled to receive dividends payable on each share at an annual rate of 14%. All dividends
(1) accrue on a daily basis, (2) are cumulative, whether or not earned or declared, (3) are compounded quarterly from the date of issuance of such shares and (4) are declared payable when declared by the Board of Directors. All dividends accrued are payable prior to the payment of any dividend on shares of any junior stock.

      In the event of a voluntary or involuntary liquidation, holders of Senior Preferred shall be entitled to be paid for each share held, out of funds legally available for distribution, an amount equal to the sum of the liquidation value of $10.00 per share plus an amount of cash equal to all accumulated and unpaid dividends before any payments to the holders of junior stock. Certain events that may be considered a "change in control" of the Company or certain sales of all or substantially all of the Company's assets would be deemed to be a Liquidation Event under the terms of the Senior Preferred unless the holders of 80% of the then outstanding shares of Senior Preferred elect not to treat them as a Liquidation Event. In addition, certain Senior Preferred shares held by officers of the Company may be required to be redeemed at the option of the employee upon termination of employment. These put options terminate upon the consummation of a public offering of stock or a "change in control" of the Company. If such funds are insufficient to

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)


permit payment in full to the Senior Preferred holders, then the assets available for distribution will be paid ratably in proportion to the amounts held by the Senior Preferred holders. At December 28, 2001 and December 27, 2002, dividends accrued on the Senior Preferred were approximately $52.5 million and $95.0 million, respectively. No dividends have been declared or paid.

9.   STOCKHOLDERS' EQUITY

      COMMON STOCK SPLIT. During 2001, the Company declared a three-for-one split of its common stock. As a result of the stock split, the accompanying consolidated financial statements retroactively reflects an increase in the numbers of outstanding shares of common stock.

      STOCKHOLDER LOANS. In connection with the Going-Private Transaction and the Barnett Acquisition, the Company issued stockholder loans to employees in the amount of $3.1 million to purchase 229,380 (restated for the stock split) shares of common stock and 302,819 shares of preferred stock. Stockholder loans of $1.2 million were granted in connection with the Going-Private Transaction. The loans are payable upon termination of employment, the sale of securities purchased in connection with the loans, or on May 16, 2005. The notes bear interest at the rate equal to the rate payable by the Company under its credit facility, as adjusted quarterly, not to exceed 8.0%. As of December 28, 2001 and December 27, 2002, $164 and $240, respectively, of interest has accrued on the notes and has been included as a portion of stockholder loans in stockholders' equity. These notes can be prepaid at any time without penalty. Stockholder loans of $1.9 million were granted in connection with the Barnett Acquisition. The amount of these notes is equivalent to deferred compensation agreements granted to the same individuals (see Note 11). Amounts under the deferred compensation plans vest on a monthly basis over a 24-month period, and vested amounts can be paid out to offset the stockholder loans. As of December 28, 2001 and December 27, 2002, $1.1 million and $1.9 million, respectively, of these stockholder loans has been repaid using distributions from the deferred compensation plans.

10.  PROFIT SHARING PLAN

      The Company has qualified profit sharing plans under Section 401(k) of the Internal Revenue Code. Contributions to the plans by the Company are made at the discretion of the Company's Board of Directors. Company contributions to the plans were approximately $1.1 million, $1.3 million and $1.3 million for 2000, 2001 and 2002, respectively.

11.  COMMITMENTS AND CONTINGENCIES

      LEASE COMMITMENTS. The Company leases its facilities under operating leases expiring at various dates through 2008. Minimum future rental payments under these leases as of December 27, 2002 are as follows:

2003..........................................................  $  10,294
2004..........................................................      8,587
2005..........................................................      6,964
2006..........................................................      5,315
2007..........................................................      4,089
Thereafter....................................................     10,036
                                                                ---------
Total.........................................................  $  45,285
                                                                =========

      The Company operates a distribution center, which is leased from an entity, which is partially owned by an officer of the Company. Minimum annual rent payable under this lease is approximately $289, plus all real estate taxes and assessments, utilities and insurance related to the premises. Total rent expense for this lease was

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)


approximately $289 in 2000, 2001 and 2002. This lease expires on May 31, 2006 and does not contain any renewal terms. The Company believes that the terms of the lease are no less favorable to it than could be obtained from an unaffiliated party.

      The Company leases an office building from a stockholder of the Company. As amended in March 1995, under the terms of the lease, the Company is required to pay approximately $137 annually, plus all real estate taxes and assessments, utilities and insurance related to the premises. Total rental expense for this lease was $137 for 2000, 2001 and 2002. The lease expires on February 28, 2004 and does not contain any renewal terms. The Company believes that the terms of the lease are no less favorable to it than could be obtained from an unaffiliated party.

      Rent expense under all operating leases was approximately $6.2 million, $13.9 million and $14.8 million for 2000, 2001 and 2002, respectively. Certain of the leases provide that the Company pays taxes, insurance and other operating expenses applicable to the leased premises.

      EMPLOYMENT AGREEMENT. The Company has employment agreements with its officers of various dates through 2005, unless terminated earlier by the Company, at combined annual base salaries of $1.3 million, subject to adjustments plus bonuses.

      MANAGEMENT AGREEMENT. In May 2000, the Company entered into an advisory agreement with a significant stockholder of the Company, which provides for an annual advisory fee of $250 plus out-of-pocket expenses of up to $25 per year. The management agreement terminates in September 2005.

      CONTINGENT LIABILITIES. At December 28, 2001 and December 27, 2002, the Company was contingently liable for unused letters of credit aggregating approximately $4.8 million and $5.9 million, respectively.

      LEGAL PROCEEDINGS. The Company is involved in various legal proceedings in the ordinary course of its business that are not anticipated to have a material adverse effect on the Company's results of operations or financial position.

      DEFERRED COMPENSATION AGREEMENTS. Effective September 29, 2000, the Company established deferred compensation agreements in the amount of $1.9 million with officers of the Company. Interest is payable on the amounts at the long-term federal rate, compounded semi-annually, starting on the date of the initial deferral. The accounts vested ratably over a 24-month period and were fully vested at September 30, 2002. As of December 28, 2001 and December 27, 2002, $1.1 million and $1.9 million of the deferred compensation has vested and has been recorded as a reduction of stockholder loans (see Note 9).

12.   STOCK OPTION PLANS

      The Company had a stock option plan under which employees could be granted options to purchase shares of Common Stock (the "1995 Plan"). The Company also had a plan under which non-employee directors could be granted options to purchase shares of common stock (the "Director Plan"). Options granted were issued at prices equal to at least fair market value. The 1995 Plan and the Director Plan were cancelled in May of 2000 as part of the Going-Private Transaction (see Note 4).

      During 2000, the Company established a Stock Award Plan, (the "2000 Plan"), under which the Company may award a total of 525,000 shares of common stock in the form of incentive stock options (which may be awarded to key employees only), nonqualified stock options, stock appreciation rights, or SARs, and restricted stock awards, all of which may be awarded to directors, officers, key employees and consultants. The exercise price per share for an incentive stock option may not be less than 100% of the fair market value of a share of common stock on the grant

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)


date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of stock may not be less than 110% of the fair market value of a share of common stock on the grant date, and may not be exercisable after the expiration of five years from the date of grant. The Company's compensation committee will determine in its sole discretion whether a SAR is settled in cash, shares or a combination of cash and shares.

      A summary of the status of the Company's stock option plans is as follows:

                                                                                                     WEIGHTED
                                                                NUMBER        EXERCISE PRICE     AVERAGE EXERCISE
                                                              OF SHARES          PER SHARE        PRICE PER SHARE
                                                            -----------       --------------     ----------------
Outstanding at December 31, 1999.......................       1,107,538        $4.23-$28.75          $   12.91
   Granted.............................................         125,805        $1.67-$20.33          $    9.00
   Exercised...........................................            (400)       $4.23                 $    4.23
   Cancelled in the Going-Private Transaction..........      (1,107,138)       $4.23-$28.75          $   12.91
                                                            -----------
Outstanding at December 29, 2000.......................         125,805        $1.67-$20.33          $    9.00
                                                            ===========
Outstanding at December 28, 2001.......................         125,805        $1.67-$20.33          $    9.00
                                                            ===========
Outstanding at December 27, 2002.......................         125,805        $1.67-$20.33          $    9.00
                                                            ===========

      All stock options granted were at prices no less than the fair market value of the common stock at the grant date.

      The Company accounted for the Option Plans in accordance with APB Opinion No. 25, under which no compensation cost has been recognized for stock option awards.

      Compensation cost for options granted in 2000, determined based on the fair value at the grant date consistent with the method prescribed by SFAS 123 would not have a material effect on net income.

13.  PROVISION FOR INCOME TAXES

      The provision (benefit) for income taxes for the years 2000, 2001 and 2002, is as follows:

                                         2000            2001              2002
                                       -------          -------          -------
Current:
   Federal ...................         $  (252)         $ 5,852          $ 2,858
   State .....................           1,048              190              547
   Foreign ...................             655              401              394
                                       -------          -------          -------
                                         1,451            6,443            3,799
                                       -------          -------          -------

Deferred:
   Federal ...................          (1,576)          (4,727)             420
   State .....................          (1,482)             879               --
                                        (3,058)          (3,848)             420
                                       -------          -------          -------
                                       $(1,607)         $ 2,595          $ 4,219
                                       =======          =======          =======

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)



      The components of income (loss) before income taxes were as follows:

                                                  2000         2001        2002
                                              ----------     ------    ---------
   United States............................. $  (12,536)    $    1    $  10,290
   Foreign...................................      1,456        936        1,075
                                              ----------     ------    ---------
      Total                                   $  (11,080)    $  937    $  11,365
                                              ==========     ======    =========


      The reconciliation of the provision for income taxes at the federal statutory tax rate to the provision for income taxes is as follows:

                                                    2000       2001       2002
                                                    ----       ----       ----
Federal statutory tax rate.....................      35%        35%        35%
State income taxes, net of federal benefit.....       3%        74%         3%
Non-deductible expenses........................      (1)%        7%         1%
Foreign income taxes...........................      (1)%        8%         1%
Goodwill amortization..........................      (9)%      183%        --%
Merger and recapitalization costs..............     (11)%       --%        --%
Other..........................................      (1)%      (30)%       (2)%
                                                    ----       ----       ----
                                                     15%       277%        38%
                                                    ====       ====       ====

      Deferred income taxes result primarily from temporary differences in the recognition of certain expenses for financial and income tax reporting purposes.

      The components of the Company's deferred tax assets and liabilities at December 28, 2001 and December 27, 2002 consists of the following:

                                                         2001            2002
                                                       --------        --------
Deferred tax assets:
    Inventory ..................................       $  3,296        $  3,091
    Bad debt reserves ..........................          1,849           1,857
    Interest rate swaps ........................          4,285           6,324
    Closing cost accrual .......................          3,675           2,502
    Bonus accrual ..............................            729             459
    Vacation accrual ...........................            430             361
    Vendor discounts ...........................          1,081           1,149
    Other ......................................          1,516             842
                                                       --------        --------
        Total deferred tax assets ..............         16,861          16,585
                                                       --------        --------

Deferred tax liabilities:
    Identifiable intangibles ...................        (23,894)        (23,740)
    Depreciation ...............................         (2,051)         (2,454)
    State taxes ................................           (504)           (506)
    Other ......................................           (313)           (206)
                                                       --------        --------
        Total deferred tax liabilities .........        (26,762)        (26,906)
                                                       --------        --------
Net deferred tax liabilities ...................       $ (9,901)       $(10,321)
                                                       ========        ========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
     YEARS ENDED DECEMBER 29, 2000, DECEMBER 28, 2001 AND DECEMBER 27, 2002
                       (IN THOUSANDS, EXCEPT SHARE DATA)


14.   CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

      The Company is considering an offering of $200 million aggregate principal amount of Senior Subordinated Notes due 2011 in connection with a proposed refinancing of its existing credit facility with a new credit facility and the repayment of its 16% Senior Subordinated Notes. After completion of the offering, the Company will file a registration statement with the SEC with respect to an exchange offer for the notes or a shelf registration with respect to resale of the notes. The Company's new Senior Subordinated Notes will be fully and unconditionally guaranteed, jointly and severally, on a subordinated basis by Wilmar Holdings, Inc. and Wilmar Financial, Inc. (wholly-owned subsidiaries of Interline Brands, Inc.). The guarantees by these subsidiary guarantors will be senior to any of their existing and future subordinated obligations, equal in right of payment with any of their existing and future senior subordinated indebtedness and subordinated to any of their existing and future senior indebtedness. Accordingly, condensed consolidating financial statements for Interline Brands, Inc. and the Subsidiary Guarantors are presented below.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                      CONDENSED CONSOLIDATING BALANCE SHEET
                             AS OF DECEMBER 28, 2001


                                                           PARENT       SUBSIDIARY
                                                          COMPANY       GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                                         ---------      ----------    ------------    ------------
                                                                    (IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.........................    $   3,221      $     106     $       --       $   3,327
   Cash - restricted.................................          329             --             --             329
   Accounts receivable-- trade, net..................       85,161             --             --          85,161
   Accounts receivable-- other.......................        8,759             --             --           8,759
   Inventory.........................................      117,150             --             --         117,150
   Prepaid expenses and other current assets.........        3,481             10             --           3,491
   Deferred income taxes.............................       11,358             --             --          11,358
   Due from Parent...................................           --         47,423        (47,423)             --
   Investment in subsidiaries........................       47,539             --        (47,539)             --
      Total current assets...........................      276,998         47,539        (94,962)        229,575
                                                         ---------      ---------     -----------      ---------

PROPERTY AND EQUIPMENT, net..........................       38,353             --             --          38,353
GOODWILL, net........................................      195,669             --             --         195,669
INTANGIBLE ASSETS, net...............................       81,065             --             --          81,065
OTHER ASSETS.........................................        1,646             --             --           1,646
                                                         ---------      ---------     -----------      ---------
TOTAL ASSETS.........................................    $ 593,731      $  47,539     $  (94,962)      $ 546,308
                                                         =========      =========     ===========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
    Current portion of long-term debt................       17,750      $      --     $       --          17,750
    Revolving credit facility........................        4,000             --             --           4,000
    Accounts payable.................................       54,027             --             --          54,027
    Accrued expenses and other current liabilities...       14,954             --             --          14,954
    Accrued interest payable.........................        5,596             --             --           5,596
    Accrued merger expenses..........................       10,500             --             --          10,500
    Income taxes payable.............................        2,020             --             --           2,020
    Due to subsidiaries..............................       47,423             --        (47,423)             --
                                                         ---------      ---------     -----------      ---------
       Total current liabilities.....................      156,270             --        (47,423)        108,847

LONG-TERM LIABILITIES:
    Deferred income taxes............................       21,259             --             --          21,259
    Interest rate swaps..............................       12,242             --             --          12,242
    Long-term debt, net of current portion...........      304,320             --             --         304,320
                                                         ---------      ---------     -----------      ---------

TOTAL LIABILITIES....................................      494,091             --        (47,423)        446,668
                                                         ---------      ---------     -----------      ---------

PREFERRED STOCK, $0.01 par value, 27,000,000 shares
   authorized; 23,619,888 shares issued and
   outstanding.......................................      288,732             --             --         288,732
                                                         ---------      ---------     -----------      ---------

STOCKHOLDERS' EQUITY (DEFICIENCY):
    Common stock, no par value, 7,500,000 shares
       authorized, 5,385,189 shares issued and
       outstanding...................................        1,994             --             --           1,994
    Additional paid-in-capital.......................           --         40,010        (40,010)             --
    Accumulated deficit..............................     (188,753)         7,529         (7,529)       (188,753)
    Shareholder loans................................       (2,129)            --             --          (2,129)
    Accumulated other comprehensive loss.............         (204)            --             --            (204)
                                                         ---------       --------     -----------      ---------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)..............     (189,092)        47,539        (47,539)       (189,092)
                                                         ---------       --------     -----------      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
   (DEFICIENCY)......................................  $   593,731    $    47,539     $  (94,962)     $  546,308
                                                         =========       ========     ===========      =========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                      CONDENSED CONSOLIDATING BALANCE SHEET
                             AS OF DECEMBER 27, 2002


                                                           PARENT       SUBSIDIARY
                                                          COMPANY       GUARANTORS     ELIMINATIONS   CONSOLIDATED
                                                         ---------      ----------     ------------   ------------
                                                                     (IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents......................     $   5,459      $      98       $      --      $   5,557
     Cash - restricted..............................           329             --              --            329
     Accounts receivable-- trade, net...............        83,087             --              --         83,087
     Accounts receivable-- other....................        13,052             --              --         13,052
     Inventory......................................       124,479             --              --        124,479
     Prepaid expenses and other current assets......         5,946              7              --          5,953
     Deferred income taxes..........................        10,932             --              --         10,932
     Due from Parent................................            --         54,929         (54,929)            --
     Investment in subsidiaries.....................        55,030             --         (55,030)            --
                                                         ---------      ---------       ----------     ---------
      Total current assets..........................       298,314         55,034        (109,959)       243,389
PROPERTY AND EQUIPMENT, net.........................        33,585             --              --         33,585
GOODWILL, net.......................................       195,669             --              --        195,669
INTANGIBLE ASSETS, net..............................        77,423             --              --         77,423
OTHER ASSETS........................................         1,652             --              --          1,652
                                                         ---------      ---------       ----------     ---------
TOTAL ASSETS........................................     $ 606,643      $  55,034       $(109,959)     $ 551,718
                                                         =========      =========       ==========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
     Current portion of long-term debt..............     $  22,750      $      --       $      --      $  22,750
     Revolving credit facility......................        18,500             --              --         18,500
     Accounts payable...............................        53,417             --              --         53,417
     Accrued expenses and other current liabilities.        13,599              4              --         13,603
     Accrued interest payable.......................         4,409             --              --          4,409
     Accrued merger expenses........................         7,426             --              --          7,426
     Due to subsidiaries............................        54,929             --          54,929)            --
                                                         ---------      ---------       ----------     ---------
      Total current liabilities.....................       175,030              4         (54,929)       120,105

LONG-TERM LIABILITIES:
     Deferred income taxes..........................        21,253             --              --         21,253
     Interest rate swaps............................        18,067             --              --         18,067
     Long-term debt, net of current portion.........       284,774             --              --        284,774
                                                         ---------      ---------       ----------     ---------
TOTAL LIABILITIES...................................       499,124              4         (54,929)       444,199
                                                         ---------      ---------       ----------     ---------
PREFERRED STOCK, $0.01 par value, 27,000,000 shares
     authorized; 23,619,888 shares issued and
     outstanding; at liquidation value..............       331,202             --              --        331,202
                                                         ---------      ---------       ----------     ---------
STOCKHOLDERS' EQUITY (DEFICIENCY):
     Common stock, no par value, 7,500,000 shares
       authorized, 5,385,189 shares issued and
       outstanding..................................         1,994             --              --          1,994
     Additional paid-in-capital.....................            --         40,010         (40,010)            --
     Accumulated deficit............................      (224,077)        15,020         (15,020)      (224,077)
     Shareholder loans..............................        (1,440)            --              --         (1,440)
     Accumulated other comprehensive loss...........          (160)            --              --           (160)
                                                         ---------      ---------       ----------     ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY).............      (223,683)        55,030         (55,030)      (223,683)
                                                         ---------      ---------       ----------     ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
   (DEFICIENCY).....................................     $ 606,643      $  55,034       $(109,959)     $ 551,718
                                                         =========      =========       ==========     =========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 29, 2000


                                                             PARENT      SUBSIDIARY
                                                            COMPANY      GUARANTORS     ELIMINATION    CONSOLIDATED
                                                           ---------     ----------     -----------    ------------
                                                                               (IN THOUSANDS)
NET SALES.............................................     $ 382,108      $      --       $      --       $ 382,108
COST OF SALES.........................................       230,783             --              --         230,783
                                                           ----------     ---------       ---------       ---------
      Gross margin....................................       151,325             --              --         151,325
OPERATING EXPENSES:
    Selling, general and administrative expenses......       109,746             12              --         109,758
    Depreciation and amortization.....................         8,689             --              --           8,689
    Special costs and expenses........................        12,861             --              --          12,861
                                                           ----------     ---------       ---------       ---------
Total operating expenses..............................       131,296             12              --         131,308
                                                           ----------     ---------       ---------       ---------

OPERATING INCOME (LOSS)...............................        20,029            (12)             --          20,017
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS...........                                           --              --
INTEREST INCOME (EXPENSE), net........................       (27,937)         8,935              --         (19,002)
EQUITY IN EARNINGS OF SUBSIDIARIES....................         5,923             --          (5,923)             --
LOSS ON EXTINGUISHMENT OF DEBT........................       (12,095)            --              --         (12,095)
                                                           ----------     ---------       ----------      ----------
      Income (loss) before income taxes...............       (14,080)         8,923          (5,923)        (11,080)
PROVISION (BENEFIT) FOR INCOME TAXES..................        (4,607)         3,000              --          (1,607)
                                                           ----------     ---------       ----------      ----------

NET INCOME (LOSS).....................................        (9,473)         5,923          (5,923)         (9,473)
PREFERRED STOCK DIVIDENDS.............................       (15,509)            --              --         (15,509)
                                                           ----------     ---------       ----------      ----------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS...     $ (24,982)     $   5,923       $  (5,923)      $ (24,982)
                                                           ==========     =========       ==========      ==========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 29, 2001


                                                           PARENT     SUBSIDIARY
                                                          COMPANY     GUARANTORS    ELIMINATIONS     CONSOLIDATED
                                                        -----------   -----------   ------------     ------------
                                                                             (IN THOUSANDS)
NET SALES.........................................      $  609,356     $       --     $      --      $  609,356
COST OF SALES.....................................         384,153             --            --         384,153
                                                        -----------    ----------     ---------      -----------
      Gross margin..............................           225,203                                      225,203
OPERATING EXPENSES:
   Selling, general and administrative expenses.           157,781             20            --         157,801
   Depreciation and amortization................            16,526             --            --          16,526
   Special costs and expenses...................             3,061             --            --           3,061
                                                        -----------    ----------     ---------      -----------
      Total operating expenses..................           177,368             20            --         177,388
                                                        -----------    ----------     ---------      -----------

OPERATING INCOME (LOSS)...........................          47,835            (20)           --          47,815
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS.......          (6,874)            --            --          (6,874)
INTEREST INCOME (EXPENSE), net....................         (50,688)        10,684            --         (40,004)
EQUITY IN EARNINGS OF SUBSIDIARIES................           7,064             --        (7,064)             --
                                                        -----------    ----------    -----------     -----------
      Income (loss) before income taxes.........            (2,663)        10,664        (7,064)            937
PROVISION (BENEFIT) FOR INCOME TAXES..............          (1,005)         3,600            --           2,595
                                                        -----------    ----------    -----------     -----------
INCOME (LOSS) BEFORE ACCOUNTING CHANGE............          (1,658)         7,064        (7,064)         (1,658)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   PRINCIPLE, net of income tax benefit of $2,147.           3,221             --            --           3,221
                                                        -----------    ----------    -----------     -----------
NET INCOME (LOSS).................................          (4,879)         7,064        (7,064)         (4,879)
PREFERRED STOCK DIVIDENDS.........................         (37,024)            --            --         (37,024)
                                                        -----------    ----------    -----------     -----------
NET INCOME (LOSS) APPLICABLE TO
COMMON STOCKHOLDERS...............................      $  (41,903)    $    7,064    $   (7,064)     $  (41,903)
                                                        ===========    ==========    ===========     ===========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 27, 2002


                                                         PARENT        SUBSIDIARY
                                                         COMPANY       GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                                       ------------    ----------    ------------    ------------
                                                                             (IN THOUSANDS)
NET SALES........................................        $ 637,530      $       --     $       --       $ 637,530
COST OF SALES....................................          401,212              --             --         401,212
      Gross profit.............................            236,318              --             --         236,318
OPERATING EXPENSES:
   Selling, general and administrative expenses            164,302              26             --         164,328
   Depreciation and amortization...............             11,282              --             --          11,282
   Special costs and expenses..................              4,893              --             --           4,893
                                                         ----------     ----------      ---------       ----------
      Total operating expenses.................            180,477              26             --         180,503
                                                         ----------     ----------      ---------       ----------

OPERATING INCOME (LOSS)..........................           55,841             (26)                        55,815
CHANGES IN FAIR VALUE OF INTEREST RATE SWAPS.....           (5,825)             --             --          (5,825)
INTEREST (EXPENSE) INCOME, net...................          (50,142)         11,517             --         (38,625)
EQUITY IN EARNINGS OF SUBSIDIARIES...............            7,491              --         (7,491)             --
                                                         ----------     ----------      ---------       ----------
      Income before income taxes...............              7,365          11,491         (7,491)         11,365
PROVISION FOR INCOME TAXES.......................              219           4,000             --           4,219
                                                         ----------     ----------      ---------       ----------

NET INCOME.......................................            7,146           7,491         (7,491)          7,146
PREFERRED STOCK DIVIDENDS........................          (42,470)             --             --         (42,470)
                                                         ----------     ----------      ---------       ----------
NET INCOME (LOSS) APPLICABLE TO COMMON
   STOCKHOLDERS..................................       $  (35,324)     $    7,491     $   (7,491)     $  (35,324)
                                                         ==========     ==========      =========       ==========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 29, 2000

                                                            PARENT       SUBSIDIARY
                                                           COMPANY       GUARANTORS     ELIMINATIONS   CONSOLIDATED
                                                          ---------      ----------     ------------   ------------
                                                                              (IN THOUSANDS)
OPERATING ACTIVITIES:
   Net loss......................................         $  (9,473)     $  (5,923)      $   5,923      $  (9,473)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
      Equity in earnings of subsidiaries.........             5,923             --          (5,923)            --
      Depreciation and amortization..............             8,689             --              --          8,689
      Deferred compensation......................               239             --              --            239
      Interest income on shareholder loans.......               (65)            --              --            (65)
      Deferred income taxes......................            (3,058)            --              --         (3,058)
Changes in assets and liabilities which provided
(used) cash, net of effects of acquisition:
        Accounts receivable-trade..................          (5,014)            --              --         (5,014)
        Accounts receivable-other..................             458             --              --            458
        Inventory..................................          (5,178)            --              --         (5,178)
        Prepaid expenses and other current assets..           2,290             18              --          2,308
        Due from Parent............................          20,186             --         (20,186)            --
        Other assets...............................          (3,205)            --              --         (3,205)
        Accrued interest payable...................           3,444             --              --          3,444
        Accounts payable...........................            (954)            --              --           (954)
        Accrued expenses and other current
           liabilities.............................           1,113             --              --          1,113
        Due to subsidiaries........................              --        (15,449)         15,449             --
        Income taxes payable.......................          (1,933)             1              --         (1,932)
                                                          ---------      ---------       ---------      ---------

            Net cash provided by (used in)
               operating activities................          13,462        (21,353)         (4,737)       (12,628)
                                                          ---------      ---------       ---------      ---------

INVESTING ACTIVITIES:
   Purchase of property and equipment............            (5,572)            --              --         (5,572)
   Acquisition of businesses, net of cash
        acquired.................................          (212,300)            --              --       (212,300)
                                                          ---------      ---------       ---------      ---------

            Net cash used in investing activities..        (217,872)            --              --       (217,872)
                                                          ---------      ---------       ---------      ---------

FINANCING ACTIVITIES:
   (Repayment of) proceeds from long-term
        borrowing................................           (13,282)            --              --        (13,282)
   Net proceeds from exercise of stock options...                 4             --              --              4
      Merger and recapitalization transaction:
      Proceeds of borrowing......................           169,000             --              --        169,000
      Repayment of pre-merger and
          recapitalization debt..................           (53,625)            --              --        (53,625)
      Issuance of preferred stock................           131,767             --              --        131,767
      Repurchase of common stock.................          (227,761)            --              --       (227,761)
   Barnett acquisition and refinancing transactions:
      Proceeds of borrowing......................           334,700             --              --        334,700
      Repayment of merger and recapitalization
          debt...................................          (165,000)            --              --       (165,000)
      Repayment of existing debt on business
          acquired...............................           (33,500)            --              --        (33,500)
      Payment of debt financing costs............           (11,634)            --              --        (11,634)
      Issuance of common and preferred stock.....           100,370             --              --        100,370
                                                          ---------      ---------       ---------      ---------
            Net cash provided by financing
               activities..........................         231,039             --              --        231,039
                                                          ---------      ---------       ---------      ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
   EQUIVALENTS.....................................             (75)            --              --            (75)
                                                          ---------      ---------       ---------      ---------

NET (DECREASE) INCREASE IN CASH AND CASH
   EQUIVALENTS.....................................          26,554        (21,353)         (4,737)           464
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.......         (20,763)        21,471           4,737          5,445
                                                          ---------      ---------       ---------      ---------

CASH AND CASH EQUIVALENTS, END OF YEAR.............       $   5,791      $     118       $     --       $   5,909
                                                          =========      =========       =========      =========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 28, 2001

                                                             PARENT      SUBSIDIARY
                                                            COMPANY      GUARANTORS    ELIMINATIONS   CONSOLIDATED
                                                           ---------     ----------    ------------   ------------
                                                                                (IN THOUSANDS)
OPERATING ACTIVITIES:
   Net loss.......................................         $  (4,879)     $  (7,064)    $   7,064      $  (4,879)
   Adjustments to reconcile net loss to net cash
        provided by (used in) operating
        activities:
      Equity in earnings of subsidiaries..........             7,064             --        (7,064)            --
      Depreciation and amortization...............            16,526             --            --         16,526
      Loan origination costs amortization.........             1,705             --            --          1,705
      Accretion of discount on senior
          subordinated notes......................               298             --            --            298
      Deferred compensation.......................               904             --            --            904
      Change in fair value of interest rate swaps.            12,242             --            --         12,242
      Loss on disposal of property and equipment..               (48)            --            --            (48)
      Interest income on shareholder loans........               (99)            --            --            (99)
      Deferred income taxes.......................            (3,848)            --            --         (3,848)
      Senior subordinated notes issued for
          interest due............................             2,729             --            --          2,729
      Changes in assets and liabilities which
        provided (used) cash, net of effects of
        acquisition:
        Accounts receivable-- trade.................         (10,167)            --            --        (10,167)
        Accounts receivable-- other.................          (3,492)            --            --         (3,492)
        Inventory...................................          (9,931)            --            --         (9,931)
        Prepaid expenses and other current assets...           5,186             (7)           --          5,179
        Due from Parent.............................              --          7,059        (7,059)            --
        Other assets................................            (263)            --            --           (263)
        Accrued interest payable....................           1,838             --            --          1,838
        Accounts payable............................           1,756             --            --          1,756
        Cash restricted.............................              (3)            --            --             (3)
        Deferred compensation.......................            (514)            --            --           (514)
        Accrued expenses and other current
           liabilities..............................           3,744             --            --          3,744
        Due to subsidiaries.........................          (7,059)            --         7,059             --
        Income taxes payable........................           2,020             --            --          2,020
                                                           ---------      ---------     ---------      ---------
            Net cash provided by (used in)
               operating activities.................          15,709            (12)           --         15,697
                                                           ---------      ---------     ---------      ---------
INVESTING ACTIVITIES:
Purchase of property and equipment..................          (8,214)            --            --         (8,214)
Proceeds from sale of property and equipment........           1,803             --            --          1,803
Acquisition of businesses, net of cash acquired.....          (1,831)            --            --         (1,831)
                                                           ---------      ---------     ---------      ---------
            Net cash used in investing activities...          (8,242)            --            --         (8,242)
                                                           ---------      ---------     ---------      ---------
FINANCING ACTIVITIES:
Increase in revolver and swingline, net.............           4,000             --            --          4,000
(Repayment of) proceeds from long-term borrowing....         (12,750)            --            --        (12,750)
Payment of debt financing costs.....................          (1,102)            --            --         (1,102)
                                                           ---------      ---------     ---------      ---------
            Net cash used in financing activities...          (9,852)            --            --         (9,852)
                                                           ---------      ---------     ---------      ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
   EQUIVALENTS......................................            (185)            --            --           (185)
                                                           ---------      ---------     ---------      ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS...........          (2,570)           (12)           --         (2,582)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR........           5,791            118            --          5,909
                                                           ---------      ---------     ---------      ---------
CASH AND CASH EQUIVALENTS, END OF YEAR..............       $   3,221      $     106     $     --       $   3,327
                                                           =========      =========     =========      =========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 27, 2002

                                                             PARENT      SUBSIDIARY
                                                            COMPANY      GUARANTORS    ELIMINATIONS   CONSOLIDATED
                                                           ---------     ----------    ------------   ------------
                                                                              (IN THOUSANDS)
OPERATING ACTIVITIES:
   Net income.....................................         $   7,146      $   7,491      $  (7,491)     $   7,146
   Adjustments to reconcile net income to net
        cash provided by (used in) operating
        activities:
      Equity in earnings of subsidiaries..........            (7,491)            --          7,491             --
      Depreciation and amortization...............            11,282             --             --         11,282
      Amortization of debt issuance costs.........             1,669             --             --          1,669
      Accretion of discount on senior
        subordinated notes........................               391             --             --            391
      Deferred compensation.......................               765             --             --            765
      Change in fair value of interest rate swaps.             5,825             --             --          5,825
      Loss on disposal of property and equipment..               438             --             --            438
      Interest income on stockholder loans........               (76)            --             --            (76)
      Deferred income taxes.......................               420             --             --            420
      Senior subordinated notes issued for
        interest due..............................             2,813             --             --          2,813
      Changes in assets and liabilities which
        provided (used) cash, net of effects of
        acquisition:
        Accounts receivable trade...................           2,074             --             --          2,074
        Accounts receivable other...................          (4,293)            --             --         (4,293)
        Inventory...................................          (7,329)            --             --         (7,329)
        Prepaid expenses and other current assets...          (2,465)             3             --         (2,462)
        Due from Parent.............................              --         (7,506)         7,506             --
        Other assets................................              (6)            --             --             (6)
        Accrued interest payable....................          (1,187)            --             --         (1,187)
        Accounts payable............................            (610)            --             --           (610)
        Accrued expenses and other current
           liabilities..............................          (1,355)             4             --         (1,351)
        Due to subsidiaries.........................           7,506             --         (7,506)            --
        Accrued merger expenses.....................          (3,074)            --             --         (3,074)
        Income taxes payable........................          (2,020)            --             --         (2,020)
                                                           ---------      ---------      ---------      ---------
            Net cash provided by (used in)
               operating activities.................          10,423             (8)            --         10,415
                                                           ---------      ---------      ---------      ---------
INVESTING ACTIVITIES:
   Purchase of property and equipment.............            (4,944)            --             --         (4,944)
                                                           ---------      ---------      ---------      ---------
            Net cash used in investing activities...          (4,944)            --             --         (4,944)
                                                           ---------      ---------      ---------      ---------
FINANCING ACTIVITIES:
   Increase in revolving credit facility, net.....            14,500             --             --         14,500
   Repayment of long-term debt....................           (17,750)            --             --        (17,750)
   Payment of debt issuance costs.................               (35)            --             --            (35)
                                                           ---------      ---------      ---------      ---------
            Net cash used in financing activities...          (3,285)            --             --         (3,285)
                                                           ---------      ---------      ---------      ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
   EQUIVALENTS......................................              44             --             --             44
                                                           ---------      ---------      ---------      ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS           2,238             (8)            --          2,230
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR........           3,221            106             --          3,327
                                                           ---------      ---------      ---------      ---------
CASH AND CASH EQUIVALENTS, END OF YEAR..............       $   5,459      $      98      $      --      $   5,557
                                                           =========      =========      =========      =========

      The following is a copy of the Report of Independent Certified Public Accountants that was included in the 2000 annual report of Barnett Inc. Since the prior auditors here ceased operations, they have not reissued the report.


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Barnett Inc. and Subsidiaries:

      We have audited the accompanying consolidated balance sheets of Barnett Inc. (a Delaware corporation) and Subsidiaries as of June 30, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 2000. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barnett Inc. and Subsidiaries as of June 30, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States.

      Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in Item 14(a), Financial Statements and Supplementary Data, is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Jacksonville, Florida
August 18, 2000

                          BARNETT INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 2000 AND 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                                                             JUNE 30,
                                                                                    -------------------------
                                                                                       2000            1999
                                                                                    ---------       ---------
Current Assets:
   Cash ......................................................................      $   9,703       $   3,421
   Accounts receivable, net ..................................................         37,729          35,914
   Inventories ...............................................................         61,220          52,733
   Prepaid expenses and other ................................................          4,949           3,730
                                                                                    ---------       ---------
      Total current assets ...................................................        113,601          95,798
                                                                                    ---------       ---------

Property and Equipment:
   Machinery and equipment ...................................................         23,401          19,352
   Furniture and fixtures ....................................................          5,473           4,662
   Leasehold improvements ....................................................          9,729           8,265
   Building and improvements .................................................          7,282           7,281
                                                                                    ---------       ---------
                                                                                       45,885          39,560
Less accumulated depreciation and amortization ...............................        (20,939)        (15,978)
                                                                                    ---------       ---------
                                                                                       24,946          23,582
Cost of businesses in excess of net assets acquired, net .....................         26,236          27,353
Other assets .................................................................          5,219           2,453
                                                                                    ---------       ---------
                                                                                    $ 170,002       $ 149,186
                                                                                    =========       =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable ..........................................................      $  25,410       $  20,061
   Accrued liabilities .......................................................          4,656           4,061
   Accrued income taxes ......................................................             --             151
   Accrued interest ..........................................................            352             342
                                                                                    ---------       ---------
      Total current liabilities ..............................................         30,418          24,615
                                                                                    ---------       ---------

Commitments and Contingencies (Notes 2,4,5,6,8 and 10)
Long-term debt ...............................................................         33,000          33,000
                                                                                    ---------       ---------

Stockholders' Equity:
   Serial preferred stock, $0.10 par value, 10,000 shares authorized, ........             --              --
        0 shares issued and outstanding at June 30, 2000 and 1999
   Common stock, $0.01 par value, 40,000 shares authorized, 16,264 and .......            163             162
        16,218 issued and outstanding at June 30, 2000 and 1999,
        respectively
   Paid-in capital ...........................................................         48,277          47,937
   Retained earnings .........................................................         58,144          43,472
                                                                                    ---------       ---------
                                                                                      106,584          91,571
                                                                                    ---------       ---------
                                                                                    $ 170,002       $ 149,186
                                                                                    =========       =========

           The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                          BARNETT INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                FOR THE YEARS ENDED JUNE 30, 2000, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 2000        1999       1998
                                               --------   --------   --------

Net sales ..................................   $281,471   $241,374   $199,578
Cost of sales ..............................    189,273    161,183    132,135
                                               --------   --------   --------
   Gross profit ............................     92,198     80,191     67,443
Selling, general and administrative expenses     65,056     53,906     44,061
                                               --------   --------   --------
Operating income ...........................     27,142     26,285     23,382
Non-recurring merger costs .................        734         --         --
Interest expense, net ......................      1,892      1,217        157
                                               --------   --------   --------
   Income before provision for income taxes      24,516     25,068     23,225
Provision for income taxes .................      9,844      9,853      8,948
                                               --------   --------   --------
Net income .................................   $ 14,672   $ 15,215   $ 14,277
                                               ========   ========   ========

Earnings per common share:
Basic ......................................   $   0.90   $   0.94   $   0.88
Diluted ....................................   $   0.90   $   0.94   $   0.87
Weighted average shares outstanding:
Basic ......................................     16,242     16,195     16,179
Diluted ....................................     16,249     16,200     16,341

           The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                          BARNETT INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

                                                   SERIAL                                                 TOTAL
                                                  PREFERRED     COMMON      PAID-IN       RETAINED    STOCKHOLDERS'
                                                    STOCK        STOCK      CAPITAL       EARNINGS       EQUITY
                                                  ---------     ------     ---------     ---------    -------------
Balance June 30, 1997......................         $    --     $  160     $  46,471     $  13,980     $   60,611
Net income.................................              --         --            --        14,277         14,277
Common stock issued for:
   Acquisition of LeRan Gas Products.....                --         --           600            --            600
   Exercise of options...................                --          1           415            --            416
   Employee stock plans..................                --         --           195            --            195
Tax benefits related to stock option plans.              --         --            62            --             62
Balance June 30, 1998......................              --        161        47,743        28,257         76,161
                                                    -------     ------     ---------     ---------     ----------
Net income.................................              --         --            --        15,215         15,215
Common stock issued for:
   Exercise of options...................                --          1            79            --             80
   Employee stock plans..................                --         --            49            --             49
Tax benefits related to stock option plans.              --         --            66            --             66
Balance June 30, 1999......................              --        162        47,937        43,472         91,571
                                                    -------     ------     ---------     ---------     ----------
Net income.................................              --         --            --        14,672         14,672
Common stock issued for:
   Employee stock plans..................                --          1           337            --            338
Tax benefits related to stock option plans.              --         --             3            --              3
                                                    -------     ------     ---------     ---------     ----------
Balance June 30, 2000......................              --     $  163     $  48,277     $  58,144     $  106,584
                                                    =======     ======     =========     =========     ==========

           The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                          BARNETT INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

                                                                       2000        1999        1998
                                                                     --------    --------    --------
Cash Provided By
Operations:
   Net income ....................................................   $ 14,672    $ 15,215    $ 14,277
   Adjustments to reconcile net income to net cash provided by
      Depreciation and amortization ..............................      5,735       4,933       3,813
      Deferred taxes .............................................       (590)       (141)       (365)
   Changes in assets and liabilities (net of businesses acquired):
      Accounts receivable, net ...................................     (1,815)     (4,160)     (6,186)
      Inventories ................................................     (8,487)     (5,944)     (4,840)
      Prepaid expenses and other .................................       (629)       (791)       (753)
      Other assets ...............................................     (2,423)     (1,213)       (295)
      Accounts payable ...........................................      5,349       2,088       2,258
      Accrued liabilities ........................................        454         516        (292)
                                                                     --------    --------    --------
         Net cash provided by operations .........................     12,266      10,503       7,617
                                                                     --------    --------    --------

Investments:
   Capital expenditures, net .....................................     (6,325)     (7,013)     (9,783)
   Acquisition of LeRan Gas Products .............................         --          --      (3,200)
   Acquisition of U.S. Lock ......................................         --     (33,000)         --
                                                                     --------    --------    --------
         Net cash used for investments ...........................     (6,325)    (40,013)    (12,983)
                                                                     --------    --------    --------

Financing:
   Net proceeds from issuance of common stock ....................        341         195         673
   Borrowings under credit agreement .............................        705      48,727      39,414
   Payments under credit agreement ...............................       (705)    (49,441)    (38,700)
   Borrowings in connection with acquisition of U.S. Lock ........         --      33,000          --
                                                                     --------    --------    --------
         Net cash provided by financing ..........................        341      32,481       1,387
                                                                     --------    --------    --------
Net increase (decrease) in cash ..................................      6,282       2,971      (3,979)
Cash, beginning of period ........................................      3,421         450       4,429
                                                                     --------    --------    --------
Cash, end of period ..............................................   $  9,703    $  3,421    $    450
                                                                     ========    ========    ========

           The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                          BARNETT INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                FOR THE YEARS ENDED JUNE 30, 2000, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS

A.    BASIS OF PRESENTATION

      The accompanying consolidated financial statements include the accounts of Barnett Inc.(a Delaware corporation) and its wholly owned subsidiaries (collectively, the "Company"). All intercompany accounts and transactions have been eliminated.

B.    BUSINESS

      The Company operates in a single business segment - the distribution of plumbing, electrical, hardware and security hardware products, utilizing mail order catalogs and a telesales program. The Company's various products are economically similar and do not require separate segment reporting.

C.    ACCOUNTS RECEIVABLE

      The Company's trade receivables are exposed to credit risk. The majority of the market served by the Company is comprised of numerous individual accounts, none of which is individually significant. The Company monitors the creditworthiness of its customers on an ongoing basis and provides a reserve for estimated bad debt losses. The Company had allowances for doubtful accounts of $1,983 and $1,980 for June 30, 2000 and 1999, respectively. Bad debt expense totaled $979 in fiscal 2000, $872 in fiscal 1999, and $616 in fiscal 1998.

D.    INVENTORIES

      At June 30, 2000 and 1999, inventories are stated at the lower of first-in, first-out (FIFO) cost or market. The Company regularly evaluates its inventory carrying value, with appropriate consideration given to any excess and/or slow-moving inventories.

E.    PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. For financial reporting purposes, machinery and equipment and furniture and fixtures are depreciated on a straight-line basis over their estimated useful lives of 5 to 7 years. Leasehold improvements are amortized over the life of the improvement or remaining period of the lease, whichever is shorter.

      Building and improvements are depreciated on a straight-line basis over their estimated useful life of 39 years. Expenditures for maintenance and repairs are charged against income as incurred. Betterments which increase the value or materially extend the life of the assets are capitalized and amortized over the period which the life is extended. For income tax purposes, accelerated methods are used. Depreciation and amortization expense totaled $4,961 in fiscal 2000, $4,144 in fiscal 1999 and $3,183 in fiscal 1998.

F.    COST OF BUSINESSES IN EXCESS OF NET ASSETS ACQUIRED

      Cost of businesses in excess of net assets acquired is being amortized over 40 years, using the straight-line method. Management has evaluated its accounting for goodwill, considering such factors as historical profitability and future undiscounted operating cash flows, and believes that the asset is realizable and the amortization period is appropriate. Goodwill amortization expense totaled $774 in fiscal 2000, $470 in fiscal 1999 and $173 in fiscal 1998. The accumulated amortization of goodwill at June 30, 2000 and 1999 was $2,957 and $2,183, respectively. The Company periodically assesses all long-lived assets, including goodwill, to determine if there is impairment. Based

                          BARNETT INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                FOR THE YEARS ENDED JUNE 30, 2000, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


on these evaluations, there were no adjustments in the carrying value of the long-lived assets for fiscal 2000 and 1999.

G.    DEFERRED ADVERTISING

      Costs of producing and distributing sales catalogs and promotional flyers are capitalized and charged to expense in the periods in which the related sales occur. Total advertising expense capitalized was $407 and $752 in fiscal years 2000 and 1999, respectively. Total advertising expenses were $2,296, $2,922 and $2,313 in fiscal years 2000, 1999 and 1998, respectively.

H.    DEFERRED START-UP COSTS

      Prior to July 1, 1999, the costs of establishing local distribution centers were capitalized and charged to expense over a 12 month period. Total capitalized start-up costs were $0 and $207 in fiscal years 2000 and 1999, respectively. Amortization expense totaled $0, $319, and $456 in fiscal years 2000, 1999 and 1998, respectively. Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-Up Activities", which is effective for fiscal years beginning after December 15, 1998, requires all start-up and organizational costs to be expensed as incurred. The Company adopted this statement on July 1, 1999.

I.    INCOME TAXES

      The Company uses the asset and liability method in accounting for income taxes. Deferred income taxes result from the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

J.    REVENUE RECOGNITION

      The Company records sales as orders are shipped to or picked up by the customer.

K.    EARNINGS PER SHARE

      Basic earnings per share is calculated based on weighted average number of shares of common stock outstanding. Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding and common stock equivalents, consisting of outstanding stock options. Common stock equivalents are determined using the treasury method for diluted shares outstanding. The difference between diluted and basic shares outstanding are common stock equivalents from stock options outstanding in the years ended June 30, 2000, 1999, and 1998.

L.    FINANCIAL STATEMENT ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                          BARNETT INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                FOR THE YEARS ENDED JUNE 30, 2000, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


M.    FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amounts of the Company's financial instruments, including cash, trade receivables, and accounts payable, approximate their fair values due to the short-term nature of these assets and liabilities. The Company believes that the fair value of its long-term debt approximates its carrying value.

N.    STOCK-BASED COMPENSATION

      The Company accounts for its stock-based compensation plan using the intrinsic value approach of Accounting Principles Board ("APB") Statement No. 25 "Accounting for Stock Issued to Employees". The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". In accordance with SFAS No. 123, for footnote disclosure purposes only, the Company computes its earnings and earnings per share on a pro forma basis as if the fair value method had been applied.

O.    STATEMENTS OF CASH FLOWS

      The Company's non-cash investing and financing activities were as follows:

                                                    2000      1999       1998
                                                  --------   -------   -------
Business Acquisitions:
   Fair value of identifiable asset acquired      $    --    $12,015   $ 3,500
   Liabilities assumed ........................        --      2,023       996
   Issuance of common stock ...................        --         --       600
Tax benefits related to stock option plan .....         3         66        62


P.    RECENT ACCOUNTING PRONOUNCEMENTS

      In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments (including certain derivative instruments imbedded in other contracts). SFAS No. 133, as amended, is effective for fiscal years beginning after June 15, 2000. The adoption of this standard is not expected to have a material impact on reported results of the Company's operations.

      In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101," Revenue Recognition in Financial Statements", which summarizes the staff's view in applying existing Generally Accepted Accounting Principles ("GAAP") to selected revenue recognition issues. SAB 101 is effective for the fourth quarter of fiscal years beginning after December 15, 1999. The adoption of this bulletin is not expected to have a material impact on the reported results of the Company's operations.

Q.    RECLASSIFICATIONS

      Certain fiscal year 1999 amounts have been reclassified to conform to the current year's presentation. These reclassifications had no effect on reported earnings.

                          BARNETT INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                FOR THE YEARS ENDED JUNE 30, 2000, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


2.    DEBT

      In April 1996, the Company entered into a revolving credit agreement with First Union National Bank of Florida ("First Union") for an unsecured three-year credit facility providing borrowings of up to $15.0 million, including a letter of credit subfacility of $4.0 million. On January 6, 1999, in connection with the acquisition of U.S. Lock, (See Note 9) the Company entered into an amended and restated credit agreement, (the "Credit Agreement"), with First Union. The Credit Agreement provides for an unsecured revolving credit facility and letter of credit facility providing borrowings of up to $15.0 million expiring December 31, 2001, and a seven year term loan of $33.0 million, proceeds of which were used to purchase U.S. Lock. Borrowings under the revolving credit facility bear interest at LIBOR plus 75 basis points. The Company is required to pay a commitment fee of 0.1% per annum on the unused commitment. The Company entered into an interest rate swap to minimize the risk and costs associated with changes in interest rates. The swap agreement is a contract to exchange the variable rate of three-month LIBOR +.825% on its term loan for fixed interest rate payments of 6.29%, payable quarterly. The interest swap has a notional amount of $33.0 million and a maturity date of December 31, 2005, corresponding with the term loan. The interest rate swap had a fair value of $1.5 million and $1.0 million at June 30, 2000 and 1999, respectively. The outstanding principal balance of the term loan is payable in 19 equal and consecutive quarterly payments of 1/20th of the original outstanding balance of the term loan commencing on April 30, 2001. All remaining unpaid principal and all accrued and unpaid interest thereon is due and payable in full on December 31, 2005.

      In July 1999, the Company entered into a credit agreement with Bank of America, N.A. for a letter of credit facility which shall not exceed $5,000,000. This letter of credit facility replaces the sub-facility with First Union.

      Both credit agreements contain customary affirmative and negative covenants, including certain covenants requiring the Company to maintain debt to net worth, interest coverage and current ratios, as well as a minimum net worth test. At June 30, 2000, there were $0 of borrowings under the revolving credit agreement and there were $3.5 million of letters of credit outstanding.

      The Company made interest payments of $2.1 million in fiscal 2000, $891 in fiscal 1999 and $164 in fiscal 1998.

3.    INCOME TAXES

      The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 utilizes an asset and liability approach and deferred taxes are determined based on the estimated future tax effects of differences between the financial and tax bases of assets and liabilities given the provisions of the enacted tax laws. The provisions for income taxes are detailed as follows:

                                                FISCAL YEAR ENDED JUNE 30,
                                           -----------------------------------
                                             2000           1999          1998
                                           --------      --------     --------
Current:
U.S. Federal...........................    $  9,051      $  8,690     $  8,095
State..................................       1,383         1,304        1,218
                                           --------      --------     --------
                                             10,434         9,994        9,313
Deferred:..............................        (590)         (141)        (365)
                                           --------      --------     --------
                                           $  9,844      $  9,853     $  8,948
                                           ========      ========     ========

                          BARNETT INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                FOR THE YEARS ENDED JUNE 30, 2000, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

      Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The deferred tax assets and liabilities are as follows and are included in prepaid expenses and other in the accompanying consolidated balance sheet:

                                                      JUNE 30,
                                              -------------------------
                                                2000            1999
                                              ---------       ---------
Inventories................................   $   1,135       $     970
Accounts receivable........................         561             476
Accrued benefits...........................         382             242
Other......................................         306             292
                                              ---------       ---------
Deferred tax assets........................       2,384           1,980
                                              ---------       ---------
Property...................................        (780)           (733)
Deferred costs.............................        (157)           (390)
                                              ---------       ---------
Deferred tax liabilities...................        (937)         (1,123)
                                              ---------       ---------
Net deferred tax assets....................   $   1,447       $     857
                                              =========       =========


      The following table reconciles the U.S. statutory rate applied to pretax income to the Company's provision for income taxes:

                                                  FISCAL YEAR ENDED JUNE 30,
                                              ---------------------------------
                                                2000         1999        1998
                                              --------     --------    --------
U.S. Statutory rate applied to
  pretax income...........................    $  8,581     $  8,776    $  8,129
State taxes, net..........................         829          848         792
Goodwill amortization.....................         298          181          49
Other.....................................         136           48         (22)
                                              --------     --------    --------
Provision for income taxes................    $  9,844     $  9,853    $  8,948
                                              ========     ========    ========


      All deferred tax assets are considered to be realizable due to assumed future taxable income; thus, no valuation allowance has been recorded against the deferred tax assets.

      The Company made federal income tax payments of $8,700, $8,972 and $7,876 in fiscal 2000, 1999 and 1998, respectively, and state income tax payments of $1,874, $2,025 and $1,496 in fiscal 2000, 1999 and 1998, respectively.

4.    LEASE COMMITMENTS

      The Company leases its distribution centers and office facilities as well as certain equipment under operating lease agreements, which expire at various dates through 2010 with, in some cases, options to extend the terms of the leases.

      Future minimum payments, by year and in the aggregate, consist of the following at June 30, 2000:

                          BARNETT INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                FOR THE YEARS ENDED JUNE 30, 2000, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


2001.........................................................    $   5,111
2002.........................................................        4,710
2003.........................................................        3,852
2004.........................................................        3,192
2005.........................................................        1,933
Thereafter...................................................        7,052
                                                                 ---------
Total future minimum lease payments..........................    $  25,850
                                                                 =========

      Total rent expense was $5,281 in fiscal 2000, $4,104 in fiscal 1999 and $3,458 in fiscal 1998.

5.    BENEFIT PLANS

      During fiscal 1997, the Company established a 401(k) retirement plan for employees. Employees are able to contribute up to 15% of pretax compensation and control the investment options for their entire account. Employees vest in Company contributions ratably over 5 years of service.

      Company contributions to the 401(k) plan are discretionary and may be changed each year as determined by the Board of Directors. In fiscal 2000 and 1999, the Company contributed $294 and $251, respectively, in matching contributions to the Company's 401(k) plan. The Board of Directors approved a 50% match of up to 4% of employee contributions for fiscal 2000.

      The Company offers no other post-retirement or post-employment benefits to its employees.

6.    EMPLOYEE STOCK PLANS

      The Company has established an Omnibus Incentive Plan (the "Omnibus Plan") and an Employee Stock Purchase Plan ("ESPP") under which an aggregate of 1,500 shares of common stock may be subject to awards. Under the Omnibus Plan, awards may be granted for no consideration and consist of stock options and other stock based awards. The Omnibus Plan was designed to provide an incentive to the officers and other key employees of the Company by making available to them an opportunity to acquire a proprietary interest in the Company.

      In fiscal 2000, 1999 and 1998, the Company granted options to employees which vest over four years and are exercisable for a ten year period. The following table sets forth stock options granted, exercised, canceled, expired and outstanding for each of the fiscal years ended 2000, 1999 and 1998:

                          BARNETT INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                FOR THE YEARS ENDED JUNE 30, 2000, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       2000                       1999                       1998
                                              ---------------------        -------------------        -------------------
                                                           WEIGHTED                   WEIGHTED                   WEIGHTED
                                                           AVERAGE                    AVERAGE                    AVERAGE
                                              SHARES       EXERCISE         SHARES    EXERCISE         SHARES    EXERCISE
                                              (000'S)        PRICE         (000'S)      PRICE          (000'S)     PRICE
                                              -------      --------        -------     -------        -------    --------
Outstanding at beginning of year.........     1,035.2      $  17.39          937.4     $ 18.02          780.0    $  16.91
Granted..................................        69.0      $   9.62          152.5     $ 13.71          215.0    $  21.80
Exercised................................         0.0      $   0.00           (5.7)    $ 14.00          (26.2)   $  14.00
Canceled / Expired.......................       (32.0)     $  14.83          (49.0)    $ 18.17          (31.4)   $  19.63
                                              -------      --------        -------     -------          -------    --------
Outstanding at end of year...............     1,072.2      $  16.97        1,035.2     $ 17.39          937.4    $  18.02
                                              =======      ========        =======     =======        =======    ========
Exercisable at end of year...............       743.3      $  17.04          497.6     $ 16.86          276.7    $  15.97
Weighted average fair value of
   options granted during the year.......                  $   4.76                    $  7.18                   $   9.51

      As of June 30, 2000, 748 shares of common stock are available for issuance under the plan. The information relating to the different ranges of exercise prices of stock options as of June 30, 2000 are as follows:

                                    OPTIONS OUTSTANDING                                  OPTIONS EXERCISABLE
                          -------------------------------------                      -----------------------------
                                                                                      NUMBER OF
                          NUMBER OF OPTIONS    WEIGHTED AVERAGE       WEIGHTED         OPTIONS         WEIGHTED
       ACTUAL RANGE OF       OUTSTANDING           REMAINING          AVERAGE        EXERCISABLE        AVERAGE
       EXERCISE PRICES        AT 6/30/00       CONTRACTUAL LIFE    EXERCISE PRICE    AT 6/30/00     EXERCISE PRICE
   ---------------------  -----------------    ----------------    --------------    -----------    --------------
       $ 7.50 to $11.00           91.5                9.2             $   9.46            6           $   8.91
       $12.13 to $15.38          513.7                6.3             $  14.15          434.5         $  14.04
       $18.25 to $27.25          467.0                6.6             $  21.53          302.8         $  21.49
                          -----------------                                          -----------
       $ 7.50 to $27.25        1,072.2                6.7             $  16.96          743.3         $  17.04
                          =================                                          ===========


      The Company has chosen to continue to account for its options under the provisions of APB Statement No. 25 "Accounting for Stock Issued to Employees" and thus has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans, as the exercise price of options granted were equal to the fair value at the date of grant. Pro forma net income and earnings per common share for the fiscal years ended 2000, 1999, and 1998, assuming the Company had accounted for the plans as defined in SFAS No. 123, are as follows:

                                                  2000       1999         1998
                                              ---------   ---------    ---------
Net Income as reported...................     $  14,672   $  15,215    $  14,277
Net Income pro forma.....................     $  12,697   $  13,297    $  12,422
Basic Earnings per share as reported.....     $    0.90   $    0.94    $    0.88
Basic Earnings per share pro forma.......     $    0.78   $    0.82    $    0.77
Diluted Earnings per share as reported...     $    0.90   $    0.94    $    0.87
Diluted Earnings per share pro forma.....     $    0.78   $    0.82    $    0.76


      The assumptions regarding the stock options issued to employees in fiscal 2000, fiscal 1999 and fiscal 1998 are that the options vest equally over four years. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions. In fiscal 2000: dividend yield of 0.0%; expected volatility of 47.0%; risk free interest rate of 6.21%; turnover rate of 10% for employees and 0% for executives; and expected life of options of 5 years. In fiscal 1999: dividend yield of 0.0%; expected volatility of

                          BARNETT INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                FOR THE YEARS ENDED JUNE 30, 2000, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


55.0%; risk free interest rate of 4.63%; turnover rate of 10% for employees and 0% for executives; and expected life of options of 5 years. In fiscal 1998: dividend yield of 0.0%; expected volatility of 38.4%; risk free interest rate of 6.05%; turnover rate of 10% for employees and 0% for executives; and expected life of options of 5 years.

      The ESPP enables employees of the Company to subscribe for shares of common stock on annual offering dates at a purchase price which is 85% of the fair market value of the shares on the first day of the annual period. Employee contributions to the ESPP were $338, $49, and $195 for fiscal 2000, 1999, and 1998, respectively. Pursuant to the ESPP, 46, 6, and 11 shares were issued to employees during fiscal 2000, 1999, and 1998, respectively.

7.    RELATED PARTY TRANSACTIONS

      The Company engages in business transactions with Waxman Industries, the Company's former parent, and its subsidiaries. Waxman owned 44.2% and 44.3% of the Company's common stock as of June 30, 2000 and 1999, respectively. Products purchased for resale from Waxman Industries and its subsidiaries totaled $19,070 in fiscal 2000, $18,176 in fiscal 1999 and $15,307 in fiscal 1998. Sales to these entities totaled $18 in fiscal 2000, $79 in fiscal 1999 and $517 in fiscal 1998. The Company also entered into a five year rental agreement with Waxman Industries in fiscal 1998 for the leasing of a warehouse facility in the normal course of business. The Company prepaid all rent totaling $500. This warehouse facility was purchased as part of the U.S. Lock acquisition (See Note 9) and any unamortized prepaid rent was reduced from the purchase price of the acquisition. See Note 9 for the acquisition of LeRan Gas Products and U.S. Lock.

      The Company and Waxman Industries formerly provided to, and received from each other certain selling, general and administrative services,("S,G&A") expenses, and reimbursed each other for out-of-pocket disbursements related to those services. The Company charged Waxman and was reimbursed for $0, $293 and $431 for S,G&A expenses in each of fiscal 2000, 1999 and 1998. The Company was charged by and reimbursed Waxman $0, $65 and $0 for S,G&A expenses during fiscal 2000, 1999 and 1998, respectively.

      During fiscal years 2000 and 1999, the Company entered into various leases for warehouses owned by a partnership in which Messrs. Melvin Waxman and Armond Waxman and members of their families own a controlling interest. Total rent paid under such leases during fiscal 2000 and 1999 was $606 and $126, respectively.

8.    COMMITMENTS AND CONTINGENCIES

      The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company's financial position, liquidity or results of operations.

9.    ACQUISITIONS

      On July 1, 1997, the Company acquired substantially all of the assets of LeRan Gas Products, an operating unit of Waxman Industries, accounted for using the purchase method of accounting. The acquisition price was $3.8 million, of which $3.2 million was paid in cash and the remainder was paid by the issuance to Waxman of 25 shares of the common stock of the Company. The operations related to these assets, which are not material to the Company's financial statements, have been included in the results of the Company since the date of acquisition.

      On January 8, 1999, Barnett Inc. acquired the U.S. Lock ("U.S. Lock") division of WOC, Inc., an indirect wholly-owned subsidiary of Waxman Industries, Inc. for a cash purchase price of approximately $33.0 million and

                          BARNETT INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                FOR THE YEARS ENDED JUNE 30, 2000, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


the assumption of liabilities of approximately $2.0 million. The effective date of the U.S. Lock acquisition was January 1, 1999.

      The acquisition of U.S. Lock was accounted for as a purchase. Accordingly, the purchase price was allocated to the net identifiable assets acquired based upon their estimated fair market values. The excess of the purchase price over the estimated fair value of net assets acquired amounted to approximately $23.0 million. This has been accounted for as goodwill and is being amortized over 40 years using the straight line method.

      The following unaudited pro forma information presents a summary of consolidated results of operations of Barnett Inc. and U.S. Lock as if the acquisition had occurred at the beginning of fiscal year 1998, with pro forma adjustments to give effect to amortization of goodwill, interest expense on acquisition debt and certain other adjustments, together with related income tax effects (dollars in thousands, except per share data).

                                          FISCAL YEAR ENDED    FISCAL YEAR ENDED
                                               6-30-99              6-30-98
                                          -----------------    -----------------
Net sales............................     $    254,736         $    222,339
Net income...........................     $     15,281         $     14,092
Diluted earnings per share...........     $       0.94         $       0.86

10.  SUBSEQUENT EVENT

On July 10, 2000, the Company announced that it had entered into a definitive merger agreement with Wilmar Industries, Inc., whereby Wilmar would acquire all of the outstanding common stock of the Company for $13.15 per share of common stock in cash, or approximately $214 million, plus the assumption of debt. It is anticipated that the transaction will close in the second quarter of the Company's fiscal year 2001 and will be accounted for as a purchase. The Company recorded $734 of non-recurring merger costs in fiscal year 2000 for investment banking fees, legal fees and other expenses.

                 SUPPLEMENTARY FINANCIAL INFORMATION (UNAUDITED)


Quarterly Results of Operations:

      The following is a summary of the unaudited quarterly results of operations for the fiscal years ended June 30, 2000 and 1999 (in thousands, except per share amounts)

                                                                                DILUTED EARNINGS
                                NET SALES       GROSS PROFIT      NET INCOME        PER SHARE
                                ---------       ------------      ----------    ----------------
2000
Fourth...................       $  69,651        $  22,649        $   2,621        $   0.16
Third....................          73,348           24,463            3,921            0.24
Second...................          71,072           23,352            4,512            0.28
First....................          67,400           21,734            3,618            0.22

1999
Fourth...................       $  66,984        $  22,131        $   3,882        $   0.24
Third....................          63,879           21,606            3,827            0.24
Second...................          58,120           19,278            4,065            0.25
First....................          52,391           17,176            3,441            0.21

                          BARNETT INC. AND SUBSIDIARIES
                  VALUATION AND QUALIFYING ACCOUNT AND RESERVES
                                   SCHEDULE II
                                 (IN THOUSANDS)

                                                                                           ADDITIONS
                                                              ADDITIONS                    CHARGED TO
                                              BALANCE AT     CHARGED TO                      OTHER       BALANCE AT
                                             BEGINNING OF     COSTS AND    DEDUCTIONS       ACCOUNTS       END OF
                                                PERIOD        EXPENSES         (A)            (B)          PERIOD
                                             ------------    ----------    ----------      -----------   ----------
Allowance for Doubtful Accounts:
Fiscal Year Ended June 30, 2000........       $   1,980           979          (976)            0         $   1,983
Fiscal Year Ended June 30, 1999........       $   1,231           872          (766)          643         $   1,980
Fiscal Year Ended June 30, 1998........       $     864           616          (668)          419         $   1,231

---------------
(A)   Uncollectible accounts written off, net of recoveries

(B) Allowance for doubtful accounts resulting from the acquisitions of U.S. Lock in fiscal 1999 and LeRan Gas Products in fiscal 1998.

                         BARNETT, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 29, 2000
                                 (IN THOUSANDS)

ASSETS
CURRENT ASSETS:
   Cash and cash equivalents .........................................................   $   7,533
   Accounts receivable - trade, net ..................................................      38,597
   Inventory .........................................................................      61,837
   Prepaid expenses and other current assets .........................................       3,343
                                                                                         ---------
      Total current assets ...........................................................     111,310
PROPERTY AND EQUIPMENT, net ..........................................................      27,948
GOODWILL, net ........................................................................      26,104
DEFERRED TAX ASSET ...................................................................       1,476
INTANGIBLE ASSETS, net and other .....................................................       3,186
                                                                                         ---------
TOTAL ASSETS .........................................................................   $ 170,024
                                                                                         =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable ..................................................................   $  26,631
   Accrued expenses and other current liabilities ....................................       3,833
   Short-term debt ...................................................................       1,650
   Accrued interest payable ..........................................................         335
   Income taxes payable ..............................................................          54
                                                                                         ---------
      Total current liabilities ......................................................      32,503
LONG-TERM LIABILITIES:
   Long-term debt, net of current portion ............................................      31,350
                                                                                         ---------
TOTAL LIABILITIES ....................................................................      63,853
                                                                                         ---------

STOCKHOLDERS' EQUITY:
   Serial preferred stock, $0.10 par value; 10,000 shares authorized, no shares issued and outstanding
   Common stock, $0.01 par value; 40,000 shares authorized, 16,218 shares issued
        and outstanding ..............................................................         163
   Paid in capital ...................................................................      48,277
   Retained earnings .................................................................      59,731
   Treasury stock ....................................................................      (2,000)
                                                                                         ---------
TOTAL STOCKHOLDERS' EQUITY ...........................................................     106,171
                                                                                         ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...........................................   $ 170,024
                                                                                         =========

          See accompanying notes to consolidated financial statements.

                         BARNETT, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
             FOR THE PERIOD FROM JULY 1, 2000 TO SEPTEMBER 29, 2000
                                 (IN THOUSANDS)


NET SALES......................................................    $  68,597
COST OF SALES..................................................       47,313
                                                                   ---------
      Gross margin.............................................       21,284
OPERATING EXPENSES:
   Selling, general and administrative expenses................       16,470
   Depreciation and amortization...............................        1,719
                                                                   ---------
      Total operating expenses.................................       18,189
                                                                   ---------
OPERATING INCOME...............................................        3,095
INTEREST EXPENSE, net..........................................         (387)
                                                                   ---------
      Income before income taxes...............................        2,708
PROVISION FOR INCOME TAXES.....................................        1,120
                                                                   ---------
NET INCOME.....................................................    $   1,588
                                                                   =========

          See accompanying notes to consolidated financial statements.

                         BARNETT, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
             FOR THE PERIOD FROM JULY 1, 2000 TO SEPTEMBER 29, 2000
                                 (IN THOUSANDS)


OPERATING ACTIVITIES:
   Net income ......................................................................   $ 1,588
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization ................................................     1,719
      Loan origination costs amortization ..........................................         3
      Deferred income taxes ........................................................    (1,476)
      Changes in assets and liabilities
      Accounts receivable - trade ..................................................      (868)
      Inventory ....................................................................      (617)
      Prepaid expenses and other current assets ....................................     1,606
      Other assets .................................................................      (152)
      Accrued interest payable .....................................................       (18)
      Accounts payable .............................................................     1,221
      Accrued expenses and other current liabilities ...............................      (823)
      Income taxes payable .........................................................        54
                                                                                       -------
            Net cash provided by operating activities ..............................     2,237
                                                                                       -------

INVESTING ACTIVITIES:
   Purchase of property and equipment ..............................................    (2,407)
                                                                                       -------
            Net cash used in investing activities ..................................    (2,407)
                                                                                       -------

FINANCING ACTIVITIES:
   Purchases of stock for treasury .................................................    (2,000)
                                                                                       -------
            Net cash used in financing activities ..................................    (2,000)
                                                                                       -------
                                                                                        (2,170)
                                                                                       -------
NET DECREASE IN CASH AND CASH EQUIVALENTS
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD .....................................     9,703
                                                                                       -------
CASH AND CASH EQUIVALENTS, END OF PERIOD ...........................................   $ 7,533
                                                                                       =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION - Cash paid during the period for:
      Interest .....................................................................   $   403
                                                                                       =======
      Income taxes (net of refunds) ................................................   $   269
                                                                                       =======

          See accompanying notes to consolidated financial statements.

                         BARNETT, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                          AS OF SEPTEMBER 29, 2000 AND
             FOR THE PERIOD FROM JULY 1, 2000 TO SEPTEMBER 29, 2000
                                 (IN THOUSANDS)


1.    BASIS OF PRESENTATION

      The accompanying unaudited interim financial statements of Barnett, Inc. reflect the results of operations from July 1, 2000 to September 29, 2000 (the date acquired by Interline Brands, Inc.).

      Further information regarding the basis of presentation and significant accounting policies is included in Barnett, Inc.'s consolidated annual financial statements.

2.    SUBSEQUENT EVENT

      On September 29, 2000, Barnett, Inc. was acquired by Interline Brands, Inc. for an aggregate purchase price of $220.8 million including costs of acquisition of approximately $7.1 million.

                 (This page has been left blank intentionally.)

                             INTERLINE BRANDS, INC.


                               EXCHANGE OFFER FOR

                                  $200,000,000

                        11 1/2% SENIOR SUBORDINATED NOTES

                                    DUE 2011

      No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Interline since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date.

      Until          , 2003, broker-dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the broker-dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

[Alternate Front Cover for Market-Making Prospectus]



                 SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 2003



PROSPECTUS

                             Interline Brands, Inc.

                                  $200,000,000
                   11 1/2% SENIOR SUBORDINATED NOTES DUE 2011


We issued the 11 1/2% Senior Subordinated Notes due 2011 (the "exchange notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for our 11 1/2% Senior Subordinated Notes due 2011 (the "initial notes," and, together with the exchange notes, the "notes").

The notes will mature on May 15, 2011. We will pay interest on the notes each May 15 and November 15, beginning on November 15, 2003. Prior to May 15, 2006, we may redeem up to 35% of the notes using proceeds of certain equity offerings. We may redeem the notes on and after May 15, 2007.

The notes will be our senior subordinated obligations and will rank equally with all of our unsecured senior subordinated indebtedness. Our obligations under the notes will be guaranteed by some of our current and future domestic subsidiaries.

This Prospectus is to be used by J.P. Morgan Securities Inc. ("JPMorgan") in connection with offers and sales in market-making transactions in the notes. JPMorgan may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale.

      INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. PLEASE REFER TO THE SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" COMMENCING ON PAGE 13.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  --------------------------------------------
                     The date of this prospectus is , 2003.
                  --------------------------------------------

[Alternate Page]

THERE MAY BE NO ACTIVE TRADING MARKET FOR THE NOTES.

      You cannot be sure that an active trading market will develop for the notes. We do not intend to apply for a listing of the notes on a securities exchange or any automated dealer quotation system. We have been advised by JPMorgan that as of the date of this prospectus, JPMorgan intends to make a market in the notes. JPMorgan is not obligated to do so, however, and any market-making activities with respect to the notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to limits imposed by the Securities Act, and the Securities Exchange Act of 1934, as amended. Because JPMorgan is our affiliate, JPMorgan is required to deliver a current "market-making" prospectus and otherwise comply with the registration requirements of the Securities Act in any secondary market sale of the notes. Accordingly, the ability of JPMorgan to make a market in the notes may, in part, depend on our ability to maintain a current market-making prospectus. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospect for companies in our industry generally.

[Alternate Page]

                                 USE OF PROCEEDS

      This Prospectus is being delivered in connection with the sale of the notes by JPMorgan in market-making transactions. The Company will not receive any proceeds from the sale of notes offered pursuant to this Prospectus.

[Alternate Page]

                              PLAN OF DISTRIBUTION

      This Prospectus is to be used by JPMorgan in connection with offers and sales related to market-making transactions in the notes. JPMorgan may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. JPMorgan has no obligation to make a market in the notes, and may discontinue its market-making activities at any time without notice, at its sole discretion.

      As of         , 2003, J.P. Morgan Partners (23A SBIC), LLC ("JPMP"), an
affiliate of JPMorgan, beneficially owns 21.5% of our outstanding shares of common stock. JPMorgan acted as an initial purchaser in connection with the original offering of the notes. Certain of our directors are employees of an affiliate of JPMorgan. In addition, JPMorgan acts as a joint lead arranger and joint bookrunner under our new credit facility and JPMorgan Chase Bank, an affiliate of JPMorgan, is a lender and agent under our new credit facility and receives customary fees and commissions relating thereto. See also "Certain Relationships and Related Party Transactions."

      The Company will receive no portion of the proceeds of the sales of the exchange notes and will bear the expenses incident to the registration thereof. The Company has agreed to indemnify JPMorgan against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments JPMorgan may be required to make in respect thereof.

[Alternate Back Cover for Market-Making Prospectus]




                                 [Company Logo]

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

      The New Jersey Business Corporation Act further provides that indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

      Our amended and restated certificate of incorporation (the "Charter"), Fifth Part, Section 3, and our amended and restated by-laws (the "By-Laws"),
Section 11, provide that to the fullest extent permitted by applicable law, the Company shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company, or, at the request of the Company, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges).

      The Charter and the By-laws also provide that the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Charter, the By-Laws or under the laws of the State of New Jersey or any other provision of law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

3.1*      Certificate of Incorporation of Interline Brands, Inc.

3.2*      Amended and Restated By-Laws of Interline Brands, Inc.

3.3*      Certificate of Incorporation of Wilmar Holdings, Inc.

3.4*      By-Laws of Wilmar Holdings, Inc.

3.5*      Certificate of Incorporation of Wilmar Financial, Inc.

3.6*      By-Laws of Wilmar Financial, Inc.

3.7*      Certificate of Formation of Glenwood Acquisition LLC.

3.8*      Limited Liability Company Agreement of Glenwood Acquisition LLC.

4.1* Indenture, dated as of May 23, 2003, among Interline Brands, Inc., the Subsidiary Guarantors thereto and The Bank of New York, as Trustee.

4.2* Form of Exchange Security or Private Exchange Security (included as Exhibit A of Exhibit 4.1 of this Registration Statement).

4.3* Registration Rights Agreement, dated as of May 23, 2003, among Interline Brands, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Wachovia Securities Inc. and BNY Capital Markets, Inc.

5.1 Opinion of Dechert LLP regarding the legality of the securities being registered.

5.2 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the securities being registered.

8.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding certain tax matters.

9.1* Amended and Restated Shareholders Agreement, dated as of September 29, 2000, among the Company and certain of its shareholders.

10.1* Credit Agreement, dated as of May 29, 2003, among Interline Brands, Inc., the Lender Parties thereto, Credit Suisse First Boston, as Administrative Agent, and JPMorgan Chase Bank, as Syndication Agent.

10.2* Guarantee and Collateral Agreement, dated as of May 29, 2003, among Interline Brands, Inc., the Subsidiaries of Interline Brands, Inc. named therein and Credit Suisse First Boston.

10.3* Employment Agreement, dated as of May 16, 2000, by and between Wilmar Industries, Inc. and William E. Sanford.

10.4* Incentive Stock Option Agreement, dated as of May 16, 2000, by and between Wilmar Industries, Inc. and William Sanford.

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

10.5*     Management Subscription Agreement, dated May 16, 2003, between William
          E. Sanford and Wilmar Industries, Inc.

10.6* Secured Recourse Promissory Note, dated May 16, 2000, from William E. Sanford to Wilmar Industries, Inc.

10.7* Pledge Agreement, dated as of May 16, 2000, from William E. Sanford to Wilmar Industries, Inc.

10.8* Promissory Note, dated as of July 15, 2000, from William E. Sanford to Wilmar Industries, Inc.

10.9* Employment Agreement, dated as of May 16, 2000, by and between Wilmar Industries, Inc. and Michael J. Grebe.

10.10* Incentive Stock Option Agreement of Michael J. Grebe, dated as of May 16, 2000.

10.11* Promissory Note, dated July 15, 2002, from Michael J. Grebe to Interline Brands, Inc.

10.12* Secured Recourse Promissory Note, dated May 16, 2000, from Michael J. Grebe to Wilmar Industries, Inc.

10.13* Pledge Agreement, dated as of May 16, 2000, from Michael J. Grebe to Wilmar Industries, Inc.

10.14*    Management Subscription Agreement, dated May 16, 2000, between Michael
          J. Grebe and Wilmar Industries, Inc.

10.15* Employment Agreement, dated as of September 29, 2000, by and between Wilmar Industries, Inc. and William R. Pray.

10.16* Restricted Stock Award Agreement under the 2000 Stock Award Plan, dated as of September 29, 2000, between Wilmar Industries, Inc. and William Green.

10.17* Promissory Note, dated September 29, 2000, by William R. Pray to Wilmar Industries, Inc.

10.18* Management Subscription Agreement, dated September 29, 2000, between William R. Pray and Wilmar Industries, Inc.

10.19* Amendment to Stay Pay Agreement, dated as of September 27, 2000, by and between William R. Pray and Barnett, Inc.

10.20* Deferred Compensation Agreement, dated as of September 29, 2000, by and between Wilmar Industries, Inc. and William R. Pray.

10.21* Separation Agreement and Release of All Claims, dated December 31, 2001, by and between Interline Brands, Inc. and William Green.

10.22* Restricted Stock Award Agreement under the 2000 Stock Award Plan, dated as of September 29, 2000, between William Pray and Wilmar Industries, Inc.

10.23*    2000 Stock Award Plan, as amended and restated July, 2000.

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

10.24* Agreement and Plan of Merger, dated as of July 10, 2000, among Barnett, Inc., Wilmar Industries, Inc. and BW Acquisition Inc.

12.1*     Statement of Computation of Ratios of Earnings and Fixed Charges.

21.1*     List of Subsidiaries of Interline Brands, Inc.

23.1      Consent of Deloitte & Touche LLP.

23.2 Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.2 and 8.1 to this Registration Statement).

23.3 Consent of Dechert LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*     Powers of Attorney (included on signature pages of this Part II).

25.1* Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture.

99.1      Form of Letter of Transmittal.

99.2      Form of Notice of Guaranteed Delivery.
---------------------------------------
*  Previously filed.


ITEM 22. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (f) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 3, 2003.



                                         INTERLINE BRANDS, INC.





                                         By: /s/ Michael J. Grebe
                                            ------------------------------
                                         Name: Michael J. Grebe
                                         Title:   Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



            SIGNATURE                           TITLE                                              DATE
            ---------                           -----                                              ----
/s/ Michael J. Grebe
----------------------------
Michael J. Grebe                             Director (Principal Executive Officer)            September 3, 2003

/s/ William E. Sanford
----------------------------
William E. Sanford                          (Principal Financial and Accounting Officer)       September 3, 2003

           *
----------------------------
William R. Pray                             Director                                           September 3, 2003

           *
----------------------------
William S. Green                            Chairman and Director                              September 3, 2003

           *
----------------------------
Ernest K. Jacquet                           Director                                           September 3, 2003

           *
----------------------------
Drew T. Sawyer                              Director                                           September 3, 2003

           *
----------------------------
Christopher C. Behrens                      Director                                           September 3, 2003


            SIGNATURE                           TITLE                                              DATE
            ---------                           -----                                              ----
           *
----------------------------
Stephen V. McKenna                          Director                                           September 3, 2003

           *
----------------------------
Charles W. Santoro                          Director                                           September 3, 2003

           *
----------------------------
Gideon Argov                                Director                                           September 3, 2003

*By:   /s/ Michael J. Grebe
       -------------------------------------
       Michael J. Grebe
       Attorney-in-fact


                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 3, 2003.



                                                     WILMAR HOLDINGS, INC.


                                                     By: /s/ William E. Sanford
                                                       -------------------------
                                                     Name:  William E. Sanford
                                                     Title: President

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



            SIGNATURE                           TITLE                                              DATE
            ---------                           -----                                              ----
 /s/ William E. Sanford
-----------------------------
William E. Sanford                          Director (Principal Executive Officer)             September 3, 2003

/s/ Thomas J. Tossavainen
-----------------------------
Thomas J. Tossavainen                       Director (Principal Financial and Accounting       September 3, 2003
                                            Officer)
           *
-----------------------------
Mark Boersma                                Director                                           September 3, 2003

           *
-----------------------------
Darryl Smith                                Director                                           September 3, 2003

*By:   /s/ William E. Sanford
       -------------------------------------
       William E. Sanford
       Attorney-in-fact


                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 3, 2003.



                                                WILMAR FINANCIAL, INC.


                                                By: /s/ William E. Sanford
                                                   ---------------------------
                                                Name:  William E. Sanford
                                                Title: President


      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



            SIGNATURE                           TITLE                                              DATE
            ---------                           -----                                              ----
/s/ William E. Sanford
-----------------------------
William E. Sanford                          Director (Principal Executive Officer)             September 3, 2003

/s/ Thomas J. Tossavainen
-----------------------------
Thomas J. Tossavainen                       Director (Principal Financial and Accounting       September 3, 2003
                                            Officer)
           *
-----------------------------
Mark Boersma                                Director                                           September 3, 2003

           *
-----------------------------
Darryl Smith                                Director                                           September 3, 2003

*By:   /s/ William E. Sanford
       -------------------------------------
       William E. Sanford
       Attorney-in-fact

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 3, 2003.



                                GLENWOOD ACQUISITION LLC


                                By: /s/ William E. Sanford
                                   -----------------------------------------
                                Name: William E. Sanford
                                Title:President and Chief Executive Officer,
                                      (Principal Executive Officer and Principal
                                      Financial and Accounting Officer)


      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



           SIGNATURE                   TITLE                                 DATE
           ---------                   -----                                 ----
/s/ Michael J. Grebe
--------------------------
Michael J. Grebe                      Director of Sole Member,          September 3, 2003
                                      Interline Brands, Inc.

           *
--------------------------
William R. Pray                       Director of Sole Member,          September 3, 2003
                                      Interline Brands, Inc.

           *
--------------------------
William S. Green                      Director of Sole Member,          September 3, 2003
                                      Interline Brands, Inc.
           *
--------------------------
Ernest K. Jacquet                     Director of Sole Member,          September 3, 2003
                                      Interline Brands, Inc.
           *
--------------------------
Drew T. Sawyer                        Director of Sole Member,          September 3, 2003
                                      Interline Brands, Inc.

           SIGNATURE                   TITLE                                 DATE
           ---------                   -----                                 ----

           *
--------------------------
Christopher C. Behrens                Director of Sole Member,          September 3, 2003
                                      Interline Brands, Inc.

           *
--------------------------
Stephen V. McKenna                    Director of Sole Member,          September 3, 2003
                                      Interline Brands, Inc.
           *
--------------------------
Charles W. Santoro                    Director of Sole Member,          September 3, 2003
                                      Interline Brands, Inc.

           *
--------------------------
Gideon Argov                          Director of Sole Member,          September 3, 2003
                                      Interline Brands, Inc.

*By:   /s/ Michael J. Grebe
       -------------------------------------
       Michael J. Grebe
       Attorney-in-fact

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

3.1*      Certificate of Incorporation of Interline Brands, Inc.

3.2*      Amended and Restated By-Laws of Interline Brands, Inc.

3.3*      Certificate of Incorporation of Wilmar Holdings, Inc.

3.4*      By-Laws of Wilmar Holdings, Inc.

3.5*      Certificate of Incorporation of Wilmar Financial, Inc.

3.6*      By-Laws of Wilmar Financial, Inc.

3.7*      Certificate of Formation of Glenwood Acquisition LLC.

3.8*      Limited Liability Company Agreement of Glenwood Acquisition LLC.

4.1* Indenture, dated as of May 23, 2003, among Interline Brands, Inc., the Subsidiary Guarantors thereto and The Bank of New York, as Trustee.

4.2* Form of Exchange Security or Private Exchange Security (included as Exhibit A of Exhibit 4.1 of this Registration Statement).

4.3* Registration Rights Agreement, dated as of May 23, 2003, among Interline Brands, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Wachovia Securities Inc. and BNY Capital Markets, Inc.

5.1 Opinion of Dechert LLP regarding the legality of the securities being registered.

5.2 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the securities being registered.

8.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding certain tax matters.

9.1* Amended and Restated Shareholders Agreement, dated as of September 29, 2000, among the Company and certain of its shareholders.

10.1* Credit Agreement, dated as of May 29, 2003, among Interline Brands, Inc., the Lender Parties thereto, Credit Suisse First Boston, as Administrative Agent, and JPMorgan Chase Bank, as Syndication Agent.

10.2* Guarantee and Collateral Agreement, dated as of May 29, 2003, among Interline Brands, Inc., the Subsidiaries of Interline Brands, Inc. named therein and Credit Suisse First Boston.

10.3* Employment Agreement, dated as of May 16, 2000, by and between Wilmar Industries, Inc. and William E. Sanford.

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

10.4* Incentive Stock Option Agreement, dated as of May 16, 2000, by and between Wilmar Industries, Inc. and William Sanford.

10.5*     Management Subscription Agreement, dated May 16, 2003, between William
          E. Sanford and Wilmar Industries, Inc.

10.6* Secured Recourse Promissory Note, dated May 16, 2000, from William E. Sanford to Wilmar Industries, Inc.

10.7* Pledge Agreement, dated as of May 16, 2000, from William E. Sanford to Wilmar Industries, Inc.

10.8* Promissory Note, dated as of July 15, 2000, from William E. Sanford to Wilmar Industries, Inc.

10.9* Employment Agreement, dated as of May 16, 2000, by and between Wilmar Industries, Inc. and Michael J. Grebe.

10.10* Incentive Stock Option Agreement of Michael J. Grebe, dated as of May 16, 2000.

10.11* Promissory Note, dated July 15, 2002, from Michael J. Grebe to Interline Brands, Inc.

10.12* Secured Recourse Promissory Note, dated May 16, 2000, from Michael J. Grebe to Wilmar Industries, Inc.

10.13* Pledge Agreement, dated as of May 16, 2000, from Michael J. Grebe to Wilmar Industries, Inc.

10.14*    Management Subscription Agreement, dated May 16, 2000, between Michael
          J. Grebe and Wilmar Industries, Inc.

10.15* Employment Agreement, dated as of September 29, 2000, by and between Wilmar Industries, Inc. and William R. Pray.

10.16* Restricted Stock Award Agreement under the 2000 Stock Award Plan, dated as of September 29, 2000, between Wilmar Industries, Inc. and William Green.

10.17* Promissory Note, dated September 29, 2000, by William R. Pray to Wilmar Industries, Inc.

10.18* Management Subscription Agreement, dated September 29, 2000, between William R. Pray and Wilmar Industries, Inc.

10.19* Amendment to Stay Pay Agreement, dated as of September 27, 2000, by and between William R. Pray and Barnett, Inc.

10.20* Deferred Compensation Agreement, dated as of September 29, 2000, by and between Wilmar Industries, Inc. and William R. Pray.

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

10.21* Separation Agreement and Release of All Claims, dated December 31, 2001, by and between Interline Brands, Inc. and William Green.

10.22* Restricted Stock Award Agreement under the 2000 Stock Award Plan, dated as of September 29, 2000, between William Pray and Wilmar Industries, Inc.

10.23*    2000 Stock Award Plan, as amended and restated July, 2000.

10.24* Agreement and Plan of Merger, dated as of July 10, 2000, among Barnett, Inc., Wilmar Industries, Inc. and BW Acquisition Inc.

12.1*     Statement of Computation of Ratios of Earnings and Fixed Charges.

21.1*     List of Subsidiaries of Interline Brands, Inc.

23.1      Consent of Deloitte & Touche LLP.


23.2 Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.2 and 8.1 to this Registration Statement).


23.3 Consent of Dechert LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*     Powers of Attorney (included on signature pages of this Part II).

25.1* Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture.

99.1      Form of Letter of Transmittal.

99.2      Form of Notice of Guaranteed Delivery.
---------------------------------------
*  Previously filed.